As filed with the Securities and Exchange Commission on August 23, 2006

Registration No.  333-135860

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

           Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE

           SECURITIES ACT OF 1933

KEY CONSUMER RECEIVABLES LLC

(Exact name of registrant as specified in its charter)

Delaware	34-1938746
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Key Tower, 127 Public Square, Cleveland, Ohio 44114

(216) 828-8122

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Daniel R. Stolzer, Esquire

Deputy General Counsel

KeyCorp

Key Tower

127 Public Square

Cleveland, Ohio 44114

(216) 689-6300

(Name and address of agent for process)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Selak, Esquire	Reed D. Auerbach, Esquire
Thompson Hine LLP	McKee Nelson LLP
312 Walnut Street, 14th Floor	One Battery Park Plaza
Cincinnati, Ohio 45202-4089	New York, NY 10004
(513) 352-6663	(917) 777-4444

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    [

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Per Unit Offering Price (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Student Loan-Backed Securities	$1,000,000	100%	$1,000,000	$107.00

(1) Estimated solely for the purposes of calculating the registration fee.

(2) Previously paid as part of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

If and to the extent required by applicable law, each Prospectus and the related Prospectus Supplement will also be used after the completion of the related offering in connection with certain offers and sales related to market-making transactions in the offered securities.  In order to register under Rule 415 those securities which may be offered and sold in market-making transactions, the appropriate box on the cover page of the Registration Statement has been checked and the undertakings required by Item 512(a) of Regulation S-X have been included in Item 17 of Part II.

Information contained herein is subject to completion or amendment. A registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The information in this preliminary prospectus supplement is not complete and may be changed.  This preliminary prospectus supplement is not an offer to sell these securities and is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated _______, 200_

Prospectus Supplement to Prospectus dated _______, 200_

$[_________]

KeyCorp Student Loan Trust 200_-_
Issuing Entity

Key Consumer Receivables LLC
Depositor

KeyBank National Association
Sponsor, Master Servicer and Administrator

Asset-Backed Notes

________________________________________________________________

On           , 20    , the trust will issue:

Class and Group	Initial Principal Amount	Interest Rate (per annum)	Final Maturity Date
Group I
Floating Rate Class I-A-1 Notes		$3-month LIBOR plus %	, 20
Floating Rate Class I-A-2 Notes		$3-month LIBOR plus %	, 20
Floating Rate Class I-B Notes		$3-month LIBOR plus %	, 20
Group II
Floating Rate Class II-A-1 Notes		$3-month LIBOR plus %	, 20
Floating Rate Class II-A-2 Notes		$3-month LIBOR plus %	, 20
Floating Rate Class II-A-3 Notes		$3-month LIBOR plus %	, 20
Floating Rate Class II-A-4 Notes		$3-month LIBOR plus %	, 20
Floating Rate Class II-B Notes		$3-month LIBOR plus %	, 20
Floating Rate Class II-C Notes		$3-month LIBOR plus %	, 20
Total	$

The trust will make payments primarily from collections on the group I student loans (which consist of FFELP loans) and group II student loans (which consist of private student loans).  Group II student loans are loans that are education loans made to borrowers that are not guaranteed or reinsured under the Federal Family Education Loan Program or any other federal student loan program.  Payments on the notes will be made quarterly on the [  ]th day of each [March, June, September and December], beginning on [            ], 200[   ].  In general, the trust will pay principal on the group I notes sequentially, first to the class A-1 through class A-2 notes in that order until each such class is paid in full, and then to the class B notes until such class is paid in full.  In general, the trust will pay principal on the group II notes sequentially, first to the class A-1 through class A-4 notes in that order until each such class is paid in full, then to the class B notes until such class is paid in full, and then to the class C notes until such class is paid in full.  Neither the class B notes of either group nor the class C notes of group II will receive principal until the stepdown date for the applicable group, which is expected to be the             200     distribution date for the group I notes and the             200     distribution date for the group II notes.  Payments of interest on the class B notes of both groups will be subordinate to the payment of interest and, to the extent described in this prospectus supplement, to payments of principal on the class A notes of the applicable group.  Payments of principal on the class B notes of both groups will be subordinate to the payment of both interest and principal on the class A notes of the applicable group.  Payments of interest on the class C notes of group II will be subordinate to the payment of interest and, to the extent distributed as set forth in this prospectus supplement, to payments of principal on the class A and class B notes of group II.  Payments of principal on the class C notes of group II will be subordinate to the payment of both interest and principal on the class A and class B notes of group II.  Credit enhancement for the notes  of each group consists of subordination of the group I and group II subordinate notes to the group I and group II senior notes, respectively, and subordination of more junior classes of group II subordinate notes to more senior classes of group II subordinate notes, the reserve account for the applicable group, excess interest on the student loans of the applicable group, and limited cross-collateralization from the other group, in each case as described in this prospectus supplement.  A description of how LIBOR is determined appears under “Description of the Notes—Determination of LIBOR” in this prospectus supplement.

We are offering the notes through the underwriters when and if issued.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

You should consider carefully the risk factors on page S-     of this prospectus supplement and on page      of the base prospectus.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust.  They are not obligations of or interests in the sponsor, administrator, master servicer, depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Class and Group	Price to Public	Underwriting Discount	Proceeds to Depositor
Group I

Per Class I-A-1 Note	%	%	%
Per Class I-A-2 Note	%	%	%
Per Class I-B Note	%	%	%
Group II	%	%	%
Per Class II-A-1 Note	%	%	%
Per Class II-A-2 Note	%	%	%
Per Class II-A-3 Note	%	%	%
Per Class II-A-4 Note	%	%	%
Per Class II-B Note	%	%	%
Per Class II-C Note	%	%	%
We expect the proceeds to the depositor from the sale of the notes to be $ before deducting expenses payable by the depositor estimated to be $ and certain deposits to be made by the trust.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined whether this supplement or the base prospectus is accurate or complete.  Any contrary representation is a criminal offense.

------------------------------------
Joint Lead Managers and Bookrunners

------------------------------------
Co-Managers

          , 20

(This Page Intentionally Left Blank.)

TABLE OF CONTENTS

Prospectus Supplement

Page

Summary of Terms

 S-1

Principal Parties

 S-1

The Issuing Entity

 S-1

The Depositor

 S-1

The Originator, Master Servicer and Administrator

 S-1

The Sub-Servicers

 S-1

The Indenture Trustee, Paying Agent and Note Registrar

 S-1

The Eligible Lender Trustee

 S-1

The Owner Trustee

 S-2

The Originator

 S-2

Dates

 S-2

Closing Date

 S-2

Distribution Dates

 S-2

Cutoff Dates

 S-2

Statistical Cutoff Date

 S-2

The securities

 S-2

The Notes

 S-2

General

 S-2

Interest Payments

 S-3

Principal Payments

 S-3

Credit Enhancement

 S-5

Priority of Payments

 S-5

EVENTS OF DEFAULT

 S-9

Administration Of The Trust

 S-9

Distributions

 S-9

Termination of the Trust

 S-12

Optional Purchase

 S-12

Trust Property

 S-12

Group I Student Loans

 S-12

Group II Student Loans

 S-13

The Initial Student Loans

 S-13

Additional Student Loans

 S-14

The Reserve Accounts

 S-15

The Certificates

 S-15

Tax Status

 S-16

ERISA Considerations

 S-16

Ratings

 S-16

Risk Factors

 S-17

Identification Numbers

 S-17

Risk Factors

 S-18

You may have difficulty selling your securities

 S-18

If the trust assets allocated to your group of notes are insufficient to make payments on the securities, you may incur a loss

 S-18

Revenues relating to each group of notes may not be available for payment of notes of the other group (cross collateralization)

 S-19

Initially, the original principal amount of the group I notes will exceed the group I assets.  As a result, you may incur a loss.

 S-20

The characteristics of the student loans may change

 S-21

Your yield to maturity may be reduced by prepayments, delinquencies, defaults and other factors

 S-22

Reliance on sub-servicers for servicing student loans

 S-24

Sub-servicers may make it more difficult to find a successor master servicer

 S-24

Risk of default by private guarantor on the group II student loans

 S-24

Risk of default on rehabilitated group II student loans

 S-25

Investors in the subordinate notes are subject to variability of cash flows and face greater risk of loss

 S-25

The group I notes may be adversely affected by a high rate of prepayments

 S-26

Payment priorities on the notes change upon events of default

 S-26

The failure to pay the subordinate notes is not an event of default

 S-27

The holders of senior notes, then the holders of more senior classes of group II subordinate notes, have certain controlling rights

 S-27

Master promissory note

 S-28

Withdrawal or downgrading of initial ratings will adversely affect the prices for the notes

 S-28

The notes are not suitable investments for all investors

 S-29

The reserve accounts are limited and if they are depleted, there may be shortfalls in distributions to noteholders

 S-29

Your notes may have a degree of basis risk, which could compromise the trust’s ability to pay principal and interest on your notes

 S-30

Certain actions can be taken without noteholder approval

 S-30

The insolvency or bankruptcy of the master servicer could delay the appointment of a successor servicer or reduce payments on your notes

 S-30

The trust may be affected by delayed payments from borrowers called to active military service

 S-30

Congressional or federal executive branch action may affect the trusts student loan portfolio

 S-31

Defined Terms

 S-32

Formation of the Trust

 S-32

The Trust

 S-32

Owner Trustee

 S-34

Eligible Lender Trustee

S-35

Indenture Trustee

 S-36

Administrator

 S-37

Use of Proceeds

 S-37

The Sponsor, Seller and Master Servicer

 S-37

The Sub-Servicers

 S-38

[Pennsylvania Higher Education Assistance Agency

 S-38

[Great Lakes Educational Loan Services, Inc.

 S-39

The Depositor

 S-40

The Student Loan Pools

 S-41

General

 S-41

Characteristics of Loans

 S-42

The Student Loans

 S-46

Maturity And Prepayment Assumptions

 S-64

Static Pools

 S-66

Guarantors of Student Loans

 S-66

All Federal Guarantors

 S-71

Guarantor for the Guaranteed Private Loans

 S-76

Unguaranteed Private Loans

 S-81

Description Of The Notes

 S-81

General

 S-81

The Notes

 S-82

Group I Notes.

 S-84

Group II Notes.

 S-84

Deposits and Distributions

 S-85

Events of Default, Rights Upon an Event of Default

 S-93

Determination of LIBOR

 S-94

THE Certificates

 S-95

The Transfer and Servicing Agreements

 S-96

General

 S-96

Sale of Student Loans; Representations and Warranties

 S-96

Accounts

 S-97

Additional Fundings

 S-98

Servicing Procedures

 S-101

Payments on Student Loans

 S-102

Master Servicer Covenants

 S-103

Incentive Programs

 S-104

Servicing Compensation

 S-104

Credit Enhancement

 S-105

Reports To Noteholders

 S-108

Termination

 S-110

Notice of Interest Rates

 S-110

Trust Fees

 S-110

Legal Proceedings

 S-111

Income Tax Consequences

 S-111

ERISA Considerations

 S-112

Underwriting

 S-113

Legal Matters

 S-116

Glossary

 S-117

Exhibit I:  Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

I-1

Prospectus

Prospectus Summary

1

Risk Factors

10

Incorporation of Certain Documents by Reference

26

Formation of the Trusts

26

Use of Proceeds

29

The Seller, the Depositor, the Administrator, the Master Servicer and the Sub-Servicers

29

The Student Loan Pools

32

The Student Loan Financing Business

36

Weighted Average Lives of the Securities

83

Pool Factors and Trading Information

85

Description of the Notes

85

Description of the Certificates

93

Certain Information Regarding the Securities

95

The Transfer and Servicing Agreements

102

Certain Legal Aspects of the Student Loans

124

Income Tax Consequences

133

Federal Tax Consequences for Trusts for Which a Partnership Election is Made

134

Federal Tax Consequences for Trusts in Which All Certificates are Retained by the Seller, the Depositor or a Third Party

Originator

144

ERISA Considerations

146

Plan of Distribution

148

Legal Matters

150

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING BASE PROSPECTUS

We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information.  These two sections are:

·

the accompanying base prospectus, which begins after the end of this prospectus supplement and provides general information, some of which may not apply to your particular class of notes; and

·

this prospectus supplement, which describes the specific terms of the notes being offered.

We have not authorized anyone to provide you with different information.

We sometimes refer to the accompanying prospectus as the base prospectus.  You should read both the base prospectus and this prospectus supplement to understand the notes.

For your convenience, we include cross references in this prospectus supplement and in the base prospectus to captions in these materials where you can find related information.

NOTICE TO INVESTORS

The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

SUMMARY OF PARTIES

TO THE TRANSACTION*

KeyBank National Association
(Originator)
Key Consumer Receivables LLC
(Depositor)
KeyBank National Association (Sponsor, Master Servicer and Administrator)
Administration of the issuing entity
Servicing of the student loans
Sub-Servicers
KeyCorp Student Loan Trust 20 -
(Issuing Entity)
[ ]
(Eligible Lender Trustee)
[ ]
(Owner Trustee)
[ ]
(Indenture Trustee)
Group I
Class I-A-1 Notes
Class I-A-2 Notes
Class I-B Notes
Group II
Class II-A-1 Notes
Class II-A-2 Notes
Class II-A-3 Notes
Class II-A-4 Notes
Class II-B Notes
Class II-C Notes
Certificates

*

This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement for a further description.

PAYMENT FLOWS

AND DELIVERIES

 SUMMARY OF TERMS

·

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the securities, you should read carefully this entire prospectus supplement and accompanying prospectus.

·

This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

·

You can find a definition of certain capitalized terms used in this prospectus supplement under the caption “Glossary” beginning on page S-[    ] in this prospectus supplement.

PRINCIPAL PARTIES

The Issuing Entity

·

KeyCorp Student Loan Trust 200__-__, which is a [Delaware] statutory trust.  It was formed on [         ], 200   under a trust agreement dated as of [         ], 200.  Its principal address is in care of the owner trustee, at [          ].  We sometimes refer to the issuing entity as the trust.

The Depositor

·

Key Consumer Receivables LLC, which is a Delaware limited liability company and a wholly-owned subsidiary of KeyBank National Association.  Its principal executive offices are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 828-8122.  We sometimes refer to Key Consumer Receivables LLC as KCR.

The Sponsor, Master Servicer and Administrator

·

KeyBank National Association, which is a national banking association.  Its principal executive offices are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300.  Subject to certain conditions, KeyBank National Association may transfer its obligations as master servicer and/or administrator to an affiliate.  See “Sale and Servicing Agreement” in the base prospectus.

The Sub-Servicers

·

[Pennsylvania Higher Education Assistance Agency (“PHEAA”)] and [Great Lakes Educational Loan Services, Inc. (“GLELSI”).]  PHEAA is a [          ]   Its principal address is [         ].    GLELSI is a [         ].  Its principal address is [          ].

The Indenture Trustee, Paying Agent and Note Registrar

·

[        ] which is a [national banking association].  [THE IDENTITY OF THE INDENTURE TRUSTEE FOR A SERIES WILL BE SPECIFIED IN EACH PROSPECTUS SUPPLEMENT.]  Its principal address is [         ].

The Eligible Lender Trustee

·

[        ] which is a [national banking association].  [THE IDENTITY OF THE ELIGIBLE LENDER TRUSTEE FOR A SERIES WILL BE SPECIFIED IN EACH PROSPECTUS SUPPLEMENT.]  Its principal address is [         ].

The Owner Trustee

·

[        ] which is a [national banking association].  [THE IDENTITY OF THE OWNER TRUSTEE FOR A SERIES WILL BE SPECIFIED IN EACH PROSPECTUS SUPPLEMENT.]  Its principal address is [         ].

The Originator

·

KeyBank National Association, in its capacity as originator.  We refer to originator in this prospectus supplement as seller.  [OTHER ORIGINATORS/SELLERS TO BE ADDED AS REQUIRED]

DATES

Closing Date

The closing date for this offering is on or about            , 20   .

Distribution Dates

The distribution dates for each class of notes are the     th day of each [March, June, September and December] or, if the     th is not a business day, the next business day.  The first distribution date is          , 200    .

Collection Period

A collection period is each period of three calendar months from and including the date following the end of the preceding collection period (or, with respect to the first collection period, the period beginning on         , 200   and ending on         , 200  ).

Stepdown Date

The stepdown date for the group I or group II notes in each case will be the earlier of (i) the first date on which no group I or group II senior notes, as applicable, remain outstanding or (ii) the distribution date occurring in          20    .

Cutoff Dates

The cutoff date for the pool of initial student loans will be [         ], 20    , and the cutoff date for any additional student loans will be the date specified in the related subsequent transfer agreement.  The trust will be entitled to receive all collections and proceeds on the initial student loans and additional student loans on and after the related cutoff date.

Statistical Cutoff Date

The information about the initial student loans in this prospectus supplement is calculated and presented as of [         ], 200      .  We refer to this date as the statistical cutoff date.

THE SECURITIES

The trust is issuing the notes described below, as well as a single class of certificates.  See “—The Notes” and “—The Certificates.”

THE NOTES

General

The trust is issuing the following classes of notes, which are debt obligations of the trust:  Group I

·

Floating Rate Class I-A-1 Notes in the amount of $___;

·

Floating Rate Class I-A-2 Notes in the amount of $___; and

·

Floating Rate Class I-B Notes in the amount of $___.

Group II

·

Floating Rate Class II-A-1 Notes in the amount of $___:

·

Floating Rate Class II-A-2 Notes in the amount of $___:

·

Floating Rate Class II-A-3 Notes in the amount of $___:

·

Floating Rate Class II-A-4 Notes in the amount of $___:

·

Floating Rate Class II-B Notes in the amount of $___; and

·

Floating Rate Class II-C Notes in the amount of $___.

Interest Payments

Interest will accrue on the outstanding principal balance of the notes of each group during three-month interest periods and will be paid on each distribution date.

Generally, each interest period for the notes begins on a distribution date and ends on the day before the next distribution date.  The first interest period for the notes, however, will begin on the closing date and end on          , 200     , the day before the first distribution date.

Except for the initial interest period, each class of notes will bear interest at a rate equal to the sum of three month LIBOR and the applicable spread listed in the table below:

Class and Group	Interest Rate (per annum)
Group I
Class I-A-1 Notes	3-month LIBOR plus %
Class I-A-2 Notes	3-month LIBOR plus %
Class I-B Notes	3-month LIBOR plus %
Group II
Class II-A-1 Notes	3-month LIBOR plus %
Class II-A-2 Notes	3-month LIBOR plus %
Class II-A-3 Notes	3-month LIBOR plus %
Class II-A-4 Notes	3-month LIBOR plus %
Class II-B Notes	3-month LIBOR plus %
Class II-C Notes	3-month LIBOR plus %

For each class of notes, LIBOR for the first interest period will be determined by the following formula:

x + [    /     * (y-x)]

where:

x =     -month LIBOR, and

y =     -month LIBOR.

The administrator will determine LIBOR as specified under “Description of the Notes—Determination of LIBOR” in this prospectus supplement.  The administrator will calculate interest on the notes based on the actual number of days elapsed in each interest period divided by 360.

Principal Payments

Principal payments on the notes of each group will be made on each distribution date in an amount generally equal to:

·

the principal distribution amount for that distribution date, plus

·

any shortfall in the payment of principal as of the preceding distribution date.

For each distribution date and each group of notes, the principal distribution amount is generally equal to the amount by which the sum of the outstanding principal amount of the notes of such group exceeds the related pool balance of the student loans in the related group plus the pre-funded amount relating to such group of notes for such distribution date, subject to adjustment, as described under “The Transfer and Servicing Agreements—Distributions” in this prospectus supplement.

Priority of Principal Payments

Group I

We will apply principal for the group I notes sequentially on each distribution date as follows:

·

first, the class A noteholders’ principal distribution amount, sequentially to the class I-A-1 and class I-A-2 notes, in that order, until their respective principal balances are reduced to zero; and

·

second, the class I-B noteholders’ principal distribution amount, to the class I-B notes, until their principal balances are reduced to zero.

Group II

We will apply principal for the group II notes sequentially on each distribution date as follows:

·

first, the class A noteholders’ principal distribution amount, sequentially to the class II-A-1, class II-A-2, class II-A-3 and  class II-A-4 notes, in that order, until their respective principal balances are reduced to zero;

·

second, the class II-B noteholders’ principal distribution amount, to the class II-B notes, until their principal balances are reduced to zero; and

·

third, the class II-C noteholders’ principal distribution amount, to the class II-C notes, until their principal balances are reduced to zero.

See “Description of the Notes—Distributions” in this prospectus supplement for a more detailed description of principal payments before and after the occurrence of an event of default and an acceleration of the maturity of the notes.

Maturity Dates

Each class of notes will mature no later than the date set forth in the table below for that class:

Class and Group	Final Maturity Date
Group I
Floating Rate Class I-A-1 Notes	, 20
Floating Rate Class I-A-2 Notes	, 20
Floating Rate Class I-B Notes	, 20
Group II
Floating Rate Class II-A-1 Notes	, 20
Floating Rate Class II-A-2 Notes	, 20
Floating Rate Class II-A-3 Notes	, 20
Floating Rate Class II-A-4 Notes	, 20
Floating Rate Class II-B Notes	, 20
Floating Rate Class II-C Notes	, 20

The actual maturity of any class of notes could occur earlier if, for example:

·

there are prepayments on the student loans; or

·

the master servicer exercises its option to purchase all remaining student loans, which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance.

The initial pool balance is equal to the sum of: (i) the pool balance as of the closing date and (ii) all amounts deposited into the pre-funding account on the closing date.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

  The projected weighted average life, expected maturity date and percentages of remaining principal balance of each class of notes under various assumed prepayment scenarios may be found in Exhibit I, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” attached hereto.

Subordination of the Class B Notes

Payments of interest on the class B notes of both groups will be subordinate to the payments of interest on the class A notes of that group.  Payments of principal on the class B notes of both groups will be subordinate to the payment of both interest and principal on the class A notes of that group.  See “The Transfer and Servicing Agreements—Credit Enhancement—Subordination of the Subordinated Notes” in this prospectus supplement.]

Subordination of the Class C Notes

In group II, payments of interest on the class C notes will be subordinate to the payments of interest on the class A notes and the class B notes of group II.  In group II, payments of principal on the class C notes will be subordinate to the payment of both interest and principal on the class A notes and the Class B notes of group II.  See “The Transfer and Servicing Agreements—Credit Enhancement—Subordination of the Subordinated Notes” in this prospectus supplement.]

Denominations

All classes of notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000.  The notes will be available only in book entry form through The Depository Trust Company, Clearstream, Luxembourg and Euroclear.  You will not receive a certificate representing your notes except in very limited circumstances.

Security for the Notes

The notes will be secured by the assets of the trust, primarily the student loans.

Credit Enhancement

Group I Notes

·

Subordination of the group I subordinate notes to the group I senior notes;

·

group I reserve account;

·

excess interest; and

·

limited cross-collateralization from group II.

Group II Notes

·

Subordination of the group II subordinate notes to the group II senior notes; subordination of the class II-C notes to the class II-B notes;

·

group II reserve account;

·

excess interest; and

·

limited cross-collateralization from group I.

Priority of Payments

On each distribution date, the indenture trustee will make the following deposits and the paying agent will make the following distributions to the extent of available funds with respect to the related group in the order indicated:

Group I Notes:

1.

to the master servicer, certain fees;

2.

to the administrator, certain fees;

3.

to the class I-A-1 noteholders, and the class I-A-2 noteholders, interest on a pro rata basis;

4.

provided that a class I-B note interest trigger is not in effect, to the class I-B noteholders, interest;

5.

to the group I noteholders, the principal distribution amount for the group I notes allocated as described under “—Allocation of Group I Principal Distribution Amount” below;

6.

to the group I reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to the specified reserve account balance;

7.

if a class I-B note interest trigger is in effect, to the class I-B noteholders, interest;

8.

after all payments shown above are made, and if group II available funds are insufficient to make all required payments pursuant to clauses 1 through 9, below under “—Group II Notes,” any remaining amounts will be paid to the group II noteholders, the master servicer and/or the administrator as applicable, in the order and for the purposes set forth in such clauses 1 through 9, inclusive, up to the amount of such deficiency in group II available funds; and

9.

any remaining amounts will be paid to the certificateholders.

Allocation of the Group I Principal Distribution Amount

On each distribution date, the principal distribution amount for the group I notes will be allocated as follows:

·

prior to the stepdown date, or after the related stepdown date if a subordinate note principal trigger has occurred and remains in effect, the principal distribution amount for the group I notes will be payable solely to the class I-A notes in sequential order beginning with the class I-A-1 notes until paid in full, and then to the class I-A-2 notes until paid in full; and

·

after the stepdown date and so long as no subordinate note principal trigger has occurred and remains in effect, the senior percentage of the principal distribution amount for the group I notes will be payable to the group I senior notes (in the same order of priority as described in the preceding paragraph) and the subordinate percentage of the principal distribution amount will be payable to the group I subordinate notes until paid in full.

The senior percentage of the group I notes at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal amount of the group I senior notes and the denominator of which is the sum of the aggregate principal amount of all the group I notes.  The subordinate percentage for the group I notes is equal to 100% minus the senior percentage of the group I notes.

Group II Notes:

1.

to the master servicer, certain fees;

2.

to the administrator, certain fees;

3.

to the class II-A-1 noteholders, the class II-A-2 noteholders, the class II-A-3 noteholders and the class II-A-4 noteholders, interest on a pro rata basis;

4.

provided that a class II-B note interest trigger is not in effect, to the class II-B noteholders, interest;

5.

provided that a class II-C note interest trigger is not in effect, to the class II-C noteholders, interest;

6.

to the group II noteholders, the principal distribution amount for group II allocated as shown under “—Allocation of Group II Principal Distribution Amount” below;

7.

to the group II reserve account, an amount, if any, necessary to reinstate the balance of the reserve account to the specified reserve account balance;

8.

if a class II-B note interest trigger is in effect, to the class II-B noteholders, interest;

9.

if a class II-C note interest trigger is in effect, to the class II-C noteholders, interest;

10.

after all payments shown above are made, and if group I available funds are insufficient to make all required payments pursuant to clauses 1 through 7 above under “—Group I Notes,” any remaining amounts will be paid to the group I noteholders, the master servicer and/or the administrator, as applicable, in the order and for the purposes set forth in such clauses 1 through 7, inclusive, up to the amount of such deficiency in group I available funds; and

11.

any remaining amounts will be paid to the certificateholders.

Allocation of the Group II Principal Distribution Amount

On each distribution date, the principal distribution amount for the group II notes will be allocated as follows:

·

prior to the stepdown date, or after the related stepdown date if a subordinate note principal trigger has occurred and remains in effect, the principal distribution amount for the group II notes will be payable solely to the group II senior notes in sequential order beginning with the class II-A-1 notes until paid in full, then to the class II-A-2 notes until paid in full, then to the Class II-A-3 notes until paid in full, and then to the Class II-A-4 notes until paid in full; and

·

after the stepdown date and so long as no subordinate note principal trigger has occurred, the senior percentage of the principal distribution amount for the group II notes will be payable to the group II senior notes (in the same order of priority as described in the preceding paragraph) and the subordinate percentage of the principal distribution amount will be payable to the group II subordinate notes pro rata, based on their outstanding principal amounts, until paid in full.

The senior percentage of the group II notes at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal amount of the group II senior notes and the denominator of which is the sum of the aggregate principal amount of all the group II notes.  The subordinate percentage for the group II notes is equal to 100% minus the senior percentage of the group II notes.

Subordinate Note Interest Triggers

A class I-B note interest trigger goes into effect for the class I-B notes if, on the last day of the related collection period, the aggregate principal amount of the group I senior notes exceeds the sum of the pool balance of the related student loans plus the amount on deposit in the related pre-funding account.

A class II-B note interest trigger goes into effect for the class II-B notes if, on the last day of the related collection period, the aggregate principal amount of the group II senior notes exceeds the sum of the pool balance of the related student loans plus the amount on deposit in the related pre-funding account and a class II-C note interest trigger goes into effect for the class II-C notes if on the last day of the related collection period, the aggregate principal amount of the group II senior notes and the class II-B notes exceeds the sum of the pool balance of the related student loans plus the amount on deposit in the related pre-funding account.

While this condition exists, the priority of payment of interest on the class I-B, class II-B and/or class II-C notes, as applicable, will be affected as described in this prospectus supplement.

Subordinate Note Principal Trigger

A subordinate note principal trigger with respect to the group I or group II subordinate notes, as applicable, will occur if a note parity trigger occurs with respect to the group I or group II notes, respectively.  In addition, a subordinate note principal trigger with respect to the group I or group II subordinate notes, as applicable, will occur if the cumulative default percentage for the group I or group II student loans, as the case may be, exceeds [__]% or [__]%, respectively (or such greater percentage consented to by each rating agency in writing), for each group as of the end of the related collection period.

A note parity trigger exists for the group I or group II notes, as applicable, if on the last day of the collection period immediately preceding the stepdown date or on the last day of any collection period after the stepdown date for the group I or group II notes, as the case may be, the aggregate principal amount of the group I or group II notes, as applicable, exceeds the sum of the outstanding principal balance of the group I or group II student loans, as applicable.

The cumulative default percentage of the group I student loans is calculated by dividing (x) the aggregate total dollar amount of default claims paid by the federal guarantors, including accrued interest, with respect to the group I student loans, by (y) the sum of (i) the aggregate original principal balance of all the group I student loans and (ii) the original principal balance of all additional student loans that are group I student loans, and, if applicable, any related cumulative capitalized interest, related guarantee fee capitalization and other principal adjustments with respect to the group I student loans, less (iii) the outstanding principal balance of all group I student loans repurchased by the seller, depositor, master servicer or a related sub-servicer, as applicable.  The cumulative default percentage of the group II student loans is calculated by dividing (x) the sum of (A) the aggregate total dollar amount of default claims paid by the private guarantor on group II student loans that are guaranteed, including accrued interest thereon, plus (B) the aggregate total dollar amount of charge-offs on group II student loans that are not guaranteed [(not taking into account for such purpose any subsequent recoveries on such unguaranteed student loans)], by (y) the sum of (i) the aggregate original principal balance of all the group II student loans and (ii) the original principal balance of all additional student loans that are group II student loans, and, if applicable, any related cumulative capitalized interest, related guarantee fee capitalization and other principal adjustments with respect to the group II student loans, less (iii) the outstanding principal balance of all group II student loans repurchased by the seller, depositor, master servicer or a related sub-servicer, as applicable.

If a related subordinate note principal trigger occurs and remains in effect, no principal payments will be made with respect to the group I subordinate notes or group II subordinate notes, as applicable, until no group I senior notes or group II senior notes, respectively, remain outstanding.  Instead, all principal payments with respect to the group I notes or group II notes will be allocated to the group I senior notes or group II senior notes, respectively, and paid sequentially until each such class is paid in full, and thereafter, principal will be paid to the class I-B notes, with respect to principal payments on group I loans, and sequentially to the class II-B and class II-C notes, in that order, with respect to principal payments on the group II loans.

The order and priority of payments change upon the occurrence of an event of default and acceleration of the notes.  See “Description of the Notes—Distributions” in this prospectus supplement.

EVENTS OF DEFAULT

The following events constitute events of default under the indenture:

·

a default for three business days or more in the payment of any interest on any note after the same becomes due and payable;

·

a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

·

a default in the observance or performance of any covenant or agreement of the applicable trust made in the related indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the applicable trust by the applicable indenture trustee or to the applicable trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the related group of notes then outstanding;

·

any representation or warranty made by the applicable trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to that trust by the applicable indenture trustee or to that trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding; or

·

certain events of bankruptcy, insolvency, receivership or liquidation of that trust.

See “Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default” in the base prospectus.  The order and priority of distributions change upon an event of default.  See “Description of the Notes—Distributions” in this prospectus supplement.

ADMINISTRATION OF THE TRUST

Distributions

On each distribution date, the administrator will instruct the paying agent to make the following distributions in the amounts and in the order of priority specified in the diagram on the next page, to the extent of the group I available funds and group II available funds, as applicable, for the related collection period.  See “The Transfer and Servicing Agreements—Distributions” in this prospectus supplement for a more detailed description of distributions.

COLLECTION ACCOUNT
GROUP I AVAILABLE FUNDS
1st
MASTER SERVICER
Group I Master Servicing Fee
2nd
ADMINISTRATOR
Group I Administration Fee
3rd
CLASS I-A NOTEHOLDERS
Noteholders' Interest Distribution Amount for the Group I Senior Notes
4th
CLASS I-B NOTEHOLDERS
Noteholders' Interest Distribution Amount for the Class I-B Notes (if no Class I-B Note Interest Trigger is in Effect)
5th
GROUP I NOTEHOLDERS
Group I Principal Distribution Amount
6th
GROUP I RESERVE ACCOUNT
Amount, if any, necessary to reinstate the balance of the Group I Reserve Account to the Specified Reserve Account Balance
7th
GROUP I-B NOTEHOLDERS
Noteholders' Interest Distribution Amount for the Class I-B Notes (if a Class I-B Note Interest Trigger is in effect)
8th
GROUP II
If Group II Available funds are insufficient to make all required payments to Group II noteholders, master servicer, administrator or Group II Reserve Account
9th
CERTIFICATEHOLDER
Any remaining amounts
GROUP II AVAILABLE FUNDS
1st
MASTER SERVICER
Group II Master Servicing Fee
2nd
ADMINISTRATOR
Group II Administration Fee
3rd
CLASS II-A NOTEHOLDERS
Noteholders' Interest Distribution Amount for the Group II Senior Notes
4th
CLASS II-B NOTEHOLDERS
Noteholders' Interest Distribution Amount for the Class II-B Notes (if no Class II-B Note Interest Trigger is in Effect)
5th
CLASS II-C NOTEHOLDERS
Noteholders' Interest Distribution Amount for the Class II-C Notes (if no Class II-C Note Interest Trigger is in Effect)
6th
GROUP II NOTEHOLDERS
Group II Principal Distribution Amount
7th
GROUP II RESERVE ACCOUNT
Amount, if any, necessary to reinstate the balance of the Group II Reserve Account to the Specified Reserve Account Balance
8th
GROUP II-B NOTEHOLDERS
Noteholders' Interest Distribution Amount for the Class II-B Notes (if a Class II-B Note Interest Trigger is in effect)
9th
GROUP II-C NOTEHOLDERS
Noteholders' Interest Distribution Amount for the Class II-C Notes (if a Class II-C Note Interest Trigger is in effect)
10th
GROUP I
If Group I Available funds are insufficient to make all required payments to Group I noteholders, master servicer, administrator or Group I Reserve Account
11th
CERTIFICATEHOLDER
Any remaining amounts

Sale of the Student Loans

Under the student loan transfer agreement, the seller will sell the initial student loans to the depositor.  Additional student loans, if any, will be sold by the seller to the depositor under subsequent student loan transfer agreements, each of which will be executed pursuant to the terms of the original transfer agreement.  The depositor eligible lender trustee will hold legal title to the student loans on behalf of the depositor.

Under the sale and servicing agreement, the depositor will sell the initial student loans to the trust.  Additional student loans, if any, will be sold by the depositor to the trust under subsequent student loan transfer agreements, each of which will be executed pursuant to the terms of the original sale and servicing agreement.  The eligible lender trustee will hold legal title to the student loans on behalf of the trust.

If the depositor breaches a representation under the sale and servicing agreement regarding the initial student loans, or under a subsequent student loan transfer agreement regarding any additional student loans, that materially and adversely affects the interests of the related noteholders in the student loans, and fails to cure such breach within a specified period, the depositor will generally have to repurchase or replace the affected student loans, or reimburse the trust for losses resulting from the breach, or cause the seller to do so.  The seller will have similar obligations under the student loan transfer agreements to the depositor.

See “The Transfer and Servicing Agreements—Sale of Student Loans; Representations and Warranties” and “—Additional Fundings” in this prospectus supplement.

Servicing of the Assets

Under the sale and servicing agreement, the master servicer will service the student loans and perform all other related tasks.  These tasks include making collections on the student loans, maintaining records and preparing periodic statements.  The master servicer may cause the sub-servicers to carry out some or all of these tasks, without being released from its obligations under the sale and servicing agreement.  [Under some circumstances, the master servicer may transfer its servicing obligations.]

If the master servicer breaches a covenant under the sale and servicing agreement relating to a student loan, that materially and adversely affects the interests of the related noteholders in the student loans, and fails to cure such breach within a specified period, it will generally have to purchase or replace any affected student loans or reimburse the trust for resulting losses, or cause the applicable subservicer to do so.

The master servicer will receive a master servicing fee monthly in an amount equal to [    ]% on an annualized basis of the related pool balance of each group of student loans as of the last day of the immediately preceding calendar month together with applicable administrative fees, late fees and similar charges, as compensation for performing the functions of master servicer.  The percentage of the pool balance payable to the master servicer may be subject to reasonable increase agreed to by the administrator, [the owner trustee on behalf of the trust,] the eligible lender trustee, each rating agency and the master servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the master servicer.  The master servicing fee (together with any portion of the master servicing fee that remains unpaid from prior distribution dates) will be payable on each monthly servicing payment date, which will be the [    ]th day of each month (or if that day is not a business day, the next business day), and will be paid solely out of the available funds with respect to each group of notes and amounts on deposit in the related reserve account.  The master servicer has sole responsibility for paying any sub-servicing fee.

See “The Transfer and Servicing Agreements—Servicing Procedures,” “—Master Servicer Covenants” and “—Servicing Compensation” in this prospectus supplement.

TERMINATION OF THE TRUST

The trust will terminate upon:

·

the maturity or other liquidation of the last student loan and the disposition of any amount received upon liquidation of any remaining student loans; and

·

the payment to the noteholders of all amounts required to be paid to them under the transfer and servicing agreements.

See “The Transfer and Servicing Agreements—Termination” in this prospectus supplement.

Optional Purchase

The master servicer may, but is not required to, purchase all remaining student loans in either group I or group II when the outstanding principal balance of the student loans in that group is equal to 10% or less of the aggregate initial principal balance of all of the initial student loans and all of the additional student loans in that group, at a price equal to the unpaid principal amount of the group I or group II notes, as applicable, plus accrued and unpaid interest thereon.  If the master servicer does not exercise its optional purchase right on the first distribution date on which the optional purchase as described above is exercisable with respect to either group I or group II student loans, the group I or group II principal distribution amount, as applicable, will equal the outstanding amount of the group I or group II notes, as applicable, on each distribution date thereafter.

TRUST PROPERTY

Group I Student Loans

The group I student loans (including the group I initial student loans and any group I additional student loans) are education loans to borrowers made under the Federal Family Education Loan Program, known as the FFELP, including consolidation loans.  FFELP consolidation loans are made to borrowers to combine FFELP loans eligible for consolidation, principally Stafford and PLUS loans, as well as other loans eligible for consolidation under the Higher Education Act, including Federal Perkins Loans, and Federal Direct Loans.  FFELP consolidation loans involve the refinancing of the loans consolidated and an extension of the repayment period.  Approximately           % of the initial student loans by principal balance are Stafford loans,      % are consolidated loans and approximately           % are SLS or PLUS  loans.

The guaranty agencies described in this prospectus supplement guarantee all of the group I student loans.  The guarantors that guarantee more than 10% of the principal amount of the group I initial student loans are [    ], which guarantees approximately [    ]% of the group I student loans, and [    ], which guarantees approximately [    ]% of the group I student loans.  See “Guarantors of Student Loans” in this prospectus supplement.  The group I student loans are also reinsured by the United States Department of Education.

All of the group I student loans were originated by or initially purchased from third party lenders by either KeyBank National Association (which we refer to as “KBNA”) or by its affiliate, Key Bank USA, National Association which was merged with and into KBNA on October 1, 2004 (and which is referred to in this prospectus supplement as “KBUSA”).

Group II Student Loans

The group II student loans (including the group II initial student loans and any group II additional student loans) are all private student loans that are not reinsured by the United States Department of Education or any other government agency.  The group II student loans are either: (a) guaranteed by [The Education Resources Institute, Inc.][IF THE TERI GUARANTEED LOANS ARE MORE THAN 10% OF THE GROUP II STUDENT LOANS], or (b) not guaranteed by any guaranty agency or any private guarantor.  All group II student loans were originated by either KBNA or, before the merger, KBUSA, as part of its private loan lending program, or purchased from other third party lenders.

For more detailed information on FFELP loans and private loans (both guaranteed and unguaranteed), see “The Student Loan Pools” in this prospectus supplement and “The Student Loan Financing Business” in the base prospectus.

The Initial Student Loans

The student loans in the initial pool will be purchased by the trust from the depositor with proceeds from the sale of the notes.  The depositor will purchase all of the student loans from KBNA (the parent of the depositor).

The initial student loans of each group have the characteristics set forth below as of          , 20   .  Unless otherwise specified, percentages are of the outstanding principal balances of the related group (including certain interest accrued to be capitalized).

Group I Initial Student Loans:

Aggregate Characteristics

As of the statistical cutoff date, the group I initial student loans had the following characteristics:

·

Aggregate outstanding principal balance without accrued interest:

$

·

Total accrued interest:

$

·

Aggregate outstanding principal balance:

$

·

Weighted average interest rate:

     %

·

Weighted average original term to maturity:

      Months

·

Weighted average remaining term to maturity:

      Months

Guarantees and Reinsurance

The guaranty agencies described under [            ] guarantee all of the group I initial student loans.  The following are the guarantors that each guarantee more than 10% of the principal amount of the group I initial student loans:

·

Percent guaranteed by [           ]

     %

·

Percent guaranteed by [            ]

     %

·

Percent guaranteed by [           ]

….     %

The group I initial student loans are reinsured by the United States Department of Education.  All group I additional student loans will also be guaranteed by guaranty agencies and reinsured by the United States Department of Education.

Group II Initial Student Loans:

Aggregate Characteristics

As of the statistical cutoff date, the group II initial student loans had the following characteristics:

·

Aggregate outstanding principal balance without
accrued interest:

$

·

Total accrued interest:

$

·

Aggregate outstanding principal balance:

$

·

Weighted average interest
rate:

     %

·

Weighted average original
term to maturity:

       months

·

Weighted average remaining term to maturity:

      months

Guarantees

·

Percent not guaranteed by any guaranty agency or any private guarantor

             %

·

Percent guaranteed by The Education Resources Institute, Inc [IF TERI GUARANTEED LOANS EXCEED 10%].

      %

Additional Student Loans

The administrator will establish and maintain two pre-funding accounts (one for each of group I and group II), each with two sub-accounts, in the name of the indenture trustee for the purchase of additional student loans after the closing date.  The first of the group I and group II pre-funding sub-accounts will have approximately $[___] and $[___], respectively, deposited on the closing date to be used on or prior to the special determination date which will be ______, 20__, for the purchase of subsequent student loans into the related student loan group.  The second of the group I and group II pre-funding sub-accounts will have approximately $[____] and $[____], respectively, deposited on the closing date, which sums are expected to be used by the trust, on or prior to the end of the funding period, to be no later than _____, 20__, (i) to purchase other student loans, including consolidation loans (after application of any amounts on deposit in the related escrow account) and serial loans with respect to each group, in either case relating to borrowers that already have at least one student loan that is owned by the trust, (ii) to pay capitalized interest on each pool of student loans and (iii) to pay advances for certain fees related to the student loans of each group.

The depositor will purchase all of the additional student loans from KBNA.  All of the group I additional student loans will be FFELP loans and all of the group II additional student loans will be private student loans.  Except as described below, the additional student loans within a group will have generally the same attributes applicable to the initial student loans for that group, but the addition of the additional student loans will affect the aggregate statistical characteristics of the group I and group II student loans.  The additional student loans may be purchased on different dates and may have different related cutoff dates, but all purchases of subsequent student loans by the trust will occur on or before the special determination date which will be ______, 20__, and all purchases of other student loans, including payment of capitalized interest on any student loans and payment of related fee advances, will occur on or before _______, 20__.  KBNA currently intends to sell subsequent student loans to the trust consisting of a specific group of FFELP loans and guaranteed private loans that it may acquire from a retiring KeyCorp Student Loan Trust securitization using amounts on deposit in the subsequent student loan sub-accounts of the group I and group II pre-funding accounts.  However, there can be no assurances that KBNA will acquire these FFELP loans and guaranteed private loans or sell them to the trust.

All amounts in excess of $[____] remaining in the first sub-account of either pre-funding account after the special determination date, and all amounts remaining in the second sub-account of each pre-funding account after the end of the funding period will be distributed as a prepayment of principal to the noteholders of the related group.

In addition, the funding period will terminate on the business day prior to the earliest effective date of any amendment to FASB 140 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities) or any other relevant or related accounting literature that is issued, the effect of which is to amend the criteria defining a qualifying special purpose entity or its permitted activities.  If FASB 140 is so amended or such other accounting literature is issued then all amounts then remaining on deposit in the pre-funding accounts will be distributed to the related group I or group II noteholders, as applicable, as a prepayment of principal on the next following distribution date.

The Reserve Accounts

The administrator will establish and maintain two reserve accounts in the name of the indenture trustee, each relating to one group of notes, to cover servicing fees, administration fees and interest on the related group of notes.  Amounts on deposit in each reserve account also will be available, if necessary, to pay principal on each class of notes in the related group on its respective final maturity date.

Initially, the amount in the group I reserve account will be approximately $[___] and the amount in the group II reserve account will be approximately $[____].  On each distribution date, any available funds remaining after making all prior required distributions with respect to such group as described in this prospectus supplement will be deposited into the reserve account up to the specified reserve account balance for the related group of notes.  See “The Transfer and Servicing Agreements—Credit Enhancement—Reserve Accounts” in this prospectus supplement for a description of the specified reserve account balance for each group of notes.

THE CERTIFICATES

Under the trust agreement, the trust will also issue a single class of certificates to the depositor or an affiliate of the depositor as its designee.  The certificates will represent the ownership of the residual interest in the trust’s assets.  [Under the student loan transfer agreement between the depositor and KBNA, the depositor will agree to direct the trust and the owner trustee to issue and register the certificates in the name of KBNA, as part of the consideration for the sale of the student loans being sold to the depositor by KBNA under the related student loan transfer agreement.]  The certificates will not have a principal amount and will not bear interest.  The certificates will be entitled to distributions on any distribution date only after all other required payments, deposits and distributions are made.  The certificates are not being offered by this prospectus supplement.  Any information in this prospectus supplement relating to the certificates is solely for informational purposes for a better understanding of the notes.

TAX STATUS

Thompson Hine LLP, as federal tax counsel to the trust, is of the opinion that (1) the trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes and (2) the notes will be characterized as debt for federal income tax purposes.  See “Income Tax Consequences” in this prospectus supplement.  Each noteholder, by accepting a note, will agree to treat the notes as indebtedness.

ERISA CONSIDERATIONS

Subject to important considerations and conditions described in this prospectus supplement and the base prospectus, the notes may, in general, be purchased by or on behalf of an employee benefit plan or other retirement arrangement, including an insurance company general account for which the underlying assets are deemed to be assets of an employee benefit plan or other retirement arrangement, only if:

·

an exemption from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, applies, so that the purchase and holding of the notes will not result in a non-exempt prohibited transaction; and

·

the purchase will not cause a non-exempt violation of any substantially similar federal, state, local or foreign laws.

Each fiduciary who purchases a note will be deemed to represent that an exemption exists and applies to it and that no non-exempt violations of any substantially similar laws will occur.

See “ERISA Considerations” in this prospectus supplement and the base prospectus for additional information concerning the application of ERISA.

RATINGS

It is a condition to the issuance of the notes that at least two nationally recognized rating agencies have rated each class of group I senior notes and group II senior notes in the highest investment rating category, the class I-B notes in one of the two highest investment rating categories, the class II-B notes in one of the three highest investment rating categories and the class II-C notes in one of the four highest rating categories.

A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as such rating does not comment as to the market price or suitability for a particular investor.  The ratings of the notes address the likelihood of the payment of principal of and interest on the notes according to their terms.  A rating agency rating the notes may lower or withdraw its rating in the future, at its discretion.

RISK FACTORS

Some of the factors you should consider before making an investment in the notes are described in this prospectus supplement and in the base prospectus under “Risk Factors.”

IDENTIFICATION NUMBERS

The notes will have the following CUSIP Numbers, ISIN and European Common Codes:

	CUSIP Numbers	International Securities Identification Numbers (ISIN)	European Common Codes
Group I
• Class I-A-1 Notes:
• Class I-A-2 Notes:
• Class I-B Notes:
Group II
• Class II-A-1 Notes:
• Class II-A-2 Notes:
• Class II-A-3 Notes:
• Class II-A-4 Notes:
• Class II-B Notes:
• Class II-C Notes:

 RISK FACTORS

We recommend that you consider the following risk factors together with all the information contained in this prospectus supplement and the related prospectus in deciding whether to purchase any of the notes.

You may have difficulty selling your securities

The notes will not be listed on any securities exchange.  As a result, if you want to sell your notes you must locate a purchaser that is willing to purchase them.  The underwriters intend to make a secondary market for the notes.  The underwriters will do so by offering to buy the notes from investors that wish to sell.  However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.  There have been times in the past where there have been very few buyers of asset backed securities, and there may be such times in the future.  As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

If the trust assets allocated to your group of notes are insufficient to make payments on the securities, you may incur a loss

The trust is not permitted to have any significant assets or sources of funds other than the student loans, the guarantee agreements, the reserve accounts, the escrow accounts and the pre-funding accounts.  The indenture only provides for limited cross-collateralization, and consequently, you must rely for repayment upon payments only from the trust’s assets allocable to your group of notes.  You will have no claim to any amounts properly distributed to the certificateholder or to Key Consumer Receivables LLC, in its capacity as depositor or to KeyBank National Association, in its capacities as seller, administrator or master servicer, or to any of the sub-servicers, from time to time.

Group I Notes:  With respect to the group I notes, if for any reason the group I reserve account and the group I pre-funding account are exhausted, the trust will depend solely on payments with respect to the group I student loans to make payments on your group of notes and you could suffer a loss.

Group II Notes:  With respect to the group II notes, if for any reason the group II reserve account and the group II pre-funding account are exhausted, the trust will depend solely on payments with respect to the group II student loans to make payments on your group of notes and you could suffer a loss.

Revenues relating to each group of notes may not be available for payment of notes of the other group (cross collateralization)

The revenues relating to each group of student loans will be allocated first to expenses and all other amounts required to be paid with respect to the related group of notes.  Those revenues will be available for payments with respect to the other group only to the extent they exceed amounts required to be applied with respect to the related group.  If the revenues from one group are not sufficient to make required payments with respect to that group, there is no assurance that revenues from the other group will be available to make up any shortfall.

In addition, after all the notes of a group are paid in full, there will be no further revenues of that group available to the other group on any basis.

Group I Student Loans:  Payments with respect to the FFELP loans, including payments from the guaranty agencies or the United States Department of Education (the “Department of Education”), and other amounts available for distribution to group I noteholders at any time will not be available for distribution to group II noteholders except to the extent they exceed all amounts then required to be distributed with respect to the administration of the FFELP loans and the payment of group I notes.  You should not assume that any such revenues will be available.

Group II Student Loans:  Payments with respect to the private student loans, and other amounts available for distribution to group II noteholders at any time will not be available for distribution to group I noteholders except to the extent they exceed all amounts then required to be distributed with respect to the administration of the private student loans and the payment of group II notes.

You should not assume that any such revenues will be available.
Initially, the original principal amount of the group I notes will exceed the group I assets. As a result, you may incur a loss.

The sum of the outstanding principal balance of the initial student loans in group I as of the statistical cutoff date and the amount deposited in the related pre-funding account, the related reserve account and [the related sub-account of the collection account] on the closing date will equal approximately [____]% of the original principal amount of the group I notes.  In addition, the above percentage without giving effect to amounts initially on deposit in the related reserve account is approximately [____]%.  Each group I subsequent student loan will be purchased by the trust for an amount not in excess of [100%] of the principal balance thereof plus accrued interest thereon.  There can be no assurance that the aggregate principal amount of the group I notes at all times will be equal to or less than the sum of the aggregate outstanding principal balance of the related pool of student loans for such group plus the amount in the related pre-funding account and the amount on deposit in the related reserve account.  Group I noteholders must rely primarily on interest payments on the student loans and other trust assets, in excess of servicing and administration fees and interest payable on the group I notes, to reduce the aggregate principal balance of the notes to the pool balance.  If an event of default occurs under the indenture, and the group I student loans are liquidated at a time when the outstanding principal amount of the group I notes exceeds the sum of the aggregate outstanding principal balance of the group I student loans, the amount on deposit in the group I pre-funding account, the amount on deposit in the group I reserve account and the amount on deposit in the group I escrow account, the group I noteholders will suffer a loss.

Moreover, because of the initial undercollateralization described above, the group I noteholders, especially class I-B noteholders, could be adversely affected by a high rate of prepayments.  Group I noteholders must rely primarily on interest payments on the group I student loans, in excess of servicing and administration fees and interest payable on the group I notes, to reduce the aggregate principal balance of the group I notes to the group I pool balance.  A high rate of prepayments would reduce the amount of excess interest available for that purpose.  Prepayments may result from borrowers consolidating their student loans (as tends to occur more frequently in low interest rate environments), from borrower defaults and from voluntary full or partial prepayments, among other things.  In addition, the principal balance of the student loans on which interest will be collected will be less than the principal balance of the notes for some period.

The characteristics of the student loans may change

In making your investment decision, you should assume that the actual characteristics of the student loans in each group will vary somewhat from the characteristics of the related initial student loans presented in this prospectus supplement as of the statistical cutoff date.

Further, certain characteristics of the final pool of student loans in each group may vary from the characteristics of the related initial pool of student loans described in this prospectus supplement due to the acquisition of additional student loans during the pre-funding period.

Each group’s distribution by loan type and weighted average interest rates may vary as a result of variations in the effective rates of interest applicable to the related student loans after each transfer of additional student loans and purchase of consolidation loans and serial loans to the trust (and such group) and the remaining term of the deferral and forbearance periods.

KeyBank National Association currently makes available and may in the future make available certain incentive programs to borrowers.  The effect of these incentive programs may be to reduce the yield on the initial pool of student loans.

Your yield to maturity may be reduced by prepayments, delinquencies, defaults and other factors	The pre-tax return on your investment is uncertain and will depend on a number of factors including the following:

•

The rate of return of principal is uncertain.  The amount of distributions of principal on each group of notes and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the related student loans.  Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments, defaults or consolidations of the student loans.

With respect to either group of notes, in the event of a related subordinate note principal trigger, the subordinate notes of that group will not receive any payments of principal until all of the senior notes of that group have been repaid in full.  In this event, the yield to maturity of the subordinate notes of that group may be adversely impacted and the subordinate noteholders of that group could suffer a loss.  With respect to the senior notes of either group, in the event of a subordinate note principal trigger, the senior notes of that group will receive accelerated payments of principal and such noteholders will bear any reinvestment risk resulting from these accelerated payments of principal.

•

You may receive a significant principal prepayment on the distribution date occurring in          , 20    .  The trust intends to purchase subsequent student loans with $[____] and $[____] that will be deposited in the first sub-account of the group I and group II pre-funding accounts, respectively, on the closing date.  If the entire amount in either first sub-account of the related pre-funding account is not used to purchase subsequent student loans on or prior to the special determination date on         , 20    , you may receive a principal prepayment on the distribution date in          20    .  If the amount remaining in the first sub-account of the group I or group II pre-funding account on such date is $          or less, the indenture trustee, or the administrator on its behalf, will transfer such amount to the second sub-account of the group I or group II pre-funding account, as applicable; or if either of such remaining amounts is greater than $        , the paying agent will distribute such amounts to each class of senior notes in the related group of notes, pro rata, based on the initial principal amount of each class of senior notes in the related group of notes.

•

You may receive a prepayment of principal at the end of the funding period.  Approximately $[_____] and $[_____] will be deposited on the closing date into the second sub-account of the group I and group II pre-funding accounts, respectively, to be used primarily to purchase student loans that are consolidation loans or serial loans that are eligible to be purchased by the trust during the funding period which will end no later than          , 200   .  If amounts on deposit in either of these second sub-accounts are not fully utilized by the end of the funding period, the related noteholders may receive a principal prepayment.  Any such amount will be distributed on the distribution date immediately after the end of the funding period.

Amounts on deposit in these pre-funding sub-accounts may not be utilized by the end of the funding period, either because sufficient eligible consolidation or serial loans have not been originated by such time or the funding period was terminated on an earlier date because of an amendment to FASB 140 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities) or any other relevant or related accounting literature that is issued, the effect of which is to amend the criteria defining a qualifying special purpose entity or its permitted activities.  There can be no assurance when or if such a change in accounting standards will occur.  If a change in accounting standards were to occur early in the funding period, the amount of the principal payment to the applicable class of noteholders could be substantial.

•

An early termination will shorten the life of your investment which may reduce your yield to maturity.  Your investment in the notes may end before you desire if the master servicer exercises its option to purchase all of the student loans.  In such event, because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding.  In addition, you may not be able to reinvest the principal you receive at a rate comparable to that on your notes.

Reliance on sub-servicers for servicing student loans

Although the master servicer is obligated to cause the student loans to be serviced in accordance with the terms of the transaction agreements, the timing of payments will be directly affected by the ability of the sub-servicers to adequately service the student loans.  In addition, you will be relying on each of the sub-servicers’ compliance with federal and private program regulations, as applicable, to ensure that the guarantors are obligated to maintain guaranteed payments and that any reinsurance by the Department of Education (with respect to the group I notes) is maintained.  If a sub-servicer defaults on its obligations and is terminated, you will be relying on the ability of the master servicer to find an alternative sub-servicer to service the student loans and you may suffer a delay in the timing of payments until any transfer of servicing is completed or effective.

Sub-servicers may make it more difficult to find a successor master servicer

The master servicer or any successor master servicer may only terminate a sub-servicer for cause or by paying a deconversion fee.  Moreover, a successor master servicer is responsible for any breaches by the sub-servicer of a subservicing agreement.  As a result, it may be more difficult to find a successor master servicer than if the successor master servicer were able to terminate the sub-servicer without the payment of a deconversion fee or if the successor master servicer were not liable for breaches by the sub-servicer.  Any delay in finding a successor master servicer may cause the market value and liquidity of your notes to decline and cause you to suffer a loss on your investment.

Risk of default by private guarantor on the group II student loans

If The Education Resources Institute, Inc. (also known as TERI), the private guarantor of certain group II student loans, defaults on its guarantee obligations, and you own any class of group II notes, you will rely solely on payments from the related borrower for payments on the related guaranteed private loan.  In these circumstances, if you are a group II noteholder, you will bear the risk of loss resulting from the failure of any borrower of a guaranteed private group II student loan if the limited credit enhancement provided by the financing structure available to the group II notes is inadequate to cover such loss.

Risk of default on rehabilitated group II student loans

Approximately      % of the group II initial student loans, as of the statistical cutoff date, were at one time in default but have since been rehabilitated.  All of these loans are 100% guaranteed by TERI.  However, there can be no assurance that these group II student loans will not become delinquent again at some point in the future.  In the event that any of these group II student loans defaults again, if you own any group II notes and TERI defaults in its guarantee obligations, you will suffer a loss.  None of the additional student loans will be rehabilitated student loans.

Investors in the subordinate notes are subject to variability of cash flows and face greater risk of loss

Although interest on the group I and group II subordinate notes generally will be paid prior to principal on the related group of senior notes, if a class I-B, class II-B or class II-C note interest trigger is in effect for any particular class of subordinate notes, interest on that class or those classes of subordinate notes will be subordinated to the payment of principal on the related group of senior notes (and, if applicable, the class or classes of group II subordinate notes with a higher payment priority).  In addition, principal on the group I and group II subordinate notes, as applicable, will not begin to be paid until the related stepdown date.  Moreover, the group I and group II subordinate notes, as applicable, will not receive any payments of principal after the stepdown date if a related subordinate note principal trigger occurs and is continuing until the related group of senior notes have been paid in full (and, if applicable, the class or classes of group II subordinate notes with a higher payment priority have been paid in full).  Thus, investors in the group I and group II subordinate notes, as applicable, will bear losses on the group I or group II student loans, as the case may be, prior to such losses being borne by holders of the related senior notes (and, if applicable, the class or classes of group II subordinate notes with a higher payment priority).  Investors in the subordinate notes will also bear the risk of any adverse effects on the anticipated yield and weighted average life of their notes resulting from the variability in payments on their subordinate notes.

The group I notes may be adversely affected by a high rate of prepayments

During the period of exceptionally low interest rates between 2003 – 2005 (and continuing through June 30. 2006), very large numbers of FFELP loan borrowers consolidated their loans as a means of securing a fixed interest rate on their student loans.  This resulted in much higher levels of prepayments than anticipated.  A continuation of relatively low interest rates and the availability of a fixed rate consolidation loan option may continue to result in high levels of borrower prepayments on loans.  Legislation is currently under consideration in Congress that would alter borrower loan consolidation options.  At this time, it is impossible to predict whether changes will be made to this area of the law, when any changes would be effective, and how such changes might impact the group I notes.

In addition to prepayment risk resulting from borrower consolidation of loans, prepayments may also result from borrower defaults and from voluntary and full or partial prepayments, among other things.  Rates of default or borrower prepayments may be influenced by a number of factors, including the overall job market and wages available to borrowers.

Payment priorities on the notes change upon events of default

Upon the occurrence of an event of default with respect to a group of notes and the acceleration of such group of notes, payment of the principal of and interest on the related subordinate notes will be fully subordinated to the payment in full of all amounts due and payable on the related senior notes (and payments of the principal and interest on more junior classes of group II subordinate notes will be fully subordinated to payment in full of all amounts due and payable to the related classes of group II subordinate notes with a higher payment priority).  Following such acceleration, if available funds are not sufficient to fully repay all of the notes in such group, the holders of the related class or classes of subordinate notes will suffer a loss.

The failure to pay the subordinate notes is not an event of default

So long as group I or group II senior notes, as applicable, are outstanding, the indenture provides that there cannot be an event of default for the failure to pay interest or principal on the related subordinate notes.  In addition, so long as any class of group II subordinate notes with a higher payment priority is outstanding, the indenture provides that there cannot be an event of default for the failure to pay interest or principal on more junior classes of group II subordinate notes.  If amounts otherwise allocable to the group I or group II subordinate notes are used to fund payments of interest and/or principal, as applicable, on the group I or group II senior notes, respectively, or, in the case of the group II subordinate notes, classes of group II subordinate notes with a higher payment priority, as applicable, distributions on the related subordinate notes may be delayed or reduced and you may suffer a loss.

The holders of senior notes, then the holders of more senior classes of group II subordinate notes, have certain controlling rights

Until the senior notes of each group are no longer outstanding, the applicable senior noteholders will control substantially all of the rights of the related subordinate noteholders.  In addition, with respect to the group II notes, after the group I senior notes are no longer outstanding, until the class II-B notes are no longer outstanding, the class II-B noteholders will control substantially all of the rights of the group II subordinate noteholders and, after the class II-B notes are no longer outstanding, until the class II-C notes are no longer outstanding, the class II-C noteholders will control substantially all of the rights of the group II subordinate noteholders.  Without the consent of the more subordinate noteholders, a majority of the group I or group II noteholders, as applicable, then controlling remedies under the indenture may, among other things, (1) declare or waive certain defaults by, or cause the removal of, the master servicer with respect to the group I or group II student loans, (2) consent to the entering into of certain supplemental indentures, and (3) upon the occurrence and continuation of an event of default under the indenture with respect to the group I or group II notes, as applicable: instruct the indenture trustee to declare the principal of the group I or group II notes, as applicable, to be immediately due and payable or to subsequently rescind such acceleration, instruct the indenture trustee concerning any related proceedings or remedies, and waive certain non-payment defaults under the indenture.

Master promissory note

For periods of enrollment beginning on or after July 1, 1999, a master promissory note may evidence any student loan made to a borrower under the Federal Family Education Loan Program (“FFELP”).  Under the master promissory note, each borrower executes only one promissory note with each lender.  Subsequent student loans from that lender are evidenced by a confirmation sent to the student.  Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

Pursuant to the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan note under the same master promissory note and each such student loan is separately enforceable.  Also, a sale of each such student loan is perfected when the sale takes effect, and a security interest in such student loan to secure payment of a debt must be perfected by the filing of a financing statement.  Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note.  Delivery of the original note was required to effect a transfer or assignment, although a security interest in such student loans to secure payment of a debt may be perfected by the filing of a financing statement.

Certain of the initial student loans have been originated under a master promissory note and it is expected that serial loans or consolidation loans purchased during the funding period will be originated under a master promissory note.  If through negligence or otherwise the seller has sold a student loan evidenced by a master promissory note to a third party before the sale to the depositor or the depositor sold such a student loan to a third party before the pledge to the indenture trustee, the third party’s interest would be prior to the interest of the indenture trustee.

Withdrawal or downgrading of initial ratings will adversely affect the prices for the notes

The rating of the group I notes and the group II notes will depend primarily on an assessment by the rating agencies of the group I student loans and the group II student loans, respectively.  Any subsequent downgrade in the assessment of the credit quality of the group I student loans or the group II student loans, as applicable, may result in a reduction in the ratings initially assigned to the group I notes or the group II notes, as the case may be.

A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  We recommend that you analyze the significance of each rating independently from any other rating.  Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed.  Any subsequent withdrawal or downgrading of a rating will likely reduce the price that a subsequent purchaser will be willing to pay for the applicable notes.

None of the trust, the depositor, the seller, the administrator, the master servicer, any sub-servicer, the indenture trustee, the owner trustee or the eligible lender trustee is required to maintain the rating of any class of the notes.  Any downgrade in the ratings assigned to your notes could result in a decline in the market value and liquidity of your notes.

The notes are not suitable investments for all investors

The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.  The notes, and in particular the subordinate notes, are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date, and may not provide the return on investment that you expect.

The reserve accounts are limited and if they are depleted, there may be shortfalls in distributions to noteholders

Each of the reserve accounts consist of a limited amount of funds.  In certain circumstances if there is a shortfall in available funds for a group, the amount on deposit in the applicable reserve account may be depleted.  This depletion could result in shortfalls in distributions to noteholders of that group.

Your notes may have a degree of basis risk, which could compromise the trust’s ability to pay principal and interest on your notes

There is a degree of basis risk associated with the notes.  Therefore, there is a risk that shortfalls might occur because, among other things, while the effective interest rates of the student loans adjust on the basis of specified indices or do not adjust at all, the interest rates of the notes may adjust on the basis of a different index.  If a shortfall were to occur, the trust’s ability to pay your principal and/or interest on the notes could be compromised.  See “The Student Loan Pools—The Student Loans” in this prospectus supplement which specifies the percentages of student loans that adjust based on the commercial paper rate, the treasury bill rate, the LIBOR rate and the prime rate, as applicable, for each group.

Certain actions can be taken without noteholder approval

The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of a confirmation from each of the rating agencies that the then-current ratings assigned by the rating agencies then rating the notes will not be impaired by those actions.  To the extent those actions are taken after issuance of the notes, noteholders will be dependent on the evaluation by the rating agencies of those actions and the impact of those actions on credit quality.

The insolvency or bankruptcy of the master servicer could delay the appointment of a successor servicer or reduce payments on your notes

In the event of default by the master servicer resulting solely from certain events of insolvency or the bankruptcy of the master servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the master servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the student loans may occur.  Any delay in the collection of payments on the student loans may delay or reduce payments to noteholders.

The trust may be affected by delayed payments from borrowers called to active military service

The Higher Education Act, the Higher Education Relief Opportunities for Students Act of 2003,  the Servicemembers Civil Relief Act and similar state and local laws provide payment relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their student loans.  Recent and ongoing military operations by the United States have increased the number of citizens who are in active military service, including persons in reserve status who have been called or may be called to active duty.

The Higher Education Reconciliation Act, P.L. 109-171, created a new military deferment for borrowers that are serving on active duty during a war or other military operation, or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency.  The new deferment applies to federal loans for which the first disbursement is made on or after July 1, 2006 and lasts a period not to exceed three years.

The Servicemembers Civil Relief Act also limits the ability of a lender in the FFELP to take legal action against a borrower during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter.

We do not know how many student loans have been or may be affected by the application of these laws. As a result, there may be unanticipated delays in payment and losses on the student loans.
Congressional or federal executive branch action may affect the trust’s student loan portfolio

Although Congress reauthorized the federal student loan programs through September 30, 2012 through the Higher Education Reconciliation Act (P.L. 109-171), Congress may further amend the Higher Education Act at any time.  Such changes may adversely affect the trust’s student loan portfolio by reducing or eliminating the issuance of new FFELP loans, or increasing prepayment risk by expanding opportunities for borrowers to consolidate their loans, including allowing borrowers to refinance existing consolidation loans.  Legislative action may also delay the repayment of outstanding loans by expanding deferment or forbearance options.

Similarly, administrative or sub-regulatory actions by the U.S. Department of Education may impact the trust’s student loan portfolio in unforeseen ways  by increasing borrower eligibility for loan consolidation or forgiveness or by promoting awareness of loan options for borrowers.

DEFINED TERMS

In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement.  These terms appear in bold face on their first use and in initial capital letters in all cases.

 FORMATION OF THE TRUST

The Trust

KeyCorp Student Loan Trust 20  -     is a statutory trust formed under Delaware law and under a trust agreement, dated as of         , 200  , as amended and restated by an amended and restated trust agreement, dated as of         , 200   , between the depositor and the owner trustee.  The assets of the trust will include the student loans and certain trust accounts.  The group I student loans will be reinsured by the Department of Education and are sometimes referred to in this prospectus supplement as “federal loans”.  The group II student loans will not be reinsured by the Department of Education or any other government agency.  Some of the group II student loans will be guaranteed by a private guarantor while most of the group II student loans will not be guaranteed by any person as described in this prospectus supplement.  Group II student loans that are guaranteed by a private guarantor are sometimes referred to in this prospectus supplement as “guaranteed private loans” and group II student loans that are not guaranteed by any person are sometimes referred to in this prospectus supplement as “unguaranteed private loans”.  As described under “Description of the Securities—The Notes” the group I notes will be entitled to receive payments of interest and principal from the cashflow on the group I student loans and except for limited cross-collateralization, the group I notes will not be entitled to any cashflow from the group II student loans; likewise, the group II notes will be entitled to receive payments of interest and principal from the cashflow on the group II student loans, and except for limited cross-collateralization, the group II notes will not be entitled to any cashflow from the group I student loans.

The trust will not engage in any activity other than:

·

acquiring, holding and managing the student loans and the other assets of the trust and related proceeds;

·

issuing the notes and certificates;

·

making payments on them; and

·

engaging in other activities that are related to the activities listed above.

The trust will be initially capitalized with equity of approximately $[_____] representing the amount deposited by the depositor into the two reserve accounts on the closing date in the name of the indenture trustee.  The reserve account for the group I notes will have an initial balance of approximately $[_____] and the reserve account for the group II notes will have an initial balance of approximately $[_____].  The net proceeds from the sale of the notes will be used by the trust to purchase the initial student loans from the depositor under the sale and servicing agreement, dated as of         , 200    , among the trust, the depositor, the administrator, the master servicer and the eligible lender trustee and to fund the deposit of approximately $[_____] with respect to the group I notes and approximately $[_____] with respect to the group II notes into pre-funding accounts to be maintained by the indenture trustee for each of the group I and group II notes.  Each pre-funding account will have two separate sub-accounts.  Approximately $[_____] of the amount in the group I pre-funding account and approximately $[_____] of the amount in the group II pre-funding account will be allocated to the related first sub-account to be used exclusively for the purchase of group I subsequent student loans and group II subsequent student loans, respectively, on or prior to the special determination date which will be         , 200    .  The remaining amounts in each pre-funding account will be allocated to the related second sub-account, which will be used to purchase other student loans during the Funding Period.

Following completion of these transactions, the property of the trust will consist of:

·

the initial student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

·

all funds collected on the initial student loans on or after the cutoff date;

·

all guarantee agreements and other relevant rights under certain collateral agreements with respect to the guaranteed private loans, to the extent guaranteed by third parties, and assigned to the trust by the depositor; and

·

all moneys and investments on deposit, from time to time, in the collection account, the two pre-funding accounts, the two reserve accounts, the two escrow accounts and any other account in the name of the indenture trustee.

The sections “The Transfer and Servicing Agreements” and “Description of The Notes” in the base prospectus contain descriptions of the material provisions of the transaction documents.

The notes will be secured by the property of the trust.  The collection account, the pre-funding accounts, the reserve accounts and the escrow accounts will be established and maintained in the name of the indenture trustee for the benefit of the noteholders.

Other than issuing the notes, the trust will not be permitted to borrow money or make loans to other persons.  The permitted activities of the trust may be amended only with the consent of a majority of all of the noteholders; however, the trust agreement may be modified without noteholder consent if an opinion of counsel is provided to the effect that such proposed revisions would not adversely affect in any material respect the interests of any noteholder.

The trust and its assets (other than the student loans) will be administered by the administrator pursuant to the administration agreement.  The master servicer will be responsible for the servicing and collection of the student loans pursuant to the sale and servicing agreement.  See “The Transfer and Servicing Agreements” in the base prospectus.

The trust will not own any other assets.  The fiscal year of the trust will be a calendar year.

The certificates will represent the ownership of the residual interest in the trust’s assets.  Under the related student loan transfer agreement between the depositor and KBNA, the depositor will direct the trust and the owner trustee to issue and register the certificates in the name of KBNA, as part of the consideration for the sale of the student loans being sold to the depositor.

Non-Petition.  Each primary transaction agreement will contain “non-petition” covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the trust, as applicable, by any of the transaction parties or by the noteholders.

Security Interest.  We have structured the transactions described in this prospectus supplement to assure that each transfer of student loans to the depositor constitutes a “true sale” of those student loans.  If the transfer constitutes a “true sale,” the student loans and related proceeds would not be property of the applicable seller should that seller become subject to any insolvency law.  Although each of the seller and the depositor will express its intent to treat the conveyance of the student loans as a sale, each of them will also grant to the eligible lender trustee on behalf of the trust, a security interest in the student loans.  This security interest is intended to protect the interests of the noteholders if a bankruptcy court or the Federal Deposit Insurance Corporation (or “FDIC”), as the case may be, were to characterize the seller’s or the depositor’s transfer of the student loans as a borrowing secured by a pledge of the student loans.  In the event that a bankruptcy court or the FDIC , as the case may be, did characterize the transaction as a borrowing by the seller or the depositor, that borrowing would be secured by the student loans in which such seller or the depositor granted a security interest to the eligible lender trustee.  The seller and the depositor have agreed to take any actions that are necessary to maintain the security interest granted to the eligible lender trustee as a first priority, perfected security interest in the student loans, including the filing of Uniform Commercial Code financing statements, as necessary.  This security interest will be assigned to the indenture trustee for the benefit of the noteholders.

To facilitate servicing and to minimize administrative burden and expense, the master servicer will be appointed by the eligible lender trustee as the custodian, and the master servicer will then appoint the sub-servicers as the custodians on behalf of the indenture trustee and trust, of the promissory notes representing the student loans that each services on behalf of the master servicer.

As of the statistical cutoff date, the group I initial student loans had an aggregate principal balance of approximately $                        and the group II initial student loans had an aggregate principal balance of approximately $                   .  Unless we state otherwise, all information regarding the initial student loans is presented in this prospectus supplement as of         , 20    , which is the statistical cutoff date.

The trust’s principal offices are in [       ], in care of [         ], as owner trustee, at its address shown below.

Owner Trustee

 [        ] is the owner trustee of the trust.  The principal offices of [        ] are located at [        ].  The owner trustee is a [banking corporation] organized under the laws of the State of Delaware.  The owner trustee will act on behalf of the certificateholders and represent and exercise the rights and interests of the certificateholders under the trust agreement. Except as specifically delegated to the administrator in the administration agreement or the sale and servicing agreement, the owner trustee will also execute and deliver all agreements required to be entered into on behalf of the trust.

The liability of the owner trustee will consist solely of the express obligations specified in the trust agreement.  The owner trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence.  The owner trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the trust agreement and the other transaction documents.  See “The Transfer and Servicing Agreements]” in this prospectus supplement and “The Transfer and Servicing Agreements” in the base prospectus.  Affiliates of the depositor may maintain banking relations with the owner trustee.

The owner trustee may resign at any time.  The administrator may also remove the owner trustee if it becomes insolvent or ceases to be eligible to continue as trustee.  In the event of such a resignation or removal, the administrator will appoint a successor.  The resignation or removal of the owner trustee and the appointment of a successor will become effective only when a successor accepts its appointment.  To the extent expenses incurred in connection with the replacement of the owner trustee are not paid by the owner trustee that is being replaced or by the successor owner trustee, the depositor will be responsible for the payment of such expenses.

Eligible Lender Trustee

 [         ], a [national banking association] is the eligible lender trustee for the trust and will act as holder of the legal title on behalf of the trust.  The principal offices of [      ] are located at [      ].  The eligible lender trustee will acquire on behalf of the trust legal title to all the student loans acquired from time to time under the sale and servicing agreement.  The eligible lender trustee on behalf of the trust will enter into a guarantee agreement or comparable arrangement with each of the guarantors described in this prospectus supplement with respect to the student loans that are guaranteed or insured.  The eligible lender trustee qualifies as an eligible lender and owner of all group I and group II student loans for all purposes under the Higher Education Act of 1965 and the guarantee agreements.  Failure of the group I loans to be owned by an eligible lender would result in the loss of any guarantee payments from any of the following federal guarantors:  American Student Assistance (“ASA”), California Student Aid Commission (“CSAC”), College Access Network, Educational Credit Management Corporation (“ECMC”), Great Lakes Higher Education Guaranty Corporation (“GLHEGC”), Illinois Student Assistance Commission (“ISAC”), Kentucky Higher Education Assistance Authority (“KHEAA”), Michigan Higher Education Assistance Authority (“MHEAA”), National Student Loan Program (“NSLP”), New York State Higher Education Services Corporation (“NYHESC”), Pennsylvania Higher Education Assistance Agency (“PHEAA”), Tennessee Student Assistance Corporation (“TSAC”), Texas Guaranteed Student Loan Corporation (“TGSLC”) or United Student Aid Funds, Inc. (“USAF”), and any federal assistance with respect to such group I student loans.  See “Guarantors of Student Loans” in this prospectus supplement.  [NOTE:  THE LIST OF GUARANTORS MAY VARY IN EACH SERIES.]

The eligible lender trustee will act on behalf of the trust and  certificateholders.

The liability of the eligible lender trustee will consist solely of the express obligations specified in the trust agreement and sale and servicing agreement.  The eligible lender trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence.  The eligible lender trustee will be entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents.  See “The Transfer and Servicing Agreements]” in this prospectus supplement and “The Transfer and Servicing Agreements” in the base prospectus.  Affiliates of the depositor may maintain banking relations with the eligible lender trustee.

The eligible lender trustee may resign at any time.  The administrator may also remove the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as trustee.  In the event of such a resignation or removal, the administrator will appoint a successor.  The resignation or removal of the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment.  To the extent expenses incurred in connection with the replacement of the eligible lender trustee are not paid by the eligible lender trustee that is being replaced or by the successor eligible lender trustee, the depositor will be responsible for the payment of such expenses.

 [EACH PROSPECTUS SUPPLEMENT WILL DESCRIBE THE  PRIOR EXPERIENCE OF THE ELIGIBLE LENDER TRUSTEE AS AN ELIGIBLE LENDER TRUSTEE FOR ASSET-BACKED SECURITIES TRANSACTIONS INVOLVING SIMILAR POOL ASSETS.]

Indenture Trustee

 [        ], a national banking association, is the indenture trustee for the trust pursuant to the indenture dated as of         , 200    .  The principal office of [        ] is located at [         ].  The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.  Affiliates of the depositor may maintain customary banking relations on arms-length terms with the indenture trustee.

To the extent expenses incurred in connection with any replacement of the indenture trustee are not paid by the indenture trustee that is being replaced or the successor indenture trustee, the depositor will be responsible for the payment of such expenses.

The indenture trustee will not be personally liable for any actions or omissions that were not the result of its own willful misconduct, negligence or bad faith.  The indenture trustee will be entitled to be indemnified by the administrator for any loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties thereunder and under the other transaction documents.    Upon the occurrence of an event of default under the indenture, and in the event the administrator fails to reimburse the indenture trustee for such loss, liability or expense, the indenture trustee will be entitled to receive all such amounts owed from cashflow on the trust student loans.

Administrator

KeyBank National Association, in its capacity as administrator, will enter into the administration agreement with the trust and the indenture trustee, and the sale and servicing agreement with the trust, the depositor, the master servicer, the seller and the eligible lender trustee.  For a description of the administrator’s duties, see “The Transfer and Servicing Agreements—Administrator” in the base prospectus.

As compensation for the performance of the administrator’s obligations under the administration agreement and the sale and servicing agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $        per quarter, to be allocated pro rata between the group I and group II notes based on their aggregate outstanding principal amounts on each related distribution date.

 USE OF PROCEEDS

After making the required deposit to each of the related pre-funding accounts, the balance of the net proceeds from the sale of the notes will be paid by the trust to the depositor for the initial student loans on the closing date.  The depositor will use the proceeds paid to it, plus amounts received from KeyBank National Association as a capital contribution, if any, to pay the seller for the initial student loans purchased by the depositor, to make the required initial deposits into the reserve accounts and to make any required initial deposit into each sub-account of the collection account.  [Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor.  Expenses to be paid by the depositor are estimated to $       .]

 THE SPONSOR, SELLER AND MASTER SERVICER

KeyBank National Association is the sponsor, seller and master servicer with respect to the KeyCorp Student Loan Trust 200__-__.

KeyBank National Association is a national banking association and a wholly-owned subsidiary of KeyCorp.  On October 1, 2004, Key Bank USA, National Association was merged with and into KeyBank National Association.  As part of the merger, KeyBank National Association assumed all obligations of Key Bank USA, National Association.  KeyBank National Association is engaged in general banking business providing retail and private banking services to consumers; commercial banking services to small businesses, middle-market and large corporate customers; capital market services; and trust and asset management services.  KeyBank National Association’s retail banking services include, among others, consumer lending (including indirect automobile lending, home equity financing of both first- and second-home mortgages, education lending, and marine and recreational vehicle financing), deposit services and private banking services.  Commercial banking products include, among others, general corporate, commercial real estate, asset-based and media lending; equipment leasing; trade financing and support services related to international operations (primarily letter of credit, collection, payment and foreign exchange services); and cash management services.  As of __________ __, 200[ ], KeyBank National Association had total assets of approximately $____________ billion, total liabilities (including minority interests in consolidated subsidiaries) of approximately $__________ billion and approximately $______ billion in stockholders’ equity.  The principal executive offices of KeyBank National Association are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-6300.

Since its first securitization of student loans in 1993, KeyBank National Association or its predecessors have sponsored [  ] securitizations involving student loans.  As of          , 20    , the related trusts have issued, in both public offerings and private placements, securities in an aggregate principal amount of more than $[         ].

KeyBank National Association originates [and purchases in the secondary market] both FFELP student loans and private education loans, which are not federally guaranteed.  [Private education loans are [primarily] made to supplement FFELP loans in meeting the cost of education, or made to borrowers who do not qualify for FFELP loans.]  KeyBank National Association serves a diverse range of clients that includes over [       ] educational and financial institutions and state agencies.  As of [         ], 200    , KeyBank National Association owned or managed approximately $[         ] of student loans representing [         ] borrowers, of which loans approximately $[         ], or [     ]%, are federally insured, and approximately $[         ], or [   ]%, are private loans.

KeyBank National Association, in its capacity as master servicer under the sale and servicing agreement, will be responsible for master servicing the student loans.  The master servicer will arrange for and oversee the performance by the sub-servicers of their respective servicing obligations with respect to the student loans.  The master servicer will be entitled to receive the master servicing fee described under “The Sub-Servicers—Services and Fees of Master Servicer and the Sub-Servicers” in this prospectus supplement, but will in turn be solely responsible for all compensation due to the sub-servicers for the performance of their respective obligations under the related sub-servicing agreements.  As of the closing date, each sub-servicer will sub-service both group I and group II student loans.  The trust will be an intended third-party beneficiary of each sub-servicing agreement.  Each sub-servicer is required to maintain its eligibility as a third-party servicer, to the extent applicable, under the Higher Education Act.  See “The Transfer and Servicing Agreements—Servicing Procedures” in this prospectus supplement.

The master servicer will receive a monthly fee payable by the trust on or about the ___th day of each month equal to 0.___% on an annualized basis of the Pool Balance of each of the group I and group II student loans as of the last day of the preceding calendar month together with late fees, administrative fees and similar charges.  The master servicer will be solely responsible for the fees due to the sub-servicers under the related sub-servicing agreements.  See “The Transfer and Servicing Agreements—Servicing Compensation” in this prospectus supplement.

 THE SUB-SERVICERS

[SUB-SERVICERS MAY VARY IN EACH SERIES AND ARE DESCRIBED HERE FOR ILLUSTRATIVE PURPOSES ONLY]

[Pennsylvania Higher Education Assistance Agency

Pennsylvania Higher Education Assistance Agency (“PHEAA”) acts as a loan servicing agent for the trust.  PHEAA is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania legislature.  Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania for the purpose of purchasing, making, or guaranteeing loans.  Its enabling legislation also authorizes PHEAA to undertake the origination and servicing of loans made by PHEAA and others.  PHEAA’s headquarters are located in Harrisburg, Pennsylvania with regional offices located throughout Pennsylvania and additional offices located in [California, Delaware and West Virginia].  As of         , 200 , it had approximately [__] employees.

PHEAA has been guaranteeing student loans since 1964 and has guaranteed a total of approximately $     billion principal balance of Stafford Loans and approximately $     billion principal balance of Parent Loans for Undergraduate Students (also known as PLUS Loans) and Supplemental Loans for Students and $     billion principal balance of consolidation loans under the Higher Education Act.  In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which it receives no federal reinsurance.  PHEAA had outstanding guarantee obligations of these loans in the amount of approximately $         , including consolidation loans, as of         , 20   .

PHEAA has been designated as an Exceptional Performer by the Department of Education for the period December 1, 2005 through November 30, 2006.  As a result, lenders serviced by PHEAA are eligible to receive 100% reimbursement on all claims submitted for insurance for claims submitted through June 30, 2006 and 99% reimbursement for claims submitted on or after July 1, 2006, regardless of the date the loan was originated or defaulted.  Lenders will not be subject to the 2% risk sharing loss as long as PHEAA retains the Exceptional Performer designation.  PHEAA could lose its Exceptional performer designation as a result of a variety of factors, including changes to the Higher Education Act.  PHEAA could also lose Exceptional Performer status if subsequent audits fail to meet the Department of Education’s standards.

Under two sub-servicing agreements with the master servicer, PHEAA has agreed to service, and perform all other related tasks with respect to, certain of the student loans.  PHEAA is required to perform all services and duties customary to the servicing of student loans in compliance with all applicable standards and procedures.  See “The Transfer and Servicing Agreements—Servicing Procedures” in this prospectus supplement.

We obtained the above information about PHEAA from PHEAA and none of the depositor, the trust, the master servicer nor the underwriters have conducted any independent verification of this information.  PHEAA will provide a copy of its most recent audited financial statements to noteholders and certificateholders upon receipt of a written request directed to Mr.  Tim Guenther, Chief Financial Officer, Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.]

[Great Lakes Educational Loan Services, Inc.

Great Lakes Educational Loan Services, Inc. (“GLELSI”) acts as a loan servicing agent for the trust.  GLELSI is a wholly-owned subsidiary of Great Lakes Higher Education Corporation (“GLHEC”), a Wisconsin nonstock, nonprofit corporation.  The primary operations center for GLHEC and its affiliates (including GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guarantee support services provided by GLELSI to GLHEC and affiliates and third-party guaranty agencies and lender servicing and origination functions.  GLHEC and affiliates also maintain regional offices in [Columbus, Ohio and St.  Paul, Minnesota] and customer support staff located nationally.

In June 2004, GLELSI received the Exceptional Performer designation from the Department of Education.  [This designation was renewed in June 200[ ] for a period through June 200[ ].]  As a result, lenders serviced by GLELSI are eligible to receive 100% reimbursement on all claims submitted for insurance for claims submitted through June 30, 2006 and 99% reimbursement for claims submitted on or after July 1, 2006, regardless of the date the loan was originated or defaulted.  Lenders will not be subject to the 2% risk sharing loss as long as GLELSI retains the Exceptional Performer designation.  GLELSI could lose its Exceptional Performer designation as a result of a variety of factors, including changes to the Higher Education Act.  GLELSI could also lose Exceptional Performer status if subsequent audits fail to meet the Department of Education's standards.

[In March 2005, Moody’s assigned its highest servicer quality (SQ) rating of SQ1 to GLELSI as a servicer of FFELP loans.]  Moody’s SQ ratings represent its view of a servicer’s ability to prevent or mitigate losses across changing markets.  Moody’s rating incorporates an assessment of performance measurements including delinquency transition rates, cure rates, claim reject rates – all valuable indicators of a servicer’s ability to get maximum returns from student loan portfolios.

As of         , 20    , GLELSI serviced         student and parental accounts with an outstanding balance of $      billion for over            lenders nationwide.  As of          , 20  ,     % of the portfolio serviced by GLELSI was in repayment status,     % was in grace status and the remaining     % was in interim status.  GLELSI will provide a copy of GLHEC’s most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.]

Services and Fees of the Sub-Servicers

Under the sale and servicing agreement, KeyBank National Association will act as master servicer of all of the student loans, and will enter into one or more sub-servicing agreements with each of PHEAA and GLELSI relating to all of the student loans.  As of the closing date, each sub-servicer will sub-service both group I and group II student loans.  The trust will be an intended third-party beneficiary of each sub-servicing agreement.  Each sub-servicer is required to maintain its eligibility as a third-party servicer, to the extent applicable, under the Higher Education Act. See “The Transfer and Servicing Agreements—Servicing Procedures” in this prospectus supplement.  The master servicer will be solely responsible for the fees due to the sub-servicers under the related sub-servicing agreements.  See “Description of the Transfer and Servicing Agreements—Servicing Compensation” in this prospectus supplement.

 THE DEPOSITOR

Key Consumer Receivables LLC is the depositor of the trust.  The depositor, a Delaware limited liability company, was established pursuant to a Limited Liability Company Declaration, dated November 22, 2000, entered into by KBNA’s predecessor, KBUSA, as its sole equity member.  The depositor is a special-purpose “bankruptcy remote” entity formed to purchase consumer loans, including student and other education-related loans from KBNA and its affiliates and others, to form trusts that will issue asset-backed securities, to transfer such loans to the trusts and other incidental and related activities.  The principal executive offices of the depositor are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 828-8122.  The depositor will acquire the student loans from the seller under a student loan transfer agreement, dated as of          , 200     between the depositor and the seller.  The depositor will sell the student loans to the eligible lender trustee under the sale and servicing agreement dated as of             , 200     among the issuer, the depositor, the master servicer, the seller, the administrator and the eligible lender trustee.  See “The Transfer and Servicing Agreements” in this prospectus supplement.

The depositor’s obligations after issuance of the notes include (i) the sale to the trust of any student loans to be purchased with amounts on deposit in the pre-funding accounts and delivery of certain related documents and instruments, (ii) repurchasing or substituting student loans (or causing the seller to do so) in the event of certain breaches of representations or warranties made by the depositor, (iii) providing tax-related information to the eligible lender trustee, and (iv) maintaining the eligible lender trustee’s first priority perfected security interest in the assets of the trust.

 THE STUDENT LOAN POOLS

General

The pool of student loans will include the initial student loans purchased by the eligible lender trustee on behalf of the trust as of the cutoff date, and the subsequent student loans and any other student loans purchased by the eligible lender trustee on behalf of the trust, each as of the applicable subsequent cutoff dates.

The cutoff date for the initial student loans is         , 200    .  The trust will be entitled to collections on and proceeds of the initial student loans on and after the cutoff date.  We have based all percentages shown below on the outstanding principal balances (including certain interest accrued to be capitalized) of the related student loans as of the statistical cutoff date which is            , 20  .

On the closing date, PHEAA will sub-service approximately      % of the group I initial student loans with an aggregate principal balance of approximately $              and approximately      % of the group II initial student loans with an aggregate principal balance of approximately $               On the closing date, GLELSI will sub-service approximately      % of the group I initial student loans with an aggregate principal balance of approximately $              and approximately      % of the group II initial student loans with an aggregate principal balance of approximately $            .

The student loans owned by the trust are described as follows:

·

“group I” and “group I student loans” are FFELP loans (all federally guaranteed),

·

“group II” and “group II student loans” are privately guaranteed student loans and unguaranteed student loans,

·

“initial student loans” are group I and group II student loans that will be purchased by the trust from the depositor on the closing date with proceeds from the sale of the notes,

·

“subsequent student loans” are group I and group II student loans that will be purchased by the trust from the depositor with funds on deposit in the first sub-account of each of the group I and group II pre-funding account, along with capitalized interest and fee advances relating to such student loans that will be paid by the depositor,

·

“other student loans” are group I and group II student loans that are either serial loans (made to borrowers who are also borrowers under at least one outstanding student loan owned by the trust) or consolidation loans that will be purchased by the trust from the depositor with funds on deposit in the second sub-account of each of the group I and group II pre-funding account, along with capitalized interest and fee advances relating to such student loans that will be paid by the depositor, and

·

“additional student loans” are the subsequent student loans and other student loans.

Characteristics of Loans

Each of the student loans owned by the trust was either originated by the seller or purchased by the seller (or KBUSA, as the seller’s predecessor) from a third-party.  For a description of the student loans originated by the seller (or KBUSA, as the seller’s predecessor), including federal loans, Key Alternative Loans and Key Education Consolidation Loans, and loans originated under the Campus Door Private Loan Program, see “ The Student Loan Financing Business” in the base prospectus.  For a description of the student loans purchased by the seller as successor to KBUSA from Access Group, see “The Student Loan Business—Access Group Loans” in the base prospectus.

The group I student loans are FFELP loans that are comprised of Subsidized Stafford Loans, Unsubsidized Stafford Loans, SLS Loans, PLUS Loans and federal consolidation loans.  The group II student loans are (i) guaranteed private loans that are comprised primarily of Access Group loans, rehabilitated student loans and guaranteed private consolidation loans and (ii) unguaranteed private loans that are comprised primarily of Key Alternative Loans, Campus Door loans, private graduate loans and Key Education Consolidation Loans.

Certain of the group I and group II initial student loans were purchased by the seller as successor to KBUSA from the Access Group, pursuant to a loan purchase and sale agreement, dated as of August 1, 1999, between the Access Group and the seller.

In addition, approximately,         % of the group II initial student loans, with an aggregate outstanding principal balance as of the statistical cutoff date of approximately $        , are rehabilitated student loans.  For a description of rehabilitated student loans, see “The Student Loan Financing Business—Rehabilitated Student Loans” in the base prospectus.  None of the additional student loans will be rehabilitated student loans.

Certain loans originated under the Campus Door Private Loan Program as described in the base prospectus under “The Student Loan Business—Campus Door Loans” are or will be included in the group II student loans.  Approximately $         in outstanding principal balance of these loans will be included as group II initial student loans.  [These student loans have been or will be originated under a program that provides for the payment of certain fees to a third party in connection with the origination of the student loans.  These fees are payable annually over the life of the student loans and are based on the default rate for all student loans originated under that program pursuant to agreements with KBNA (including loans that are not owned by the trust).  The default rate is measured for all student loans under that program to borrowers having an expected graduation year in the same calendar year that are in default.  For those student loans in cohorts with the lowest default rates (which require the payment of the highest fees), the annual fees payable are [0.70] % of the balance of principal, capitalized interest and fees.]

All of the student loans will be selected from the seller’s existing portfolios of originated and purchased student loans and will have certain characteristics, including, as of the statistical cutoff date or the applicable subsequent cutoff date (unless otherwise specified below), as the case may be, the following:

·

Each student loan

·

was originated in the United States or its territories or possessions, either by the seller (or KBUSA, as predecessor to the seller) under and in accordance with the student loan programs described in the base prospectus or by another third party described in the base prospectus,

·

with respect to the initial student loans (except for a small number of borrowers of in school consolidation loans who are in deferral status), to a borrower who (or with respect to PLUS Loans, to a parent of a student who) has graduated or otherwise left school or is expected to graduate or otherwise leave school by           , 20    ,

·

contains terms required by the programs, any applicable guarantee agreements and other applicable requirements, and

·

with respect to the initial student loans, is not more than [180] days past due as of the cutoff date for [guaranteed loans], or [120] days past due as of the cutoff date for unguaranteed loans or, with respect to the subsequent student loans or other student loans not more than [90] days past due as of the applicable subsequent cutoff date, as the case may be.

·

[No loan was originated to a student attending a non-Title IV eligible school.]

·

As of the statistical cutoff date, no initial student loan has a borrower who was noted in the related records of the master servicer or a sub-servicer as being currently involved in a bankruptcy proceeding or deceased.

·

No student loan as of the statistical cutoff date or any subsequent cutoff date consists of a student loan that is subject to a seller’s prior obligation to sell such loan to a third party.

·

No selection procedures believed by a seller or the depositor to be adverse to the noteholders or the certificateholder were used or will be used in selecting the student loans.

·

Except for the rehabilitated loans (which represent approximately      % of the group II initial student loans as of the statistical cutoff date), the student loans do not and will not include any non-prime or sub-prime student loans.  Non-prime or sub-prime student loans are student loans originated to individuals who have previously defaulted on their student loans.  [Rehabilitated loans will be no more than 30 days delinquent as of the statistical cutoff date.]

·

As of the statistical cutoff date, none of the initial student loans are non-performing student loans.  Non-performing student loans are student loans which are in default and the seller expects to write-off as a loss.

·

No additional student loan will be a rehabilitated student loan.

·

No additional student loan will have a term to maturity longer than 30 years at the time of its sale to the trust.

Each of the student loans provides or will provide for the amortization of the outstanding principal balance of that student loan over a series of regular payments, including an installment of interest calculated on the basis of the outstanding principal balance of the student loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made.  As payments are received on each student loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the outstanding principal balance.  Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the last payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the outstanding principal balance will be correspondingly greater.

On the other hand, if a borrower pays a monthly installment after its scheduled due date, a late fee will be assessed where applicable and the portion of the payment allocable to interest for the period since the last payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the outstanding principal balance will be correspondingly less.

In either case, subject to any applicable deferral periods or forbearance periods (each as described in the base prospectus under the heading “The Student Loan Financing Business”), the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such student loan.

Approximately         % of the group I initial student loans, with an aggregate outstanding principal balance as of the statistical cutoff date of approximately $        , bear interest based on the commercial paper rate plus a specified spread.  The commercial paper rate is the 90-day AA Financial Commercial Paper rate posted in the Federal Reserve Release entitled “Commercial Paper Rates and Outstandings” (converted, if necessary, from a discount basis to a bond equivalent yield).

Approximately         % of the group II initial student loans, with an aggregate outstanding principal balance as of the statistical cutoff date of approximately $        , bear interest based on the prime rate plus a specified spread.  The prime rate is defined in each related borrower’s note as the rate published as the prime rate in The Wall Street Journal in its Money Rates section, or if more than one prime rate is published by The Wall Street Journal, the highest such rate is used, and interest on each of these loans is calculated for each calendar month using the prime rate for the last business day of the prior calendar month.

The additional student loans to be conveyed to the eligible lender trustee on behalf of the trust during the Funding Period will consist of the subsequent student loans or the other student loans, in each case originated by the seller (or KBUSA, as the seller’s predecessor) in accordance with the programs (or with respect to subsequent student loans, also by the Access Group or other third party lenders) and other applicable requirements.  Subsequent student loans may consist of consolidation loans, serial loans or student loans made to borrowers that are not part of the pool of initial student loans.  The other student loans must be made to a borrower who has, immediately prior to the date of any such conveyance, outstanding student loans that are part of the pool of student loans.  Each additional student loan must otherwise comply with the criteria set forth above.  See “The Transfer and Servicing Agreements—Additional Fundings” in this prospectus supplement.

Except as described below, the seller expects that, generally, the additional student loans will have characteristics similar to the initial student loans; however, except for the criteria described above, there will be no required characteristics of the additional student loans, except that no additional student loan will have a term to maturity longer than 30 years at the time of its sale to the trust.  Therefore, following the transfer of additional student loans to the eligible lender trustee on behalf of the trust, the aggregate characteristics of the entire pool of group I student loans and/or group II student loans, as applicable, including the composition of the group I and group II student loans, the distribution by weighted average interest rate and the distribution by outstanding principal balance described in the following tables, may vary [significantly] from those of the group I and group II initial student loans, as applicable, as of the statistical cutoff date.  Also, the distribution by weighted average interest rate applicable to the group I and/or group II student loans on any date following the statistical cutoff date may vary [significantly] from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the related student loans.  The remaining term to maturity of the group I and/or group II initial student loans as of the statistical cutoff date may also vary [significantly] from the actual term to maturity of any of the group I and/or group II initial student loans as a result of the granting of deferral periods and forbearance periods.  [KBNA currently intends to sell additional student loans to the trust consisting of a specific group of FFELP loans and guaranteed private loans that it may acquire from a retiring KeyCorp Student Loan Trust securitization using amounts on deposit in the subsequent student loan sub-accounts of the group I and group II pre-funding accounts.  These FFELP loans and guaranteed private loans will be highly seasoned and will have been in repayment status longer than most of the initial student loans.  However, there can be no assurances that KBNA will acquire these FFELP loans and guaranteed private loans or sell them to the trust.]

The Student Loans

We have set forth in the following tables a description of certain additional characteristics of the group I and group II initial student loans, each as of the statistical cutoff date.  Unless otherwise specified, percentages are of the outstanding principal balances (including certain interest accrued to be capitalized) of the related student loans as of the statistical cutoff date (        , 20    ).  In addition, certain columns and rows on each table may not total to exact dollar amounts or exactly to 100% due to rounding conventions.

Composition of the Initial Student Loans as of the Statistical Cutoff Date

KeyCorp Student Loan Trust 200 -	Group I	Group II	Total
Aggregate Principal Balance without Accrued Interest	$	$	$
Total Accrued Interest	$	$	$
Aggregate Outstanding Balance	$	$	$

Number of Borrowers
Average Outstanding Balance per Borrower	$	$	$
Number of Loans
Average Outstanding Balance per Loan	$	$	$
Weighted Average Remaining Term to Maturity(1) (months)
Weighted Average Interest Rate(2)%		%	%
________________________________

(1)

Determined from the statistical cutoff date to the stated maturity date of the student loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral periods or forbearance periods that may be granted in the future.  See “The Student Loan Financing Business” in the base prospectus.

(2)

Determined using the borrower interest rates exclusive of special allowance payments applicable to the initial student loans as of the statistical cutoff date.  However, because many of the student loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing rate will remain applicable to the student loans at any time after the statistical cutoff date.  See “The Student Loan Financing Business” in the base prospectus.

The weighted average spread for group I student loans (including special allowance payments), if they were in repayment and with respect to borrowers that are still in school, or in grace or deferral periods, as of the statistical cutoff date, are as follows:

Type of Loan/Index	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Weighted Average Spread
Commercial Paper Rate
In School/Grace/Deferral/Forbearance		$	$	$	%
Repayment
Treasury Bill Rate
In School/Grace/Deferral/Forbearance
Repayment
LIBOR Rate
In School/Grace/Deferral/Forbearance
Repayment
Prime Rate
In School/Grace/Deferral/Forbearance
Repayment
Total:		$	$	$

The weighted average spread for group II student loans, if they were in repayment and with respect to borrowers that are still in school, or in grace or deferral periods, as of the statistical cutoff date, are as follows:

Type of Loan/Index	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Weighted Average Spread
Commercial Paper Rate
School/Grace/Deferral/Forbearance
Repayment
Treasury Bill Rate
School/Grace/Deferral/Forbearance		$	$	$	%
Repayment
LIBOR Rate
School/Grace/Deferral/Forbearance
Repayment
Prime Rate
School/Grace/Deferral/Forbearance
Repayment
Total:		$	$	$

Distribution by Loan Type as of the Statistical Cutoff Date

	Group I					Group II
Loan Type	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
Federal Loans
Stafford-Subsidized		$	$	$	%
Stafford-Unsubsidized
PLUS
SLS
Federal Consolidation

Private Guaranteed Loans
Private Guaranteed/Access Program (1)							$	$	$	%
TERI Rehabilitated
Private Guaranteed Consolidation
Subtotal Private Guaranteed Loans

Private Unguaranteed Loans
Key Alternative
Campus Door
Private Graduate
Graduate
Dental
Law
Medical
Private Unguaranteed Consolidation
Subtotal Private Unguaranteed Loans
Total:		$	$	$	%		$	$	$	%

_______________________

* Indicates a percentage greater than [0.00% but less than 0.005%].

(1)  Private Guaranteed/Access Program category includes loans originated or acquired through the Access Program and other similar loans acquired through third party originators.

Distribution by Borrower Interest Rate as of the Statistical Cutoff Date(1)

	Group I					Group II
Interest Rate	Number of Loans	Outstanding Principal Balance(1)	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
Less than 3.00%		$	$	$	%
3.00% to 3.49%
3.50% to 3.99%
4.00% to 4.49%
4.50% to 4.99%
5.00% to 5.49%							$	$	$	%
5.50% to 5.99%
6.00% to 6.49%
6.50% to 6.99%
7.00% to 7.49%
7.50% to 7.99%
8.00% to 8.49%
9.00% to 9.49%
Total:		$	$	$	%		$	$	$	%

Total
Interest Rate	Number of Loans	Outstanding Principal Balance(1)	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
Less than 3.00%		$	$	$	%
3.00% to 3.49%
3.50% to 3.99%
4.00% to 4.49%
4.50% to 4.99%
5.00% to 5.49%
5.50% to 5.99%
6.00% to 6.49%
6.50% to 6.99%
7.00% to 7.49%
7.50% to 7.99%
8.00% to 8.49%
9.00% to 9.49%
Total:		$	$	$	%

________________________

(1)

Determined using the interest rates applicable to the initial student loans as of the statistical cutoff date.  However, because many of the initial student loans effectively bear interest at a variable rate per annum, we can give you no assurance that the information above will remain applicable to the initial student loans at any time after the statistical cutoff date.  See “The Student Loan Financing Business” in the base prospectus.

Distribution by Outstanding Principal Balance as of the Statistical Cutoff Date

	Group I					Group II
Aggregate Outstanding Balance	Number of Loans(1)	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
Less than $1,000.00		$	$	$	%		$	$	$	%
$1,000.00 - $1,999.99
$2,000.00 - $2,999.99
$3,000.00 - $3,999.99
$4,000.00 - $4,999.99
$5,000.00 - $5,999.99
$6,000.00 - $6,999.99
$7,000.00 - $7,999.99
$8,000.00 - $8,999.99
$9,000.00 - $9,999.99
$10,000.00 - $14,999.99
$15,000.00 - $19,999.99
$20,000.00 - $24,999.99
$25,000.00 - $29,999.99
$30,000.00 - $34,999.99
$35,000.00 - $39,999.99
$40,000.00 - $44,999.99
$45,000.00 - $49,999.99
$50,000.00 - $54,999.99
$55,000.00 - $59,999.99
$60,000.00 - $64,999.99
$65,000.00 - $69,999.99
$70,000.00 - $74,999.99
$75,000.00 and greater
Total:		$	$	$	%		$	$	$	%

_________________________

(1)

Borrowers generally have more than one outstanding loan.  The average aggregate outstanding principal balance of loans per borrower is $_______ with respect to the group I initial student loans and $19,655 with respect to the group II initial student loans, each as of the statistical cutoff date.

Distribution by Outstanding Principal Balance as of the Statistical Cutoff Date

Total
Aggregate Outstanding Balance	Number of Loans(1)	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
Less than $1,000.00		$	$	$	%
$1,000.00 - $1,999.99
$2,000.00 - $2,999.99
$3,000.00 - $3,999.99
$4,000.00 - $4,999.99
$5,000.00 - $5,999.99
$6,000.00 - $6,999.99
$7,000.00 - $7,999.99
$8,000.00 - $8,999.99
$9,000.00 - $9,999.99
$10,000.00 - $14,999.99
$15,000.00 - $19,999.99
$20,000.00 - $24,999.99
$25,000.00 - $29,999.99
$30,000.00 - $34,999.99
$35,000.00 - $39,999.99
$40,000.00 - $44,999.99
$45,000.00 - $49,999.99
$50,000.00 - $54,999.99
$55,000.00 - $59,999.99
$60,000.00 - $64,999.99
$65,000.00 - $69,999.99
$70,000.00 - $74,999.99
$75,000.00 and greater
Total:		$	$	$	%

________________________

(1)

Borrowers generally have more than one outstanding loan.  The average aggregate outstanding principal balance of loans per borrower is $16,811 with respect to the group I initial student loans and $19,655 with respect to the group II initial student loans, each as of the statistical cutoff date.

Distribution of Stated Remaining Term
as of the Statistical Cutoff Date

	Group I					Group II
Stated Remaining Term in Months(1)	Number of Loans	Outstanding Principal Balance(1)	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
0 – 23		$	$	$	%		$	$	$	%
24 - 47
48 - 71
72 - 95
96 - 119
120 - 143
144 - 167
168 - 191
192 - 215
216 - 239
240 - 263
264 - 287
288 - 311
312 - 335
336 - 359
360 and greater
Total:		$	$	$	%		$	$	$	%

_________________________

*

Indicates a percentage greater than [0.00% but less than 0.005%].

(1)

Determined from the statistical cutoff date to the stated maturity date of the applicable initial student loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future.  See “The Student Loan Financing Business” in the base prospectus.

Distribution of Stated Remaining Term
as of the Statistical Cutoff Date

Total
Stated Remaining Term in Months (1)	Number of Loans	Outstanding Principal Balance(1)	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
0 - 23		$	$	$	%
24 - 47
48 - 71
72 - 95
96 - 119
120 - 143
144 - 167
168 - 191
192 - 215
216 - 239
240 - 263
264 - 287
288 - 311
312 - 335
336 - 359
360 and greater
Total:		$	$	$	%

________________________

(1)

Determined from the statistical cutoff date to the stated maturity date of the applicable initial student loan, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future.  See “The Student Loan Financing Business” in the base prospectus.

Distribution by Borrower Payment Status
as of the Statistical Cutoff Date

	Group I					Group II
Payment Status(1)	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
In School		$	$	$	%		$	$	$	%
Grace
Deferral
Forbearance
Repayment--First Year in Repayment
Repayment--Second Year in Repayment
Repayment--More Than 2 Years in Repayment
Total:		$	$	$	%			$	$	$

_________________________

(1)

Refers to the status of the borrower of each initial student loan to be added, as of the statistical cutoff date: such borrower may still be attending school (“In School”), may be in a grace period prior to repayment commencing (“Grace”), may be repaying such loan (“Repayment”) or may have temporarily ceased repaying such loan through a deferral (“Deferral”) or a forbearance (“Forbearance”) period.  See “The Student Loan Financing Business” in the base prospectus.

Distribution by Borrower Payment Status
as of the Statistical Cutoff Date

Total
Payment Status(1)	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
In School		$	$	$	%
Grace
Deferral
Forbearance
Repayment--First Year in Repayment
Repayment--Second Year in Repayment
Repayment--More Than 2 Years in Repayment
Total:		$	$	$	%

________________________

(1)

Refers to the status of the borrower of each initial student loan to be added, as of the statistical cutoff date: such borrower may still be attending (“In School”), may be in a grace period prior to repayment commencing (“Grace”), may be repaying such loan (“Repayment”) or may have temporarily ceased repaying such loan through a deferral (“Deferral”) or a forbearance (“Forbearance”) period.  See “The Student Loan Financing Business” in the base prospectus.

Scheduled Weighted Average Months Remaining
in Current Borrower Payment Status as of the Statistical Cutoff Date(1)

	Group I					Group II
Payment Status	In School	Grace	Deferral	Forbearance	Repayment	In School	Grace	Deferral	Forbearance	Repayment
In School
Grace
Deferral
Forbearance
In Repay
Total:
________________________ (1) Determined without giving effect to any deferral periods or forbearance periods that may be granted in the future.

Geographic Distribution of States of the
Group I Pool Balances as of the Statistical Cutoff Date(1)

State	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
Ohio		$	$	$	%
New York
California
Wisconsin
Michigan
Illinois
Pennsylvania
Indiana
Minnesota
Texas
Virginia
New Jersey
Maryland
Florida
Colorado
Washington
North Carolina
Massachusetts
Connecticut
Other(2)
Total:		$	$	$	%

___________________________

(1)

Based on the permanent billing addresses of the borrowers of the initial student loans shown on the master servicer’s or a sub-servicer’s records as of the statistical cutoff date.

(2)

Includes all other states, none of which exceeds ____% of the related Pool Balance.

Geographic Distribution of States of the
Group II Pool Balances as of the Statistical Cutoff Date(1)

State	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
New York		$	$	$	%
Ohio
Pennsylvania
California
Florida
Michigan
New Jersey
Massachusetts
Illinois
Texas
Washington
Maryland
Virginia
Indiana
Connecticut
Colorado
Wisconsin
Georgia
Maine
Other(2)
Total:		$	$	$	%

___________________________

(1)

Based on the permanent billing addresses of the borrowers of the initial student loans shown on the master servicer’s or a sub-servicer’s records as of the statistical cutoff date.

(2)

Includes all other states, none of which exceeds ________% of the related Pool Balance.

Distribution of Federal Loans by Date of Disbursement
as of the Statistical Cutoff Date (Group I only)

Date of Disbursement(1)	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
Prior to October 1, 1993		$	$	$	%
October 1, 1993 - September 30, 1998
On October 1, 1998 or Later
Total:		$	$	$	%

_________________________

(1)

Federal loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable federal guarantor, and reinsured against default by the Department of Education up to 100% of the applicable guarantee payments.  Federal loans disbursed on or after October 1, 1993 (but before October 1, 1998) are 98% guaranteed by the applicable federal guarantor, and reinsured against default by the Department of Education up to a maximum of 98% of the guarantee payments.  Federal loans first disbursed on or after October 1, 1998 are 98% guaranteed by the applicable federal guarantor, and reinsured against default by the Department of Education up to 95% of the guarantee payments.  See “The Student Loan Financing Business—Federal Loans Under the Programs” and “—Insurance of Student Loans; Guarantors of Student Loans” in the base prospectus.

Distribution by Number of Days of Delinquency as of the Statistical Cutoff Date

	Group I					Group II
Days Delinquent	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
Current		$	$	$	%		$	$	$	%
31-60
61-90
91 and above(1)
Total:		$	$	$	%		$	$	$	%

Total
Days Delinquent	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
Current		$	$	$	%
31-60
61-90
91 and above(1)
Total:		$	$	$	%

________________________

(1)

These loans have been removed from the pool to ensure compliance with eligibility requirements regarding delinquency at the cutoff date.

Distribution by Loan Repayment Term as of the Statistical Cutoff Date

	Group I					Group II
Loan Repayment Terms	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
Level Payment		$	$	$	%		$	$	$	%
Graduated Payment(1)
Total:		$	$	$	%		$	$	$	%

Total
Loan Repayment Terms	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
Level Payment		$	$	$	%
Graduated Payment(1)
Total:		$	$	$	%

________________________

(1)

Several Graduated Payment plans are available to borrowers as authorized by the Higher Education Act.  In addition, the Seller offers Graduated Payment plans for its private loan programs such as Keys2Repay.  See “The Student Loan Financing Business—Federal Loans Under the Programs” in the base prospectus and “The Student Loan Financing Business—Private Loans Under the Programs” in the base prospectus.

Distribution of Group II Student Loans
as of the Statistical Cutoff Date by FICO Credit Scores at ___________ ___, 20__(1)

All Group II Student Loans
FICO Credit Score(2)	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
No Score		$	%
less than 400
400 - 419
420 - 439
440 - 459
460 - 479
480 - 499
500 - 519
520 - 539
540 - 559
560 - 579
580 - 599
600 - 619
620 - 639
640 - 659
660 - 679
680 - 699
700 - 719
720 - 739
740 - 759
760 - 779
780 - 799
800 and greater

Total:		$	%

___________________________

*

Represents a percentage greater than [0.00% and less than 0.005%].

(1)

FICO credit scores are a statistical credit model developed by Fair Isaac Corporation to measure the relative degree of risk a potential borrower represents to a lender based upon credit-related data contained in an applicant’s credit bureau reports.  This table reflects FICO credit scores obtained on August 18, 2005.  FICO scores can change over time and we can give you no assurance that a borrower’s FICO score has not changed as of the date of this prospectus supplement or will not change in the future.

(2)

For borrowers with co-signers, the higher of the borrower or co-signer FICO credit score is used.  When a borrower has more than one loan with different co-signers, the lowest co-signer score is used to compare with the borrower score to determine the higher score.

 MATURITY AND PREPAYMENT ASSUMPTIONS

The rate of payment of principal of each class of notes and the yield on each class of notes will be affected by prepayments of the related group of student loans that may occur as described below.  All the student loans in each group are prepayable in whole or in part by the borrowers at any time, including by means of federal consolidation loans, federal direct consolidation loans or private consolidation loans or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of related guarantee payments.  We cannot predict prepayment rates, and they may be influenced by a variety of economic, social, legislative and other factors, including those described below.  In general, the rate of prepayments may tend to increase if alternative financing becomes available at prevailing interest rates significantly below the interest rates applicable to each group of student loans.

Borrowers of some student loans may qualify for loan forgiveness as a teacher under section 428J of the Higher Education Act or as a child care provider under section 428K of the Higher Education Act.  Congress extended and expanded teacher loan forgiveness in the FFELP program in the Higher Education Reconciliation Act, P.L. 109-171.  At this time we cannot predict what effect the changes made to the statute will have on the use of loan forgiveness by FFELP borrowers.  In addition, Congress might at any time enact additional changes to loan forgiveness programs that might affect maturity and prepayment assumptions.

If borrowers of student loans in either group elect to borrow consolidation loans with respect to such student loans from the seller after the end of the Funding Period or from another lender at any time: (1) with respect to the group I student loans, the group I noteholders will collectively receive as a prepayment of principal the aggregate outstanding principal balance of such group I student loans being consolidated; and (2) with respect to the group II student loans, the group II noteholders will collectively receive as a prepayment of principal the aggregate outstanding principal balance of such group II student loans.

If the seller makes a consolidation loan during the Funding Period to a borrower with underlying loans in the trust (in which event the seller will then sell that consolidation loan to the eligible lender trustee on behalf of the depositor, who will sell it to the eligible lender trustee on behalf of the trust as either a group I student loan or group II student loan, as applicable, to the extent that funds are available in the related escrow account and, during the Funding Period, the applicable other student loan sub-account of the pre-funding accounts, for the purchase thereof), the aggregate outstanding principal balance of student loans in each group (after giving effect to the addition of these consolidation loans) will be at least equal to and in most cases greater than such balance before this prepayment, although, with respect to group I student loans, the portion of the loan guaranteed will be [98]% with respect to any federal consolidation loan disbursed on or after October 1, 1993 and before July 1, 2006 even if the underlying federal loans were 100% guaranteed.  The portion of the loan guaranteed for loans the first disbursement of which is made on or after July 1, 2006 is 97%, unless the claim on such loan is submitted by an entity designated as an exceptional performer by the U.S. Department of Education.  Claims submitted by an entity designated as an exceptional performer are subject to reimbursement of 100% for claims submitted prior to July 1, 2006 and 99% for claims submitted on or after July 1, 2006.  See “The Student Loan Financing Business—Federal Loans Under the Programs—The Federal Consolidation Loan Program” in the base prospectus.  We can give you no assurance that borrowers with student loans in the trust will not seek to obtain consolidation loans from the seller with respect to those student loans after the end of the Funding Period or by another lender at any time.

Also, under the sale and servicing agreement, (1) the depositor is obligated to repurchase or replace with a qualified substitute (or to cause the seller to repurchase or replace with a qualified substitute) any student loan as a result of a breach of any of its representations and warranties (or the seller’s representations and warranties contained in the student loan transfer agreement) and (2) the master servicer is obligated to purchase or replace with a qualified substitute any student loan under the sale and servicing agreement as a result of a breach of certain covenants with respect to such student loan, in each case where such breach materially adversely affects the interests of the noteholders in that student loan and is not cured within the applicable cure period (it being understood that, if a student loan has the benefit of a guarantee agreement, any such breach that does not affect any guarantor’s obligation to guarantee payment of that student loan will not be considered to have a material adverse effect for this purpose).  See “The Transfer and Servicing Agreements—Sale of Student Loans; Representations and Warranties” and “—Master Servicer Covenants” in the base prospectus.

Also, see “The Transfer and Servicing Agreements—Additional Fundings” in this prospectus supplement and in the base prospectus for a description of prepayments of principal to senior noteholders that will occur (1) on the special redemption date on the distribution date occurring in __________ 20__ if, as of the special determination date, occurring on ____________ __, 20__, either the group I subsequent student loan pre-funding sub-account and/or the group II subsequent student loan pre-funding sub-account, as the case may be, has not been reduced to zero and is greater than $10,000,000 or (2) at the end of the Funding Period if, as of the end of the Funding Period, the balance in either of the other student loan sub-accounts of the pre-funding accounts has not been reduced to zero.

If any amendment to FASB 140 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities) or any other relevant or related accounting literature is issued, the effect of which is to amend the criteria defining a qualifying special purpose entity or its permitted activities, the Funding Period will terminate one business day prior to the earliest effective date of such amendment or other accounting literature and all sums then on deposit in the pre-funding accounts will be distributed to the applicable group I or group II noteholders as a prepayment of principal on the immediately following distribution date.

Also, see “The Transfer and Servicing Agreements—Termination” in this prospectus supplement and in the base prospectus for a description of the master servicer’s option to purchase the student loans when the aggregate Pool Balance of all of the student loans then outstanding is less than or equal to 10% of the aggregate group I and group II initial student loan pool balance plus the initial principal balance of all additional student loans.

Group I senior noteholders will also receive accelerated payments of principal from excess interest collections in the event of a Subordinate Note Principal Trigger, and group II senior noteholders [(and, to the extent described in this prospectus supplement, the class II-B and/or class II-C noteholders)] will receive accelerated payments of principal from excess interest collections in the event of a Subordinate Note Principal Trigger.  Any reinvestment risk from such accelerated payment of principal will be borne by the noteholders in each group receiving such prepayment.

On the other hand, scheduled payments on, and maturities of, the student loans in either group may be extended, including pursuant to grace periods, deferral periods and, under certain circumstances, forbearance periods or as a result of the conveyance of additional student loans (that are added to the pool of either group I or group II student loans) to the eligible lender trustee on behalf of the trust before the end of the Funding Period.  If that happens, the fact that such additional student loans will likely have longer maturities than the group I or group II student loans, as applicable, they are replacing may lengthen the remaining term of the group I or group II student loans, as applicable, and the average life of the group I or group II student loans.  [The rate of payment of principal of the notes of each group, and the yield on the notes of each group may also be affected by the rate of defaults resulting in losses on defaulted student loans in the related group which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments with respect thereto.]  In addition, the maturity of certain of the group I and group II student loans, as applicable, may extend beyond the final maturity date of the class I-B notes or class II-C notes, as the case may be.

We cannot predict the rate of prepayment on either the group I or group II student loans.  You will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of student loans related to your group of notes.  Reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time you receive payments from the trust than the interest rates and the spreads that would otherwise have been had prepayments not been made or had prepayments been made at a different time.

Exhibit I, “Maturity and Prepayment Assumptions,” attached to this prospectus supplement, shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

 STATIC POOLS

Information for this transaction concerning the static pool data of the student loans can be found by clicking on the link for this transaction, labeled “2006-   ,” on the sponsor's website at http://www.

.com/            .htm.  This webpage presents the static pool data of the student loans relating to the 2006-   notes [and the sponsor's previous securitizations involving similar assets] in the form of published charts.  The information presented with respect to pools that were established prior to January 1, 2006 is not to be deemed a part of this prospectus supplement, the base prospectus or the related registration statement.  We caution you that this pool of trust student loans may not perform in a similar manner to student loans in other trusts.

 GUARANTORS OF STUDENT LOANS

Each group I student loan will be required to be guaranteed by one of the federal guarantors described in this prospectus supplement and reinsured by the Department of Education under the Higher Education Act.  These student loans must also be eligible for special allowance payments and, with respect to each federal loan that is a Stafford Loan (excluding any Unsubsidized Stafford Loan or consolidation loan where the underlying federal loans were Unsubsidized Stafford Loans), must be eligible for interest subsidy payments paid by the Department of Education.  All of the group I initial student loans are, and all of the group I additional student loans will be, federal loans.

As of the statistical cutoff date, approximately _____% (by aggregate principal balance) of the group II initial student loans will be guaranteed private loans that are required to be guaranteed as to principal and interest by TERI.  As of the statistical cutoff date, approximately _______% (by aggregate principal balance) of the group II initial student loans will be unguaranteed private loans.

We have provided information in the following tables with respect to the portion of the student loans guaranteed by each guarantor:

Distribution by Guarantors as of the Statistical Cutoff Date

	Group I					Group II
Guarantor	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance	Number of Loans	Outstanding Principal Balance	Outstanding Accrued Interest	Aggregate Outstanding Principal Balance	Percent of Related Pool Balance
ASA		$	$	$	%		$	$	$	%
CSAC
College Access Network
ECMC
GLHEC
ISAC
KHEAA
MHEAA
NSLP
NYHESC
PHEAA
TGSLC
TSAC
USAF
TERI
Unguaranteed
Total:		$	$	$	%		$	$	$	%

___________________________

*

Represents a percentage greater than 0.00% and less than 0.005%.

Federal Reinsurance.  Under the Higher Education Act, each federal guarantor is reimbursed by the Department of Education pursuant to certain agreements between the Department of Education and that federal guarantor for up to 95% of amounts paid to lenders under its guarantee agreement on loans the first disbursement for which is made on or after October 1, 1998 (up to 98% for loans the first disbursement for which was made between October 1, 1993 and September 30, 1998).  Payments to lenders are made for valid default and other claims of principal and accrued and unpaid interest.  The federal guarantor may be subject to reimbursement of a lower percentage of principal and accrued and unpaid interest based on the guarantor’s default experience.  Federal reinsurance payments are dependent on compliance by the federal guarantor and the lender with applicable program regulations and submission of an eligible claim.  See “The Student Loan Financing Business—Insurance of Student Loans; Guarantors of Student Loans” in the base prospectus for a description of the federal reinsurance program and factors affecting the federal guarantors.

Guarantors for the Federal Loans.  The Higher Education Act encourages every state to designate a guaranty agency, either by establishing its own or by designating another guaranty agency.  A guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in that state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender.

[THE LIST OF GUARANTORS MAY CHANGE FOR EACH SERIES.]  The eligible lender trustee has entered into a guarantee agreement with each of ASA, CSAC, College Access Network, ECMC, GLHEGC, ISAC, KHEAA, MHEAA, NSLP, NYHESC, PHEAA, TGSLC, TSAC and USAF, by which each such federal guarantor has agreed to serve as guarantor for certain federal loans.  The following table sets forth the regions for which each guarantor is the designated student loan guarantor, and where its operating center is located.

Guarantor	Region	Operating Center(s)
ASA	Massachusetts, District of Columbia	Boston, Massachusetts
CSAC	California	Rancho Cordova, California
College Access Network	Colorado	Denver, Colorado
ECMC	Virginia	St. Paul, Minnesota Richmond, Virginia
GLHEGC	Minnesota Ohio Puerto Rico U.S. Virgin Islands Wisconsin	Madison, Wisconsin
ISAC	Illinois	Deerfield, Illinois
KHEAA	Alabama Kentucky	Frankfort, Kentucky
MHEAA	Michigan	Lansing, Michigan
NSLP	Nebraska	Lincoln, Nebraska
NYHESC	New York	Albany, New York
PHEAA	Delaware Pennsylvania West Virginia	Harrisburg, Pennsylvania
TGSLC	Texas	Round Rock, Texas
TSAC	Tennessee	Nashville, Tennessee
USAF	Alaska Arizona Hawaii Indiana Kansas Maryland Mississippi Nevada Wyoming	Fishers, Indiana

All of the group I student loans are federal loans and are guaranteed by federal guarantors.  None of the group II student loans are federal loans and none are guaranteed by federal guarantors.

Under its guarantee agreement, each federal guarantor guarantees payment of up to 100% of the principal (including any interest capitalized from time to time) and accrued interest for each federal loan guaranteed by it as to which any one of the following events has occurred:

·

failure by the borrower to make monthly principal or interest payments on the federal loan when due, provided that the failure continues for a statutorily determined period of at least 180 days (or 270 days with respect to federal loans for which the first date of delinquency occurs on or after October 7, 1998) (except that the guarantee against such failures will be 98% of principal and accrued and unpaid interest in the case of federal loans first disbursed on or after October 1, 1993);

·

any filing by or against the borrower of a petition in bankruptcy pursuant to any chapter of the Bankruptcy Code;

·

the loan application was falsely certified as to borrower eligibility by the school;

·

the death of the borrower;

·

the total and permanent disability of the borrower to work and earn money or attend school, as certified by a qualified physician;

·

the school closed thereby preventing the borrower from completing his/her program of study; or

·

the failure of the borrower’s school to pay a refund owed to the borrower, to the extent of the amount of the refund that is allocable to the federal loan.

When these conditions are satisfied, the Higher Education Act requires the federal guarantor generally to pay the claim within 90 days of its submission by the lender.  The obligations of each federal guarantor under its guarantee agreement are obligations of each federal guarantor alone, and are not supported by the full faith and credit of any state government.  However, the Higher Education Act provides that if the Secretary of Education determines that a guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department of Education until the obligations are transferred to a new federal guarantor capable of meeting the obligations or until a successor federal guarantor assumes the obligations.  We can give you no assurance that the Department of Education would under any given circumstances assume the obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a federal guarantor or by making a determination that the federal guarantor is unable to meet its guarantee obligations.  The Secretary of Education is also authorized, among other things, to take actions necessary to ensure the continued availability of student loans to residents of the state or states in which the guarantor did business, the full honoring of all guarantees issued by the guarantor prior to the assumption by the Secretary of Education of the functions of the guarantor, and the proper servicing of student loans guaranteed by the guarantor prior to the Secretary of Education’s assumption of the functions of the guarantor.

Each of the federal guarantors’ guarantee obligations with respect to any federal loan are conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement.  These conditions include, but are not limited to, the following:

·

the origination and servicing of the federal loan being performed in accordance with the programs, the Higher Education Act and other applicable requirements;

·

the timely payment to the applicable federal guarantor of the required guarantee fee;

·

the timely submission to the federal guarantor of all required pre-claim delinquency status notifications and of the claim with respect to the federal loan; and

·

the transfer and endorsement of the promissory note evidencing the federal loan to the federal guarantor, at the time of a claim to receive guarantee payments thereon.

Failure to comply with any of the applicable conditions, including those described above, may result in the refusal of the applicable federal guarantor to honor its guarantee agreement with respect to the federal loan, in the denial of guarantee coverage with respect to certain accrued interest amounts on the federal loan or in the loss of certain interest subsidy payments and special allowance payments with respect to the federal loan.  Under the sale and servicing agreement, such failure to comply would be a breach of the master servicer’s covenants or the depositor’s or the master servicer’s representations and warranties, and would create an obligation of the depositor or the master servicer to repurchase or purchase the federal loan or to reimburse the trust for such unguaranteed interest amounts or the related lost interest subsidy payments and special allowance payments.  See “The Transfer and Servicing Agreements—Sale of Student Loans; Representations and Warranties” and “—Master Servicer Covenants” in this prospectus supplement.  See also “Risk Factors” in this prospectus supplement.

All Federal Guarantors

Guaranty Volume.  We have set forth in the following table the approximate aggregate outstanding principal balance of federally reinsured education loans (including loans under the Parent Loans for Undergraduate Students program but excluding federal consolidation loans) that have first become guaranteed by all federal guarantors in each of the last five federal fiscal years:

Stafford, SLS and Plus Loans Guaranteed* (Dollars in Millions)
Federal Fiscal Year (Ending September 30)	All Guarantors
2001	$25,656
2002	$28,356
2003	$32,749
2004	$38,865
2005	$45,428
________________________
* The information set forth in the table above has been obtained from the Department of Education’s Federal Student Loan Programs Data Books and the Department of Education’s Quarterly Volume Updates.

Reserve Ratio.  Each federal guarantor’s reserve ratio is determined by dividing its cumulative cash reserves, which is its Federal Reserve Fund (as defined in Section 422A of the Higher Education Act), by the original principal balance of the outstanding loans it has guaranteed.  The Federal Reserve Fund is one of the two funds a federal guarantor is required by the Higher Education Act to establish.  This fund is considered the property of the Federal government.  The Agency Operating Fund (as defined in Section 422A of the Higher Education Act) is the other required fund and is considered the property of the related federal guarantor.

Exceptions to the requirement that a guarantor meet a minimum reserve ratio in its Federal Reserve Fund are available through “Voluntary Flexible Agreements” (VFAs).  VFAs, originally authorized as part of the 1998 reauthorization of the Higher Education Act, incorporate and modify the guarantee agreements under the Higher Education Act between the Secretary of Education and a guaranty agency.  VFAs are intended to enhance program integrity, increase cost efficiencies, and improve the availability and delivery of student financial aid and may modify provisions relating to the Federal Reserve Fund, including waivers to the minimum reserve ratio requirement.  As of July 2006, ASA, CSAC, GLHEGC, TGSLC and College Access Network had entered into VFAs with the Department of Education.

The Federal Reserve Fund was established on October 1, 1998 through the deposit of all existing funds, securities and other liquid assets previously identified as the Federal Family Education Loan Program (or FFELP).  Under the Higher Education Act, for loans for which the date of guarantee of principal is on or after July 1, 2006,  federal guarantors must deposit a one percent default fee into the Federal Reserve Fund held by the guaranty agency under section 422A of the Higher Education Act.  The default fee is deducted and collected from the proceeds of the loan or by payment from other non-federal sources.   Guarantors also deposit reinsurance received from the Department of Education and the recovery of the non-reinsured portion of defaulted loans and investment earnings into the Federal Fund.  The Federal Reserve Fund may be used only to pay lender default claims, default aversion fees into the Agency Operating Fund, and for other limited purposes.  Under certain circumstances, at the instruction of the Department of Education, account maintenance fees are paid to the Agency Operating Fund from the Federal Reserve Fund.  Federal guarantors approved for VFAs operate under rules negotiated individually between the related federal guarantor and the Department of Education.

The term cumulative cash reserves is equal to the difference of sources less uses of funds for the Federal Reserve Funds.  Prior to enactment of the new model, cumulative cash reserves referred to cash reserves plus (i) the federal guarantor’s quarterly report on sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) the federal guarantor’s quarterly report on uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department of Education’s share of collections on claims paid, returned advances and reinsurance fees).

The original principal balance of outstanding loans consists of the original principal balance of loans guaranteed by the federal guarantor minus (i) the original principal balance of loans canceled, claims paid, loans paid in full and loan guarantees transferred from the federal guarantor to other guarantors, plus (ii) the original principal balance of loan guarantees transferred to the federal guarantor from other guarantors, excluding loan guarantees transferred to another guarantor pursuant to a plan of the Secretary of Education in response to the insolvency of a guarantor.

We have set forth in the following tables the national average reserve ratio for all federal guarantors for the last five federal fiscal years to the extent available:

National Average Reserve Ratio*
Federal Fiscal Year ending September 30	National Average

2001	0.8%
2002	0.6%**
2003	0.5%**
2004	***
2005	***
_______________________

*

The information set forth in the table above has been obtained from the Department of Education’s Federal Student Loan Programs Data Books and the Department of Education’s Quarterly Volume Updates for the periods for which the Department of Education published such information.  [Federal fiscal year ending September 30, 2003] was the last period the Department of Education published this information.

**

Excludes guarantors that do not report a reserve ratio pursuant to voluntary flexible agreements with the Department of Education.

***

Not available.

Recovery Rates.  A federal guarantor’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the aggregate amount recovered from borrowers by the federal guarantor by the aggregate amount of default claims paid by the federal guarantor during the applicable federal fiscal year with respect to borrowers.

Loan Loss Reserve.  If a federal guarantor receives less than full reimbursement of its guarantee obligations from the Department of Education (see “—Federal Reinsurance” above), the federal guarantor would be forced to look to its existing assets to satisfy the guarantee obligations not reimbursed.  Because federal guarantors are no longer reinsured by the Department of Education at 100% (98% for loans disbursed between October 1, 1993 and September 30, 1998 and 95% for loans disbursed on and after October 1, 1998), many federal guarantors have begun to maintain reserves for the 2% to 5% “risk-sharing” associated with these guarantees.  In general, the federal guarantors use historical default and recovery rates to attempt to predict the reserves that should be maintained for this purpose.

Claims Rate.  For the past five federal fiscal years, none of ASA’s, CSAC’s, College Access Network’s, ECMC’s, GLHEGC’s, ISAC’s, KHEAA’s, MHEAA’s, NSLP’s, NYHESC’s, PHEAA’s, TGSLC’s, TSAC’s or USAF’s claims rate has exceeded 5.0%, and as a result, all claims of ASA, CSAC, College Access Network, ECMC, GLHEGC, ISAC, KHEAA, MHEAA, NSLP, NYHESC, PHEAA, TGSLC, TSAC and USAF have been reimbursed by the Department of Education at the maximum reinsurance rate permitted by the Higher Education Act.  See “—Federal Reinsurance” above.  The most recent national cohort default rate reported by the Department of Education was 4.5% for the federal fiscal year 2003.  As recently as federal fiscal year 1993, the national default rate was 11.6% (FY 1993 data based on 1996 ED press release available on-line at:  http://www.ed.gov/PressReleases/01-1996/def96.html).  This trend, coupled with the claims and recovery information listed in this section, shows improvement in the repayment of student loans by borrowers.  While the depositor and the seller are not currently aware of any circumstances which would cause the reimbursement levels for these federal guarantors to be less than the maximum levels permitted, nevertheless, we can give you no assurance that any federal guarantor will continue to receive the maximum reimbursement for such claims.

We have set forth below certain current and historical information about [        ], [        ] and [        ] as of the statistical cutoff date.  These are the federal guarantors that have guaranteed an amount of student loans equal to 10% or more of the sum of the group I initial student loans.  This information was provided by  [        ], [        ] and [        ], respectively, for insertion in this prospectus supplement.  We have provided no information about any of the other federal guarantors because the aggregate outstanding principal balance of student loans guaranteed by each such federal guarantor is less than 10% of the sum of the group I initial student loans.

[Name of Federal Guarantor]

[Name of Federal Guarantor] (“[Short Name of Federal Guarantor]”), a [        ] corporation organized in [       ] will guarantee a portion of the federal loans.  [Short Name of Federal Guarantor] is the designated guarantor for [         ].  Since its founding, [Short Name of Federal Guarantor] has been a provider of higher education financing products and services to students, parents, schools and lenders across the country, guaranteeing more than $       billion in loans.  [Further description.]

Guaranty Volume.  The following table sets forth the original principal balance of FFELP Loans (excluding Consolidation Loans) guaranteed by [         ] in each of the last five [        ] fiscal years:

[Short Name of Federal Guarantor] Fiscal Year (Ending June 30)	Net FFELP Loans Guaranteed by [Short Name of Federal Guarantor] (Dollars in Millions)

2001	$
2002	$
2003	$
2004	$
2005	$

The information in the following tables has been provided by [         ] from reports provided by or to the Department of Education and has not been verified by [         ], the seller, the depositor, the administrator, the master servicer or the trust as to accuracy or completeness.

Recovery Rate.  A Guaranty Agency’s recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the Guaranty Agency.  The table below sets forth the recovery rates for [         ] as taken from the Department of Education Guaranty Agency Activity Report form 1130 or form 2000:

Federal Fiscal Year	Cumulative Recovery Rate

2001	%
2002	%
2003	%
2004	%
2005	%

Reserve Ratio.  Following are [        ]’s reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

Federal Fiscal Year	Federal Guaranty Reserve Fund Level

2001	%
2002	%
2003	%
2004	%
2005	%

_________________

As of the date of this prospectus supplement, the Department of Education has not yet published a Federal Guaranty Reserve Fund Level for federal fiscal year 2004.  The Department is expected to publish such data in the near future and post it at http://www.fp.ed.gov.

The information for federal fiscal year 2003 has been obtained from the Department of Education’s website at http://www.fp.ed.gov/PORTALSWebApp/fp/whatsnew.jsp.  [       ] believes the Department of Education has not calculated the reserve ratio in accordance with the Act and the correct ratio should be 1.29%.  According to the Department of Education, available cash reserves may not always be an accurate barometer of a guarantor’s financial health.

Claims Rate.  For the past five federal fiscal years, [       ]’s claims rate has not exceeded 5%, and, as a result, the highest allowable reinsurance has been paid on all [       ]’s claims.  The actual claims rates are as follows:

Federal Fiscal Year	Claims Rate

2001	%
2002	%
2003	%
2004	%
2005	%

Guarantor for the Guaranteed Private Loans

As of the statistical cutoff date, approximately        % of the group II initial student loans are guaranteed private loans.  All of the guaranteed private loans will be group II student loans.  The eligible lender trustee has entered into a guarantee agreement with TERI.  As a result, TERI will guarantee a portion of the private student loans.

Under its guarantee agreement, TERI guarantees payment of 100% of the principal (including any interest or fees capitalized from time to time) and accrued interest for each guaranteed private loan guaranteed by it.

TERI’s guarantee obligation with respect to any guaranteed private loan is conditioned upon the satisfaction of all the conditions in its guarantee agreement.  These conditions include, but are not limited to, the following:

·

the origination and servicing of such guaranteed private loan being performed in accordance with the programs and other applicable requirements,

·

the timely payment to TERI of all required guarantee fees,

·

the timely submission to TERI of all required pre-claim delinquency status notifications and of the claim with respect to the guaranteed private loan, and

·

the transfer and endorsement of the promissory note evidencing the guaranteed private loan to TERI at the time of a claim to receive guarantee payments thereon.

Failure to comply with any of the applicable conditions, including the conditions described above, may result in the refusal of TERI to honor its guarantee agreement with respect to the guaranteed private loan.  Also, if any guaranteed private loan is determined to be unenforceable because the terms of such guaranteed private loan or the forms of the application or promissory note related thereto violate any provision of applicable state law (other than Massachusetts law), TERI’s guarantee obligation is terminated.  Under the sale and servicing agreement, such failure to comply or such unenforceability would constitute a breach of the master servicer’s covenants or the depositor’s representations and warranties (with respect to the student loans) and would create an obligation of the depositor to repurchase the guaranteed private loan or of the master servicer to purchase the guaranteed private loan.  See “Description of the Transfer and Servicing Agreements—Sale of Student Loans; Representations and Warranties” and”—Master Servicer Covenants” in this prospectus supplement.

TERI, as a guarantor of private student loans, is not entitled to any federal reinsurance or assistance from the Department of Education or any other governmental entity.  Although TERI maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, we can give you no assurance that the amount of such reserve will be sufficient to cover the obligations of TERI over the term of the guaranteed private loan.

We have provided certain organizational and summary financial information about TERI in its capacity as a guarantor below.  We do not guarantee the accuracy or completeness of the information set forth below about TERI and none of the seller, the depositor, the master servicer, any of the underwriters, or any of their respective affiliates make any representation regarding it:

[The Education Resources Institute, Inc.

[TO BE INCLUDED ONLY IF TERI GUARANTEED LOANS COMPRISE 10% OR MORE OF THE GROUP II POOL]

TERI was incorporated in 1985 to guarantee private, non-federal education loans. TERI is a Massachusetts nonprofit corporation headquartered in Boston, Massachusetts.  TERI is not an insurance company.  TERI provides private student loan guarantee services, education information and counseling services for young people, parents and adult learners, targeting people from families where neither parent is a college graduate, and a manager of national initiatives related to college access and financing. Since July 1, 2001, First Marblehead Education Resources, Inc., a subsidiary of First Marblehead Corporation, an education finance company, has provided services including loan origination, customer service, default prevention, default recovery, default processing and administrative services to TERI on an outsource basis under a master servicing agreement.

For education loans guaranteed by TERI (“TERI Loans“), TERI will pay 100% of the principal (including capitalized interest, if any) plus accrued interest if one of the following events has occurred:

1.

Failure by a borrower to make monthly principal and/or interest payments on a TERI Loan when due, provided such failure persists for a period of 180 consecutive days and provided that the guaranty claim is submitted no later than 210 days after the loan becomes delinquent;

2.

The filing by or against a borrower of a Chapter 13 petition in a bankruptcy or, in the case of a Chapter 7 proceeding, the filing of an adversary proceeding pursuant to 11 U.S.C. §523(a)(8)(1); or

3.

The death of a borrower(1).

_________________________________

(1) Where there is a co-signer on the loan, no guaranty claim is processed where the borrower has died or has filed under Chapter 7 but does not file an adversary proceeding under §523(a)(8) unless a guaranty event has also occurred with respect to the co-signer.

TERI’s obligation to honor its guarantee for any TERI Loan is conditioned upon the origination, disbursement, servicing and timely filing of the claim for guaranty of the loan in accordance with program requirements (i.e. due diligence), TERI’s timely receipt of the guarantee fee for the TERI Loan, and the valid transfer and endorsement of the promissory note to TERI.  If TERI denies the holder’s claim on any TERI Loan on the grounds of due diligence deficiencies, the holder may thereafter request that TERI reinstate the guaranty of such loan if (i) such deficiencies are corrected, (ii) the holder receives four consecutive full monthly payments from the borrower, and (iii) at the time of the holder’s request, the borrower is within 30 days of being current in his payments on such TERI Loan.

Guaranty Volume. The following table sets forth the volume of education loans guaranteed by TERI for the fiscal years ending June 30, [200_, 200_, 200_, 200_ and 200_]:

Fiscal Year	TERI Loans Guaranteed (Dollars in Millions)

[200_]	[$ ]
[200_]	[$ ]
[200_]	[$ ]
[200_]	[$ ]
[200_]	[$ ]

Reserve Ratio. TERI computes its reserve ratio by dividing the “total dollars available for guaranty payment” by the “total loans outstanding.”  TERI defines “total dollars available for guaranty payment” as the sum of the amounts set forth below under the caption “Amounts Available to Meet Guarantee Commitments.”  Such amounts include, for this purpose, the segregated reserves described below under the caption “Amounts Available to Meet Guarantee Commitments,” which segregated reserves are not available to meet obligations of TERI with respect to the Fleet Loans guaranteed by TERI (the “TERI-Guaranteed Fleet Loans“).  TERI defines “total loans outstanding” as the aggregate outstanding principal balance of all loans under guaranty as of the end of each fiscal year.  The following table set forth TERI’s reserve ratio for the fiscal years ending June 30, [200_, 200_, 200_, 200_ and 200_]:

Fiscal Year	Reserve Ratio

[200_]	[ %]
[200_]	[ %]
[200_]	[ %]
[200_]	[ %]
[200_]	[ %]

Amounts Available To Meet Guarantee Commitments. Under its guarantee agreements with lending institutions, TERI has agreed to maintain reserves equal to a percentage of the amount of unpaid principal on outstanding loans, which is either at least 2% in cash and marketable securities or their equivalents or at least 3% in total TERI funds available.  As of June 30, 200    , the aggregate outstanding principal balance of loans guaranteed by TERI amounted to approximately $      billion, and TERI was required under these agreements to have reserves available of approximately $     million in cash and marketable securities and $     million in total TERI funds available.  TERI is currently in compliance with these requirements.  Although TERI maintains a loan loss reserve intended to absorb losses arising from its guaranty commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of TERI over the term of the TERI Loans.  As of June 30, [200_, 200_, 200_, 200_ and 200_], TERI had available the following funds and reserves to meet its loan guaranty commitments:(1)

As of June 30(1) (dollars in thousands)
	200[ ]	200[ ]	200[ ]	200[ ]	200[ ]
Deferred Guaranty Fees
Loan Loss Reserve
Unrestricted – Board Designated
Unrestricted – Undesignated
Total Amounts Available to Meet Guarantee Commitments

______________________________

(1)

Source:  TERI’s audited financial statements, for the fiscal years ended June 30, [200_, 200_, 200_, 200_ and 200_].

Of the amounts shown above as “Total Amounts Available To Meet Guarantee Commitments,” a portion of the amount shown for each period (including $      million as of June 30, 200     ), is required to be held in segregated reserves pledged to satisfy guarantee obligations with respect to specific guaranteed student loans including the TERI-guaranteed Access Loans, but not including the TERI-Guaranteed Fleet Loans.  These segregated reserve loans are entitled to the benefit of the segregated reserves.  Draws on such segregated reserves will be paid in the order received, to the extent of amounts remaining in the segregated reserve account.  Consequently, there may be one or more owners of such loans entitled to the benefit of those segregated reserves for which a claim could, in the event of a default by a student borrower, be filed against such segregated reserves.  As a result, there can be no assurance that amounts in these segregated reserves will be available to support Guarantee Payments by TERI owing in respect of the TERI-guaranteed Access Loans or that such amounts, if available, will be sufficient to satisfy all existing guarantee obligations of TERI with respect to loans entitled to the benefit of these segregated reserves.

Subject to the minimum restrictions imposed by lending institutions, and the segregated reserves discussed above, TERI establishes its loan loss reserve based on its management’s estimates of probable losses arising from its guarantee commitments, the historical experience of TERI and those of other lending institutions and programs, and the results of a semi-annual actuarial study provided by an independent accounting firm.

Recovery Rate.  TERI determines its recovery rates by tracking the recovery history of loans that defaulted in a particular year, and dividing the cumulative amount recovered through its collection efforts on such loans by the total initial amount of claims paid on such loans.  The following table shows TERI’s recovery rates as of June 30, 200    for the loans that defaulted in each of the last five cohort (fiscal) years.

Period of Default (fiscal years)	Cumulative Cash Recovery Rate (unaudited)

[200_]	[ %]
[200_]	[ %]
[200_]	[ %]
[200_]	[ %]
[200_]	[ %]

The chart above shows that recovery rates tend to increase over time as TERI seeks to collect on defaulted loans. However, we can provide you no assurance that TERI’s recovery rate for any future year will be similar to the historical experience set forth above.

Claims Rate.  The Net Cohort Default Rate for TERI set forth below is based on the aggregate amount of claims, whenever paid, on loans guaranteed by TERI in a particular year or period. All TERI-guaranteed loans made in a given fiscal year are referred to collectively as a “cohort.”  TERI’s “Net Cohort Default Rate” refers to the total amount of guaranty payments made by TERI on defaulted loans of a given cohort, less any subsequent recoveries by TERI expressed as a percentage of the aggregate outstanding principal balance of loans guaranteed by TERI for the cohort year.  The following table sets forth the net loans guaranteed, total defaults paid (net of recoveries) and the Net Cohort Default Rate as of June 30, 200    , for each of the last five cohort (fiscal) years:

Cohort Year	Net Loans Guaranteed	Total Net Defaults Paid for Loans Guaranteed	Net Cohort Default Rate
(Dollars in Thousands) (unaudited)

[200_]
[200_]
[200_]
[200_]
[200_]

The declining trend reflected above in the Net Cohort Default Rate experienced by TERI can largely be attributed to the fact that for each succeeding cohort year fewer loans guaranteed by TERI were in repayment as of June 30, 200    .  As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase.  We can provide you no assurance that the Net Cohort Default Rate of TERI for any future year will be similar to the historical experience set forth above.

TERI has agreed that it will provide a copy of its most recent audited financial statements upon receipt of a written request directed to its Chief Financial Officer, 31 St. James Avenue, Boston, Massachusetts 02116.]

 UNGUARANTEED PRIVATE LOANS

As of the statistical cutoff date, approximately _________% of the group II initial student loans are, and none of the group I student loans are or will be, unguaranteed private loans.  The unguaranteed private loans were originated in accordance with the criteria described in the base prospectus under “The Student Loan Financing Business—Private Loans Under the Programs—Unguaranteed Private Student Loan Programs.”

 DESCRIPTION OF THE NOTES

General

The notes will be issued under the indenture, dated as of          , 200  , among the trust, the eligible lender trustee, the paying agent and note registrar and the indenture trustee, substantially in the form filed as an exhibit to the registration statement to which this prospectus supplement relates.  The following information supplements the summary of the material terms of the notes and the indenture set forth in the base prospectus.  The base prospectus describes other terms of the notes.  The summary does not cover every detail and is subject to the provisions of the notes and the indenture.

The notes will initially be represented by one or more notes registered in the name of Cede & Co., the nominee of DTC, except as described below.  The notes will be available in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, in each case, in book-entry form only.  Cede & Co.  is expected to be the holder of record of the notes.  Unless and until definitive notes are issued under the limited circumstances described in this prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note.  All references in this prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations, or participants, and all references in this prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures.  See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in the base prospectus.

The Notes

Distributions of Interest.  Interest will accrue on the principal amount of each class of notes at their respective interest rates for each interest period.  Generally, each interest period for the notes begins on a distribution date and ends on the day before the next distribution date.  The first interest period for the notes, however, will begin on the closing date and end on          , 200     , the day before the first distribution date.  Interest will accrue during each interest period (other than the first interest period), based on Three Month LIBOR as determined on the second business day prior to the commencement of each such period, plus the following applicable spread.  For each class of notes, LIBOR for the first interest period will be determined by reference to a blended rate, plus the following applicable spread.  See “—Determination of LIBOR” below.

Class of Notes	Spread
Class I-A-1 Notes	plus %
Class I-A-2 Notes	plus %
Class I-B Notes	plus %
Class II-A-1 Notes	plus %
Class II-A-2 Notes	plus %
Class II-A-3 Notes	plus %
Class II-A-4 Notes	plus %
Class II-B Notes	plus %
Class II-C Notes	plus %

Interest will be payable to the noteholders on each distribution date.  Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with interest on that amount at the applicable interest rate.  Interest payments on the notes for any distribution date will generally be funded from Available Funds related to each group of notes and amounts on deposit in the related reserve account and, under certain limited circumstances, the related pre-funding account remaining after the distribution of the portion of the master servicing fee allocated to the related group of student loans for each of the two immediately preceding monthly servicing payment dates and of the portion of the master servicing fee and the administration fee allocated to the related group of student loans.  If these sources are also insufficient to pay the sum of the related Noteholders’ Interest Distribution Amount with respect to the related senior notes of either group of notes for that distribution date, the shortfall will be allocated pro rata to the related senior noteholders (based upon the total amount of interest then due on each class of senior notes of that group).  If these sources are insufficient to pay the sum of the related Noteholders’ Interest Distribution Amount with respect to the subordinate notes of either group for that distribution date, the shortfall will be allocated to the class I-B noteholders, in the case of the group I notes, and will be allocated first to the class II-C noteholders then to the class II-B noteholders, in the case of the group II notes, up to the amount of such shortfall.

In addition, a Class I-B Note Interest Trigger, a Class II-B Note Interest Trigger or a Class II-C Note Interest Trigger may occur on the last day of any collection period.  The effect of the occurrence and continuance of a Class I-B Note Interest Trigger or a Class II-B Note Interest Trigger is that on each related distribution date, the Principal Distribution Amount with respect to the group I or group II notes, as applicable, must be paid in full to the related senior noteholders before any payments of interest are made to the related class B (or, in the case of the group II notes, class II-C) noteholders.  The effect of the occurrence and continuance of a Class II-C Note Interest Trigger is that on each related distribution date, the Group II Principal Distribution Amount must be paid in full to the applicable group II noteholders before any payments of interest are made to the class II-C noteholders.  As further described in the glossary to this prospectus supplement, a Class II-C Note Interest Trigger will occur before a Class II-B Note Interest Trigger occurs, and continue throughout the period during which a Class II-B Note Interest Trigger is in existence.

Distributions of Principal.  Principal payments will be made to the noteholders of each group on each distribution date in an amount generally equal to the related Principal Distribution Amount for that distribution date, until the principal amount of the related group of notes is reduced to zero.  Principal payments on each group of notes will generally be derived from related Available Funds remaining after the distribution of the amounts set forth in “The Transfer and Servicing Agreements—Distributions” in this prospectus supplement.

Group I Notes.

Principal payments on the group I notes will be applied on each distribution date in the amount of the Group I Principal Distribution Amount: (a) prior to the stepdown date, or after the stepdown date if a Subordinate Note Principal Trigger has occurred and is continuing, the Principal Distribution Amount for the group I notes will be payable solely to the group I senior notes in sequential order beginning with the class I-A-1 notes until paid in full and then to the class I-A-2 notes; and (b) after the stepdown date and so long as no Subordinate Note Principal Trigger has occurred and is continuing, the senior percentage of the Principal Distribution Amount for the group I notes will be payable to the group I senior notes (in the same order of priority as described in the preceding sentence) and the subordinate percentage of the Principal Distribution Amount for the group I notes will be payable to the class I-B notes.  The senior percentage of the group I notes at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal amount of the group I senior notes and the denominator of which is the sum of the aggregate principal amount of all the group I notes.  The subordinate percentage for the group I notes is equal to 100% minus the senior percentage of the group I notes.

The aggregate outstanding principal amount of each class of group I notes will be payable in full on the final maturity date for that class of group I notes.  The final maturity date for each class of group I notes is as set forth on the cover and in the summary of this prospectus supplement.

On the final maturity date for each class of group I notes, amounts on deposit in the group I reserve account, if any, will be available, if necessary, to be applied to reduce the principal amount of that class of group I notes to zero.  Although the maturity of certain of the group I student loans will extend well beyond the final maturity date of the class I-B notes, the actual date on which the aggregate outstanding principal and accrued interest of any class of group I notes are paid may be earlier than the final maturity date for the related class of group I notes, based on a variety of factors.  See “The Student Loan Pools—Maturity and Prepayment Assumptions” in this prospectus supplement.

However, after the occurrence of an event of default relating to the group I notes (other than an event of default resulting from the breach of a representation, warranty or other covenant of the trust) or an acceleration of the group I notes, principal will be paid on the class I-A-1 and class I-A-2 notes on a pro rata basis (based on their outstanding principal amounts) and not sequentially, and no principal will be paid to the class I-B noteholders until all group I senior notes have been paid in full.

Group II Notes.

Principal payments on the group II notes will be applied on each distribution date in the amount of the Group II Principal Distribution Amount: (a) prior to the stepdown date, or after the stepdown date if a Subordinate Note Principal Trigger has occurred and is continuing, the Principal Distribution Amount for the group II notes will be payable solely to the group II senior notes in sequential order beginning with the class II-A-1 notes until paid in full, then to the class II-A-2 notes until paid in full, then to the class II-A-3 notes until paid in full, and then to the class II-A-4 notes until paid in full; and (b) after the stepdown date and so long as no Subordinate Note Principal Trigger has occurred and is continuing, the senior percentage of the Principal Distribution Amount for the group II notes will be payable to the group II senior notes (in the same order of priority as described in the preceding sentence), and the subordinate percentage of the Principal Distribution Amount for the group II notes will be payable to the group II subordinate notes pro rata based on their outstanding principal amounts, until paid in full.  The senior percentage of the group II notes at any time equals the percentage equivalent of a fraction, the numerator of which is the aggregate principal amount of the group II senior notes and the denominator of which is the sum of the aggregate principal amount of all the group II notes.  The subordinate percentage for the group II notes is equal to 100% minus the senior percentage of the group II notes.

The aggregate outstanding principal amount of each class of group II notes will be payable in full on the final maturity date for that class of group II notes.  The final maturity date for each class of group II notes is as set forth on the cover and in the summary of this prospectus supplement.  On the final maturity date for each class of group II notes, amounts on deposit in the group II reserve account, if any, will be available, if necessary, to be applied to reduce the principal amount of that class of group II notes to zero.  Although the maturity of certain of the group II student loans may extend beyond the final maturity date of the class II-C notes, the actual date on which the aggregate outstanding principal and/or accrued interest of any class of group II notes are paid may be earlier than the final maturity date for the related class of group II notes, based on a variety of factors.  See “The Student Loan Pools—Maturity and Prepayment Assumptions” in this prospectus supplement.

However, after the occurrence of an event of default relating to the group II notes (other than an event of default resulting from the breach of a representation, warranty or other covenant of the trust) or an acceleration of the group II notes, (a) principal will be paid on the class II-A-1 notes, class II-A-2 notes, class II-A-3 notes and class II-A-4 notes on a pro rata basis (based on their outstanding principal amounts) and not sequentially, and no principal will be paid to the group II subordinate noteholders until all group II senior notes have been paid in full, (b) after payment in full of the group II senior notes, principal will be paid on the class II-B notes, and no principal will be paid to the class II-C noteholders until the class II-B notes have been paid in full and (c) after payment in full of the class II-B notes, principal will be paid on the class II-C notes.

If a Subordinate Note Principal Trigger is in effect, no principal payments will be made with respect the group I or group II subordinate notes, as applicable, until no group I or group II senior notes, respectively, remain outstanding.  Instead, all principal payments with respect to the group I or group II notes, as applicable, will be allocated to the group I or group II senior notes, respectively and, thereafter, principal will be paid to the class I-B noteholders, in the case of the group I notes, and sequentially to the class II-B noteholders then to the class II-C noteholders (in that order until each such class is paid in full), in the case of the group II notes.  However, if on a subsequent distribution date an applicable Note Parity Trigger is no longer in effect and the Cumulative Default Percentage for the group I or group II student loans, as applicable, does not exceed 25% and 17%, respectively (or such greater percentage consented to by each rating agency in writing), then a Subordinate Note Principal Trigger will no longer be in effect.

Deposits and Distributions

Deposits to the Collection Account.  On each determination date, which will be the third business day prior to each distribution date, the administrator will provide the indenture trustee and the paying agent with information regarding the distributions to be made on that distribution date.

On or before the business day preceding each monthly servicing payment date that is not a distribution date, the administrator will cause [(or will cause the master servicer and the eligible lender trustee to cause)] a portion of the amount of the Available Funds with respect to each of the group I and group II notes equal to the master servicing fee allocated to the group I and group II student loans, respectively, payable on that date to be deposited into the applicable sub-account of the collection account for payment to the master servicer (calculated separately for the group I and group II student loans).  On or before the business day prior to each distribution date, the administrator will cause (or will cause the master servicer and the eligible lender trustee to cause) the amount of Available Funds to be deposited into the collection account.

Certain fees and other amounts will be netted out of collections received on the student loans before those collections are allocated to each group’s Available Funds as follows: (a) with respect to the group I student loans only, any federal origination fee and federal consolidation loan rebate payable to the Department of Education on federal consolidation loans disbursed after October 1, 1993, (b) with respect to the group II student loans only, fees payable to a third party in respect of loans originated under the Campus Door Private Loan Program as described under “The Student Loan Pools—General” in this prospectus supplement, (c) any applicable administrative fees, late fees or similar fees received from a borrower, and (d) any collections in respect of principal on the group I or group II student loans, as the case may be, applied by the trust to repurchase guaranteed loans from the guarantors in accordance with the guarantee agreements.  See “Available Funds” in the glossary included at the end of this prospectus supplement.

Distributions from the Collection Account.  On each monthly servicing payment date that is not a distribution date, the administrator will instruct the paying agent to pay to the master servicer the related master servicing fee due on the group I and group II student loans for the period from and including the preceding monthly servicing payment date from amounts on deposit in the applicable sub-account of the collection account.

The order and priority of distributions differ, depending on whether (A) there has been no event of default and acceleration of the applicable group of notes under the indenture, (B) there has been an event of default and acceleration relating to failure to pay interest or principal, or following an insolvency or bankruptcy of the trust, for such group of notes, and (C) there has been an event of default and acceleration relating to uncured breaches of covenants or representations and warranties for such group of notes.  See “—Events of Default; Rights Upon an Event of Default” in this prospectus supplement.  In addition, within each of those categories, the order and priority of distributions depend upon the occurrence of note interest triggers and principal interest triggers.  See “Description of the Notes—The Notes—Distributions of Interest,” “—Distributions of Principal” and —Distributions” in this prospectus supplement.

Group I Notes.  On each distribution date, the administrator will instruct the paying agent and the indenture trustee to make the following distributions, in the amounts and in the order of priority specified below, to the extent of Group I Available Funds for the related collection period:

(A) Group I Distributions (before an Event of Default and acceleration of the Group I Notes)	(B) Group I Distributions (following an Event of Default and acceleration of the Group I Notes relating to failure to pay interest or principal, or following insolvency or bankruptcy of the trust)	(C) Group I Distributions (following an Event of Default and acceleration of the Group I Notes relating to uncured breaches of covenants or representations and warranties)

(1)

pari passu based on amounts due,  to each of the indenture trustee, the eligible lender trustee and the note registrar and paying agent for fees and expenses under the indenture allocated to the group I notes, not to exceed $400,000 per year in the aggregate, and to the owner trustee for fees and expenses due under the sale and servicing agreement and the trust agreement, allocated to the group I notes, not to exceed $50,000 per year in the aggregate;

(1)

pari passu based on amounts due,  to each of the indenture trustee, the eligible lender trustee and the note registrar and paying agent for fees and expenses under the indenture allocated to the group I notes, not to exceed $400,000 per year in the aggregate, and to the owner trustee for fees and expenses due under the sale and servicing agreement and the trust agreement, allocated to the group I notes, not to exceed $50,000 per year in the aggregate;

(1)

to the master servicer, the master servicing fee with respect to the group I student loans due on such distribution date and all prior unpaid master servicing fees allocated to the group I student loans;

(2)

pro rata to the master servicer for due and unpaid master servicing fees with respect to the group I student loans and to the administrator for due and unpaid administration fees allocated to the group I notes;

(2)

to the master servicer, the master servicing fee with respect to the group I student loans due on such distribution date and all prior unpaid master servicing fees allocated to the group I student loans;

(2) to the administrator, the portion of the administration fee allocated to the group I notes and all unpaid administration fees from prior collection periods allocated to the group I notes;		(3) to the administrator, the portion of the administration fee allocated to the group I notes and all unpaid administration fees from prior collection periods allocated to the group I notes;
(3) to the group I class A noteholders on a pro rata basis, the Noteholders’ Interest Distribution Amount for the group I class A notes;	(3) to the group I class A noteholders on a pro rata basis, for amounts due and unpaid on the group I class A notes for interest;	(4) to the group I class A noteholders on a pro rata basis, the Noteholders’ Interest Distribution Amount for the group I class A notes;
(4) provided that a Class I-B Note Interest Trigger is not in effect on such distribution date, to the class I-B noteholders, the Noteholders’ Interest Distribution Amount for the class I-B notes;		(5) provided that a Class I-B Note Interest Trigger is not in effect on such distribution date, to the class I-B noteholders, the Noteholders’ Interest Distribution Amount for the class I-B notes;

(5)

to the group I noteholders, the Group I Principal Distribution Amount in the following order of priority: (a) prior to the stepdown date for the group I notes, or after the stepdown date if a Subordinate Note Principal Trigger for the group I notes is in effect, the Group I Principal Distribution Amount for the group I notes will be payable solely to the group I senior notes in sequential order beginning with the class I-A-1 notes until paid in full and then to the class I-A-2 notes until paid in full; and (b) after the stepdown date and so long as no Subordinate Note Principal Trigger is in effect, the senior percentage of the Principal Distribution Amount for the group I notes will be payable to the group I senior notes (in the same order of priority as described in the preceding sentence) and the subordinate percentage of the Group I Principal Distribution Amount will be payable to the Class I-B notes;

(4)

to the group I class A noteholders for amounts due and unpaid on the group I class A notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the group I class A notes for principal, until the outstanding amount of each such class of group I class A notes is zero;

(6)

to the group I noteholders, the Group I Principal Distribution Amount in the following order of priority: (a) prior to the stepdown date for the group I notes, or after the stepdown date if a Subordinate Note Principal Trigger for the group I notes is in effect, the Group I Principal Distribution Amount for the group I notes will be payable solely to the group I senior notes in sequential order beginning with the class I-A-1 notes until paid in full and then to the class I-A-2 notes until paid in full; and (b) after the stepdown date and so long as no Subordinate Note Principal Trigger is in effect, the senior percentage of the Principal Distribution Amount for the group I notes will be payable to the group I senior notes (in the same order of priority as described in the preceding sentence) and the subordinate percentage of the Group I Principal Distribution Amount will be payable to the Class I-B notes;

(6) to the group I reserve account, an amount, up to the amount, if any, necessary to reinstate the balance of the group I reserve account to the related Specified Reserve Account Balance;		(6) to the group I reserve account, an amount, up to the amount, if any, necessary to reinstate the balance of the group I reserve account to the related Specified Reserve Account Balance;
(7) if a Class I-B Note Interest Trigger for the group I notes is in effect, to the Class I-B noteholders, the Noteholders’ Interest Distribution Amount for the Class I-B notes;	(5) to the holders of the class I-B noteholders, for amounts due and unpaid on the class I-B notes for interest;	(7) if a Class I-B Note Interest Trigger for the group I notes is in effect, to the Class I-B noteholders, the Noteholders’ Interest Distribution Amount for the Class I-B notes;
(6) to the class I-B noteholders for amounts due and unpaid on the class I-B notes for principal, until the outstanding amount of the class I-B notes is zero;

(7)

to each of the owner trustee, the indenture trustee, the eligible lender trustee and the note registrar and paying agent (pari passu based on amounts due) for fees and expenses due under the Indenture, or, in the case of the owner trustee, under the sale and servicing agreement and the trust agreement but only to the extent not paid pursuant to priority (1) above;

(8)

to each of the owner trustee, the indenture trustee, the eligible lender trustee and the note registrar and paying agent (pari passu based on amounts due) for fees and expenses due under the Indenture, or, in the case of the owner trustee, under the sale and servicing agreement and the trust agreement but only to the extent not paid pursuant to priority (1) above

(8)

after all payments shown above are made, and if Group II Available Funds are insufficient to make all required payments to or for the benefit of group II noteholders below, any remaining amounts will be paid to the group II noteholders, the master servicer and/or the administrator, as applicable, in the order and for the purposes set forth below up to the amount of such deficiency in Group II Available Funds; and

(8)

after all payments shown above are made, and if Group II Available Funds are insufficient to make all required payments to or for the benefit of group II noteholders below, any remaining amounts will be paid to the group II noteholders, the master servicer and/or the administrator, as applicable, in the order and for the purposes set forth below up to the amount of such deficiency in Group II Available Funds; and

(9)

after all payments shown above are made, and if Group II Available Funds are insufficient to make all required payments to or for the benefit of group II noteholders below, any remaining amounts will be paid to the group II noteholders, the master servicer and/or the administrator, as applicable, in the order and for the purposes set forth below up to the amount of such deficiency in Group II Available Funds; and

(9) to the Certificateholder, any remaining amounts after the application of clauses (1) through (8).	(9) to the Certificateholder, any remaining amounts after the application of clauses (1) through (8).	(10) to the Certificateholder, any remaining amounts after the application of clauses (1) through (9).

Group II Notes.  On each distribution date, the administrator will instruct the paying agent and the indenture trustee to make the following distributions, in the amounts and in the order of priority specified below, to the extent of Group II Available Funds for the related collection period:

(A) Group II Distributions (before an Event of Default and acceleration of the Group II Notes)	(B) Group II Distributions (following an Event of Default and acceleration of the Group II Notes relating to failure to pay interest or principal, or following insolvency or bankruptcy of the trust)	(C) Group II Distributions (following an Event of Default and acceleration of the Group II Notes relating to uncured breaches of covenants or representations and warranties)

(1)

pari passu based on amounts due,  to each of the indenture trustee, the eligible lender trustee and the note registrar and paying agent for fees and expenses under the indenture allocated to the group II notes, not to exceed $400,000 per year in the aggregate, and to the owner trustee for fees and expenses due under the sale and servicing agreement and the trust agreement, allocated to the group II notes, not to exceed $50,000 per year in the aggregate;

(1)

pari passu based on amounts due,  to each of the indenture trustee, the eligible lender trustee and the note registrar and paying agent for fees and expenses under the indenture allocated to the group II notes, not to exceed $400,000 per year in the aggregate, and to the owner trustee for fees and expenses due under the sale and servicing agreement and the trust agreement, allocated to the group II notes, not to exceed $50,000 per year in the aggregate;

(1)

to the master servicer, the master servicing fee with respect to the group II student loans due on such distribution date and all prior unpaid master servicing fees allocated to the group II student loans;

(2)

pro rata to the master servicer for due and unpaid master servicing fees with respect to the group II student loans and to the administrator for due and unpaid administration fees allocated to the group II notes;

(2)

to the master servicer, the master servicing fee with respect to the group II student loans due on such distribution date and all prior unpaid master servicing fees allocated to the group II student loans;

(2) to the administrator, the portion of the administration fee allocated to the group II notes and all unpaid administration fees from prior collection periods allocated to the group II notes;		(3) to the administrator, the portion of the administration fee allocated to the group II notes and all unpaid administration fees from prior collection periods allocated to the group II notes;
(3) to the group II class A noteholders on a pro rata basis, the Noteholders’ Interest Distribution Amount for the group II class A notes;	(3) to the group II class A noteholders on a pro rata basis for amounts due and unpaid on the group II class A notes for interest;	(4) to the group II class A noteholders on a pro rata basis, the Noteholders’ Interest Distribution Amount for the group II class A notes;
(4) provided that a Class II-B Note Interest Trigger is not in effect on such distribution date, to the class II-B noteholders, the Noteholders’ Interest Distribution Amount for the class II-B notes;		(5) provided that a Class II-B Note Interest Trigger is not in effect on such distribution date, to the class II-B noteholders, the Noteholders’ Interest Distribution Amount for the class II-B notes;
(5) provided that a Class II-C Note Interest Trigger is not in effect on such distribution date, to the class II-C noteholders, the Noteholders’ Interest Distribution Amount for the class II-C notes;		(6) provided that a Class II-C Note Interest Trigger is not in effect on such distribution date, to the class II-C noteholders, the Noteholders’ Interest Distribution Amount for the class II-C notes;

(6)

to the group II noteholders, the Group II Principal Distribution Amount in the following order of priority: (a) prior to the stepdown date for the group II notes, or after the stepdown date if a Subordinate Note Principal Trigger for the group II notes is in effect, the Group II Principal Distribution Amount for the group II notes will be payable solely to the group II senior notes in sequential order, first to the class II-A-1 notes until paid in full, then to the class II-A-2 notes until paid in full, then to the class II-A-3 notes until paid in full and then to the class II-A-4 notes until paid in full and, after the stepdown date, if a Subordinate Note Principal Trigger remains in effect following the payment in full of the group II senior notes, the remaining Group II Principal Distribution Amount will be distributed in sequential order first to the Class II-B notes until paid in full, then to the Class II-C notes until paid in full and (b) after the related stepdown date and so long as no Subordinate Note Principal Trigger for the group II notes is in effect, the applicable senior percentage of the Principal Distribution Amount for the group II notes will be payable to the group II senior notes (in the same order of priority as described in clause (a) above) and the subordinate percentage of the Group II Principal Distribution Amount will be payable to the group II subordinate notes (pro rata based on their respective principal amounts);

(4)

to the group II class A noteholders for amounts due and unpaid on the group II class A notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the group II class A notes for principal, until the outstanding amount of each such class of group II class A notes is zero;

(7)

to the group II noteholders, the Group II Principal Distribution Amount in the following order of priority: (a) prior to the stepdown date for the group II notes, or after the stepdown date if a Subordinate Note Principal Trigger for the group II notes is in effect, the Group II Principal Distribution Amount for the group II notes will be payable solely  to the group II senior notes in sequential order, first to the class II-A-1 notes until paid in full, then to the class II-A-2 notes until paid in full, then to the class II-A-3 notes until paid in full and then to the class II-A-4 notes until paid in full and, after the stepdown date, if a Subordinate Note Principal Trigger remains in effect following the payment in full of the group II senior notes, the remaining Group II Principal Distribution Amount will be distributed in sequential order first to the Class II-B notes until paid in full, then to the Class II-C notes until paid in full and (b) after the related stepdown date and so long as no Subordinate Note Principal Trigger for the group II notes is in effect, the applicable senior percentage of the Principal Distribution Amount for the group II notes will be payable to the group II senior notes (in the same order of priority as described in clause (a) above) and the subordinate percentage of the Group II Principal Distribution Amount will be payable to the group II subordinate notes (pro rata based on their respective principal amounts);

(7) to the group II reserve account, an amount, up to the amount, if any, necessary to reinstate the balance of the group II reserve account to the related Specified Reserve Account Balance;		(8) to the group II reserve account, an amount, up to the amount, if any, necessary to reinstate the balance of the group II reserve account to the related Specified Reserve Account Balance;
(8) if a Class II-B Note Interest Trigger for the group II notes is in effect, to the class II-B noteholders, the Noteholders’ Interest Distribution Amount for the class II-B notes;	(5) to the class II-B noteholders, for amounts due and unpaid on the class II-B notes for interest;	(9) if a Class II-B Note Interest Trigger for the group II notes is in effect, to the class II-B noteholders, the Noteholders’ Interest Distribution Amount for the class II-B notes;
(9) if a Class II-C Note Interest Trigger for the group II notes is in effect, to the class II-C noteholders, the Noteholders’ Interest Distribution Amount for the class II-C notes;	(6) to the class II-C noteholders for amounts due and unpaid on the class II-C notes for interest;	(10) if a Class II-C Note Interest Trigger for the group II notes is in effect, to the class II-C noteholders, the Noteholders’ Interest Distribution Amount for the class II-C notes;
(7) to the class II-B noteholders for amounts due and unpaid on the class II-B notes for principal, until the outstanding amount of the class II-B notes is zero;
(8) to the class II-C noteholders for amounts due and unpaid on the class II-C notes for principal, until the outstanding amount of the class II-C notes is zero;

(9)

to each of the owner trustee, the indenture trustee, the eligible lender trustee and the note registrar and paying agent (pari passu based on amounts due) for fees and expenses due under the Indenture, or, in the case of the owner trustee, under the sale and servicing agreement and the trust agreement but only to the extent not paid pursuant to priority (1) above;

(11)

to each of the owner trustee, the indenture trustee, the eligible lender trustee and the note registrar and paying agent (pari passu based on amounts due) for fees and expenses due under the Indenture, or, in the case of the owner trustee, under the sale and servicing agreement and the trust agreement but only to the extent not paid pursuant to priority (1) above

(10)

after all payments shown above are made, and if Group I Available Funds are insufficient to make all required payments to or for the benefit of group I noteholders above, any remaining amounts will be paid to the group I noteholders, the master servicer and/or the administrator, as applicable, in the order and for the purposes set forth above up to the amount of such deficiency in Group I Available Funds; and

(10)

after all payments shown above are made, and if Group I Available Funds are insufficient to make all required payments to or for the benefit of group I noteholders above, any remaining amounts will be paid to the group I noteholders, the master servicer and/or the administrator, as applicable, in the order and for the purposes set forth above up to the amount of such deficiency in Group I Available Funds; and

(12)

after all payments shown above are made, and if Group I Available Funds are insufficient to make all required payments to or for the benefit of group I noteholders above, any remaining amounts will be paid to the group I noteholders, the master servicer and/or the administrator, as applicable, in the order and for the purposes set forth above up to the amount of such deficiency in Group I Available Funds; and

(11) to the Certificateholder, any remaining amounts after the application of clauses (1) through (10).	(11) to the Certificateholder, any remaining amounts after the application of clauses (1) through (10).	(13) to the Certificateholder, any remaining amounts after the application of clauses (1) through (12).

The noteholders will not have any further rights to Available Funds distributed to the certificateholder as described above.

Also, if as of the special determination date (after giving effect to all purchases of subsequent student loans on that date) either the group I or group II subsequent student loan sub-account of the group I or group II pre-funding account, as the case may be, has not been reduced to zero, the indenture trustee will withdraw all remaining sums on the distribution date corresponding to the special redemption date and, (x) if the amount in either subsequent student loan sub-account is greater than $10,000,000, distribute those amounts pro rata to each class of group I senior notes or group II senior notes, as applicable, based on the initial principal amount of each class of senior notes in the related group of notes, as a payment of principal, and (y) if the amount in either subsequent student loan sub-account is $10,000,000 or less, transfer those amounts to the group I or group II other student loan sub-account, as applicable.

Events of Default, Rights Upon an Event of Default

The following events constitute events of default under the indenture:

·

a default for three business days or more in the payment of any interest on any note after the same becomes due and payable, subject, however, to the existence of any note interest trigger;

·

a default in the payment of the principal of or any installment of the principal of any note (x) when the same becomes due and payable (but only to the extent there exist sufficient group I or group II available funds, as applicable, therefor), or (y) on the final maturity date with respect thereto;

·

a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes of the related group then outstanding;

·

any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes of the related group then outstanding; or

·

certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

Upon an event of default under the indenture, (a) the holders of notes representing not less than a majority of the outstanding principal amount of the group I senior notes (until all group I senior notes have been paid in full, and then the holders of notes representing not less than a majority of outstanding principal amount of the group I subordinate notes) will have the right to exercise remedies on behalf of all the group I noteholders and (b) the holders of notes representing not less than a majority of outstanding principal amount of the group II senior notes (until such time as all group II senior notes have been paid in full, and then the holders of notes representing not less than a majority of outstanding principal amount of the class II-B notes until such time as all class II-B notes have been paid in full, and then the holders of notes representing not less than a majority of outstanding principal amount of the class II-C notes until such time as all class II-C notes have been paid in full) will have the right to exercise remedies on behalf of all the group II noteholders.

The indenture trustee at the written direction of the noteholders then exercising remedies on behalf of the group I notes or the group II notes may sell the group I or group II student loans, as applicable, subject to certain conditions set forth in the indenture following an event of default, including a default in the payment of any principal when due or a default for three business days or more in the payment of any interest on any note in either group of notes (to the extent described in the following paragraph).  See “Description of the Notes—The Indenture—Events of Default; Rights upon Event of Default” in the base prospectus.

The order and priority of distributions for each group of notes depend upon whether (A) there has been no event of default and acceleration of the applicable group of notes under the indenture, (B) there has been an event of default and acceleration relating to failure to pay interest or principal, or following an insolvency or bankruptcy of the trust, for such group of notes, and (C) there has been an event of default and acceleration relating to uncured breaches of covenants or representations and warranties for such group of notes.  See “—Deposits and Distributions” above.

As set forth above, the failure to pay the related Noteholders’ Principal Distribution Amount with respect to any class of notes on any distribution date will not be an event of default until the final maturity date for that class of notes.

Determination of LIBOR

The administrator will determine on each LIBOR determination date Three Month LIBOR and, with respect to the first part of the initial interest period (from the closing date to but excluding [____], 200    ), the blended rate described below, for purposes of calculating the interest due on each class of notes, for each given interest period.

LIBOR, for any interest period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the interest period, which appears on Money line Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on Money line Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable interest period will be LIBOR for the specified maturity in effect for the previous interest period.

For this purpose:

·

“LIBOR determination date” means, for each interest period, the second business day before the beginning of that interest period.

·

“Money line Telerate Page 3750” means the display page so designated on the Money line Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

·

“Reference Banks” means four major banks in the London interbank market selected by the administrator.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR-based notes, interest due for any interest period will always be determined based on the actual number of days elapsed in the interest period over a 360-day year.

For each class of LIBOR-based notes, LIBOR for the first interest period will be determined by the following formula:

x + [     /     *  (y-x)]

where:

x =         -month LIBOR, and

y =         -month LIBOR.

 THE CERTIFICATES

On the closing date, the trust will issue a single class of certificates to the depositor or an affiliate of the depositor as its designee.  The certificates will represent the residual interest in the trust’s assets.  The certificates will not have a principal amount and will not bear interest.  On each distribution date, the certificates will not be entitled to any distributions with respect to Group I or Group II Available Funds, as applicable, until all amounts owed to the group I noteholders and the group II noteholders have been paid.  Once a distribution has been made on the certificates, it will not be available to pay any of the noteholders. The certificates are not being offered by this prospectus supplement.  Any information in this prospectus supplement relating to the certificates is solely for informational purposes for a better understanding of the notes.

 THE TRANSFER AND SERVICING AGREEMENTS

General

The information below supplements the summary in the base prospectus of the primary terms of the following transfer and servicing agreements:

·

the sale and servicing agreement, under which the trust and the eligible lender trustee on behalf of the trust with respect to legal title will purchase, the master servicer will service (or will cause the sub-servicers to service) and the administrator will perform certain administrative functions with respect to the student loans;

·

the administration agreement, dated as of         , 200    , among the administrator, the trust and the indenture trustee, under which the administrator will perform other administrative duties with respect to the trust and the student loans;

·

the student loan transfer agreement;

·

the trust agreement; and

·

the indenture.

The summary does not cover every detail and is subject to the provisions of these transfer and servicing agreements.

Sale of Student Loans; Representations and Warranties

On or before the closing date, under the student loan transfer agreement, the seller will sell and assign to the depositor, without recourse, its entire interest in the initial student loans, all collections received and to be received with respect to the initial student loans for the period on and after the cutoff date and all the assigned rights, if any.  As part of the student loan transfer agreement, the seller will make certain representations and warranties concerning the student loans.

On or before the closing date, under the sale and servicing agreement, the depositor will sell and assign to the eligible lender trustee on behalf of the trust, without recourse, its entire interest in the initial student loans, all collections received and to be received with respect to the initial student loans for the period on and after the cutoff date and all the assigned rights relating to the initial student loans.  Each initial student loan will be identified in schedules appearing as an exhibit to the sale and servicing agreement.  The owner trustee, on behalf of the trust, will, concurrently with the sale and assignment, execute, authenticate and deliver the notes.  The net proceeds received from the sale of the notes and the certificates will be applied by the depositor to the purchase of the student loans and the related assigned rights from the seller and to the initial deposits into the pre-funding accounts and the reserve accounts described in this prospectus supplement.  See “Use of Proceeds” and “The Transfer and Servicing Agreements—Additional Fundings” in this prospectus supplement for a description of the application of funds on deposit in each of the pre-funding accounts during the Funding Period.

In the sale and servicing agreement, the depositor will make certain representations and warranties with respect to the student loans to the trust for the benefit of the certificateholders and the notes and will have certain cure, repurchase/substitution and reimbursement obligations with respect to any breaches (or the depositor will cause KBNA to fulfill these obligations under the student loan transfer agreement).  See “The Transfer and Servicing Agreements” in the base prospectus.

To assure uniform quality in servicing and to reduce administrative costs, each sub-servicer will be appointed custodian on behalf of the indenture trustee and the trust of the promissory notes representing the student loans which that sub-servicer is servicing on behalf of the master servicer.  The depositor’s, the seller’s, the master servicer’s and each sub-servicer’s accounting and other records will reflect the sale and assignment of the student loans to the eligible lender trustee on behalf of the trust, and Uniform Commercial Code financing statements reflecting this sale and assignment will be filed.

Accounts

The administrator will establish and maintain the following separate segregated trust accounts:

·

the collection account, which will have one sub-account for each group of student loans, which on the closing date will have $0 and $0, respectively, on deposit;

·

the group I pre-funding account (which will consist of two sub-accounts, the group I subsequent student loan sub-account and the group I other student loan sub-account);

·

the group II pre-funding account (which will consist of two sub-accounts, the group II subsequent student loan sub-account and the group II other student loan sub-account);

·

the group I and group II escrow accounts;

·

the group I and group II reserve accounts

·

[OTHER ACCOUNTS].

Each of these accounts will be established in the name of the indenture trustee on behalf of the noteholders and the trust.

Funds in the trust accounts will be invested as provided in the sale and servicing agreement in eligible investments.  Eligible investments are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the nationally recognized statistical rating agencies rating the Notes as being consistent with the rating of the notes.  Subject to certain conditions, eligible investments may include securities or other obligations issued by KBNA or its affiliates, or trusts originated by KBNA or its affiliates, or shares of investment companies for which KBNA or its affiliates may serve as the investment advisor.  Eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution date.  Investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the applicable sub-account of the collection account on each distribution date and will be treated as collections of interest on the student loans.  See “The Transfer and Servicing Agreements—Accounts” in the base prospectus.

The trust accounts will be maintained as Eligible Deposit Accounts.

Additional Fundings

The trust may make additional fundings from the applicable sub-account of the related pre-funding account and the related escrow account on subsequent transfer dates during the Funding Period consisting of amounts paid to the depositor to acquire subsequent student loans and other student loans from the seller as of the applicable subsequent cutoff dates, including payment of capitalized interest on any student loans and payment of related fee advances as provided in the sale and servicing agreement.

On the closing date, the depositor will deposit a pre-funded amount of approximately $[____] with respect to the group I notes into the group I pre-funding account from the proceeds of the sale of the group I notes, and a pre-funded amount of approximately $[____] with respect to the group II notes into the group II pre-funding account from the proceeds of the sale of the group II notes.

For the group I pre-funding account, approximately $[____] of the group I pre-funded amount will be allocated to the group I subsequent student loan sub-account and approximately $[_____] will be allocated to the group I other student loan pre-funding sub-account.

For the group II pre-funding account, approximately $[____] of the group II pre-funded amount will be allocated to the group II subsequent student loan sub-account and approximately $[_____] will be allocated to the group II other student loan pre-funding sub-account.

The trust intends to use the funds on deposit in the subsequent student loan pre-funding sub accounts to acquire subsequent student loans on or prior to the special determination date.

Funds on deposit in the other student loan pre-funding sub-account of each related pre-funding account will be used from time to time during the Funding Period, subject to certain limitations described below, together with any amounts on deposit in the related escrow account, to purchase from the depositor, for an amount equal to 100% of the aggregate principal balance thereof plus accrued interest (to the extent capitalized or to be capitalized), other student loans made by the seller to those eligible borrowers who have student loans that are part of the related pool of student loans, including payment of capitalized interest on any student loans and payment of related fee advances.  See “The Student Loan Financing Business—Federal Loans Under the Programs—The Federal Consolidation Loan Program” and “—Private Loans Under the Programs—Private Consolidation Loans” in the base prospectus.

All additional student loans to be acquired by the depositor on each subsequent transfer date will be purchased from the seller pursuant to the student loan transfer agreement and the applicable subsequent transfer agreement.  Any additional student loan will be a group I student loan if it is a federal loan or will be a group II student loan if it is a private loan.

The depositor expects that the total amount of additional fundings from the pre-funding accounts will approximate 100% of the initial pre-funded amounts by the last day of the collection period relating to the           200      distribution date; however, we can provide you no assurance that a sufficient amount of additional fundings will be made during this time.  If, on the special determination date, the amount on deposit in either the group I or group II subsequent student loan sub-account is [$10,000,000] or less, the indenture trustee, or the administrator on its behalf, will transfer these amounts to the group I or group II other student loan sub-account, as applicable; or if the amount in either sub-account is greater than [$10,000,000], the indenture trustee, or the administrator on its behalf, will distribute these amounts to each class of senior notes, pro rata, based on the initial principal amount of each class of senior notes in the related group of notes.  Also, if the group I or group II pre-funded amount has not been reduced to zero by the end of the Funding Period, any amounts remaining in the group I or group II pre-funding account will be deposited into the related sub-account of the collection account for distribution on the immediately following distribution date.  This reduction in the group I or group II pre-funded amount will result in a corresponding increase in the amount of principal distributable to the group I or group II notes, as applicable, on that distribution date.

The group I and group II pre-funded amounts will also be available on each monthly servicing payment date to cover any shortfalls in payments of the master servicing fee with respect to the group I and group II student loans, and on each distribution date to fund any related interest and expense draws and related realized loss draws, each with respect to the related group of notes, to the extent funds on deposit in the group I or group II reserve account, as applicable, are insufficient or unavailable, as the case may be, to cover these amounts.  Amounts withdrawn from either of the pre-funding accounts for the purposes described in this paragraph will not be replenished with future available funds.

In addition to the conditions set forth under “The Student Loan Pools—General” in this prospectus supplement, the obligation of the eligible lender trustee to purchase any additional student loan on behalf of the trust is subject to the following conditions, among others:

·

the additional student loan must satisfy all applicable origination requirements and all other requirements specified in the sale and servicing agreement or related agreements;

·

neither the depositor nor the seller will select the additional student loan in a manner that it believes is adverse to the interests of the related noteholders; and

·

the depositor and the seller will deliver certain opinions of counsel to the indenture trustee and the rating agencies with respect to the validity of the conveyance of the additional student loan.

In addition, (a) no consolidation loan will be transferred to the trust after         , 20     unless at least one underlying student loan was held by the eligible lender trustee on behalf of the trust at the time of consolidation and (b) no serial loan will be transferred to the trust unless the borrower of the loan is the borrower for one or more student loans already owned by the trust.

On each subsequent transfer date, the seller will sell and assign, without recourse, to the depositor, and the depositor will sell and assign, without recourse, to the eligible lender trustee on behalf of the trust, its respective entire interest in other student loans made or, with respect to subsequent student loans, owned during the period preceding the applicable subsequent transfer date, as of the subsequent cutoff date specified in the applicable subsequent transfer agreements to be delivered on that subsequent transfer date.  Subsequent transfer dates will be as scheduled by the seller and will generally occur once per month, or as otherwise designated by the seller during the Funding Period.

Subject to the satisfaction of the conditions described in the preceding paragraph, the seller will convey the additional student loans to the depositor, and the depositor will convey the additional student loans to the eligible lender trustee on behalf of the trust on each subsequent transfer date under the student loan transfer agreement, the sale and servicing agreement and the applicable subsequent transfer agreement (one between the seller and the depositor, and the other between the depositor and the eligible lender trustee on behalf of the trust) executed by the seller, the depositor, the master servicer, the eligible lender trustee and the administrator, as applicable, on the subsequent transfer date.  Each subsequent transfer agreement will include as an exhibit a schedule identifying each additional student loan transferred on the subsequent transfer date.  Upon the conveyance of additional student loans to the eligible lender trustee on behalf of the trust, the related Pool Balance of the group I or group II student loans will increase in an amount equal to the aggregate principal balances of the additional student loans (less any existing student loans being repaid pursuant to any consolidation loans included within the additional student loans) and an amount equal to the purchase price of the additional student loans will be withdrawn first from the group I or group II escrow account, as applicable, to the extent amounts therein and then with respect to subsequent student loans or other student loans, during the Funding Period, from the applicable sub-account of the group I or group II pre-funding account, as applicable, on that date and transferred to the depositor, who will use the proceeds to pay the seller for the additional student loans.

The purchase price of each subsequent student loan and each other student loan will be an amount equal to 100% with respect to each of the group I student loans, or 100%, with respect to each of the group II student loans, respectively, in each case of the aggregate principal balance thereof as of its related subsequent cutoff date.  For purposes of these calculations, the aggregate principal balance of each student loan includes accrued interest from the date of origination to the related subsequent cutoff date, in each case expected to be capitalized upon entry into repayment, and any lost interest subsidy payments and special allowance payments with respect thereto.

With respect to any consolidation loan to be made by the seller to a given borrower, the eligible lender trustee on behalf of the trust will convey to the depositor and the depositor will convey to the seller all underlying federal loans and underlying private loans, as applicable (each as described under “The Student Loan Financing Business” in the base prospectus) held by it with respect to that borrower, as specified in a notice delivered by or on behalf of the seller.  In exchange for and simultaneously with this conveyance, the depositor will or will cause the seller to deposit into the applicable escrow account an amount of cash equal to the principal balances of all such underlying federal loans and underlying private loans, plus accrued interest to the date of the conveyance.  Each purchase of a serial loan will be funded by means of a transfer during the Funding Period, from the related sub-account of the group I or group II funding account, as applicable, of an amount equal to the purchase price of the serial loan.

Amounts on deposit in the escrow accounts will be invested in eligible investments (see “—Accounts” above) and will be used on succeeding subsequent transfer dates, as described above, to purchase additional student loans from the seller.  Any amounts remaining in either the group I or group II escrow account on the last possible subsequent transfer date after giving effect to the conveyance of all such additional student loans on that subsequent transfer date will be deposited into the related sub-account of the collection account and distributed as Group I or Group II Available Funds, as applicable, on the distribution date immediately following the final subsequent transfer date.

Servicing Procedures

Under the sale and servicing agreement, the master servicer has agreed to service and perform all other related tasks (or to cause the sub-servicers to service and perform all other related tasks) with respect to the student loans acquired from time to time.  So long as no claim is being made against a guarantor for any student loan which a sub-servicer is servicing, the sub-servicers will hold, as custodian on behalf of the trust and the indenture trustee, the student loan notes (or copies of master promissory notes) evidencing, and other documents relating to, that student loan.  The master servicer is required under the sale and servicing agreement (or must cause a sub-servicer) to manage, service, administer and make collections on the student loans with reasonable care, using that degree of skill and attention that the master servicer exercises with respect to comparable student loans held in securitization trusts that it services but in any event, in accordance with customary and usual standards of practice of prudent loan servicers administering similar student loans.

Without limiting the foregoing, the responsibilities of the master servicer under the sale and servicing agreement (or of a sub-servicer pursuant to a sub-servicing agreement) include, but are not limited to, the following: collecting and depositing into the applicable sub-account of the collection account (or, in the event that daily deposits into the collection account are not required, paying to the administrator) all payments with respect to the student loans the master servicer (or a sub-servicer) is servicing, including claiming and obtaining any guarantee payments with respect thereto, but excluding such tasks with respect to interest subsidy payments and special allowance payments (which the administrator and the eligible lender trustee have agreed to perform, see “—Administrator” below), responding to inquiries from borrowers on those student loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers.

In addition, the master servicer will (or will cause each sub-servicer to) keep ongoing records with respect to these student loans and collections thereon and will furnish periodic statements to the administrator regarding this information, in accordance with the master servicer’s (or such sub-servicer’s) customary practices with respect to the seller and as otherwise required in the sale and servicing agreement.  Without being released from its obligations under the sale and servicing agreement, the master servicer may cause the sub-servicers to perform some or all of its duties listed above on its behalf pursuant to the sub-servicing agreements, and in the event that any of these duties require consents, approvals or licenses under the Higher Education Act or otherwise, the master servicer will appoint one or more sub-servicers that possess such consents, approvals and licenses to act on its behalf.  However, the master servicer will still be responsible for the failure of any sub-servicer to perform these activities.  In its capacity as a sub-servicer, each of PHEAA and Great Lakes may from time to time be required on behalf of the trust to file claims against, and pursue the receipt of guarantee payments from, itself as a federal guarantor.

Payments on Student Loans

Except as provided below, the master servicer or a sub-servicer, as applicable, will deposit all payments on student loans (from whatever source), and all proceeds of student loans collected by it during each collection period into the related sub-account of the collection account with respect to the group I or group II student loans, as applicable, within two business days of receipt.  Except as provided below, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments with respect to the student loans received by it during each collection period into the related sub-account of the collection account within two business days of receipt.

Notwithstanding the foregoing, for so long as KBNA is the master servicer, and provided that (x) there exists no master servicer default (as described below), (y) each other condition to making quarterly deposits as may be specified by the rating agencies is satisfied, and (z) the master servicer maintains certain minimum required ratings on its short-term and long-term debt obligations, each sub-servicer and the eligible lender trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the collection account to the master servicer, and the master servicer will not be required to deposit these amounts into the collection account until on or before the business day immediately preceding each monthly servicing payment date (to the extent of the master servicing fee payable on that date) and on or before the business day immediately preceding each distribution date (to the extent of the remainder of such amounts).  In this event, the master servicer will deposit the aggregate purchase amounts of student loans repurchased by the depositor (or KBNA acting on its behalf) or purchased by the master servicer into the related sub-account of the collection account on or before the third business day preceding each distribution date.

The purchase amount, in the event of any such repurchase is, as of the close of business on the last day of a collection period, (1) 100% of the amount required to repay in full a federal loan, and (2) 100% of the amount required to repay in full a guaranteed or unguaranteed private loan, in each case under their terms including all accrued interest expected to be capitalized upon entry into repayment and, in the case of any group I student loan, any lost interest subsidy payments and special allowance payments related thereto.

Master Servicer Covenants

In the sale and servicing agreement, the master servicer covenants that:

·

it will or will cause each sub-servicer to duly satisfy all obligations on its part to be fulfilled under or in connection with the student loans the master servicer or a sub-servicer is servicing, maintain in effect all qualifications required to service these student loans and comply in all material respects with all requirements of law in connection with servicing these student loans, the failure to comply with which would have a materially adverse effect on the noteholders;

·

it will not permit nor permit a sub-servicer to permit any rescission or cancellation of a student loan which the master servicer or a sub-servicer is servicing except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the owner trustee, the eligible lender trustee and the indenture trustee;

·

except as otherwise set forth in the sale and servicing agreement it will not and will not permit a sub-servicer to impair the rights of the noteholders in those student loans; and

·

it will not nor permit a sub-servicer to reschedule, revise, defer or otherwise compromise with respect to payments due on any such student loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with practices employed by the master servicer with respect to comparable student loans held in securitization trusts that it services, but in any event in accordance with customary and usual standards of practice of prudent loan servicers administering similar student loans.

Under the terms of the sale and servicing agreement, if the depositor, the master servicer or the eligible lender trustee discovers, or the eligible lender trustee receives written notice from the depositor or the master servicer, that any covenant of the master servicer (or covenants made by the master servicer relating to either of the sub-servicers), set forth above has not been complied with by the master servicer (or a sub-servicer) in all material respects and such noncompliance has not been cured within 60 days of such discovery or receipt of written notice and has a materially adverse effect on the interests of the related noteholders in any student loan (it being understood that in the case of any guaranteed student loan, any breach that does not affect the related guarantor’s obligation to guarantee payment of that student loan will not be considered to have a material adverse effect), unless the breach is cured, the master servicer will purchase such student loan or replace such student loan with a qualified substitute as of the first day following the end of the 60-day period that is the last day of a collection period.  In the event of a repurchase, the master servicer will be obligated to deposit into the related sub-account of the collection account an amount equal to the purchase amount of the student loan and the trust’s interest in that student loan will be automatically assigned to the master servicer.  In addition, the master servicer will reimburse the trust with respect to any federal loan for any accrued interest amounts that a federal guarantor refuses to pay under its guarantee agreement due to, or for any interest subsidy payments and special allowance payments that are lost or that must be repaid to the Department of Education as a result of, a breach of any such covenant of the master servicer.

Upon the occurrence and continuance of a master servicer default, with respect to the group I student loans, the group I noteholders then controlling remedies under the indenture, and with respect to the group II student loans, the group II noteholders then controlling remedies under the indenture, may direct the indenture trustee to terminate the master servicer and appoint a successor master servicer with respect to that group of student loans.  In that event, a different master servicer may service each group of student loans.  See, “The Transfer and Servicing Agreements—Master Servicer Default; Administrator Default” and “—Rights Upon Master Servicer Default and Administrator Default” in the base prospectus for a description of the Master Servicer Defaults and the available remedies.  See also “Risk Factors” in this prospectus supplement and in the base prospectus.

Incentive Programs

Certain incentive programs currently or hereafter made available by the seller to borrowers may also be made available by the master servicer or a sub-servicer to borrowers with student loans in the trust.  If an incentive program is not in existence as of the date of the base prospectus and such incentive program effectively reduces borrower payments on student loans and, with respect to federal loans, is not required by the Higher Education Act, such incentive program will be applicable to the student loans only if and to the extent that the master servicer or a sub-servicer receives payment on behalf of the trust from the seller in an amount sufficient to offset these effective yield reductions.  See “The Student Loan Financing Business—Federal Loan Incentive Programs” and “—Private Loan Incentive Programs” in the base prospectus.

Servicing Compensation

The master servicer will be entitled to receive, subject to the limitations set forth in the following paragraph, a master servicing fee monthly in an amount equal to [    ]% on an annualized basis of the related Pool Balance of each group of student loans as of the last day of the immediately preceding calendar month, together with applicable administrative fees, late fees and similar charges, as compensation for performing the functions as master servicer for the trust.  The percentage of the Pool Balance payable to the master servicer may be subject to reasonable increase agreed to by the administrator, the owner trustee, the eligible lender trustee, each rating agency and the master servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the master servicer in providing the services to be provided under the sale and servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postal rates or some other identifiable cost increasing event with respect to the master servicer or a sub-servicer.  The master servicing fee (together with any portion of the master servicing fee that remains unpaid from prior distribution dates) will be payable on each monthly servicing payment date, which will be the ____ day of each month (or if that day is not a business day, the next business day), and will be paid solely out of the Available Funds with respect to each group of notes and amounts on deposit in the related reserve account on such monthly servicing payment date.  In return for receiving the master servicing fee, the sub-servicers will be paid solely by the master servicer under the sub-servicing agreements.

The master servicing fee will compensate the master servicer for performing (or for arranging the performance by the sub-servicers of) the functions of a third party servicer of student loans as agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the student loans, investigating delinquencies, pursuing, filing and collecting any guarantee payments, accounting for collections and furnishing monthly and annual statements to the administrator.  The master servicing fee also will reimburse the master servicer for accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the student loans.

In the event of (x) any sale of the student loans on behalf of the trust to any person (other than the seller or the depositor, as applicable, the master servicer, the administrator, or the sub-servicers) in which the purchaser elects to deconvert the student loans and not retain the applicable sub-servicer of the student loans, or (y) any termination of the applicable sub-servicer of the student loans, except for, in either case, situations that involve unremedied defaults by the applicable sub-servicer, the trust will pay to the master servicer, as an additional part to of the master servicing fee, a deconversion fee per loan based on the status of the loan at the time of deconversion, in the amount set forth herein, but only to the extent that the master servicer is obligated to pay these amounts to the applicable sub-servicer.

Credit Enhancement

Excess Interest.  Excess interest is created with respect to the group I or group II student loans when interest collections on the group I or group II student loans, respectively, received during a collection period (including, with respect to the group I student loans, related interest subsidy payments and special allowance payments) and related investment earnings exceeds the following:

·

the interest on the group I or group II notes, respectively, at the related interest rates;

·

fees allocated to the group I or group II student loans, respectively, due under the program;

·

 the master servicing fee with respect to the group I or group II student loans; and

·

the related allocated portion of the administration fee.

Excess interest with respect to the group I or group II student loans, as the case may be, is intended to provide “first loss” protection for the related class of notes.  Excess interest will first be deposited in the group I or group II reserve account, as applicable, until the related Specified Reserve Account Balance is met.  Excess interest with respect to the group I or group II student loans, as the case may be, to the extent available after any required deposits to the group I or group II reserve account, as applicable, will be applied on each distribution date to cover realized losses on the group I or group II student loans, as applicable, incurred during the related collection period.

Also, before the distribution date on which the principal amount of the group I or group II notes equals the sum of the Group I Pool Balance or Group II Pool Balance, as applicable, and amounts on deposit in the related pre-funding account as of the last day of the related collection period, excess interest will be applied as an accelerated payment of principal on each applicable class of the related group of notes in sequential order until the principal balance of the group I or group II student loans, as applicable, equals the outstanding principal amount of the group I or group II notes, as applicable.

We can give you no assurance about the rate, timing or amount, if any, of excess interest.  The application of excess interest to the payment of principal on your notes will affect the weighted average life and yield on your investment.  To the extent excess interest is not sufficient to cover realized losses on the student loans or to achieve the parity of the principal amount of the group I or group II notes with the sum of the Group I or Group II Pool Balance and amounts on deposit in the related pre-funding account, you will rely solely on amounts in the group I or group II reserve account, as applicable, and other collections on the group I or group II student loans, as applicable, for payments on your notes.  Excess interest not applied to make required distributions on any distribution date will be paid to the certificateholder and will not be available on subsequent distribution dates to make payments on any class of the notes.

Reserve Accounts.  Under the sale and servicing agreement, the group I reserve account and the group II reserve account will be created with initial deposits by the depositor on the closing date of cash or eligible investments in an amount equal to approximately $[_____] and $[_____], respectively.  On the closing date, the group I and group II reserve account initial deposit will equal the related Specified Reserve Account Balance as of the closing date.  The amounts on deposit in each reserve account to the extent used will be replenished up to the related Specified Reserve Account Balance on each distribution date by deposit of the amount, if any, necessary to reinstate the balance of that reserve account to the related Specified Reserve Account Balance from the amount of related Available Funds remaining after payment of the prior amounts set forth under “—Distributions” above with respect to the related group of notes, all for that distribution date.

Funds will be withdrawn from the group I or the group II reserve account, as the case may be, to the extent that the amount of Group I or Group II Available Funds, as applicable, is insufficient to pay the master servicing fee with respect to the group I and group II student loans, respectively, on any monthly servicing payment date, and the related interest and expense draw on any distribution date.  The interest and expense draw with respect to the group I notes will consist of the items specified in clauses (1) through (4) under “—Distributions—Distributions from the Collection Account—Group I Notes” above, and the interest and expense draw with respect to the group II notes will consist of the items specified in clauses (1) through (5) under
“—Distributions—Distributions from the Collection Account—Group II Notes” above.  The funds will be paid from the group I or group II reserve account, as applicable, to the master servicer on a monthly servicing payment date, and to the persons and in the order of priority specified for distributions out of the related sub-account of the collection account in clauses (1) through (4) above with respect to the group I notes, or clauses (1) through (5) above with respect to the group II notes, on a distribution date.  In addition, on the final maturity dates for each class of notes, amounts on deposit in the applicable reserve account, if any, will be available, if necessary, to be applied to reduce the principal amount of that class of the notes to zero.

If the amount on deposit in the group I or group II reserve account on any distribution date (after giving effect to all deposits or withdrawals on that distribution date) is greater than the related Specified Reserve Account Balance for that distribution date, subject to certain limitations, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution to the certificateholder as Group I or Group II Available Funds, as applicable, on such distribution date.  The noteholders will not have any further rights to Available Funds distributed to the certificateholder as described above.  Subject to the limitation described in the preceding sentence, amounts held from time to time in the reserve accounts will continue to be held for the benefit of the trust.

The reserve accounts are intended to enhance the likelihood of timely receipt by the noteholders in each group of notes of the full amount of interest due them and to decrease the likelihood that such holders will experience losses.  In certain circumstances, however, either or both reserve accounts could be depleted.

Subordination of the Subordinate Notes.  The rights of the group I and group II subordinate noteholders to receive payments of interest are subordinated to the rights of the group I and group II senior noteholders, respectively, to receive payments of interest (and, if a Class I-B, Class II-B or Class II-C Note Interest Trigger has occurred and is continuing, payments of principal on the applicable classes of notes as well) and the rights of the group I and group II subordinate noteholders to receive payments of principal are subordinated to the rights of the group I and group II senior noteholders, respectively, to receive payments of interest and principal.  In addition, payments of interest on the class II-C notes are subordinated to interest payments on group II subordinate notes with a higher payment priority and, if a Subordinate Note Principal Trigger has occurred and is continuing after payment in full of the group II senior notes, payments of principal of the class II-C notes are subordinated to principal payments with respect to group II subordinate notes with a higher payment priority.  Consequently, amounts on deposit in the related sub-account of the collection account and to the extent necessary, the related reserve account and, during the Funding Period, the related pre-funding account, will be applied to the payment of interest on the group I and group II senior notes before payment of interest on the group I and group II subordinate notes, respectively (and, in the case of the group II notes, such amounts will be applied to the payment of interest on the class II-B notes before being applied to the payment of interest on the class II-C notes and then will be applied to the payment of interest on the class II-C notes).  Also, for so long as the group I and group II senior notes are outstanding, the group I and group II subordinate noteholders, respectively, will not be entitled to any payments of principal until the stepdown date, and after the stepdown date, the group I and group II subordinate noteholders will be entitled to payments of principal only if a related Subordinate Note Principal Trigger is not in effect.

Cross-Collateralization.  With respect to the Group I Available Funds, on each distribution date, after all payments are made to the group I noteholders and all amounts then due and owing to the master servicer and the administrator that are payable from the Group I Available Funds, are paid in full, any remaining amounts will become part of the Group II Available Funds for that distribution date to the extent that Group II Available Funds are not sufficient to make all required payments described under “—Distributions—Distributions from the Collection Account—Group II Notes” above.  With respect to the Group II Available Funds, on each distribution date, after all payments are made to the group II noteholders and all amounts then due and owing to the master servicer and the administrator that are payable from the Group II Available Funds, are paid in full, any remaining amounts will become part of the Group I Available Funds for that distribution date to the extent that Group I Available Funds are not sufficient to make all required payments described under “—Distributions—Distributions from the Collection Account—Group I Notes” above.  To the extent these Available Funds are not used for these purposes, all remaining sums will be distributed to the certificateholders and will not be available to the noteholders on subsequent distribution dates.  We can give you no assurance that on any distribution date there ever will be sufficient Group I Available Funds to make payments to the group II noteholders nor that there will be sufficient Group II Available Funds to make payments to the group I noteholders.

 REPORTS TO NOTEHOLDERS

Quarterly and annual reports concerning the trust will be delivered to noteholders.  The first of these quarterly distribution reports is expected to be available not later than _____,20__.  See “Certain Information Regarding the Securities—Reports to Securityholders” in the base prospectus.

Except in very limited circumstances, you will not receive these reports directly from the trust.  Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes.  See “Certain Information Regarding the Securities—Book-Entry Registration” in the base prospectus.

The administrator will not send reports directly to the beneficial holders of the notes.  However, these reports may be viewed at the sponsor's website: http://www.key.com/        .htm.  The reports will not be audited nor will they constitute financial statements prepared in accordance with generally accepted accounting principles.

The administrator on behalf of the trust will file with the SEC all periodic reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The reports concerning the trust are required to be delivered to the registered holders of the notes. These reports include (but are not limited to):

·

Reports on Form 8-K (Current Report), following the issuance of the series of notes of the trust, including as Exhibits to the Form 8-K, the transaction documents;

·

Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

·

Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each distribution date; and

·

Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Exchange Act.

The trust will have a separate Central Index Key assigned by the SEC.  Reports filed with respect to the trust with the SEC after the date hereof will be available under the trust's Central Index Key, which will be a serial company number assigned to the file number of the depositor.

Prior to each distribution date, the administrator (based on the periodic statements and other information provided to it by the master servicer or the sub-servicers) will provide to the indenture trustee, the paying agent and the trust, as of the close of business on the last day of the preceding collection period, a statement which will include the following information with respect to such distribution date or the preceding collection period as to the notes and the certificates, to the extent applicable:

·

the amount of the distribution allocable to principal of each class of securities;

·

the amount of the distribution allocable to interest on each class of securities, together with the interest rates applicable with respect thereto;

·

whether any Subordinate Note Principal Trigger or Class I-B, Class II-B and/or Class II-C Note Interest Trigger will be in effect on such distribution date;

·

the Group I and Group II Pool Balance as of the close of business on the last day of the preceding collection period, after giving effect to the related payments allocated to principal reported above;

·

the aggregate outstanding principal amount of each class of notes, and each pool factor (as described under “Pool Factors and Trading Information” in the base prospectus) as of that distribution date, after giving effect to related payments allocated to principal reported above;

·

the amount of the master servicing fee paid to the master servicer and the amount of the administration fee paid to the administrator with respect to that collection period, in each case as allocated to the group I and group II notes, and the amount, if any, of the master servicing fee remaining unpaid after giving effect to those payments;

·

the amount of the aggregate realized losses for each of the group I and group II student loans, if any, for that collection period and the balance of student loans in each of the group I and group II student loans that are delinquent in each delinquency period as of the end of that collection period;

·

the balance of the reserve accounts on that distribution date, after giving effect to changes on that distribution date;

·

the amount of any interest and expense draw on that distribution date with respect to both the group I and group II notes;

·

for distribution dates during the Funding Period, the remaining group I pre-funded amount and group II pre-funded amount on that distribution date, after giving effect to changes during the related collection period;

·

with respect to the special redemption date, the amount of any sums remaining on deposit in the group I or group II subsequent student loan sub-account that are either being transferred to the group I or group II other student loan sub-account, as applicable, or are being distributed to the applicable noteholders as a payment of principal on that distribution date; and

·

for the first distribution date on or following the end of the Funding Period, the amount of any remaining group I pre-funded amount and group II pre-funded amount that has not been used to make additional fundings with respect to the group I or group II student loans and is being paid out to the related noteholders.

 TERMINATION

The obligations of the master servicer, the depositor, the administrator, the owner trustee, the eligible lender trustee, the seller and the indenture trustee under the transfer and servicing agreements will terminate upon:

·

the maturity or other liquidation of the last student loan and the disposition of any amount received upon liquidation of any remaining student loans; and

·

the payment to the holders of notes of all amounts required to be paid to them under the transfer and servicing agreements.

To avoid excessive administrative expense, the master servicer is permitted at its option to repurchase from the eligible lender trustee, as of the end of any collection period immediately preceding a distribution date, if the Group I Pool Balance or Group II Pool Balance is 10% or less than the aggregate group I or group II initial student loan Pool Balance plus the initial principal balance of all group I or group II additional student loans, as applicable, all remaining student loans in group I or group II, as applicable, at a price sufficient to retire the group I or group II notes, as applicable.  Upon termination of the trust, all right, title and interest in the student loans and other funds of the trust, after giving effect to any final distributions to holders of notes from the student loans, will be conveyed and transferred to the certificateholder.  If the master servicer does not exercise its optional purchase right on the first distribution date on which the optional purchase as described above is exercisable with respect to either group I or group II student loans, the group I or group II principal distribution amount, as applicable, will equal the outstanding amount of the group I or group II notes, as applicable, on each distribution date thereafter.

 NOTICE OF INTEREST RATES

Information concerning the past and current LIBOR and the interest rates applicable to the notes, will be available on the administrator's website at: http://www.     .com/     /200[ ]-    .htm or by telephoning the administrator at (216) 828-9342 between the hours of 9 a.m.  and 4 p.m.  Eastern time on any business day and will also be available through Moneyline Telerate Service or Bloomberg L.P.

 TRUST FEES

The table below sets forth the fees payable by or on behalf of the trust.

Party	Amount
Master Servicer(l)	The servicing fee for any month is equal to 1/12th of % of the outstanding principal amount of the student loans, plus any unpaid servicing fee from prior months.
Indenture Trustee(2)	$ per annum, payable in advance.
Eligible Lender Trustee(3)	$ per annum, payable in advance.
Administrator(1)	$ per quarter, payable in arrears.

(1)

To be paid before any amounts are distributed to the noteholders.

(2)

To be paid by the [administrator] pursuant to a separate agreement with the indenture trustee, [and may be paid by the trust if there is an event of default on the notes, and such amount has not previously been paid].

(3)

To be paid by the [administrator] pursuant to a separate agreement with the indenture trustee, [and may be paid by the trust if there is an event of default on the notes, and such amount has not previously been paid].

 LEGAL PROCEEDINGS

[To the knowledge of the sponsor, the master servicer, the administrator and the depositor, since [________], 200[_], being date of the trust’s formation, there are no and have not been any legal or arbitration proceedings pending, or governmental proceedings contemplated, against any such parties or against the trust that would be material to holders of any notes or would have a significant effect on the financial position of the trust.]                [IF APPLICABLE, WILL SET OUT LEGAL PROCEEDINGS AGAINST INDENTURE TRUSTEE, ELIGIBLE LENDER TRUSTEE, THE MASTER SERVICER AND EACH SELLER WHICH COULD BE CONSIDERED AS MATERIAL TO THE NOTEHOLDERS.]

 INCOME TAX CONSEQUENCES

Thompson Hine LLP, federal tax counsel to the trust (“Federal Tax Counsel”), is of the opinion that, for federal income tax purposes: (i) the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and (ii) the notes will be characterized as debt.

 [The depositor, KBNA, the master servicer and the certificateholder will agree to treat the trust as a division of KBNA (or the certificateholder) for purposes of federal, state and local income and franchise tax with the assets of the trust being held by KBNA (or the certificateholder), the notes being debt of KBNA (or the certificateholder), and the trust being disregarded as an entity separate from KBNA (or the certificateholder).]

If the trust were held to be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, rather than a disregarded entity, the trust would be subject to a corporate level income tax.  Any such corporate income tax could materially reduce or eliminate cash that would otherwise be available to make payments on the notes.

We recommend that investors carefully review the information under the caption “Income Tax Consequences” in the base prospectus.

 ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, and certain types of Keogh Plans, and other plans subject to Section 4975 of the Code (each a “Benefit Plan”) from engaging in certain transactions with persons that are “parties in interest“ under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan.  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.  Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan.  Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation“), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an “Equity Interest“ in the trust and none of the exceptions contained in the Plan Assets Regulation is applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  The notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  However, without regard to whether the notes are treated as an Equity Interest for such purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, the seller, the depositor, the owner of collateral, any underwriter or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan.  In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note.  Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60 (as modified by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as modified by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14 (as modified by PTCE 2002-13 and as amended at 70 Fed.  Reg.  49305 (August 23, 2005)), regarding transactions effected by “qualified professional asset managers.”

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans are not subject to ERISA requirements, but may be subject to other U.S. state, local or federal laws or non-U.S. laws that are substantially similar to ERISA.

The purchaser of notes is deemed to have represented that either: (A) the purchaser is not acquiring the notes directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan, or (B) the acquisition and holding of the notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60 (as modified by PTCE 2002-13), PTCE 96-23, PTCE 91-38 (as modified by PTCE 2002-13), PTCE 90-1, PTCE 84-14 (as modified by PTCE 2002-13 and as amended at 70 Fed.  Reg.  49305 (August 23, 2005)) or some other applicable exemption.

A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

 UNDERWRITING

Subject to the terms and conditions in the underwriting agreement relating to the notes, the depositor has agreed to cause the trust to sell to the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amount of class I-A-1 notes, class I-A-2 notes, class I-B notes, class II-A-1 notes, class II-A-2 notes, class II-A-3 notes, class II-A-4 notes, class II-B notes and class II-C notes set forth opposite its name:

Underwriter	Principal Amount of class I-A-1 notes	Principal Amount of class I-A-2 notes	Principal Amount of class I-B notes	Total
KeyBanc Capital Markets, a Division of McDonald Investments Inc.	$[_____]	$[_____]	$[_____]	$[_____]
[ ]	$[_____]	$[_____]	$[_____]	$[_____]
[ ]	$[_____]	$[_____]	$[_____]	$[_____]

Underwriter	Principal Amount of class II-A-1 notes	Principal Amount of class II-A-2 notes	Principal Amount of class II-A-3 notes	Principal Amount of class II-A-4 notes	Principal Amount of class II-B notes	Principal Amount of class II-C notes	Total
KeyBanc Capital Markets, a Division of McDonald Investments Inc.	$[_____]	$[_____]	$[_____]	$[_____]	$[_____]	$[_____]	$[_____]
[ ]	$[_____]	$[_____]	$[_____]	$[_____]	$[_____]	$[_____]	$[_____]
[ ]	$[_____]	$[_____]	$[_____]	$[_____]	$[_____]	$[_____]	$[_____]

In the underwriting agreement, the underwriters have agreed, subject to its terms and conditions, to purchase all the notes offered by this prospectus supplement if any of the notes are purchased.  The depositor has been advised by the underwriters that the underwriters propose initially to offer the notes to the public at the respective public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less a concession not in excess of the amounts set forth below, and the underwriters may allow and such dealers may reallow to other dealers a discount not in excess of the amounts set forth below:

Notes	Concession	Reallowance
Group I
Class I-A-1 Notes	%	%
Class I-A-2 Notes	%	%
Class I-B Notes	%	%
Group II	%	%
Class II-A-1 Notes	%	%
Class II-A-2 Notes	%	%
Class II-A-3 Notes	%	%
Class II-A-4 Notes	%	%
Class II-B Notes	%	%
Class II-C Notes	%	%

After the initial public offering, such public offering prices, concessions and reallowances may be changed.

With respect to the notes, the representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  These over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of these transactions.  These transactions, if commenced, may be discontinued at any time.

Out of pocket expenses for this offering are estimated to be approximately $[                  ].

The notes are a new issue of securities with no established trading market.  Neither the depositor nor KBNA intends to apply for listing of any class of the notes on a national securities exchange, but each has been advised by each of [         ] that it intends to , and by KeyBanc Capital Markets, a Division of McDonald Investments Inc., that it may, make a market in the notes.  The underwriters are not obligated, however, to make a market in any class of the notes and may discontinue market-making at any time without notice.  We can give you no assurance as to the liquidity of the trading market for any class of the notes.

The underwriting agreement provides that the depositor and KBNA will indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

[         ]  is engaged from time to time by KeyCorp, the parent corporation of KBNA, to provide investment banking services.

Each underwriter has represented and agreed that:

(i)

it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “POS Regs”);

(ii)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(iii)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

KBNA has also agreed to pay [         ]  and [         ] an aggregate structuring fee equal to $[______].

RATINGS

It is a condition to the issuance of the notes that least two nationally recognized rating agencies have rated each class of group I senior notes and the group II senior notes in the highest investment rating category, the class I-B notes in one of the two highest investment rating categories, the class II-B notes in one of the three highest investment rating categories and the class Il-C notes in one of the four highest rating categories.

A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as such rating does not comment on the market price or suitability for a particular investor.  The ratings of the notes address the likelihood of the payment of principal of and interest on the notes according to their terms.  A rating agency rating the notes may lower or withdraw its rating in the future, at its discretion.

 LEGAL MATTERS

Certain legal matters relating to the securities will be passed upon for the trust, the sponsor, the master servicer, the depositor, the seller and the administrator by Forrest F.  Stanley, Esq., Deputy General Counsel and Senior Vice President of KBNA, as counsel for the seller, and by Thompson Hine LLP, Cleveland, Ohio and for the underwriters by McKee Nelson LLP, New York, New York.  Certain federal income tax and other matters will be passed upon for the trust by Thompson Hine LLP.  In addition, certain Delaware law and other matters will be passed upon for the trust by [Richards, Layton & Finger, P.A].

GLOSSARY

“Available Funds” means, with respect to each of the group I and group II notes (referred to as “Group I Available Funds” and “Group II Available Funds,” respectively), and any distribution date or any monthly servicing payment date, the sum of the following amounts received with respect to the related collection period (or, in the case of a monthly servicing payment date, the applicable portion thereof) and allocated to either the Group I Available Funds or the Group II Available Funds (but not both), to the extent not previously distributed:

·

all collections received by the master servicer (or the sub-servicers) on the group I or group II student loans, as the case may be, but net of (a) with respect to the group I student loans only, [any federal origination fee] and federal consolidation loan rebate payable to the Department of Education on federal consolidation loans disbursed after October 1, 1993, (b) with respect to the group II student loans only, fees payable to a third party in respect of loans originated under the Campus Door Private Loan Program as described under “The Student Loan Pools—General,” (c) any applicable administrative fees, late fees or similar fees received from a borrower, and (d) any collections in respect of principal on the group I or group II student loans, as the case may be, applied by the trust to repurchase guaranteed loans from the guarantors in accordance with the guarantee agreements;

·

any interest subsidy payments and special allowance payments received by the eligible lender trustee during the then elapsed portion of such collection period with respect to group I student loans;

·

all Liquidation Proceeds and all Recoveries in respect of liquidated student loans which were written off in prior collection periods or prior months of such collection period;

·

the aggregate purchase amounts received for those group I or group II student loans repurchased by the depositor (or KBNA on its behalf) or purchased by the master servicer under an obligation which arose during the elapsed portion of such collection period;

·

the aggregate amounts, if any, received from the depositor (or KBNA on its behalf) or the master servicer (or a sub-servicer), as the case may be, as reimbursement of unguaranteed interest amounts, or lost interest subsidy payments and special allowance payments, with respect to the group I student loans;

·

amounts deposited by the depositor (or KBNA on its behalf) into the collection account in connection with the making of consolidation loans;

·

with respect to the first distribution date, the closing date deposit into each sub-account of the collection account, if applicable;

·

investment earnings for that distribution date with respect to each of the trust accounts relating to the group I and group II student loans;

·

amounts withdrawn from the group I or group II reserve account in excess of the related Specified Reserve Account Balance and deposited into the applicable sub-account of the collection account;

·

amounts withdrawn from the group I or group II escrow account and deposited into the applicable sub-account of the collection account; and

·

with respect to the distribution date on or immediately after the end of the Funding Period with respect to either the group I or group II student loans, the amount transferred from the group I or group II pre-funding account, as the case may be, to the applicable sub-account of the collection account.

Group I and Group II Available Funds will exclude all payments and proceeds (including Liquidation Proceeds) of any student loans, the related purchase amounts of which have been included in the Group I and Group II Available Funds, as applicable, for a prior distribution date.  If on any distribution date there would not be sufficient funds, after application of Group I and Group II Available Funds, as the case may be, plus amounts available from the applicable reserve account and the applicable pre-funding account to pay any of the items specified in clauses (1) and (2) under “—Distributions from the Collection Account—Group I Notes” or “—Group II Notes,” as applicable, for that distribution date, then Group I or Group II Available Funds, as the case may be, for that distribution date will also include, in addition to the related Available Funds on deposit in the applicable sub-account of the collection account on the determination date relating to that distribution date, Group I or Group II Available Funds, as applicable, which would have constituted Group I and Group II Available Funds for the distribution date succeeding that distribution date (up to the amount necessary to pay such items specified in clauses (1) and (2) under “—Distributions from the Collection Account—Group I Notes” or “—Group II Notes,” as applicable, below).

A “Class I-B Note Interest Trigger” will have occurred on the last day of any collection period if the outstanding principal amount of the group I senior notes exceeds the sum of the Group I Pool Balance plus the balance of the group I pre-funding account.  A Class I-B Note Interest Trigger will remain in effect for so long as the outstanding principal amount of the group I senior notes exceeds the sum of the Group I Pool Balance plus the balance of the group I pre-funding account.

A “Class II-B Note Interest Trigger” will have occurred on the last day of any collection period if the outstanding principal amount of the group II senior notes exceeds the sum of the Group II Pool Balance plus the balance of the group II pre-funding account.  A Class II-B Note Interest Trigger will remain in effect for so long as the outstanding principal amount of the group II senior notes exceeds the sum of the Group II Pool Balance plus the balance of the group II pre-funding account.

A “Class II-C Note Interest Trigger” will have occurred on the last day of any collection period if the outstanding principal amount of the group II senior notes and the class II-B notes exceeds the sum of the Group II Pool Balance plus the balance of the group II pre-funding account.  A Class II-C Note Interest Trigger will remain in effect for so long as the outstanding principal amount of the group II senior notes and the class II-B notes exceeds the sum of the Group II Pool Balance plus the balance of the group II pre-funding account.

The “Cumulative Default Percentage” of (1) the group I student loans is calculated by dividing (x) the aggregate total dollar amount of default claims paid by the federal guarantors, including accrued interest, with respect to the group I student loans, by (y) the sum of (i) the original Group I Pool Balance and (ii) the original principal balance of all additional student loans that are group I student loans and, if applicable, any related cumulative capitalized interest, and other principal adjustments with respect to the group I student loans, less (iii) the outstanding principal balance of all group I student loans repurchased by the seller, the master servicer or the related sub-servicer, and (2) the group II student loans is calculated by dividing (x) the sum of (A) the aggregate total dollar amount of default claims paid by the private guarantor, plus accrued interest, on guaranteed private loans, plus (B) the aggregate total dollar amount of charge-offs on unguaranteed private loans (not including for such purpose any subsequent recoveries on those unguaranteed private loans), by (y) the sum of (i) the original Group II Pool Balance and (ii) the original principal balance of all additional student loans that are group II student loans and, if applicable, any related cumulative capitalized interest, and other principal adjustments with respect to the group II student loans, less (iii) the outstanding principal balance of all group II student loans, as applicable, repurchased by the seller, the master servicer or the related sub-servicer.

“DTC” means the Depository Trust Company.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade, (c) an account or accounts maintained with KBNA, so long as KBNA’s long-term unsecured debt rating shall be at least “A” from S&P and “A1” from Moody’s, and KBNA’s short-term deposit or short-term unsecured debt rating shall be at least “A-1” from S&P and “P-1” from Moody’s, or (d) any other account that is acceptable to the rating agencies.  Any such accounts may be maintained with KBNA or any of its affiliates, if those accounts qualify under the preceding sentence, but at all times when any of these accounts are held at KBNA or any of its affiliates, these accounts will be segregated accounts.

“Eligible Institution” means a depository institution (which may be, without limitation, KBNA or its affiliate (but only if all rights of set-off have been waived), the owner trustee, or an affiliate thereof, the eligible lender trustee, or an affiliate thereof, or the indenture trustee or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to the rating agencies and the deposits of which are insured by the FDIC).

“Funding Period” for each group of student loans means the period from the closing date until the first to occur of:

·

an event of default occurring under the indenture, a master servicer default occurring under the sale and servicing agreement or an administrator default occurring under the sale and servicing agreement or the administration agreement;

·

certain events of insolvency with respect to the seller or the depositor;

·

the (i) date on which the amounts on deposit in the group I or group II pre-funding account, as applicable, would be reduced to zero after giving effect to purchases of other student loans on such date or (ii) business day prior to the earliest effective date of any amendment to FASB 140 (Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities) or any other relevant or related accounting literature that is issued, the effect of which would amend the criteria defining a qualifying special purpose entity or its permitted activities; or

·

the last day of the collection period preceding the September 2007 distribution date.

“Group I Pool Balance” means, at any time and with respect to the group I student loans, and the “Group II Pool Balance” means, at any time and with respect to the group II student loans, the aggregate principal balance of the group I or group II student loans, respectively, at the end of the preceding collection period (including accrued interest thereon for such collection period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to the following without duplication:

·

all payments received by the trust related to the group I or group II student loans, as applicable, during such collection period from or on behalf of borrowers, guarantors and, with respect to group I student loans, certain payments on certain federal loans by the Department of Education;

·

all purchase amounts received by the trust related to the group I or group II student loans, as applicable for such collection period from the depositor (or KBNA on its behalf), the master servicer or the sub-servicers;

·

all additional fundings made from the group I or group II escrow account, as applicable, and the group I or group II pre-funding account, as applicable, with respect to such collection period; and

·

all losses realized on the group I or group II student loans, as applicable, liquidated during such collection period.

“Group I Principal Distribution Amount” means, with respect to the group I notes and any distribution date, the excess, if any, of the outstanding principal amount of the group I notes, over the sum of (i) the Group I Pool Balance and (ii) the group I pre-funded amount for that distribution date; provided, however, that if the master servicer does not exercise its optional purchase right on the first distribution date on which the Group I Pool Balance is 10% or less of the aggregate principal balance of all group I initial student loans and all group I additional student loans as of their related cutoff dates, the Group I Principal Distribution Amount will equal the outstanding principal amount of the group I notes on each distribution date thereafter.

“Group II Principal Distribution Amount” means, with respect to the group II notes and any distribution date, the excess, if any, of the outstanding principal amount of the group II notes, over the result of (i) the Group II Pool Balance plus the group II pre-funded amount divided by (ii)      %; provided, however, that the percentage in clause (ii) will be increased to     % if certain conditions described in the second paragraph under “The Transfer and Servicing Agreements—Credit Enhancement—Reserve Account” in this prospectus supplement have been satisfied; provided, however, that if the master servicer does not exercise its optional purchase right on the first distribution date on which the Group II Pool Balance is 10% or less of the aggregate principal balance of all group II initial student loans and all group II additional student loans as of their related cutoff dates, the Group II Principal Distribution Amount will equal the outstanding principal amount of the group II notes on each distribution date thereafter.

“Liquidation Proceeds” means all proceeds of the group I or group II student loans, as the case may be, which were liquidated during the then elapsed portion of the collection period in accordance with the master servicer’s (or the sub-servicers’) respective customary servicing procedures, net of expenses incurred by the master servicer (or the sub-servicers) in connection with the liquidation and any amounts required by law to be remitted to the borrower on those liquidated student loans (and not including any guarantee payments received with respect thereto).

“Moody’s” means Moody’s Investors Service, Inc.

“Noteholders’ Interest Carryover Shortfall” means, with respect to any distribution date and any class of notes, the excess of (x) the sum of the Noteholders’ Interest Distribution Amount for that class of notes on the preceding distribution date over (y) the amount of interest actually distributed to the holders of such class of notes on that preceding distribution date, plus interest on the amount of such excess interest due to the holders of that class of notes, to the extent permitted by law, at (1) the weighted average of the applicable interest rates, in the case of the senior notes of each group of notes, and (2) the interest rate for each class of the subordinate notes, in the case of the subordinate notes of each group of notes, in each case from such preceding distribution date to the current distribution date.

“Noteholders’ Interest Distribution Amount” means, with respect to any distribution date and any class of notes, the sum of (a) the aggregate amount of interest accrued at the respective interest rate for the related interest period on the outstanding principal amount of such class of the notes on the immediately preceding distribution date after giving effect to all principal distributions, or allocations, as applicable, to such noteholders on such date (or, in the case of the first distribution date, on the closing date) and (b) any Noteholders’ Interest Carryover Shortfall for such class and that distribution date.

“Noteholders’ Principal Distribution Amount” for each group of notes means, with respect to any distribution date, the Principal Distribution Amount for that group of notes and that distribution date; provided, however, that the Noteholders’ Principal Distribution Amount for the group I notes or the group II notes will not exceed the outstanding principal amount of the group I notes or the group II notes, respectively.  In addition, on the final maturity date for each class of notes, the principal required to be distributed to such class of notes will include the amount required to reduce the outstanding principal amount of such class of notes to zero.

A “Note Parity Trigger” will have occurred if on the last day of the collection period immediately preceding the stepdown date or on the last day of any collection period after the stepdown date for the group I notes or group II notes, as the case may be, the outstanding principal amount of the group I notes or the group II notes, as applicable, exceeds the Group I or Group II Pool Balance, as the case may be.

“Pool Balance” means the Group I Pool Balance and the Group II Pool Balance, collectively.

“Principal Distribution Amount” means either the Group I Principal Distribution Amount or the Group II Principal Distribution Amount, as applicable.

 “Recoveries” means, with respect to any liquidated student loan, moneys collected in respect thereof, from whatever source, during any collection period following the collection period in which the student loan was liquidated, net of the sum of any amounts expended by the master servicer (or any sub-servicer acting on its behalf) for the account of any related borrower on the student loan and any amounts required by law to be remitted to the borrower on the student loan.

“Reference Bank” means a leading bank (a) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (b) not controlling, controlled by or under common control with the administrator and (c) having an established place of business in London.

“S&P” means Standard and Poor’s, a division of The McGraw-Hill Companies Inc.

“Specified Collateral Balance” means, with respect to the group I student loans or group II student loans and any distribution date, the sum of (a) the Group I Pool Balance or the Group II Pool Balance, as applicable, as of the last day of the related collection period plus (b) the group I pre-funded amount or the group II pre-funded amount, as applicable, as of the last day of the related collection period for that distribution date.

“Specified Reserve Account Balance” means, with respect to any distribution date: (1) with respect to the group I reserve account, an amount equal to the greater of (x) [__]% of the Specified Collateral Balance of the group I student loans, and (y) $[____]; and (2) with respect to the group II reserve account, an amount equal to the greater of (x) [__]% of the Specified Collateral Balance of the group II student loans, and (y) $[____]; provided, however, in each case, in no event will such balance exceed the sum of the outstanding principal amount of the related group of notes.

A “Subordinate Note Principal Trigger” with respect to the group I or group II subordinate notes, as applicable, will occur and be continuing if a related Note Parity Trigger occurs and is continuing with respect to the group I or group II notes, as applicable.  In addition, a Subordinate Note Principal Trigger with respect to the group I or group II subordinate notes, as applicable, will occur if the Cumulative Default Percentage for the group I or group II student loans exceeds      % or     %, respectively (or such greater percentage consented to by each rating agency in writing), as of the end of the related collection period.

“Telerate Page 3750” means the display page so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) or such comparable page on a comparable service.

“Three Month LIBOR” means the London interbank offered rate (or LIBOR) for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR determination date (the “Index Maturity”) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR determination date.  If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date to prime banks in the London interbank market by the Reference Banks.  The administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m., New York City time, on that LIBOR determination date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three Month LIBOR in effect for the applicable reset period will be Three Month LIBOR in effect for the previous reset period.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES
AND EXPECTED MATURITIES OF THE NOTES

[Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate.  CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

·

student loans will prepay at a CPR of 1/15th of 1.0% one month after origination;

·

the CPR will increase by a rate of 1/15th of 1.0% per month through the 119th  month after origination; and

·

the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.”  For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth.  The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
	24	48	72	96	120
Percentage of CLR
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.]

GROUP I STUDENT LOANS

Additional Assumptions

[With respect to the group I student loans, for purposes of the CLR model and the CPR model, it is assumed, among other things, that:

·

the statistical cutoff date for the group I student loans is [        ], 20[    ];

·

the closing date will be [        ], 20[    ];

·

all group I student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), and no group I student loan moves from repayment to any other status;

·

no delinquencies or defaults occur on any of the group I student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

·

consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

·

there are government payment delays of 60 days for interest subsidy and special allowance payments;

·

index levels for calculation of borrower and government payments are:

·

91-day Treasury bill rate of [    ]%; and

·

three-month commercial paper rate of [    ]%;

·

all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

·

quarterly distributions begin on [        ], 20[    ], and payments are made quarterly on the [     ]th day of every [     ], [     ], [     ] and [     ] thereafter, whether or not the [     ]th is a business day;

·

the interest rate for each class of outstanding notes at all times will be equal to:

·

Class I-A-1 notes:  [    ]%;

·

Class I-A-2 notes:  [    ]%; and

·

Class I-B notes:  [    ]%;

·

an administration fee equal to $[    ] is paid quarterly by the trust to the administrator;

·

a servicing fee equal to 1/12th of the then outstanding principal amount of the group I student loans times [    ]% is paid monthly by the trust to the servicer;

·

the reserve account has an initial balance equal to $[    ] and at all times a balance equal to the greater of (1) [    ]% of the applicable pool balance and (2) $[     ];

·

the collection account has an initial balance equal to $[     ];

·

the add-on consolidation loan account has an initial balance equal to $[     ];

·

the capitalized interest account has an initial balance equal to $[     ], and on the [        ] 20[    ] distribution date, all funds remaining on deposit in the capitalized interest account will be included in Available Funds;

·

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, add-on consolidation loan account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of [     ]% per annum through the end of the collection period and, reinvestment earnings are available for distribution from the prior collection period;

·

the average loan age is [     ] months;

·

prepayments on the group I student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

·

the trust will not enter into any derivative arrangements other than the currency swap;

·

the currency swap will be in full force and effect at all times, and the trust will make payments with respect to interest to the swap counterparty under the currency swap at a rate of [     ]%;

·

an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below [     ]% of the initial pool balance; and

·

the pool of group I student loans consists of [     ] representative loans (“rep lines”), which have been created for modeling purposes from individual group I student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of group I student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the group I student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes
at Various CLR Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%

Class I-A-1 Notes
Class I-A-2 Notes
Class I-B Notes

Expected Maturity Date

Class I-A-1 Notes
Class I-A-2 Notes
Class I-B Notes

______________________

 (1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class I-A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]

__________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class I-A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]

__________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class I-B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CLR Percentages(1)

Distribution Date	0%	50%	100%	150%	200%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]

__________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes
at Various CPR Percentages(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%

Class I-A-1 Notes
Class I-A-2 Notes
Class I-B Notes

Expected Maturity Date

Class I-A-1 Notes
Class I-A-2 Notes
Class I-B Notes

______________________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance;

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class I-A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]

__________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class I-A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]

__________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class I-B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	4%	8%	12%	16%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]

__________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CLR/CPR Equivalence Table

Listed below is a table of equivalent CPR percentages.  “Equivalent CPR Percentages” are the CPRs, on the closing date, that will result in the same weighted average life of a class of notes as the corresponding percentage of CLR. For example, in the case of a note with a weighted average life of 3.00 years in the 100% CLR scenario, the single CPR that will result in the same weighted average life is approximately 2.4% CPR.]

Equivalent CPR Percentages at Various CLR Assumptions(1)(2)

CLR Percentage	0%	50%	100%	150%	200%

Class I-A-1 Notes
Class I-A-2 Notes
Class I-B Notes

__________

 (1)

These CLR/CPR equivalents are calculated as of the closing date.  These relationships will vary from the table values for any date after the closing date.

(2)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.]

GROUP II STUDENT LOANS

[With respect to the group II student loans, for purposes of calculating the information presented in the tables below, it is assumed, among other things, that:

·

the statistical cutoff date for the group II student loans is [        ], 20[    ];

·

the closing date will be [        ], 20[    ];

·

all group II student loans (as grouped within the “rep lines” described below) remain in their current status until their status end date and then move to repayment, and no group II student loan moves from repayment to any other status;

·

the group II student loans that are not in repayment status have interest accrued and capitalized upon entering repayment;

·

no delinquencies or defaults occur on any of the group II student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

·

index levels for calculation of payments are:

·

three-month LIBOR rate of [     ]%;

·

91-day Treasury bill rate of [     ]%; and

·

prime rate of [     ]%;

·

quarterly distributions begin on [        ], 20[    ], and payments are made quarterly on the [    ]th day of every [     ], [     ], [     ] and [     ] thereafter, whether or not the [     ]th is a business day;

·

the interest rate for each class of outstanding notes at all times will be equal to:

·

class II-A-1 notes: [     ]%;

·

class II-A-2 notes: [     ]%;

·

class II-A-3 notes: [     ]%;

·

class II-A-4 notes: [     ]%;

·

class II-B notes: [     ]%; and

·

class II-C notes: [     ]%;

·

an administration fee equal to $[     ] is paid quarterly by the trust to the administrator, beginning in [        ] 20[    ];

·

a servicing fee equal to 1/12th of the then outstanding principal amount of the group II student loans times [     ]% is paid monthly by the trust to the servicer, beginning in [        ] 20[    ];

·

the reserve account has an initial balance equal to $[     ] and at all times a balance equal to the lesser of (1) $[     ], and (2) the outstanding balance of the notes;

·

the collection account has an initial balance equal to $[     ];

·

the cash capitalization account has an initial balance equal to $[     ], and on the [         ] 20[    ] distribution date, any amounts on deposit in the cash capitalization account that have not previously been released will be included in Available Funds;

·

under the interest rate swaps relating to group II student loans that are not Adjustable Period Loans, the trust will pay prime rate minus [     ]% in exchange for three-month LIBOR; and under the interest rate swaps relating to Adjustable Period Loans, the trust will pay prime rate minus [     ]% in exchange for three-month LIBOR;

·

the trust will enter into no other swap or other interest rate hedging agreements;

·

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, reserve account and cash capitalization account, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of [     ]% per annum through the end of the collection period, and reinvestment earnings are available for distribution from the prior collection period;

·

an optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below [     ]% of the initial pool balance; and

·

the pool of group II student loans consists of [     ] representative loans (“rep lines”), which have been created for modeling purposes from individual group II student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of group II student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the group II student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various levels of CPR from the closing date until the optional redemption date; all percentages have been rounded up or down to the nearest whole percent.

Weighted Average Lives and Expected Maturities of the Notes
at Various CPR Percentages(1)

Weighted Average Life (years)(2)
	0%	2%	4%	6%	8%

Class II-A-1 Notes
Class II-A-2 Notes
Class II-A-3 Notes
Class II-A-4 Notes
Class II-B Notes
Class II-C Notes

Expected Maturity Date

Class II-A-1 Notes
Class II-A-2 Notes
Class II-A-3 Notes
Class II-A-4 Notes
Class II-B Notes
Class II-C Notes

______________________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class II-A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	2%	4%	6%	8%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]

__________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class II-A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	2%	4%	6%	8%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]

__________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class II-A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	2%	4%	6%	8%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]

__________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class II-A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	2%	4%	6%	8%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]

__________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class II-B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	2%	4%	6%	8%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]

__________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class II-C Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Distribution Dates At Various CPR Percentages(1)

Distribution Date	0%	2%	4%	6%	8%
Closing Date
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]
[ ] 20[ ]

__________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance. ]

Prospectus

KeyCorp Student Loan Trusts

Issuing Entity

KEY CONSUMER RECEIVABLES LLC

Depositor

KEYBANK NATIONAL ASSOCIATION

Sponsor, Master Servicer and Administrator

Asset Backed Notes

Asset Backed Certificates

You should consider carefully the risk factors described in this prospectus beginning on page 9 and in the prospectus supplement that accompanies this prospectus.

The securities described in this prospectus represent obligations of the applicable issuing entity only.  The securities are not obligations of or interests in the sponsor, administrator, master servicer, depositor, any seller or any of their affiliates.

The securities are not guaranteed or insured by the United States of America or any U.S. governmental agency.

This prospectus may be used to offer and sell any series of securities only if it is accompanied by the prospectus supplement for that series.

The Depositor

Key Consumer Receivables LLC, a Delaware limited liability company, is the depositor.  KeyBank National Association is the sole member of Key Consumer Receivables LLC.

The Securities

We, the depositor, intend to form trusts to issue student loan-backed securities.  Each issue of securities will have its own designation.  We intend to sell the securities from time to time in amounts, at prices and on terms determined at the time of the offering and sale of the related series of securities.  Each series will include one or more classes of securities secured by the assets of the trust for that issue.

A class of securities may:

●

be senior or subordinate to other classes in its series; and

●

receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each holder of a class of securities will have the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each trust will include:

●

education loans to students or parents of students;

●

specified types of credit enhancement; and

●

other moneys, investments and property, including derivative instruments in some cases, as described herein.

Each supplement to this prospectus will describe, among other things, the specific amounts, prices and terms of the securities of the related series.  The supplements will also provide details of the specific student loans, credit enhancement, derivative instruments and other assets of the related trust.

The date of this Prospectus is  August 23, 2006.

(This Page Intentionally Left Blank.)

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

For each issue, we will provide information to you about the securities in two separate documents that progressively provide more detail:

·

this prospectus, which provides general information, some of which may not apply to your series of securities; and

·

the related prospectus supplement, which describes the specific terms of your series of securities, including:

·

the timing of interest and principal payments;

·

financial and other information about the student loans and the other assets owned by the trust;

·

information about credit enhancement;

·

the ratings; and

·

the method of selling the securities.

In making any investment decision, you should rely only on the information contained or incorporated in this prospectus and the related prospectus supplement.  We have not authorized anyone to provide you with different information.  We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

For certain information concerning the securities, we have provided cross-references to captions in this prospectus and the accompanying prospectus supplement.  Under each of those captions, further information about the securities is provided.  The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

TABLE OF CONTENTS

Page

Prospectus Summary

1

Principal Parties

1

The Securities

3

Assets of the Issuing Entity

3

Collection Account

4

Reserve Account

4

Pre-funding Account

5

Other Accounts

5

Additional Fundings

5

Credit and Cash Flow or Other Enhancement or Derivative Arrangements

5

Master Servicing Fee

6

Administration Fee

6

Sale and Servicing Agreements

6

Repurchase/Substitution Obligation of the Depositor

6

Purchase/Substitution Obligation of the Master Servicer

7

Optional Termination of the Trust

7

Tax Considerations

8

ERISA Considerations

8

Risk Factors

9

Credit Enhancement May Not Protect You From All Losses

9

Guarantees Of Student Loans May Not Prevent Losses

9

Defaults On Student Loans Without Guarantees May Result In Losses

9

All Student Loans Unsecured

10

A Deterioration In The Financial Condition Of Federal Guarantors May Result In Delays Or Losses

10

Reinsurance Of Federal Guarantors May Not Prevent Delays Or Losses

10

The Trust Is Dependent Upon The Performance By Various Parties Of Their Obligations

11

Changes In Legislation May Adversely Affect Student Loans And Federal Guarantors

13

Certain Policies Of The Department Of Education May Reduce Amounts Available For Payments

On Your Securities

14

Senior Noteholders’ Right To Control Upon Certain Defaults May Adversely Affect Subordinate

Noteholders And Certificateholders

15

Consumer Protection Laws May Affect Enforceability Of Student Loans

15

Internet-Based Loan Origination Programs May Give Rise To Risks That Are Not Found In

Customary Loan Origination Programs

16

Incentive Programs May Affect Your Securities

16

Private Student Loans May Have Greater Risk Of Default

16

Risk Of Default By Private Guarantors

17

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers

And Other Variables Beyond Our Control

17

You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Securities

18

A Failure To Comply With Student Loan Origination And Servicing Procedures For FFELP

Student Loans Could Jeopardize Guarantee, Interest Subsidy And Special Allowance Payments

On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Securities

18

A Failure To Comply With Student Loan Origination And Servicing Procedures For Private

Guaranteed Student Loans Could Jeopardize Guarantee Payments On Private Guaranteed

Student Loans, Which May Result In Delays In Payment Or Losses On Your Securities

19

Subordination Of Some Classes Of Securities Results In A Greater Risk Of Losses Or Delays In

Payment On Those Securities

19

The Securities May Be Repaid Early Due To The Exercise Of The Purchase Option.  If This

Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk

19

A Master Servicer Default May Result In Additional Costs, Increased Servicing Fees By A

Successor Master Servicer Or A Diminution In Servicing Performance, Any Of Which May

Have An Adverse Effect On Your Securities

19

The Bankruptcy or Insolvency Of The Seller Or The Depositor Could Delay Or Reduce Payments

On Your Securities

20

The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default

21

Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Securities

21

Risk Of Bankruptcy Discharge Of Student Loans

21

Subordinated Noteholders May Not Be Able To Direct The Indenture Trustee Upon An Event Of

Default Under The Indenture

21

Your Securities Will Have Greater Risk If An Interest Rate Swap Agreement Terminates

22

Your Securities Will Have Greater Risk If A Currency Swap Agreement Terminates

23

Incorporation of Certain Documents by Reference

25

Formation of the Trusts

25

The Trusts

25

Owner Trustee

26

Eligible Lender Trustee

27

Additional Information Concerning the Owner Trustee and the Eligible Lender Trustee

27

Payment of Notes

28

Use of Proceeds

28

The Sponsor, the Sellers, the Depositor, the Administrator, the Master Servicer and the Sub-

Servicers

28

KeyBank National Association and Key Consumer Receivables LLC

28

Relationship Between Seller and Depositor

29

Sponsor

29

Depositor

29

Administrator

31

Master Servicer

31

The Sub-Servicers

31

The Student Loan Pools

31

General

31

Description of Student Loans

33

Static Pool Data

34

The Student Loan Financing Business

35

Programs Offered by the Seller

35

FFELP Loans Under the Programs

35

FFELP Loan Incentive Programs

37

Subsidized Stafford Loan and Unsubsidized Stafford Loan Programs

37

The SLS Loan Program

47

The PLUS Loan Program

47

The Federal Consolidation Loan Program

49

Private Loans Under the Programs

52

Guaranteed Private Student Loan Programs

52

Access Group Loans

52

Rehabilitated Student Loans

55

Guaranteed Private Consolidation Loans

55

Unguaranteed Private Student Loan Programs

56

Key Alternative Loans

56

Campus Door Loans

59

Key CareerLoans

59

Private Graduate Loans

62

AchieverLoans®

70

Key Education Consolidation Loans

73

Private Loan Incentive Programs

75

Federal Guarantors of Student Loans

75

Private Guarantors of Student Loans

78

Claims and Recovery Rates

78

Origination Process

79

Third-Party Originators

81

Servicing and Collections Process

81

Weighted Average Lives of the Securities

82

Pool Factors and Trading Information

84

Description of the Notes

85

General

85

Principal of and Interest on the Notes

86

The Indenture

87

Description of the Certificates

93

General

93

Principal and Interest in Respect of the Certificates

94

Certain Information Regarding the Securities

95

Fixed Rate Securities

95

Floating Rate Securities

95

Book-Entry Registration

96

Definitive Securities

100

List of Securityholders

101

Reports to Securityholders

101

The Transfer and Servicing Agreements

102

General

102

Sale of Student Loans; Representations and Warranties

103

Additional Fundings

104

Accounts

105

Servicing Procedures

107

Payments on Student Loans

108

Master Servicer Covenants

109

Master Servicing Compensation

110

Distributions

111

Credit Enhancement and Other Support

111

Swap Agreements, Cap Agreements or other Financial or Derivative Instruments

114

Statements to Indenture Trustee and Trust

114

Evidence as to Compliance

116

Certain Matters Regarding the Master Servicer and the Sub-Servicers

117

Master Servicer Default; Administrator Default

118

Rights Upon Master Servicer Default and Administrator Default

119

Waiver of Past Defaults

120

Insolvency Event

120

Amendment

121

Payment of Notes

122

Termination

122

Administrator

123

Student Loan Transfer Agreement

124

Certain Legal Aspects of the Student Loans

125

Transfer of Student Loans

125

Certain Matters Relating to Receivership

126

Consumer Protection Laws

127

Failure to Comply with Third Party Servicer Regulations May Adversely Affect Loan

Servicing

128

Bankruptcy Considerations

128

Other Applicable Legislation

129

U.S. FEDERAL Income Tax Consequences

134

Federal Tax Consequences for Trusts for Which a Partnership Election is Made

135

Tax Characterization of the Trust

135

Tax Consequences to Noteholders

135

Tax Consequences to Certificateholders

138

Classification as a Partnership

138

Federal Tax Consequences for Trusts in Which All Certificates are Retained by the

Seller, the Depositor or a Third Party Originator

145

Tax Characterization of the Trust

145

Tax Consequences to Noteholders

145

ERISA Considerations

146

The Notes

146

The Certificates

147

Plan of Distribution

148

Legal Matters

148

PROSPECTUS SUMMARY

This summary highlights selected information concerning the securities.  It does not contain all of the information that you might find important in making your investment decision.  You should read the full description of this information which appears elsewhere in this document and in the prospectus supplement for your particular securities.

PRINCIPAL PARTIES

The Issuing Entity

Each issuing entity will be a Delaware statutory trust to be formed for each series of securities under a trust agreement between the depositor and an owner trustee.  We sometimes refer to an issuing entity as a “trust” in this prospectus.

The Depositor

The depositor is Key Consumer Receivables LLC, which is a Delaware limited liability company and a wholly-owned subsidiary of KeyBank National Association.  We sometimes refer in this prospectus to Key Consumer Receivables LLC as KCR.  An eligible lender trustee specified in the prospectus supplement for your securities will hold legal title to any FFELP loans on behalf of the trust.  Where the context involves the holding or transferring of legal title to FFELP loans, references in this prospectus to the depositor include the eligible lender trustee.  The principal executive offices of Key Consumer Receivables LLC are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 828-8122.

The Owner Trustee

For each series of securities, the related prospectus supplement will specify the owner trustee for the related issuing entity.  See “Formation of the Trusts—Owner Trustee” in this prospectus.

The Eligible Lender Trustee

For each series of securities, the related prospectus supplement will specify the eligible lender trustee for the related issuing entity.  See “Formation of the Trusts—Eligible Lender Trustee” in this prospectus.

The Indenture Trustee

For each series of securities, the related prospectus supplement will specify the indenture trustee for the securities.  See “Description of the Notes—The Indenture—The Indenture Trustee” in this prospectus.

Paying Agent and Securities Registrar

For each series of securities, the related prospectus supplement will specify any paying agent and the securities registrar for the securities.

The Sponsor, Master Servicer and Administrator

The sponsor, master servicer and administrator is KeyBank National Association.  We sometimes refer in this prospectus to KeyBank National Association as KBNA.  The principal executive offices of KBNA are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300.

KBNA, in its capacity as master servicer, will be responsible for master servicing the student loans.  The master servicer will arrange for and oversee the performance of each sub-servicer of its respective servicing obligations with respect to the student loans.  The master servicer will receive in the aggregate, subject to certain limitations described in this prospectus, a monthly fee payable by each trust as specified in the related prospectus supplement, together with applicable administrative fees, late fees and similar charges.  The master servicer will in turn be solely responsible for all compensation due to the sub-servicers for the performance of their respective obligations under the related sub-servicing agreements.  In addition, if specified in the related prospectus supplement, KBNA may directly service, and act as or appoint a custodian of, some or all of the student loans in any trust.  See “The Transfer and Servicing Agreements—Master Servicing Compensation” in this prospectus.

KBNA, in its capacity as administrator, will undertake specific administrative duties for each issuing entity.  In addition, it will file with any guarantor of the student loans and the Department of Education all appropriate claims to collect any guarantee payments or interest subsidy payments and special allowance payments owed on the student loans.  See “The Transfer and Servicing Agreements—Administrator” in this prospectus.

The Originators

The student loans relating to any series of securities, referred to herein as the "sellers", may be originated by KBNA, or, an affiliate of KBNA and sold to the issuing entity through Key Consumer Receivables LLC, as depositor.  The seller of the student loans will be identified in the related prospectus supplement.  If the student loans are sold by the seller directly to the applicable issuing entity, they will be sold pursuant to a sale and servicing agreement.  If the student loans are first transferred to Key Consumer Receivables LLC, as depositor, they will be transferred to Key Consumer Receivables LLC pursuant to a student loan transfer agreement, and Key Consumer Receivables LLC, as depositor, will sell the student loans to the applicable issuing entity pursuant to a sale and servicing agreement.  See “—Student Loan Transfer Agreements” and “—Sale and Servicing Agreements” below.

Third Party Originators

To the extent that private loans have been originated by one or more originators not affiliated with KBNA or the depositor and constitute a material portion of the related loan pool, the identity of such originators will be disclosed, to the extent known.  The requisite information concerning those originators, to the extent available, will be provided in the related prospectus supplement.

The Sub-Servicers

The master servicer may appoint sub-servicers to service the student loans.  Each sub-servicer will be required by the related sub-servicing agreement between that sub-servicer and the master servicer to perform the services and duties customary to the servicing of student loans it is required to service, and to do so in the same manner as that sub-servicer has serviced student loans on behalf of the seller and/or the master servicer and otherwise in compliance with all applicable standards and procedures.  Each sub-servicer of FFELP loans will also be required to maintain its eligibility as a third party servicer under the Higher Education Act.  See “The Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.  Each sub-servicer will be paid directly by the master servicer for its services rendered under each sub-servicing agreement.  The trust will be an intended third party beneficiary of each sub-servicing agreement.  See “The Transfer and Servicing Agreements—Master Servicer Default; Administrator Default” in this prospectus.  The sub-servicers under each sub-servicing agreement will be identified in the related prospectus supplement.

THE SECURITIES

Each series of securities will include one or more classes of student loan-backed notes and/or certificates.  Unless otherwise specified in the related prospectus supplement, the notes will be issued pursuant to an indenture between the issuing entity and the related indenture trustee, and the certificates will be issued pursuant to a trust agreement.  We may offer each class of securities publicly or privately, as specified in the related prospectus supplement.

The securities will be available for purchase in minimum denominations and additional amounts in excess thereof, as provided in the related prospectus supplement.  The securities may be denominated in U.S. Dollars or a non-U.S. Dollar currency as specified in the related prospectus supplement.  The securities will be available initially in book-entry form only.  Investors who hold the securities in book-entry form will be able to receive definitive securities only in the limited circumstances described in this prospectus or in the related prospectus supplement.  See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Each class of notes will have a stated principal or notional amount and will bear interest at the rate described in the related prospectus supplement.  Interest rates may vary between the classes of notes in a particular series.  The interest rate may be fixed, variable or adjustable, as specified in the related prospectus supplement.

The related prospectus supplement will specify:

●

the stated principal amount of each class of notes; and

●

the interest rate for each class of notes or the method for determining the interest rate.

See “Description of the Notes—Principal and Interest on the Notes” in this prospectus and “Summary of Terms—The Notes” and “Description of the Notes” in the related prospectus supplement.

Each class of certificates may have a stated principal amount, and may have a pass-through rate, which may be a fixed, variable or adjustable pass-through rate , as specified in the related prospectus supplement.  See “Description of the Certificates” in this prospectus and “Summary of Terms—The Certificates” in the related prospectus supplement.

If a series includes two or more classes of securities, the related prospectus supplement will provide information concerning:

●

the timing and priority of payments, seniority, interest rates and/or the method of determining interest rates and amount of payments of principal or interest for each class; and

●

whether, depending on the occurrence of certain events, payments of principal or interest on a class may or may not be made.

ASSETS OF THE ISSUING ENTITY

The assets of each issuing entity will include a pool of student loans.  The loans may be:

●

education loans to students or parents of students made under the Federal Family Education Loan Program, known as the FFELP; or

●

other education loans not made under the FFELP.

The assets of each issuing entity will include rights to receive payments made on these student loans and any proceeds related to them.

The related prospectus supplement will describe the selection criteria for the student loans, and specify the aggregate principal balance of the student loans sold to the issuing entity as of the cutoff date specified in that prospectus supplement.

Each FFELP loan sold to an issuing entity will be guaranteed as to the payment of principal and interest by a guaranty agency.  The percentage of the guarantee will be set forth in the prospectus supplement for your securities.  These guarantees are contingent upon compliance with specific origination and servicing procedures, as prescribed by various U.S. federal and guarantor regulations.  Each federal guarantor is reinsured by the Department of Education for a percentage of claims paid by that guarantor for a given federal fiscal year.  The reinsured amount depends on a guarantor’s claims experience and the year in which the loans subject to the claims were disbursed.  The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation.  See “The Student Loan Financing Business—Federal Guarantors of Student Loans” in this prospectus.

Non-FFELP loans or “private student loans” may or may not be guaranteed by a private guarantor.  If guaranteed private student loans are included in the assets sold to an issuing entity, the issuing entity and the holders of the publicly offered securities related to that issuing entity may or may not have the benefit of the guarantee.  If the private student loans in a series have the benefit of a private guarantee, the related prospectus supplement will describe the related private guarantor.

The property of each issuing entity will also include amounts on deposit in specific trust accounts.  The accounts may include one or more collection accounts, reserve accounts, pre-funding accounts, escrow accounts, accumulation accounts, cap accounts, demand deposit accounts and/or negative carry accounts.  An issuing entity’s assets may include various agreements with counterparties providing for interest rate swaps, currency swaps, cap agreements, floor agreements, collar agreements or liquidity agreements and/or interest rate caps.  As applicable, these agreements will be described in the related prospectus supplement.  See “Formation of the Trusts” in this prospectus.

Collection Account

For each issuing entity, the administrator will establish and maintain one or more accounts to hold all payments made on the student loans.  We refer in this prospectus to each of these accounts collectively as the “collection account.” The collection account will be in the name of the indenture trustee on behalf of the holders of the securities and the trust.  The collection account will be an asset of the issuing entity.  The related prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.

Reserve Account

The administrator will establish one or more reserve accounts for each series.  The reserve account will be established in the name of the indenture trustee on behalf of the holders of the securities and the trust and will be an asset of the issuing entity.  On the relevant closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement.  The initial deposit into the reserve account may be supplemented from time to time by additional deposits.  The prospectus supplement will describe the conditions and amounts of these additional deposits.

The prospectus supplement for each issuing entity will describe how amounts in the reserve account will be available to cover shortfalls in payments due on the securities.  It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.

Pre-funding Account

The prospectus supplement for your securities will inform you if a portion of the net proceeds of the sale of the securities will be held in a pre-funding account and used to purchase additional student loans.  If a pre-funding account is established, it will be in the name of the indenture trustee on behalf of the holders of the securities and the trust and will be an asset of the issuing entity.  The prospectus supplement will describe the permitted uses of any funds in the pre-funding account, the conditions for their application and the length of time during which additional student loans may be purchased with amounts on deposit in the pre-funding account.

Other Accounts

The prospectus supplement for your securities will also describe any other accounts established for the related issuing entity.  These accounts may include escrow accounts, accumulation accounts, cap accounts, demand deposit accounts or negative carry accounts.

ADDITIONAL FUNDINGS

In the case of each series for which the related trust may acquire student loans from the seller or the depositor by use of the pre-funding account, as applicable, after the related cutoff date through additional fundings, information with respect to the student loans eligible to be acquired by the related trust will be set forth in the related prospectus supplement as will information about the duration and conditions of any related pre-funding period, the circumstances under which additional fundings will be made during this period and, if additional fundings may continue to be made after this period, the circumstances under which those additional fundings may be made.  The portion of the proceeds for the pre-funding account will not involve more than 50% of the proceeds of the offering of the related series of securities.

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

Credit or cash flow enhancement for any series of securities may include one or more of the items shown under “The Transfer and Servicing Agreements—Credit Enhancement and Other Support” in this prospectus.

If any credit or cash flow enhancement applies to an issuing entity or any of the securities issued by that issuing entity, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application.  A credit or cash flow enhancement may have limitations and exclusions from coverage.  The related prospectus supplement will describe any such limitations or exclusions.  See “The Transfer and Servicing Agreements—Credit Enhancement and Other Support” in this prospectus.

MASTER SERVICING FEE

The master servicer will receive a master servicing fee as specified in the related prospectus supplement.  It may also receive reimbursement for expenses and charges, as specified in that prospectus supplement.  These amounts will be payable monthly.

The master servicing fee and any portion of the master servicing fee that remains unpaid from prior distribution dates will be payable before any payments are made on the related securities unless any portion of the master servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.  See “The Transfer and Servicing Agreement—Master Servicing Compensation” in this prospectus.

ADMINISTRATION FEE

The administrator will receive an administration fee as specified in the related prospectus supplement.  It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement.  These amounts will be payable before any payments are made on the related securities, as specified in the related prospectus supplement.  See “The Transfer and Servicing Agreement—Administrator” in this prospectus.

SALE AND SERVICING AGREEMENTS

The issuing entity will acquire the related student loans from Key Consumer Receivables LLC as depositor under a sale and servicing agreement.  The issuing entity’s rights under the sale and servicing agreements will be assigned to the indenture trustee as collateral for the securities.  The depositor will acquire the student loans from the seller, if applicable, pursuant to a student loan transfer agreement.  See “Transfer and Servicing Agreements” in this prospectus.

Repurchase/Substitution Obligation of the Depositor

Under the sale and servicing agreement for each issuing entity, the depositor, as the seller of the loans to the issuing entity, will make specific representations and warranties to the issuing entity concerning the student loans.  The depositor will have an obligation to (or cause the seller to) repurchase any student loan if the issuing entity is materially and adversely affected by a breach of the depositor’s representations or warranties, unless the depositor cures the breach within the period specified in the applicable prospectus supplement.  Alternatively, the depositor may (or cause the seller to) substitute qualified student loans rather than repurchasing the affected loans.  Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by the depositor in the sale and servicing agreement.  Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to any combination of the following characteristics:

●

principal balance;

●

status—in-school, grace, deferment, forbearance or repayment;

●

program type—Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS, Consolidation or non-FFELP loans;

●

school type;

●

total return; and

●

remaining term to maturity.

Any required repurchase or substitution will occur on the date the next collection period ends after the applicable cure period has expired, or as otherwise described in the related prospectus supplement.

In addition, the depositor will have an obligation to (or cause the seller to) reimburse the issuing entity for:

●

any shortfall between the aggregate principal balance of the qualified substitute student loans and the aggregate principal balance of the loans being replaced, and

●

any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any relevant loan program payments lost as a result of a breach of the depositor’s covenants.

See “Transfer and Servicing Agreements—Sale of Student Loans; Sale of Student Loans; Representations and Warranties” in this prospectus.

Purchase/Substitution Obligation of the Master Servicer

Under the sale and servicing agreement for each issuing entity, the master servicer will agree to be bound by certain covenants with respect to the servicing of the student loans.  The master servicer will have an obligation to (or cause the applicable sub-servicer to) purchase from an issuing entity any student loan if the relevant securityholders are materially and adversely affected by a breach by the master servicer of any of its covenants concerning that student loan, unless the master servicer cures the breach within the period specified in the applicable prospectus supplement.  Alternatively, the master servicer will have the right to (or cause the applicable sub-servicer to) substitute qualified student loans (as described above under “—Repurchase/Substitution Obligation of the Depositor”) in those circumstances. Any breach that relates to compliance with the Higher Education Act or the relevant loan program rules, as in effect on such date of determination, or the requirements of a guarantor, but that does not affect that guarantor’s obligation to guarantee payment of a student loan, will not be considered to have a material adverse effect.

Any required purchase or substitution will occur on the date the next collection period ends after the applicable cure period has expired, or as otherwise described in the related prospectus supplement.

In addition, the master servicer will have an obligation to (or cause the applicable sub-servicer to) reimburse the issuing entity for:

●

any shortfall between the aggregate principal balance of the qualified substitute student loans and the aggregate principal balance of the loans being replaced; and

●

any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any relevant loan program payments lost as a result of a breach of the master servicer’s covenants.

See “Servicing and Administration—Master Servicer Covenants” in this prospectus.

OPTIONAL TERMINATION OF THE TRUST

If specified in the related prospectus supplement, the master servicer will be permitted at its option to purchase from the related eligible lender trustee or owner trustee, as applicable, as of the end of any collection period immediately before a distribution date, if the then outstanding Pool Balance is less than or equal to the percentage of the initial Pool Balance specified in the related prospectus supplement, all remaining related student loans at a price equal to their aggregate repurchase prices as of the end of that collection period, which will be used to retire the related notes and certificates at the same time.  Upon termination of a trust, all right, title and interest in the student loans and other funds of that trust, after giving effect to any final distributions to noteholders and certificateholders of the related series, will be conveyed and transferred to the seller or the depositor, as applicable, or any other party identified in the prospectus supplement.  See “The Transfer and Servicing Agreements—Termination” in this prospectus and “Summary of Terms—Termination of the Trust—Optional Purchase” in the related prospectus supplement.

TAX CONSIDERATIONS

Thompson Hine LLP, as federal tax counsel to the trust, is of the opinion that (1) the trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes and (2) the notes will be characterized as debt for federal income tax purposes.  See “Income Tax Consequences” in this prospectus.  Each noteholder, by accepting a note, will agree to treat the notes as indebtedness.

ERISA CONSIDERATIONS

A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether the plan’s purchase or holding of any class of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.  Subject to important limitations, unless otherwise specified in the related prospectus supplement, the notes of each series may be purchased by benefit plans.  Unless otherwise specified in the related prospectus supplement, the certificates of each series may not be purchased by a benefit plan.  See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

RISK FACTORS

We recommend that you consider the following factors and the additional factors described under “Risk Factors” in the related prospectus supplement before purchasing the securities.

Credit Enhancement May Not Protect You From All Losses

Although every trust will include some form of credit enhancement, that credit enhancement may not cover every class of securities issued by a trust.  In addition, every form of credit enhancement will have certain limitations on, and exclusions from coverage.  As a result, there is always a risk that you may not recover the full amount of your investment.

Guarantees Of Student Loans May Not Prevent Losses

Some or all of the student loans in a trust may be guaranteed by either a federal or a private guarantor.  However, those guarantees may not protect you against all losses for several reasons, including:

· federal guarantees cover between 97% and 100% of the principal amount of the student loan;

·

if KeyBank National Association or another originator fails to follow prescribed origination procedures or if the master servicer or any sub-servicers fail to follow required servicing procedures, the applicable guarantors may refuse to make guarantee payments to the applicable trust and if the loans are federally insured, the Department of Education may refuse to make reinsurance payments to the applicable federal guarantors or to make interest subsidy or special allowance payments to the trust; and

·

private guarantors are not reinsured by or entitled to any assistance from the Department of Education.  If the financial strength of a private guarantor is not sufficient, that private guarantor may not be able to honor its obligations to make guarantee payments.

Defaults On Student Loans Without Guarantees May Result In Losses

Some or all of the student loans in a trust may not be guaranteed by any federal or private guarantor, or by any other party or governmental agency.  Repayment of those student loans is dependent on the creditworthiness of the borrowers.

All Student Loans Unsecured	No student loans, whether guaranteed or not, are secured. Accordingly, if a borrower under one of the student loans defaults, the applicable trust and the securityholders may suffer a loss.
A Deterioration In The Financial Condition Of Federal Guarantors May Result In Delays Or Losses

A deterioration in the financial condition of a federal guarantor and its ability to honor guarantee claims could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner.  The financial condition of the federal guarantors may be adversely affected by a number of factors including:

· the amount of claims made against such federal guarantor as a result of borrower defaults;
· the amount of claims reimbursed to such federal guarantor from the Department of Education;

·

changes in legislation that may reduce expenditures from the Department of Education that support federal guarantors or that may require federal guarantors to pay more of their reserves to the Department of Education;

· loss of reinsurance benefits due to the master servicer’s or a sub-servicer’s failure to follow required servicing procedures; and
· expansion of the federal direct student loan program.

If the financial status of a federal guarantor deteriorates, the guarantor may fail to make guarantee payments.  In such event, you may suffer delays or shortfalls in the payment of principal and interest on your securities.

Reinsurance Of Federal Guarantors May Not Prevent Delays Or Losses

If a federal guarantor fails to make guarantee payments, the applicable trust may submit claims directly to the Department of Education.  However, the Department of Education may determine that the federal guarantor is able to meet its obligations, and the Department of Education will not make those payments.  Even if the Department of Education determines to make those payments, there may be delays in making the necessary determination.  Loss or delay of any such guarantee payments, interest subsidy payments or special allowance payments could adversely affect the related trust’s ability to pay timely interest and principal.  In such event, you may suffer a loss on your investment.

The Trust Is Dependent Upon The Performance By Various Parties Of Their Obligations

The trust is relying, and the performance of the securities depends, on the performance of the seller, the depositor, the administrator, the master servicer and the sub-servicers of their respective obligations.  Any failure to perform could have material adverse consequences as follows:

·

Failure to honor purchase/substitution obligations may cause losses.  KeyBank National Association, as seller and master servicer, Key Consumer Receivables LLC, as depositor, or the applicable sub-servicer, will be obligated to purchase student loans from a trust (or substitute other qualifying loans for such student loans) with respect to which it materially breaches representations, warranties or covenants.  We can give you no assurance, however, that KeyBank National Association, Key Consumer Receivables LLC, or the applicable sub-servicer will have the resources to purchase or the resources or available qualifying loans to provide qualified substitutes for such student loans.  The failure to so purchase or provide a qualified substitute for a student loan would not constitute an event of default under the related indenture or permit the exercise of remedies thereunder.  However, any such failure to purchase or provide a qualified substitute for a student loan may cause you to suffer a loss on your investment.

·

Failure to comply with third party servicer regulations may adversely affect loan servicing of FFELP loans.  The Department of Education regulates each servicer of FFELP loans.  Under certain of these regulations, a third party servicer (such as one of the sub-servicers) is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from the sub-servicer’s violation of applicable requirements.  In addition, if a sub-servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the sub-servicer and/or limit, suspend, or terminate such sub-servicer’s eligibility to contract to service FFELP loans.  If a sub-servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the FFELP loans and to satisfy its obligation to purchase FFELP loans with respect to which it breaches its representations, warranties or covenants could be adversely affected.  Moreover, if the Department of Education terminates a sub-servicer’s eligibility, a servicing transfer will take place and there will likely be delays in collections and temporary disruptions in servicing.  Any such servicing transfer could temporarily adversely affect payments to you.

·

The trust’s interest in its student loans could be defeated by actions of the sub-servicers as custodians.  The applicable sub-servicer, as custodian on behalf of the master servicer with respect to each trust, will have custody of the promissory notes, in physical or electronic form, evidencing the student loans it services (provided, however, that in the case of electronically originated promissory notes, a custodian may not be utilized if custody is not necessary for perfection of a security interest in the notes under the UCC).  Although the accounts of the seller and/or the depositor, as applicable, will be marked to indicate the sale and although the seller, the depositor, the administrator and/or the master servicer, as applicable, will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that such student loans have been sold to the owner trustee or eligible lender trustee.  If, through inadvertence or otherwise, any of the student loans were sold to another party, or a security interest therein were granted to another party that purchased (or took such security interest in) any of such student loans in the ordinary course of its business and took possession of such student loans, then the purchaser (or secured party) would acquire an interest in the student loans superior to the interest of the eligible lender trustee, owner trustee or indenture trustee, if the purchaser (or secured party) acquired such student loans without knowledge of the interest of the eligible lender trustee, owner trustee or indenture trustee.

·

Insolvency of the master servicer, a sub-servicer or the administrator may cause losses.  In the event of default by the master servicer, a sub-servicer or the administrator resulting solely from certain events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor master servicer or administrator, or prevent the master servicer from appointing a new sub-servicer, as the case may be, and delays in collections in respect of the student loans may occur.  Any delay in the collections of student loans may delay or reduce payments to you.

Changes In Legislation May Adversely Affect Student Loans And Federal Guarantors

The Higher Education Act of 1965, as amended, or other relevant federal or state laws, rules and regulations could be amended or modified in the future in a manner that will adversely affect the federal loan programs described in this prospectus, the student loans made thereunder or the financial condition of the federal guarantors. Although Congress reauthorized the FFELP student loan programs through September 30, 2012 in the Higher Education Reconciliation Act of 2005, Public Law 109-171, Congress is currently considering legislation amending the Higher Education Act and amendments could be included in this or other pending legislation to modify the FFELP loan programs.

In addition, if the direct student loan program expands, the sub-servicers may experience increased costs or lower margins due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the sub-servicers is reduced.  Such cost increases could reduce the ability of the sub-servicers to satisfy their obligations to service the student loans or to purchase student loans in the event of certain breaches of its covenants.

Certain Policies Of The Department Of Education May Reduce Amounts Available For Payments On Your Securities

On each federal consolidation loan which is a part of the related trust, the trust will be obligated to pay to the Department of Education a monthly rebate at an annualized rate of generally 1.05% of the outstanding principal balance and accrued interest receivable.  This rebate will be payable prior to distributions made to you.  In addition, with respect to federal consolidation loans purchased by the trust after the closing date, the trust will be responsible for the federal origination fee on the initial principal balance of each such federal consolidation loan relating to borrowers that have at least one federal student loan owned by the trust.  This fee will be deducted by the Department of Education from interest subsidy payments and special allowance payments otherwise payable to the trust(s).  This will reduce the amount available to be distributed to you.  Under certain circumstances, the related trust is obligated to pay any portion of the unpaid fee from other assets of that trust prior to making distributions to you.  As a result, the payment of the rebate fee and origination fee to the Department of Education will affect the rate and timing of payments to you.  Moreover, if the origination fee is deducted from interest subsidy payments and special allowance payments, the interest rate payable on your securities may be capped at a lower rate.  In such event, the value of your investment may be impaired.

Due to a Department of Education policy limiting the granting of new lender identification numbers, all of the trusts established by the seller and/or the depositor, as applicable, to securitize FFELP loans may use a common Department of Education lender identification number.  The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or federal guarantors resulting from the eligible lender trustee’s activities in the federal loan program.  If the Department of Education or a federal guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department of Education or such federal guarantor may collect that liability or offset such liability from amounts due the eligible lender trustee under the shared lender identification number.

Because the servicing agreements for the trusts established by the seller and/or the depositor, as applicable, which share a lender identification number, will require the eligible lender trustee or the master servicer to allocate to the proper trust shortfalls or an offset by the Department of Education or a federal guarantor arising from the student loans held by the eligible lender trustee on each trust’s behalf, if the amount available for indemnification by one trust to another trust is insufficient, you may suffer a loss on your investment as a result of the performance of another trust.

Senior Noteholders’ Right To Control Upon Certain Defaults May Adversely Affect Subordinate Noteholders And Certificateholders

In the event of a default by the master servicer or the administrator, the indenture trustee or the senior noteholders, may remove the master servicer or the administrator, as the case may be, without the consent of the eligible lender trustee or owner trustee, as applicable, or any of the subordinate noteholders or certificateholders.  In addition, senior noteholders have the ability, with certain specified exceptions, to waive defaults by the master servicer or the administrator, including defaults that could materially adversely affect the certificateholders or subordinated noteholders.

Consumer Protection Laws May Affect Enforceability Of Student Loans

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance.  Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liability that could affect an assignee’s ability to enforce consumer finance contracts such as the student loans.  In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

Internet-Based Loan Origination Programs May Give Rise To Risks That Are Not Found In Customary Loan Origination Programs

The seller may originate loans through a process that would enable a borrower to apply for a loan and electronically sign documents through an online process in an electronic transaction.  The origination process and loan documentation that would be used for these student loans were developed in recent years to capitalize on the potential benefits of conducting business using electronic means, including over the internet.  As such, these processes and the related loan documentation raise certain issues that do not exist in customary student loan origination programs and may give rise to (i) challenges by borrowers based on consumer protection or other laws relating to issues that are currently untested in the courts, or (ii) challenges by a guarantor to its obligation to make guarantee payments.  We can provide you no assurance that these risks will not adversely affect the collectability or enforceability of the student loans or related guarantee payments.

Incentive Programs May Affect Your Securities

At the present time, the sellers of the student loans make available to borrowers various incentive programs.  In addition, under the terms of the sale and servicing agreement, the master servicer may make new incentive programs available to borrowers with student loans upon certain conditions.  See “The Student Loan Financing Business—FFELP Loan Incentive Programs” and “Private Loan Incentive Programs” in this prospectus.  These current or future incentive programs may affect payments on your securities and may result in faster or slower repayments of your securities, or reduce the amount of principal or yield on the student loans available to pay principal or interest on your securities.

Private Student Loans May Have Greater Risk Of Default

Private student loans are made to students who may have higher debt burdens than student loan borrowers as a whole.  Borrowers of private student loans typically have already borrowed up to the maximum annual or aggregate limits under or do not qualify for FFELP loans.  As a result, borrowers of private student loans may be more likely than other student loan borrowers as a whole to default on their payments or have a higher rate of forbearances.  Failures by borrowers to pay timely the principal and interest on their private student loans or an increase in deferrals or forbearances could affect the timing and amount of available funds for any collection period and adversely affect an issuing entity’s ability to pay principal and interest on your securities.  In addition, the private student loans are not secured by any collateral of the borrowers and are not insured by any FFELP guaranty agency or by any governmental agency.  However, the guaranteed private student loans are guaranteed by the private guarantor(s) specified in the related prospectus supplement.  If a borrower defaults on an unguaranteed private student loan, you will bear the risk of loss to the extent that the reserve account or other specified credit enhancement for your securities is insufficient or unavailable to cover such default.

Risk Of Default By Private Guarantors

If a private guarantor defaults on its guarantee obligations, you will rely solely on payments from the related borrower for payments on the related private guaranteed loan.  In these circumstances, you will bear the risk of loss resulting from the failure of any borrower of a private guaranteed student loan to the extent this loss is not covered by the reserve account or other specified credit enhancement provided in the financing structure for your securities.

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control

A borrower may prepay a student loan in whole or in part, at any time.  The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy.  Various loan consolidation programs, including those offered by affiliates of the depositor, available to eligible borrowers may increase the likelihood of prepayments.  In addition, an issuing entity may receive unscheduled payments due to defaults and purchases by the servicer or the depositor.  Because a pool may include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to securityholders in any period.  Consequently, the length of time that your securities are outstanding and accruing interest may be shorter than you expect.

On the other hand, the student loans may be extended as a result of grace periods, deferment periods and, under some circumstances, forbearance periods.  This may lengthen the remaining term of the student loans and delay principal payments to you.  In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the student loans.  Consequently, the length of time that your securities are outstanding and accruing interest may be longer than you expect.

The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.
You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Securities

Asset-backed securities usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral—student loans in this case—and decreased principal payments when market interest rates rise above the interest rates on the collateral.  As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the securities.  Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the securities.

A Failure To Comply With Student Loan Origination And Servicing Procedures For FFELP Student Loans Could Jeopardize Guarantee, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Securities

The rules under which the student loans were originated, including the Higher Education Act and any guarantee agreements, require lenders making and servicing student loans and the guarantors guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in:

●

the Department of Education’s refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the federal student loans; or

●

the guarantors’ inability or refusal to make guarantee payments on the student loans.

Loss of any loan program payments could adversely affect the amount of available funds and the issuing entity’s ability to pay principal and interest on your securities.

A Failure To Comply With Student Loan Origination And Servicing Procedures For Private Guaranteed Student Loans Could Jeopardize Guarantee Payments On Private Guaranteed Student Loans, Which May Result In Delays In Payment Or Losses On Your Securities

The rules under which the private guaranteed student loans were originated, including the program rules and any guarantee agreements, require lenders making and servicing private guaranteed student loans and the guarantors guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

Failure to follow these procedures may result in a guarantors’ inability or refusal to make guarantee payments on the student loans.

Loss of any loan program payments could adversely affect the amount of available funds and the issuing entity’s ability to pay principal and interest on your securities.

Subordination Of Some Classes Of Securities Results In A Greater Risk Of Losses Or Delays In Payment On Those Securities

Some classes of securities may be subordinate to other classes of that series.  Consequently, holders of some classes of securities may bear a greater risk of losses or delays in payment.  The applicable prospectus supplement will describe the nature and extent of any subordination.

The Securities May Be Repaid Early Due To The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk

The securities may be repaid before you expect them to be if the master servicer or other applicable entity exercises its option to purchase all of the student loans.

This would result in the early retirement of the securities outstanding on that date.  If this happens, your yield on the securities may be affected.  You will bear the risk that you cannot reinvest the money you receive in comparable securities at an equal yield.

A Master Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Successor Master Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Securities

If a master servicer default occurs, the indenture trustee or the securityholders (or in some cases, a surety bond provider, if any) in a given series of securities may remove the master servicer without the consent of the owner trustee or eligible lender trustee, as applicable.  Only the indenture trustee or the securityholders (or in some cases, a surety bond provider, if any), and not the owner trustee or eligible lender trustee, as applicable, have the ability to remove the master servicer if a master servicer default occurs.  In the event of the removal of the master servicer and the appointment of a successor master servicer, we cannot predict:

● the cost of the transfer of servicing to the successor master servicer;
● the ability of the successor master servicer to perform the obligations and duties of the master servicer under the sale and servicing agreement; or
● the servicing fees charged by the successor master servicer.
In addition, the securityholders have the ability, with some exceptions, to waive defaults by the master servicer.

Furthermore, the indenture trustee or the securityholders may experience difficulties in appointing a successor master servicer and during any transition phase it is possible that normal servicing activities could be disrupted, which may result in increased delinquencies and/or defaults on the student loans.

The Bankruptcy or Insolvency Of The Seller Or The Depositor Could Delay Or Reduce Payments On Your Securities

We have taken steps to assure that the voluntary or involuntary application for relief by KBNA, which is the sole member of Key Consumer Receivables LLC, or any other applicable seller under applicable bankruptcy or insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of KBNA or any other seller.  However, we cannot guarantee that our activities will not result in a court or the Federal Deposit Insurance Corporation (FDIC) concluding that our assets and liabilities should be consolidated with those of KBNA or any other seller in a proceeding under any insolvency law.  If a court or the FDIC were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the securities or reductions in these amounts could result.

KBNA, the other sellers of the student loans and the depositor intend that each transfer of student loans to the depositor will constitute a true sale.  If such transfer constitutes a true sale, the student loans and their proceeds would no longer be considered property of KBNA or the other sellers should any such seller become subject to an insolvency law.

If KBNA or any other seller were to become subject to an insolvency law, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans from the related seller to the depositor should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the securities could occur.  In addition, if the court ruled in favor of this position, reductions in the amount of payments on the securities could result.

If the transfer of student loans by KBNA or any other seller to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of KBNA or the applicable seller that arises before the transfer of those student loans to the depositor may have priority over the related issuing entity’s interest in the student loans.

The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default

If an event of default occurs under an indenture, the indenture trustee may sell the student loans, without the consent of the securityholders (but only in the event that there has been a payment default on a class of senior notes, and in all other cases, if the purchase price received from the sale of the student loans is sufficient to repay all related noteholders in full).  However, the indenture trustee may not be able to find a purchaser for the student loans in a timely manner or the market value of those loans may not be high enough to make noteholders whole.

Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Securities

The prospectus supplement for your securities will specify the minimum required ratings for the securities.  A security rating is not a recommendation to buy, sell or hold securities.  Similar ratings on different types of securities do not necessarily mean the same thing.  A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed.  A subsequent downgrade in the rating on your securities is likely to decrease the price a subsequent purchaser will be willing to pay for your securities.

Risk Of Bankruptcy Discharge Of Student Loans

Student loans are generally not dischargeable by a borrower in bankruptcy; however, both federal and private student loans can become dischargeable if the borrower proves that keeping the loans non-dischargeable would impose an undue hardship on the debtor and the debtor’s dependents.  You will bear any risk of loss resulting from the discharge of any borrower of a student loan to the extent the amount of the default is not covered by the issuing entity’s credit enhancement.

Subordinated Noteholders May Not Be Able To Direct The Indenture Trustee Upon An Event Of Default Under The Indenture

If specified in the related prospectus supplement, and an event of default occurs under the indenture, only the holders of the controlling class of notes, which is defined as the holders of the then outstanding class or classes of the most senior notes, will be able to waive that event of default, accelerate the maturity dates of the notes or direct any remedial action under the related indenture.  In this event, the holders of any outstanding subordinated class or classes of notes will not have any rights to direct any remedial action until each more senior class of notes has been paid in full.

In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, An Issuing Entity May Be Required To Make A Large Termination Payment To Any Related Swap Counterparty

To the extent described in the related prospectus supplement, an issuing entity may enter into one or more interest rate cap or swap agreements to hedge basis risk.  If at any time a class of securities is denominated in a currency other than U.S. Dollars, the issuing entity will be required to enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency risk.

A cap or swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable cap or swap agreement which will be described in the related prospectus supplement.  Depending on the reason for the termination, however, a cap or swap termination payment may be due from either the issuing entity or the related counterparty.

If a termination event under any of these cap or swap agreements occurs and the issuing entity owes the related counterparty a large termination payment that is senior in priority to amounts due to securityholders, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all related classes of securities may suffer a loss.

Your Securities Will Have Greater Risk If An Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the issuing entity under an interest rate swap agreement, but the related swap counterparty defaults and the administrator is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated.  If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the issuing entity would have been required to pay to the swap counterparty under the terminated interest rate swap agreement.  In this event, the issuing entity may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

Your Securities Will Have Greater Risk If A Currency Swap Agreement Terminates

To the extent described in the related prospectus supplement, when a class of securities is to be denominated in a currency other than U.S. Dollars, the issuing entity will enter into one or more currency swap agreements with eligible swap counterparties to hedge against currency exchange and basis risks.  The currency swap agreements will be intended to convert:

● principal and interest payments on the related class of securities from U.S. Dollars to the applicable currency; and
● the interest rate on the related class of securities from a LIBOR-based rate to a fixed or floating rate payable in the applicable currency.

Upon an early termination of any currency swap agreement, you cannot be certain that the issuing entity will be able to enter into a substitute currency swap agreement with similar currency exchange terms.  If the issuing entity is not able to enter into a substitute currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with a class of securities denominated in a currency other than U.S. Dollars.

In addition, the issuing entity may owe the related swap counterparty swap termination payments that are required to be paid pro rata with the related classes of securities.  In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on your securities and you may suffer loss.

If any currency swap counterparty fails to perform its obligations or if the related currency swap agreement is terminated, the issuing entity will have to exchange U.S. Dollars for the applicable currency during the applicable reset period at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the securities in full, including as a result of the inability to exchange U.S. Dollar amounts then on deposit in any related accumulation account for the applicable currency.  Moreover, there can be no assurance that the spread between LIBOR and any applicable non-U.S. Dollar currency index will not widen.  As a result, if a currency swap agreement is terminated and the issuing entity is not able to enter into a substitute currency swap agreement, all of the securities bear the resulting currency risk and spread risk.

In addition, if a payment is due to the issuing entity under a currency swap agreement, a default by the related swap counterparty may reduce the amount of available funds for any collection period and thus impede the issuing entity’s ability to pay principal and interest on your class of securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Key Consumer Receivables LLC, as depositor of each of the various trusts, has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities offered pursuant to this prospectus.  The registration statement contains information which is not contained in this prospectus.  Prospective investors may read the registration statement and make copies of it at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549; and at the SEC’s regional offices at Three World Financial Center, New York, New York 10281, and 175 W.  Jackson Boulevard, Chicago, Illinois 60604.  Copies of the registration statement may be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.  20549, at prescribed rates.  The SEC maintains a Web site at http://www.sec.gov containing registration statements and other information regarding registrants, including Key Consumer Receivables LLC, that file electronically with the SEC.

All documents filed by Key Consumer Receivables LLC, as depositor of any trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference in this prospectus.  Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

KeyBank National Association, on behalf of Key Consumer Receivables LLC, will provide without charge to each person to whom a copy of this prospectus is delivered, including a beneficial owner of securities, on the written or oral request of that person, a copy of any or all of the documents incorporated by reference in this prospectus or in any related prospectus supplement, except any exhibits to those documents, unless the exhibits are specifically incorporated by reference in this prospectus or any related prospectus supplement.  Requests for these copies should be directed to KeyBank National Association, c/o Key Education Resources, 800 Superior Avenue, 4th Floor, Cleveland, Ohio 44114, Attention: KeyCorp Student Loan Trusts Administrator (Telephone: (216) 828-9342).

FORMATION OF THE TRUSTS

The Trusts

Either the seller or the depositor will establish a separate issuing entity for each series of securities, in the form of a Delaware statutory trust.  Each issuing entity will be formed under a trust agreement for the transactions described in this prospectus and in the related prospectus supplement.  We sometimes refer to an issuing entity as a “trust.”  It will perform only the following activities:

·

acquire, hold, sell and manage student loans, the other trust assets and related proceeds;

·

enter into one or more swap agreements and/or interest rate cap agreements, from time to time;

·

issue the notes;

·

make payments on the notes; and

·

engage in other incidental or related activities.

Other than issuing the notes or as otherwise specified in the prospectus supplement for your notes, no trust will be permitted to borrow money or make loans to other persons.  Unless otherwise specified in a related prospectus supplement, the permitted activities of the trust may be amended only with the consent of a majority of the senior and subordinate noteholders, voting separately; however, the trust agreement may be modified without noteholder consent if an opinion of counsel is provided to the effect that such proposed revisions would not adversely affect in any material respect the interests of any noteholder.

The property of each trust will consist of:

·

a pool of student loans legal title to which is held by the related owner trustee or eligible lender trustee on behalf of each trust,

·

all funds collected or to be collected in respect of that pool of student loans (including any guarantee payments) on or after the applicable cutoff date specified in the related prospectus supplement,

·

any other rights under certain collateral agreements with respect to certain private guaranteed loans to the extent assigned to each trust by the seller, and

·

all moneys and investments on deposit in any collection account, pre-funding account, escrow account, negative carry account, accumulation account, cap account, demand deposit account and/or reserve account.  To the extent provided in the applicable prospectus supplement, the notes will be collateralized by the property of the related trust.  To facilitate servicing and to minimize administrative burden and expense, the master servicer will be appointed by the eligible lender trustee or owner trustee, as applicable, as the custodian, and the master servicer will then appoint the sub-servicers or another qualified custodian or custodians as the custodians on its behalf, of the promissory notes representing the student loans that each services.

The principal offices of each trust will be specified in the applicable prospectus supplement.

Owner Trustee

The owner trustee will be the trustee of the applicable trust, and will act on behalf of the certificateholders and represent their rights and interests in the exercise of their rights under the related trust agreement.  Except as specifically delegated to the administrator in the administration agreement, the owner trustee will also execute and deliver all agreements required to be entered into on behalf of the related trust.  If required by Delaware or other state law, a local co-trustee will be appointed as co-trustee.  If a Delaware trustee is appointed, its roles will be limited to those duties required under the Delaware Statutory Trust Act.  Unless otherwise provided in the related trust agreement, such roles are limited to fulfilling the requirement of the Delaware Statutory Trust Act that a Delaware statutory trust shall at all times have at least one trustee, who in the case of a natural person shall be a person who is a resident of Delaware or which, in all other cases, has its principal place of business in Delaware, and will accept service of process in Delaware on behalf of the trust.

The principal offices and the identities of the related owner trustee and, if required, a Delaware co-trustee, will be specified in the applicable prospectus supplement.

Eligible Lender Trustee

If the student loans backing your notes include FFELP loans, a bank or trust company will be appointed eligible lender trustee as specified in the related prospectus supplement, and will act on behalf of the trust and the certificateholders.  The eligible lender trustee will acquire legal title to all FFELP loans on behalf of that trust , and will enter into a guarantee agreement with each of the guarantors of those loans.  The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.  Failure of the FFELP loans to be owned by an eligible lender would result in the loss of any federal guarantee payments from any federal guarantor and any federal assistance with respect to those FFELP loans.  See “The Student Loan Financing Business—FFELP Loans Under the Programs.”

The principal offices and the identity of the related eligible lender trustee, if any, will be specified in the applicable prospectus supplement

Additional Information Concerning the Owner Trustee and the Eligible Lender Trustee

The liability of the owner trustee and/or eligible lender trustee in connection with the issuance and sale of any notes will consist solely of its express obligations in the trust agreement and sale and servicing agreement.  The owner trustee and/or eligible lender trustee will not be personally liable for any actions or omissions that were not the result of its own bad faith, fraud, willful misconduct or negligence.  The owner trustee and/or eligible lender trustee will be entitled to be indemnified by the sponsor for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction agreements, that were not the result of its own bad faith, fraud, willful misconduct or negligence.

An owner trustee and/or eligible lender trustee may resign at any time.  If it does, the administrator must appoint a successor.  The administrator may also remove an owner trustee or eligible lender trustee if such owner trustee or eligible lender trustee becomes insolvent or ceases to be eligible to continue as owner trustee or eligible lender trustee, as the case may be.  In that event, the administrator must appoint a successor.  The resignation or removal of an owner trustee or eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment.  To the extent expenses incurred in connection with the replacement of an owner trustee or eligible lender trustee, as applicable, are not paid by the applicable owner trustee or eligible lender trustee that is being replaced or by the applicable successor trustee, the depositor will be responsible for the payment of such expenses.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee or owner trustee, as applicable, will succeed to all the rights of the indenture trustee, on behalf of the certificateholders.

USE OF PROCEEDS

If the seller is selling the student loans relating to any given series directly to the trust, the net proceeds from the sale of securities of a given series will be used by the applicable trust to purchase the related student loans on the applicable closing date from the seller and to make the initial deposit into the reserve account, pre-funding account or negative carry account, if any.  The seller will use the net proceeds paid to it with respect to any trust for general corporate purposes.

If the depositor is selling the student loans relating to any given series to the applicable trust, the net proceeds from the sale of securities of a given series will be used by the applicable trust to purchase the related student loans on the applicable closing date from the depositor and to make the initial deposit into the reserve account, pre-funding account or negative carry account, if any.  The depositor will use the net proceeds to purchase the related student loans on the closing date from the seller, affiliates of the seller and/or third party originators of student loans or their affiliates.  The seller will use the net proceeds paid to it with respect to any trust for general corporate purposes.

THE SPONSOR, THE SELLERS, THE DEPOSITOR, THE ADMINISTRATOR, THE MASTER SERVICER AND THE SUB-SERVICERS

KeyBank National Association and Key Consumer Receivables LLC

KeyBank National Association (“KBNA”) is a national banking association and a wholly-owned subsidiary of KeyCorp.  Prior to October 1, 2004, Key Bank USA, National Association (“KBUSA“) and KBNA were both national banking associations and wholly-owned by KeyCorp.  Effective on October 1, 2004, KBUSA merged with and into KBNA and, as of that date, KBNA succeeded to all assets and liabilities of KBUSA.

KBNA files quarterly Consolidated Reports of Condition and Income (“Call Reports“) with its primary regulator, the Office of the Comptroller of the Currency.  KBNA’s Call Reports are available online at http://www2.fdic.gov/call_tfr_rpts.  The principal executive offices of KBNA are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300.

KBNA is engaged in a general banking business providing retail and private banking services to consumers; commercial banking services to small businesses, middle-market and large corporate customers; capital market services; and trust and asset management services.  KBNA’s retail banking services include, among others, consumer lending (including indirect automobile lending, home equity financing of both first- and second-home mortgages, education lending, and marine and recreational vehicle financing), deposit services and private banking services.  Commercial banking products include, among others, general corporate, commercial real estate, asset-based and media lending; equipment leasing; trade financing and support services related to international operations (primarily letter of credit, collection, payment and foreign exchange services); and cash management services.

Key Consumer Receivables LLC is a Delaware limited liability company and a wholly-owned subsidiary of KBNA.  The principal executive offices of Key Consumer Receivables LLC are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 828-8122.

Relationship Between Seller and Depositor

The student loans relating to any series of securities may be sold by KBNA, Key Consumer Receivables LLC, an affiliate of KBNA or a third party, either directly to the issuing entity or through Key Consumer Receivables LLC, as depositor.  The seller of the student loans will be identified in the related prospectus supplement.  If the student loans are sold by the seller directly to the applicable issuing entity, they will be sold pursuant to a sale and servicing agreement.  If the student loans are first transferred to Key Consumer Receivables LLC, as depositor, they will be transferred to Key Consumer Receivables LLC pursuant to a student loan transfer agreement, and Key Consumer Receivables LLC, as depositor, will sell the student loans to the applicable issuing entity pursuant to a sale and servicing agreement.  See “—Student Loan Transfer Agreements” and “—Sale and Servicing Agreements” below.

Sponsor

KBNA is the sponsor of the KeyCorp student loan securitization program.

Depositor

Key Consumer Receivables LLC is the depositor.  Key Consumer Receivables LLC is a special-purpose “bankruptcy remote” entity formed to purchase consumer loans, including student and other education-related loans from the seller and its affiliates or others, and to form trusts that will issue asset-backed securities, to transfer such loans to the trusts and other incidental and related activities.

The depositor has taken steps intended to prevent any application for relief by KBNA, as sole member, under any insolvency law resulting in consolidation of the depositor’s assets and liabilities with those of KBNA.  These steps include its creation as a separate, limited-purpose subsidiary with its own limited liability company identity.  The depositor’s limited liability company agreement contains limitations including:

·

restrictions on the nature of its business; and

·

a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

Among other things, the depositor will maintain its separate limited liability company identity by:

·

maintaining records and books of accounts separate from those of its sole member;

·

refraining from commingling its assets with the assets of its sole member; and

·

refraining from holding itself out as having agreed to pay, or being liable for, the debts of its sole member.

Each transaction agreement will also contain “non-petition” covenants to prevent the commencement of any bankruptcy or insolvency proceedings against the depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the noteholders.

We have structured the transactions described in this prospectus to assure that the transfer of the student loans by its sole member or any other seller to the depositor constitutes a “true sale” of the student loans.  If the transfer constitutes a “true sale,” the student loans and related proceeds would not be property of the applicable seller should it become subject to any insolvency law.  Although each seller and the depositor will express its intent to treat the conveyance of the related student loans as a sale, each seller and the depositor will also grant to the owner trustee or eligible lender trustee, as applicable, on behalf of the trust, a security interest in the related student loans.  This security interest is intended to protect the interests of the noteholders if a bankruptcy court or receiver were to characterize the seller’s or the depositor’s transfer of the loans as a borrowing by such seller or the depositor secured by a pledge of the student loans.  In the event that a bankruptcy court or receiver did characterize the transaction as a borrowing by a seller or the depositor, that borrowing would be secured by the student loans in which such seller or the depositor granted a security interest to the owner trustee or eligible lender trustee, as applicable.  Each seller and the depositor has agreed to take those actions that are necessary to maintain the security interest granted to the owner trustee or eligible lender trustee, as applicable, as a first priority, perfected security interest in the student loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Upon each issuance of notes, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the applicable seller to the depositor would be characterized as a “true sale” and the student loans and related proceeds would not be property of the applicable seller under the insolvency laws.

The depositor will also represent and warrant that each sale of student loans by the depositor to the trust is a valid sale of those loans.  In addition, the depositor, the owner trustee, the eligible lender trustee and the trust will treat the conveyance of the student loans as a sale.  The depositor, KBNA and each other seller will take all actions that are required so the owner trustee or eligible lender trustee will be treated as the legal owner of the student loans.

The depositor’s obligations after issuance of a series of notes include the sale of any student loans to the related trust to be purchased with amounts on deposit in any pre-funding account, delivery of certain related documents and instruments, repurchasing student loans in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the owner trustee or eligible lender trustee, as applicable, and maintaining the owner trustee’s or eligible lender trustee’s first priority perfected security interest in the assets of the related trust.

The prospectus supplement for a series may contain additional information concerning the depositor.

Administrator

KBNA, in its capacity as administrator, will be responsible for the administration of the student loans.  Under each administration agreement, the administrator will be responsible for preparing and filing claim forms on behalf of the eligible lender trustee for interest subsidy payments and special allowance payments from the Department of Education and is required to provide notices and reports and to perform other administrative obligations required by the related indenture, trust agreement and sale and servicing agreement.  See “The Transfer and Servicing Agreements—Administrator.”

Master Servicer

KBNA, in its capacity as master servicer, will be responsible for master servicing the student loans.  The master servicer will arrange for and oversee the performance of each sub-servicer of its respective servicing obligations with respect to the student loans.  The master servicer will receive in the aggregate, subject to certain limitations described in this prospectus, a monthly fee payable by each trust as specified in the related prospectus supplement, together with applicable administrative fees, late fees and similar charges.  The master servicer will in turn be solely responsible for all compensation due to the sub-servicers for the performance of their respective obligations under the related sub-servicing agreements.  See “The Transfer and Servicing Agreements—Master Servicing Compensation.”  In addition, if specified in the related prospectus supplement, KBNA may directly service, and act as or appoint a custodian of, some or all of the student loans in any trust.

The Sub-Servicers

The master servicer may appoint sub-servicers to service the student loans.  With respect to the student loans it is servicing on behalf of the master servicer and with respect to each trust, each sub-servicer will be required by the related sub-servicing agreement between that sub-servicer and the master servicer to perform the services and duties customary to the servicing of student loans it is required to service, and to do so in the same manner as that sub-servicer has serviced student loans on behalf of the seller and/or the master servicer and otherwise in compliance with all applicable standards and procedures.  Also, each sub-servicer of FFELP loans is required to maintain its eligibility as a third party servicer under the Higher Education Act.  See “The Transfer and Servicing Agreements—Servicing Procedures.”  Each sub-servicer will be paid directly by the master servicer for its services rendered under each sub-servicing agreement.  The trust will be an intended third party beneficiary of each sub-servicing agreement.  See “The Transfer and Servicing Agreements—Master Servicer Default; Administrator Default.” The sub-servicers under each sub-servicing agreement will be identified in the related prospectus supplement.

THE STUDENT LOAN POOLS

General

The student loans to be sold by the seller or the depositor to the owner trustee or eligible lender trustee on behalf of a trust under the related sale and servicing agreement will be selected from the portfolio of student loans originated or acquired by the seller, or acquired by the depositor, under various loan programs described in this prospectus and/or the related prospectus supplement.  The proceeds of the loans are used to finance a portion of the costs of:

·

K-12 education;

·

undergraduate education,

·

graduate education,

·

post-graduate activities such as studying for bar exams or participating in residency programs,

·

post-secondary education in certificate or non-degree granting programs (also known as adult post-secondary education); or

·

consolidation loans.

The student loans to be sold to the owner trustee or eligible lender trustee on behalf of the trust under the related sale and servicing agreement will be selected using several criteria, including that each student loan:

·

was originated in the United States or its territories or possessions under and in accordance with the student loan programs described in this prospectus under “The Student Loan Financing Business—Programs Offered by the Seller” or otherwise described in the related prospectus supplement;

·

contains terms complying with those terms required by such student loan programs and any applicable guarantee agreements;

·

is not selected using procedures believed by the seller, depositor and/or the master servicer to be adverse to the securityholders of the related series;

·

provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods; and

·

satisfies any other criteria described in the related prospectus supplement.

The student loans in each trust will be held by the related owner trustee or eligible lender trustee, as trustee on behalf of that trust.  The owner trustee or eligible lender trustee will also enter into, on behalf of that trust, guarantee agreements with the guarantors described in this prospectus and the related prospectus supplement.  See “Formation of the Trusts—Owner Trustee” and “—Eligible Lender Trustee.”

The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

·

the composition of the pool;

·

the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity;

·

borrowers’ states of residence; and

·

the portion of those student loans guaranteed by the specified guarantors.

In the case of each series for which the related trust may acquire student loans from the seller or the depositor, as applicable, after the related cutoff date through additional fundings, information with respect to the student loans eligible to be acquired by the related trust will be set forth in the related prospectus supplement as will information about the duration and conditions of any related funding period, the circumstances under which additional fundings will be made during this period and, if additional fundings may continue to be made after this period, the circumstances under which those additional fundings may be made.

Description of Student Loans

Loans to undergraduate and graduate students, loans to parents of students, and loans to consolidate these and other specified education loans may be originated through the Federal Family Education Loan Program (or “FFELP”).  These loans are referred to in this prospectus as “FFELP loans”.  As described in this prospectus and in the related prospectus supplement, substantially all payments of principal and interest with respect to FFELP loans will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by that borrower’s school, by certain federal guarantors under a guarantee agreement to be entered into between one of the federal guarantors specified in the related prospectus supplement and the applicable eligible lender trustee.  Each lender is entitled, subject to certain conditions, to be reimbursed by the guarantor.  Guarantee payments under guarantee agreements with federal guarantors are referred to as federal guarantee payments.    In addition, each eligible lender trustee, as a holder of the FFELP loans on behalf of the related trust, is entitled to receive from the Department of Education certain interest subsidy payments and special allowance payments with respect to certain of these FFELP loans as described in this prospectus.  See “—FFELP Loans Under the Programs.”.

The seller originates or acquires FFELP loans for students attending eligible schools.  The following types of schools may apply for participation as eligible institutions of higher education:  public or private nonprofit institutions of higher education, proprietary institutions of higher education and nonprofit post-secondary vocational institutions.  Schools are specifically excluded from participation if (x) the educational institution has filed for bankruptcy, (y) the owner, or its chief executive officer, has been convicted or pleaded “nolo contendere” or “guilty” to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program, or (z) the educational institution has a cohort default rate in excess of the rate prescribed by the Higher Education Act.  In order to participate in the program, the eligibility of a school must be approved by the Department of Education under standards established by regulation.

Student loans may also be originated under loan programs that are not federally guaranteed.  These student loans are referred to in this prospectus as “private loans”.  Payments of principal and interest on the private loans may be (1) unguaranteed by any federal or private guarantor, or by any other party or governmental agency or (2) guaranteed against default, death, bankruptcy or disability of the applicable borrower by certain private guarantors under a guarantee agreement to be entered into among private guarantors specified in the related prospectus supplement, the seller or the depositor, as applicable, and the owner trustee or eligible lender trustee, or by private guarantors under surety bonds issued to the seller or the depositor, as applicable, and assigned to each eligible lender trustee on behalf of the related trust.  Guarantee payments under the guarantee agreements with private guarantors or the surety bonds issued by private guarantors are referred to as private guarantee payments.  See “—Private Loans Under the Programs” below.

Each regular payment with respect to a student loan includes an installment of interest which is calculated on the basis of the outstanding principal balance of the student loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made.  As payments are received on the student loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.  Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the last payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if a borrower pays a monthly installment after its scheduled due date, a late fee, where applicable, may be assessed and the portion of the payment allocable to the late fee and interest for the period since the last payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for the trusts formed by the depositor, or any other affiliated person specified in the related prospectus supplement, will be made available through a website or otherwise, as described below.  The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information.  Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information will not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

·

information regarding prior securitized pools of student loans sold to trusts that were formed by the depositor before January 1, 2006; and

·

with respect to information regarding the pool of student loans described in the related prospectus supplement, information about such pool for periods before January 1, 2006.

Copies of the static pool data presented on the website and deemed part of this prospectus may be obtained upon written request by the noteholders of the related series at the address specified in the related prospectus supplement.  Copies of information related to any periods prior to January 1, 2006 may also be obtained upon written request.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement.  The related prospectus supplement will specify how the static pool data will be presented.

THE STUDENT LOAN FINANCING BUSINESS

Programs Offered by the Seller

FFELP Loans Under the Programs

General.  The following descriptions of the Federal Subsidized Stafford Loan Program, the Federal Unsubsidized Stafford Loan Program, the Supplemental Loans for Students Program (or the “SLS Loan Program”), the Federal PLUS Loan Program (or the “PLUS Loan Program”), and the Federal Consolidation Loan Program as authorized under the Higher Education Act are qualified in their entirety by reference to the Higher Education Act and applicable program regulations issued by the Department of Education.  The programs listed above are referred to in this prospectus as the “federal programs”.  Since its original enactment in 1965, the Higher Education Act has been amended and reauthorized several times, including by the Higher Education Amendments of 1992 and the Higher Education Amendments of 1998.  The provisions of the Higher Education Act expired in 2003 and were extended through September 30, 2004 under the General Education Provisions Act.  Congress further extended the Higher Education Act through September 30, 2005, under P.L. 108-366, through December 31, 2005, under P.L. 109-81, 2005, under P.L. 109-81, through March 30, 2006, under P.L. 109-150, and through June 30, 2006, under P.L. 109-212 and through September 30, 2006, under P.L. 109-238.  Congress is currently considering legislation to further extend the Higher Education Act.

Through the Higher Education Reconciliation Act of 2005, P.L. 109-171 (“HERA”), Congress reauthorized the federal student loan programs through September 30, 2012.  This legislation included the following major provisions:

·

extends through September 30, 2012 the authority for the making and insuring of FFELP and Direct Loans;

·

increases, beginning July 1, 2007, Stafford Loan limits for first-year students from $2,625 to $3,500 and second-year students from $3,500 to $4,500 and the annual unsubsidized Stafford Loan limit from $10,000 to $12,000 for graduate and professional students;

·

reduces insurance paid to holders of FFELP loans from 98% to 97% for loans for which the first disbursement is made on or after July 1, 2006;

·

reduces the reimbursement on claims made by entities designated by the Department of Education as “exceptional performers” from 100% to 99% for all claims filed on or after July 1, 2006, regardless of when the loan was made or the default occurred;

·

requires payment by lenders of any interest paid by borrowers on student loans first disbursed on or after April 1, 2006 that exceeds the special allowance support level applicable to the loan to the Department of Education;

·

provides, for loans with a first disbursement made on or after July 1, 2001, new deferment eligibility for up to three years for a borrower who is serving on active duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency;

·

increases the borrower interest rate on FFELP PLUS loans for which the first disbursement is made on or after July 1, 2006 from 7.9% to 8.5%;

·

makes math, science, and special education teachers, with loans disbursed on or after October 1, 1998, eligible for increased loan forgiveness up to $17,5000;

·

provides that graduate an professional students are eligible to borrow PLUS loans certified in the FFELP program or originated in the Direct Loan program on or after July 1, 2006;

·

eliminates in-school loan consolidation on or after July 1, 2006;

·

eliminates the ability of borrowers to receive a second consolidation loan after receiving a consolidation loan on or after July 1, 2006, except in certain situations; and

·

requires guarantors to deposit a 1% default fee in the Federal Reserve Fund for Stafford and PLUS loans with a first disbursement on or after July 1, 2006.

In addition to these program changes, Congress further amended provisions of the Higher Education relating to FFELP and Direct Loans in the Emergency Supplemental Appropriations Act for Defense, the Global War on Terror, and Hurricane Recovery, 2006, P.L. 109-171.  This legislation repealed provisions known as the “single holder rule” that limited borrowers with loans held by a single lender to consolidation with that lender unless the lender did not offer consolidation.  The bill also reversed a change made in P.L. 109-171 that made consolidation in the Direct Loan program by borrowers with FFELP loans more difficult.  Under amendment, FFELP borrowers will be able to secure access to a Direct Consolidation loan if they determine the income-sensitive repayment plan offered by their current holder(s) is not satisfactory to them.

We can give you no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented under it will not be amended or modified in the future in a manner that will adversely impact the programs described in this prospectus, the related prospectus supplement and the student loans made thereunder or the guarantors.  Also, future measures to reduce any future federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs.  We can give you no assurance that future federal legislation or administrative actions will not adversely affect expenditures by the Department of Education or the financial condition of the federal guarantors.  For a discussion of each federal guarantor’s claims-paying ability, see the related prospectus supplement.

FFELP Loan Incentive Programs

The seller has offered, and may continue to offer, incentive programs to certain student loan borrowers.  Incentive programs applicable to the FFELP loans in a trust are described in the related prospectus supplement.  Any incentive program not in existence as of the date of the related prospectus supplement, that effectively reduces borrower payments on FFELP loans and is not required by the Higher Education Act, will be applicable to the student loans only if and to the extent that the applicable trust receives payment from the seller or the depositor, as applicable (or the seller or the depositor, as applicable, deposits or causes a deposit to be made into the related collection account), in an amount sufficient to offset these effective yield reductions.

Subsidized Stafford Loan and Unsubsidized Stafford Loan Programs

Stafford Loans are loans made by eligible lenders in accordance with the Higher Education Act to eligible students to finance a portion of the costs of attending an eligible institution of higher education.  The Higher Education Act limits the amount of Stafford Loans that may be made to a student in any given academic year and the amount a student may have outstanding in total and specifies certain payment terms, including the interest rates that may be charged on Stafford Loans.  Holders of Stafford Loans complying with these limitations and the other conditions specified in the Higher Education Act will be entitled to the benefits of federal assistance, consisting of:

·

a guarantee of the payment of principal and interest with respect to the Stafford Loans by a federal guarantor, which guarantee will be supported by federal reinsurance of all or most of these guaranteed amounts as described in this prospectus;

·

federal interest subsidy payments equal to the interest payable on the Stafford Loans prior to the time the borrower begins repayment of the Stafford Loans and during any applicable deferral periods, together with interest on these amounts not paid by the Department of Education when due; and

·

federal special allowance payments, in varying amounts, during the term of the Stafford Loans to ensure that interest payable on the Stafford Loans approximates current market interest rates, together with interest on these amounts not paid by the Department of Education when due.

Certain Stafford Loans do not qualify for interest subsidy payments but otherwise qualify for all other forms of federal assistance.  These Stafford Loans are known as “Unsubsidized Stafford Loans.”  These loans are identical to other Stafford Loans in all material respects, except that interest accruing on them during periods when the borrower is in school or in a deferral period or grace period is either paid periodically by the borrower during these periods or added periodically to the principal balance of the loan by its holder.  A borrower qualifies for an Unsubsidized Stafford Loan if, and to the extent that, the borrower’s need for a Stafford Loan, as calculated pursuant to the Higher Education Act, is more than the maximum Subsidized Stafford Loan authorized by statute.

The Federal Stafford Loan Master Promissory Note (“Stafford MPN”) is the student borrower’s promise to repay the funds and provides important language about the student borrower’s rights and responsibilities with respect to obtaining and repaying the loan.  Because the Stafford MPN is only a promissory note, the borrower application and school certification processes are separate.  To obtain a Stafford Loan, the student must submit a completed Free Application for Federal Student Aid (FAFSA).  Before a Stafford Loan is disbursed under the multi-year feature of the Stafford MPN, the school or the lender must complete either a notification or a confirmation process.

The Stafford MPN has a multi-year feature that permits a borrower to sign one promissory note for multiple loans.  All schools located in the United States, unless notified otherwise by the Department, may use the Stafford MPN as multi-year notes.  Schools located outside of the United States, unless specifically authorized by the Department of Education to offer the multi-year feature, must use a separate Stafford MPN for each academic year.  There are instances, however, when the borrower may have to complete a new MPN for each new academic year.  The lender must verify that each loan is supported by a signed Stafford MPN and that the lender’s ability to make subsequent loans has not expired or been revoked.

(1)

Eligibility Requirements.  Subject to the annual and aggregate limits on the amount of Stafford Loans that a student can borrow discussed below, Stafford Loans are available to eligible students in amounts not exceeding their unmet need for financing as determined in accordance with the provisions of the Higher Education Act.  Eligible students are students that are:

·

enrolled in, or admitted for enrollment in, an approved or accredited undergraduate or graduate school;

·

enrolled in, or admitted for enrollment in, an acceptable degree program;

·

attending at least half-time;

·

making satisfactory progress toward the completion of that program according to the standards of the school;

·

not ineligible as a result of conviction for a Federal or State offense involving the possession or sale of a controlled substance occurring during a period of enrollment for which the student was receiving student financial assistance under Title IV of the Higher Education Act;

·

not ineligible as a result of having been convicted of, or pled nolo contendere or guilty to, a crime involving fraud in obtaining student financial aid funds under Title IV of the Higher Education Act unless the student has completely repaid the fraudulently obtained funds to the Secretary, or, in the case of a loan, to the holder of the loan.

·

U.S. citizens, U.S. nationals or eligible non-citizens;

·

not borrowers under FFELP loans, including the requested loan, that exceed the applicable annual and aggregate limits;

·

not in default on any education loan or not required to refund an educational grant;

·

not liable for an overpayment and have not exceeded the annual or aggregate limits imposed on any other Title IV program;

·

not ineligible as a result of the student’s error or the student’s providing of false or misleading information for a FFELP loan that has already been obtained; provided that the student is entitled to receive an additional Stafford or PLUS loan if the student repays in full any ineligible loan or ineligible portion of a loan;

·

not subject to a judgment lien for a debt owed to the United States;

·

able to fulfill additional requirements imposed by the guarantor of a loan for which the principal and interest have been discharged or written off;

·

able to meet the guarantor’s requirements with respect to state of residence or regional service area; and

·

a recipient of at least a high school diploma or the recognized equivalent of a high school diploma or, if not, meets one of the following standards:

·

the student (a) is beyond the age of compulsory school attendance in the state in which the postsecondary school is located and (b) has passed an independently administered ability-to-benefit test that has been approved by the Department of Education; or

·

the student has completed a secondary school education in a home school setting that is treated as a home or private school under applicable state law.

Each Stafford Loan:

·

must be unsecured;

·

must provide for deferral of the obligation of the borrower to make (x) interest payments for as long as the Department of Education makes interest subsidy payments and (y) principal payments so long as the borrower remains an eligible student and thereafter during any applicable grace periods, deferral periods or forbearance periods; and

·

must provide for repayment over a period not to exceed 10 years (excluding any deferral periods or forbearance periods) from the date repayment commences.  In addition, a “new borrower” on or after October 7, 1998, may select an extended repayment schedule that allows for a repayment period of up to 25 years.  The maximum allowable repayment period is calculated from the date on which the first payment is due.

(2)

Loan Limits.  In order to qualify for assistance under the Stafford Loan Program, the Higher Education Act imposes an annual limit on the amount of Stafford Loans and other FFELP loans that may be made to any single student and an aggregate limit on the amount of the FFELP loans that student may have outstanding.

We have set forth in the following chart the current and historic loan limits.

			All Students (1)	Independent Students(1)
Annual Limits for Borrower’s Academic Level	Subsidized before 1/1/87	Subsidized on or after 1/1/87	Base Amount Subsidized and Unsubsidized on or after 10/1/93(2)	Additional Unsubsidized only on or after 7/1/94(3)	Maximum Aggregate Total Amount
Undergraduate (per year)
1st year	$ 2,500	$ 2,625	$ 2,625	$ 4,000	$ 6,625
2nd year	$ 2,500	$ 2,625	$ 3,500	$ 4,000	$ 7,500
3rd year and above	$ 2,500	$ 4,000	$ 5,500	$ 5,000	$10,500
Graduate (per year)	$ 5,000	$ 7,500	$ 8,500	$10,000	$18,500
Aggregate Limits
Undergraduate	$12,500	$17,250	$23,000	$23,000	$46,000
Graduate (including undergraduate)	$25,000	$54,750	$65,500	$73,000	$138,500

_________________

(1)

The loan limits are inclusive of all FFELP loans.

(2)

These amounts represent the combined maximum loan amount per year for Subsidized Stafford Loans and Unsubsidized Stafford Loans.  Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

(3)

Independent undergraduate students, graduate students or professional students may borrow these additional amounts.  In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of these students are unable to provide the family contribution amount and it is unlikely that the student’s parents will qualify for a PLUS Loan.

Borrowing limits were increased effective July 1, 2007 in the Higher Education Reconciliation Act, P.L. 109-171.  For undergraduate students, the first year subsidized/unsubsidized combined annual loan limit has been increased from $2,625 to $3,500, and the second year subsidized/unsubsidized combined annual loan limit has been increased from $3,500 to $4,500.  The combined annual loan limits were not increased for borrowers beyond the first two years of undergraduate study.  For graduate and professional students, the additional unsubsidized annual loan limit has been increased from $10,000 to $12,000.  For students who have obtained a baccalaureate degree and are enrolled in coursework necessary for enrollment in a graduate or professional program, the additional unsubsidized loan limit has been increased from $5,000 to $7,000.  The subsidized/unsubsidized combined loan limit has not been increased for these students.  The subsidized/unsubsidized combined loan limit and the additional unsubsidized loan limit for a student who is enrolled in coursework necessary for enrollment in an undergraduate program, have not been increased, and remain at $2,625 and $4,000.

The annual loan limits are reduced in some instances where the student is enrolled in a program that is less than one academic year or has less than a full academic year remaining in his or her program.  The Department of Education has discretion to raise these limits to accommodate highly specialized or exceptionally expensive course of study.

(3)

Interest.  The borrower’s interest rate on a Stafford Loan may be fixed or variable.  We have summarized Stafford Loan interest rates in the chart below.

Trigger Date(1)	Borrower Rate(2)	Maximum Rate	Interest Rate Margin
Prior to 01/01/81	7%	7%	N/A
01/01/81-09/12/83	9%	9%	N/A
09/13/83-06/30/88	8%	8%	N/A
07/01/88-09/30/92	8% for 48 months; thereafter, 91-Day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25%
10/01/92-06/30/94	91-Day Treasury + Interest Rate Margin	9%	3.10%
07/01/94-06/30/95	91-Day Treasury + Interest Rate Margin	8.25%	3.10%
07/01/95-06/30/98	91-Day Treasury + Interest Rate Margin	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (in repayment)
07/01/98-06/30/06	91-Day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (in repayment)
On or after 07/01/06	6.8%	6.8%	N/A

_________________

(1)

The Trigger Date for Stafford Loans made before October 1, 1992 is the first day of the enrollment period for which a borrower’s first Stafford Loan is made and the Trigger Date for Stafford Loans made on or after October 1, 1992 is the date of the disbursement of a borrower’s first Stafford Loan.

(2)

The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of (i) the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction held prior to that June 1 and (ii) the applicable Interest Rate Margin.

The 91-day Treasury Bill rate is, on any date of determination, the weighted average annual discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills at the most recent 91-day Treasury Bills auction prior to that date as published by the Board of Governors of the Federal Reserve System or as reported by the U.S. Treasury Department.

Interest is payable on each Stafford Loan monthly in arrears until the principal amount of the loan is paid in full.  However, before the date the borrower begins repaying the principal of the Stafford Loan and during any applicable deferral period, the borrower has no obligation to make interest payments. Instead, the Department of Education makes quarterly interest subsidy payments to the holder of the Subsidized Stafford Loans on behalf of the borrower during those periods, in amounts equal to the accrued and unpaid interest for the previous quarter with respect to the Subsidized Stafford Loan.  For Unsubsidized Stafford Loans and during any forbearance period, the Department of Education will not make any interest subsidy payments; instead, at the borrower’s option, interest may be paid currently or capitalized and added to the outstanding principal balance of the loan just prior to entering repayment or at the end of that forbearance period.  See “—(6) Interest Subsidy Payments” below.

(4)

Repayment.  No principal and/or interest payments with respect to a Stafford Loan are required to be made during the time a borrower remains an eligible student and during an applicable grace period, deferral period or forbearance period.  In general, a borrower must repay each Stafford Loan in monthly installments over a period of not more than 10 years (excluding any deferral period or forbearance period) after commencement of repayment.  New borrowers on or after October 7, 1998 who accumulate outstanding loans under the Student Assistance General Provisions and FFELP totaling more than $30,000, are entitled to extended repayment schedules up to 25 years subject to certain minimum repayment amounts.  Any borrower may voluntarily prepay without premium or penalty any FFELP loan and in connection with that prepayment may waive any grace period or deferral period.  The Higher Education Act presently requires a minimum annual principal and interest payment with respect to a Stafford Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount.  For Stafford Loans first disbursed on or after July 1, 1993 to a borrower who has no outstanding FFELP loans on the date that loan is made, the borrower must be offered the opportunity to repay the loan according to a graduated or income sensitive repayment schedule established in accordance with Department of Education regulations.  For Stafford Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

(5)

Grace Periods, Deferral Periods, Forbearance Periods.  Borrowers of Stafford Loans must generally begin repaying the loans following a grace period of not more than 6 months after the borrower ceases to be an eligible student.  However, subject to certain conditions, no principal repayments need be made with respect to Stafford Loans during the following deferral periods:

·

periods when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship program;

·

certain other periods (varying from six months to three years) when the borrower has joined the military or certain volunteer organizations (for all loans made prior to July 1, 1993, or loans made after that date to borrowers with loans already outstanding on that date);

·

periods when the borrower is unable to secure employment (up to three years);

·

periods when the borrower is serving on active duty during a war or other military operation, or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency (not to exceed three years);

·

periods during which the borrower is experiencing economic hardship (for loans made after July 1, 1993, to borrowers with no outstanding loans on that date); or

·

periods during which the borrower is enrolled in a licensed, approved, certified or otherwise recognized program as providing rehabilitation training to qualified individuals by a state agency responsible for vocation rehabilitation, drug abuse treatment, mental health services or alcohol abuse treatment programs; or by the U.S. Department of Veterans Affairs.

In addition, the lender may, and in some circumstances must, allow, in accordance with standards and guidelines approved by the applicable federal guarantor and the Department of Education, forbearance periods during which the borrower may defer principal and/or interest payments because of temporary financial hardship.

In August 2005, Hurricane Katrina disrupted the educational plans of thousands of students.  In response, Congress authorized the Secretary of Education to provide relief to students impacted by the Gulf hurricanes through waivers of regulatory and other requirements otherwise applicable on federal grants and loans.  A summary of available relief may be found at:  http://ifap.ed.gov/eannouncements/katrina.html.

(6)

Interest Subsidy Payments.  Interest subsidy payments are payments made quarterly to the holder of a Subsidized Stafford Loan by the Department of Education with respect to those Stafford Loans as to which the applicable conditions of the Higher Education Act have been satisfied, in an amount equal to the accrued and unpaid interest on the outstanding principal amount of each Subsidized Stafford Loan for that quarter, beginning on the date that Subsidized Stafford Loan is made until the end of the applicable grace period after the borrower ceases to be an eligible student and during any applicable deferral period.  The Department of Education will not make interest subsidy payments during any forbearance period.  The Higher Education Act provides that the holder of such a qualifying Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy payments from the Department of Education (including the right to receive interest on any interest subsidy payments not timely paid).  Receipt of interest subsidy payments is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department of Education to confirm the foregoing) and continued eligibility of the Subsidized Stafford Loan for federal reinsurance.  This eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreements.  See “—(1) Eligibility Requirements”; “Formation of the Trusts—Eligible Lender Trustee” and “The Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.  The seller and the depositor expect that each of the Subsidized Stafford Loans that are part of a pool of student loans will be eligible to receive interest subsidy payments.  Unsubsidized Stafford Loans are not eligible for interest subsidy payments.

(7)

Special Allowance Payments.  The Higher Education Act requires, subject to certain conditions, the Department of Education to make quarterly special allowance payments to holders of qualifying FFELP loans (including Stafford Loans), in an amount equal to a specified percentage of the average outstanding principal amount of each such FFELP loan during each quarter.

The percentage or rate used to determine the special allowance payments for a particular loan varies based on a number of factors, including when the loan was disbursed and the period of enrollment with respect to which it was made.  Generally, the special allowance payment with respect to a FFELP loan for a quarter will be equal to the excess, if any, of the amount of interest that would be payable on that loan at an annual rate equal to:

·

for loans first disbursed on or after October 1, 1992 and before July 1, 1998, the average bond equivalent rates of 91-day Treasury Bills auctioned for that quarter plus 3.1% (2.5% for Stafford Loans during in-school, grace or deferment period for loans first disbursed on or after July 1, 1995 but before July 1, 1998)

·

for loans first disbursed on or after July 1, 1998 but before January 1, 2000, the average bond equivalent rates of 91-day Treasury Bills auctioned for that quarter plus 2.2% for loans during in-school, grace or deferment periods, or 2.8% for loans in the repayment period, or

·

for loans first disbursed on or after January 1, 2000, the 3-month commercial paper (financial) rates in effect for each of the days in that quarter as reported by the Federal Reserve in Publication H15, plus 2.34% for Stafford Loans during repayment periods, 1.74% for Stafford Loans during in-school, grace or deferment periods, or 2.64% for PLUS and consolidation loans, over

·

the stated amount of interest payable on the loan.

The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive special allowance payments has a contractual right against the United States to receive those payments (including the right to receive interest on any special allowance payments not timely paid).  Receipt of special allowance payments, however, is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria applicable to the borrower (and the delivery of sufficient information by the borrower and the lender to the Department of Education to confirm the foregoing) and continued eligibility for federal reinsurance.  This eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement.  See “—(1) Eligibility Requirements,” “Formation of the Trusts—Eligible Lender Trustee” and “The Transfer and Servicing Agreements—Servicing Procedures.”  The seller and the depositor expect that each of the Stafford Loans that are part of a pool of student loans will be eligible to receive special allowance payments, if any are payable from time to time.

Interest subsidy payments and special allowance payments are generally received within 45 to 60 days after submission to the Department of Education of the applicable claims forms for any given calendar quarter, although we can give you no assurance that these payments will in fact be received from the Department of Education within that period.  For each trust, the related administrator will agree to prepare and file with the Department of Education all such claims forms and any other required documents or filings on behalf of the applicable eligible lender trustee as owner of the related FFELP loans on behalf of that trust.  The administrator will also agree to assist the eligible lender trustee in monitoring, pursuing and obtaining these interest subsidy payments and special allowance payments, if any, with respect to these FFELP loans.  Except under certain conditions described in this prospectus, each eligible lender trustee will be required to remit interest subsidy payments and special allowance payments it receives with respect to the FFELP loans within two business days of receipt to the related collection account.

(8)

Incentive Programs.  Stafford Loans are eligible for the following incentives:

Products	Borrower Benefits 2000-01	Borrower Benefits 2001-02	Borrower Benefits 2002-03	Borrower Benefits 2003-04	Borrower Benefits 2004-05	Borrower Benefits 2005-06	Borrower Benefits 2006-07
Federal Stafford Subsidized	.25% IRR for ACH(1) 2% IRR for 36 consecutive on-time payments (depending on servicer)(2)	.25% IRR for ACH(1) 2% IRR for 36 consecutive on-time payments (depending on servicer)(2)	.25% IRR for ACH(1) 3.75% principal reduction(3)(4)	.25% IRR for ACH(1) 3.75% principal reduction(4)	.25% IRR for ACH(1) 3.75% principal reduction(4)	.25% IRR for ACH(1) 3.75% principal reduction(4)	.25% IRR for ACH(1) 3.75% principal reduction(5)
Federal Stafford Unsubsidized	.25% IRR for ACH(1) 2% IRR or 36 consecutive on-time payments (depending on servicer)(2)	.25% IRR for ACH(1) 2% IRR for 36 consecutive on-time payments (depending on servicer)(2)	.25% IRR for ACH (1) 3.75% principal reduction(3)(4)	.25% IRR for ACH(1) 3.75% principal reduction(4)	.25% IRR for ACH(1) 3.75% principal reduction(4)	.25% IRR for ACH(1) 3.75% principal reduction(4)	.25% IRR for ACH(1) 3.75% principal reduction(5)

_________________

(1)

To qualify for this benefit borrowers have agreed to have their payments made through an Automatic Clearing House by deduction from an eligible account.

(2)

For Stafford Loans that are serviced by American Education Services (“AES”) that were disbursed after July 1, 1997 but before July 1, 2001 or that are serviced by Great Lakes prior to January 1, 2003.

(3)

For all new Stafford Loans made on or after July 1, 2002 that are serviced by AES and for all Stafford Loans made to new borrowers whose Stafford Loans are disbursed on or after January 1, 2003 that are serviced at Great Lakes.

(4)

Principal reduction is applied at time of repayment and retained provided borrower makes 36 consecutive on-time monthly payments.

(5)

Principal reduction is applied after 36 consecutive on-time monthly payments for loans guaranteed on or after May 1, 2006.

(9)

Loan Forgiveness.  Borrowers of FFELP loans are eligible for loan forgiveness for service in specified occupations and conditions.  Borrowers with an outstanding balance on a FFELP loan as of October 1, 1998, for example, are eligible for loan forgiveness of up to $17,500 for teaching for five years in a school designated as “low income” by the Department of Education.  Under this program the holder of the loan is fully reimbursed for the amounts of loans forgiven.  Congress is currently considering legislation that would provide loan forgiveness to additional categories of borrowers.  If enacted, this legislation could affect trust student loans.  It is impossible to predict when or if Congress may enact such legislation or what borrower utilization would be if it were enacted.

The SLS Loan Program

In addition to the Stafford Loan Program, the Higher Education Act previously provided a separate program to facilitate additional loans to graduate and professional students and independent undergraduate students (“SLS Loans”).  This program is referred to as the “Supplemental Loans for Students Program” (or the “SLS Loan Program”).  As of July 1, 1994, the SLS Loan Program was discontinued and SLS Loans are no longer made.  The basic framework and principal provisions of the Stafford Loan Program as described above are similar in many respects to those that are applicable to SLS Loans under the SLS Loan Program.  In particular, SLS Loans are subject to similar eligibility requirements and, provided that these requirements are satisfied, are entitled to the same guarantee and federal reinsurance arrangements.  SLS Loans differ significantly from Stafford Loans, however, in the context of the interest subsidy payments and special allowance payments discussed above.  If a substantial portion of the FFELP loans sold to any trust will consist of SLS Loans, a description of the SLS Loan Program will be included in the related prospectus supplement.

The PLUS Loan Program

The Higher Education Act originally authorized Federal Parent Loans for Undergraduate Students (or “PLUS Loans”) to be made to parents or guardians of eligible dependent students under the PLUS Loan Program.  The Higher Education Reconciliation Act of 2005, P.L. 109-171, expanded borrower eligibility to include graduate and professional school students for loans certified on or after July 1, 2006.  All parameters are the same as the PLUS Loan Program.

The Federal PLUS Loan Application and Master Promissory Note (“PLUS MPN”) is a single form used concurrently as a borrower’s application for the loan and the borrower’s promise to repay the funds.  A parent or guardian borrower must complete a separate PLUS MPN for each dependent student for whom he or she wishes to borrow.  Before each PLUS loan is disbursed, the borrower must indicate the amount he or she wishes to borrow (the requested loan amount).  The requested loan amount may be identified by either the school or the lender depending on the process agreed to by the parties.  The school certification and the process for obtaining the borrower’s requested loan amount may be separate processes.

The PLUS MPN has a multi-year feature that permits a borrower to sign one promissory note for multiple loans.  All schools located in the United States, unless notified otherwise by the Department, may use the PLUS MPN as multi-year notes.  Schools located outside of the United States, unless specifically authorized by the Department to offer the multi-year feature, must use a separate PLUS MPN for each academic year.  There are instances, however, when the borrower may have to complete a new MPN for each new academic year.  The lender must verify that each loan is supported by a signed PLUS MPN and that the lender’s ability to make subsequent loans has not expired or been revoked.

(1)  Eligibility Requirements.  Borrowers who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for PLUS Loans.  The basic provisions applicable to Federal PLUS Loans are similar to those of Stafford Loans with respect to the federal guarantee and reinsurance on the loans.  However, PLUS Loans differ from Stafford Loans in that interest subsidy payments are not available under the PLUS Loan Program and in some instances special allowance payments are more restricted.

(2)  Loan Limits.  PLUS Loans disbursed before July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000.  The only limit on the annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 is the cost of the student’s education less other financial aid received, including scholarship, grants and all other student loans.

(3)  Interest.  The interest rate determination for a PLUS Loan depends on when the PLUS Loan was originally made and disbursed and the period of enrollment.  We have summarized the interest rates for PLUS Loans in the following chart.

Trigger Date(1)	Borrower Rate(2)	Maximum Rate	Interest Rate Margin
Prior to 10/01/81	9%	9%	N/A
10/01/81 - 10/30/82	14%	14%	N/A
11/01/82 - 06/30/87	12%	12%	N/A
07/01/87 - 09/30/92	52-Week Treasury + Interest Rate Margin(3)	12%	3.25%
10/01/92 - 06/30/94	52-Week Treasury + Interest Rate Margin(3)	10%	3.10%
07/01/94 - 06/30/98	52-Week Treasury + Interest Rate Margin(3)	9%	3.10%
06/30/98 – 06/30/06	91-Day Treasury + Interest Rate Margin	9%	3.10%
On or after 07/01/06	8.5%	8.5%	N/A

_________________

(1)

The Trigger Date for PLUS Loans made before October 1, 1992 is the first day of the enrollment period for which the PLUS Loan is made.  The Trigger Date for PLUS Loans made on or after October 1, 1992 is the date of the disbursement of the PLUS Loan.

(2)

For PLUS Loans that carry a variable rate, the rate is set annually for 12-month periods beginning on July 1 and ending on June 30 on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate and (b) the sum of (i) the bond equivalent rate of 52-week Treasury Bills (or 91-day Treasury Bills in the case of loans made or disbursed on or after July 1, 1998) auctioned at the final auction held prior to that June 1 and (ii) the applicable Interest Rate Margin.

(3)

For periods beginning on or after July 1, 2001, the interest rate is equal to the lesser of (a) the applicable Maximum Rate, and (b) the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on the preceding June 26, plus the applicable Interest Rate Margin.

PLUS Loans are eligible for special allowance payments as described above under “Subsidized Stafford Loan and Unsubsidized Stafford Loan Programs—(7) Special Allowance Payments”.

Prior to the HERA, and pursuant to section 438(b)(2)(I)(v) of the Higher Education Act, special allowance payments were not made on PLUS loans that were disbursed on or after January 1, 2000 and before July 1, 2006 for any 12-month period beginning July 1, unless the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held prior to the previous June 1, plus 3.10 percent, exceeded 9.0 percent. Similarly, under section 438(b)(2)(I)(vii) of the Higher Education Act, special allowance payments would not be made on PLUS loans disbursed on or after July 1, 2006 during any 12-month period beginning July 1, where the average of the bond equivalent rates of the quotes of the 3-month commercial paper (financial), for the last calendar week ending on or before that July 1, plus 2.64 percent, exceeded 9.0 percent.

These limitations on the payment of special allowance for PLUS loans have been eliminated by the HERA. Therefore, consistent with the provisions of the HERA, lenders may receive special allowance payments on PLUS loans that were first disbursed on or after January 1, 2000 and before July 1, 2006, for periods beginning April 1, 2006. The first special allowance payments for these loans will be for the second quarter of calendar year 2006 (April 1, 2006 through June 30, 2006).  Beginning with the quarter ending September 30, 2006, PLUS loans first disbursed on or after July 1, 2006 will be eligible for special allowance.

(4)  Repayment.  Repayment of principal of a PLUS Loan is required to start no later than 60 days after the date of disbursement of the loan, subject to certain deferral and forbearance provisions.  The deferral provisions applicable to PLUS Loans are more limited than those applicable to Stafford Loans and although interest subsidy payments are not available for these deferments, interest may be capitalized during these periods upon agreement of the lender and borrower during certain periods of educational enrollments and periods of unemployment or hardship as specified under the Higher Education Act.  Maximum loan repayment periods and minimum payment amounts are the same as for Stafford Loans.  New borrowers on or after October 7, 1998 who accumulate outstanding loans under FFELP totaling more than $30,000, are entitled to extended repayment schedules of up to 25 years subject to certain minimum repayment amounts.  For PLUS Loans first disbursed on or after July 1, 1993 to a borrower who has no outstanding FFELP loans on the date that loan is made, the borrower must be offered the opportunity to repay the loan according to a graduated or income-sensitive repayment schedule established in accordance with Department of Education regulations.  For PLUS Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

(5)  Incentive Program.  PLUS Loans are eligible for the following incentives:

Products	Borrower Benefits 2000-01	Borrower Benefits 2001-02	Borrower Benefits 2002-03	Borrower Benefits 2003-04	Borrower Benefits 2004-05	Borrower Benefits 2005-06	Borrower Benefits 2006-07
Federal PLUS	0.25% IRR for ACH(1)	0.25% IRR for ACH(1)	3.75% principal reduction(2)(3)	3.75% principal reduction(3)	3.75% principal reduction(3)	3.75% principal reduction(3)	3.75% principal reduction(3)

_________________

(1)

To qualify for this benefit borrowers have agreed to have their payments made through an Automatic Clearing House.

(2)

For all new Stafford Loans made on or after July 1, 2002 that are serviced by AES and for all Stafford Loans made to new borrowers whose Stafford Loans are disbursed on or after January 1, 2003 that are serviced at Great Lakes.

(3)

Principal reduction is applied after 36 consecutive on-time monthly payments.

The Federal Consolidation Loan Program

The Higher Education Act established a program to facilitate the ability of eligible borrowers of Stafford Loans or PLUS Loans to consolidate these underlying FFELP loans, together with the borrowers’ other education loans that are made or guaranteed by the federal government, into a single loan referred to in this prospectus as a federal consolidation loan.  Subject to the satisfaction of certain conditions in the Higher Education Act, including limitations on the timing and payment of principal and interest with respect to federal consolidation loans and a requirement that the proceeds of federal consolidation loans are to be used to repay the underlying FFELP loans (and any other loans consolidated thereunder) of any borrower, each holder of a federal consolidation loan will be entitled to substantially the same guarantee and federal reinsurance arrangements as are available on Stafford Loans and PLUS Loans.  Federal consolidation loans, like Stafford Loans, are also eligible for interest subsidy payments and special allowance payments.  Under this program, an eligible borrower of federal consolidation loans means a borrower (i) with outstanding underlying FFELP loans and (ii) who is in repayment status, who is in a grace period preceding repayment of, or who is a delinquent or defaulted borrower who will, through the loan consolidation, recommence repayment of, these underlying FFELP loans.  Until July 1, 2006, a married couple, each of whom has outstanding underlying FFELP loans, could apply for and obtain a single federal consolidation loan so long as both individuals agreed to be held jointly and severally liable on the federal consolidation loan.

Under the consolidation loan program, a lender may make a federal consolidation loan to an eligible borrower at the request of the borrower.  The lender making any federal consolidation loan will pay the amount thereof to the various lenders of the respective underlying FFELP loans and other loans being consolidated to pay off those loans.  In addition, with respect to any FFELP loan (including federal consolidation loans) made on or after October 1, 1993, the lender must pay to the Department of Education a federal origination fee equal to 0.50% on the initial principal balance of the loan.

With respect to any federal consolidation loan purchased by the eligible lender trustee on behalf of the related trust, the related trust must pay to the Department of Education the federal origination fee, which will be deducted by the Department of Education out of interest subsidy payments and special allowance payments.  If sufficient interest subsidy payments and special allowance payments are not due to the applicable trust to cover the amount of the federal origination fee, the balance of the federal origination fee may be deferred by the Department of Education until sufficient interest subsidy payments and special allowance payments accrue to cover the fee.  If these amounts never accrue, the applicable trust would be obligated to pay any remaining fee from other assets of that trust prior to making distributions to noteholders or certificateholders.

The “Federal Direct Consolidation Loan Program” provides borrowers with the opportunity to consolidate outstanding student loans at interest rates and subject to terms, including an income-contingent repayment option, that some borrowers may find preferable to those that would be available on a loan originated under the Federal Consolidation Loan Program.  Borrowers generally make smaller payments based on their earnings than in the standard ten-year plan, and the government forgives loans that are not repaid in twenty-five years.  For applications received after October 1, 1998 and before January 31, 1999, the Federal Direct Consolidation Loan Program established borrower rates at levels lower than the statutory rate established by the Higher Education Amendments of 1998 (or “1998 Reauthorization Bill”) under the Federal Family Education Loan Program.  The 1998 Reauthorization Bill also reduced the lender paid monthly fee on federal consolidation loans from 1.05% to 0.62% per annum for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.  The lower rate applies only to borrowers who applied before February 1, 1999.

(1)  Eligibility Requirements.  A borrower may consolidate one or more of the following types of federal education loans:

·

FFELP Loans,

·

Federal Direct Loan Program loans,

·

Federally Insured Student Loans,

·

Perkins Loans,

·

Health Professions Student Loans, including Loans for Disadvantaged Students,

·

Nursing Student Loans, and

·

Health Education Assistance Loans.

(2)  Interest.  Federal consolidation loans relating to the following periods bear interest at the following interest rates:

Period	Interest Rate
Federal consolidation loans made on or after November 13, 1997 through September 30, 1998	An annual rate up to the weighted average interest rate on the underlying FFELP loans (rounded up to the nearest whole percent)
Federal consolidation loans for which the application is received on or after October 1, 1998	An annual rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth percent and capped at 8.25%

For federal consolidation loans received on or after January 1, 1993, all interest of the borrower is paid during all deferral periods.  However, federal consolidation loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were Subsidized Stafford Loans; provided that, in the case of federal consolidation loans made on or after November 13, 1997, that portion of the federal consolidation loan that is comprised of Subsidized Stafford Loans will retain its subsidy benefits during deferral periods.

(3)  Repayment.  In general, a borrower must repay each federal consolidation loan in scheduled monthly installments over a period of not more than 10 to 30 years (excluding any deferral period and any forbearance period), depending on the original principal amount of that federal consolidation loan.  Borrowers may voluntarily prepay all or a portion of any federal consolidation loan without premium or penalty.  Repayment of a federal consolidation loan must commence within 60 days after all holders of underlying FFELP loans have discharged the liability of the borrower thereon; provided, however, that this repayment obligation is deferred for as long as the borrower remains an eligible student and during any applicable deferral period and forbearance period.  For federal consolidation loans first disbursed on or after July 1, 1993 to a borrower who has no other outstanding FFELP loans on the date that loan is made, the borrower must be offered the opportunity to repay the loan according to a graduated or income-sensitive repayment schedule established in accordance with Department of Education regulations.  For federal consolidation loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.  Special allowance payments are made on federal consolidation loans whenever the rate charged the borrower is limited by the applicable fixed percentage rate cap.  However, for applications received on or after October 1, 1998, special allowance payments are paid in order to afford the lender a yield equal to the 91-day Treasury Bill rate plus 3.1% whenever that formula exceeds the borrower’s interest rate.  For student loans made pursuant to applications received on or after January 1, 2000, special allowance payments are made in order to afford the lender a yield equal to the bond equivalent rate of quotes for the 3-month commercial paper (financial) rate plus 2.64%.

(4)  Incentive Programs

Products	Borrower Benefits 2000-01	Borrower Benefits 2001-02	Borrower Benefits 2002-03	Borrower Benefits 2003-04	Borrower Benefits 2004-05	Borrower Benefits 2006-06	Borrower Benefits 2006-07
Federal Consolidation	0.25% IRR for ACH(1) 1% IRR for 36 consecutive on-time payments(2)	0.25% IRR for ACH(1) 5% principal reduction(3)	0.25% IRR for ACH(1) 5% principal reduction(3)	0.25% IRR for ACH(1) 5% principal reduction (3)	0.25% IRR for ACH(1) 5% principal reduction(3)	0.25% IRR for ACH(1) 5% principal reduction(3)	0.25% IRR for ACH(1) 5% principal reduction(3)

(1)

To qualify for this benefit borrowers have agreed to have their payments made through an Automatic Clearing House.

(2)

For Stafford Loans that are serviced by American Education Services (“AES”) that were disbursed after July 1, 1997 but before July 1, 2001 or that are serviced by Great Lakes prior to January 1, 2003.

(3)

Principal reduction is applied at time of repayment and retained provided borrower makes 36 consecutive on-time monthly payments.

Private Loans Under the Programs

General.  In addition to the FFELP loans originated under the Higher Education Act, the seller and other lenders have developed private student loan programs that are not federally guaranteed for undergraduate students and/or their parents, graduate students and students undertaking adult post-secondary education that can be used by borrowers in lieu of FFELP loans or to supplement their FFELP loans in situations where the FFELP loans do not cover the cost of education.

These loans are referred to collectively in this prospectus as private loans.  The holders of private loans are not entitled to receive any federal assistance relating to those private loans.

Guaranteed Private Student Loan Programs

Access Group Loans

Loans made under the Access Group Loan Programs (also known as the “Access Program”) were made to students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools or other graduate level certificate or degree programs.  No newly originated loans included in any pool will be loans originated under the Access Program.  Access Program loans included in any pool will be highly seasoned.

The Access Program.  The Access Program was originated in 1983 as the “Law School Assured Access Program.”  The Access Program was developed by the Law School Admission Council, Inc., a Delaware nonstock corporation, and initially operated by the Law School Admission Services, Inc., another Delaware nonstock corporation of which the Law School Admission Council, Inc. is the sole member.  The program initially provided only FFELP loans to law students.  Beginning in 1986, the program was expanded to include private loans to meet the borrowing needs of law students that were not being met by the FFELP loans.  In 1993, Access Group (then known as “Law Access, Inc.”) was organized to operate the program, which was then known as the “Law Access Loan Program.” Over the next several years the program was expanded to include loans for other graduate and professional students.  In 1997, the organization changed its name to Access Group, Inc. to reflect this broader scope of its programs.

Access Group and its predecessor, Law School Admission Services, Inc., have provided for the Access Program by entering into contracts with a series of lenders, guaranty agencies and loan servicers.  Under these contracts, the lenders agree to make the loans to eligible borrowers on the terms offered by the Access Program from time to time.  Prior to academic year 1998-1999, these contracts did not provide for Access Group to purchase the loans, but provided for the lenders to pay Access Group marketing fees in connection with its administration of the Access Program.  Beginning with academic year 1998-1999, these contracts did provide for the Access Program to purchase the loans.  As a result, Access Group entered into agreements with a national banking association acting as lender and that lender agreed to originate both FFELP loans and guaranteed private student loans under the Access Program.  See “FFELP Loans Under the Programs” in this prospectus for a general description of the characteristics and terms of FFELP loans.  Certain characteristics and terms of the guaranteed private loans are discussed below.

Guaranteed Private Loans Under the Access Program.  The guaranteed private loans made under the Access Program were made by the Access Group.  These guaranteed private loans include several different types of loans: Law Access Loans, Business Access Loans, Medical Access Loans and Dental Access Loans, which are available to graduate and professional students in various courses of study that correspond to the names of the loans, and Graduate Access Loans, which are available to other graduate or professional students.  Bar Examination Loans are also available to law students or recent law graduates to cover costs of preparing for the bar examination.  Residency Loans and Dental Residency Loans are available to medical or dental students or recent medical or dental graduates to finance costs involved with obtaining and participating in required residency or postdoctoral programs.  In addition, several universities have special loan programs through Access Group with loan terms that generally correspond to the terms and eligibility requirements for the loans listed above.

Access Group loans are unsecured loans made directly to the student borrowers.  In some cases, the borrower is required to provide a cosigner for the loan.  Access Group loans that are also guaranteed private loans are guaranteed by The Education Resources Institute, Inc. (“TERI”) as described in the Prospectus Supplement under “—Insurance of Student Loans; Guarantors of Student Loans—Guarantors for the Guaranteed Private Loans.”

(1)  Eligibility Requirements.  In order to qualify for the Access Program, the borrower must meet the following eligibility requirements:

·

must be a U.S. citizen or an eligible non-citizen;

·

must be attending a qualified graduate or professional school at least half-time (or, in the case of Bar Examination Loans, Residency Loans and Dental Residency Loans, have graduated from such a graduate or professional school); and

·

must meet the Access Program credit eligibility criteria.

The credit eligibility criteria require that if an applicant has any credit history (as shown on a credit bureau report obtained in evaluating the application), the applicant must either have a certain minimum credit score or provide a cosigner who meets credit criteria that include a minimum credit score and certain other credit history requirements.

In order to be eligible for the Access Program, the graduate or a professional school must be either a state institution or a tax-exempt nonprofit organization and must be approved or accredited by the applicable body provided for in the program guidelines (which, in the case of law schools, is the American Bar Association).

(2)  Loan Limits.  There are no annual loan limits for loans under the Access Program; students may borrow up to their entire unmet need, as certified by the school they are attending.  However, before academic year 2000-2001, there were limits on the aggregate amount of education debt which an applicant could have outstanding.  These limits, which included all undergraduate and graduate education debt (including FFELP Loans, private alternative and supplemental loans and any other loans), varied depending upon loan type, ranging from $120,000 to $195,000.  There have been no limits on aggregate outstanding debt beginning with academic year 2000-2001.

(3)  Interest.  The interest rates on loans made for academic years 1998-1999 and 1999-2000 (and for some loans made for academic year 2000-2001) vary each calendar quarter, and are equal to the coupon equivalent yield of the 13-week U.S. Treasury Bills for the final auction held during the preceding calendar quarter (as reported in The Wall Street Journal), plus a margin that ranges from 2.45% to 3.50% per annum.  Beginning with academic year 2000-2001, the index on which the interest rate for most of these guaranteed private loans is based has been changed to the three-Month LIBOR.  The margins to be added to the index range from 2.25% to 3.20%.  No interest is due prior to the commencement of the repayment period.  Interest that accrues prior to the repayment period and is not otherwise paid is added to the principal balance once, at the commencement of repayment.

(4)  Repayment.  The loans must be repaid during a twenty-year period.  The repayment period begins nine months after the borrower graduates or otherwise ceases to be enrolled in an eligible course of instruction at a participating school (or in the cases of Medical Access Loans and Dental Access Loans, after the borrower completes or ceases to participate in a residency or postdoctoral program, but in no event more than 57 months after graduation).  Payments of principal and interest are due monthly and the minimum monthly payment is $50.

Repayment options available to borrowers under the Access Group are: (1) a level payment plan, which requires approximately equal monthly payments of principal and interest throughout the repayment period (with the payment amount adjusted each time the interest rate changes, to equal the amount that would amortize the outstanding principal balance over the remaining repayment period, based on the then-current interest rate), (2) a deferred principal payment plan which requires only interest payments during the first two years, followed by approximately equal monthly payments of principal and interest sufficient to amortize the principal amount over the remaining repayment period, and (3) a deferred principal payment plan that requires only interest payments during the first two years, followed by interest and partial principal payments for three years, followed by approximately equal monthly payments of principal and interest sufficient to amortize the remaining principal amount over the remaining repayment period.  In addition, a borrower who is experiencing difficulty repaying his or her loan may arrange for a repayment schedule that further defers principal payments.

Rehabilitated Student Loans

Rehabilitated student loans are TERI guaranteed loans that were transferred to TERI upon default with the original guaranty claim being paid by TERI.  After principal and interest payments were brought current, and after at least three consecutive timely payments of principal and interest, the rehabilitated student loans were sold by TERI back to the seller.

No rehabilitated student loan has defaulted on principal or interest payments more than once.  All rehabilitated student loans remain 100% guaranteed by TERI for principal and accrued interest.

Guaranteed Private Consolidation Loans

The seller has established a guaranteed private consolidation loan program to facilitate the ability of eligible borrowers of underlying private guaranteed loans to consolidate these loans into a single private consolidation loan.  Subject to the satisfaction of certain conditions in the programs relating to private guaranteed loans, including limitations on the timing and payment of principal and interest with respect to guaranteed private consolidation loans and a requirement that the proceeds of a guaranteed private consolidation loan be used to repay the respective underlying private loans of any borrower, each holder of a guaranteed private consolidation loan will be entitled to substantially the same guarantee arrangements, if any, as are available on the underlying private loans.  Currently, all of the underlying private loans that are consolidated under the guaranteed private consolidation loan program are private loans that were guaranteed by TERI against default, death, bankruptcy or disability of the applicable borrower, and the resulting private consolidation loan is similarly guaranteed by TERI.  Under this program, an eligible borrower of a guaranteed private consolidation loan guaranteed by TERI means a borrower (i) with outstanding underlying private loans of at least $7,500 and (ii) who has begun repaying and is not more than 45 days delinquent in required payments on any underlying private loan.  A borrower of a guaranteed private consolidation loan must consolidate all of his or her eligible loans and in doing so will generally forgo all opportunities for deferment or forbearance.

Guaranteed private consolidation loans will bear interest at the rate applicable to the type of underlying loan for which the greatest principal amount of underlying loans to be consolidated is outstanding.  The guaranteed private consolidation loans made before May 1, 1997 are repayable over a period of 15 to 25 years and the guaranteed private consolidation loans made on or after May 1, 1997 are repayable over a period of 25 to 30 years, in each case, depending on the original principal amount of the guaranteed private consolidation loan.  The repayment start date with respect to a guaranteed private consolidation loan will occur immediately upon disbursement, with no provision for deferment or forbearance.  The borrower of a guaranteed private consolidation loan will be offered repayment options similar to those available for other private loans.  With respect to each guaranteed private consolidation loan, a fee equal to 1% of the amount paid to discharge the underlying private loans will be charged to the borrower and included in the original principal amount of the guaranteed private consolidation loan as a private consolidation fee advance.

Unguaranteed Private Student Loan Programs

Key Alternative Loans

Key Alternative Loans provide supplemental funding that allows students the opportunity to share the responsibility of education financing with or without a cosigner.  Key Alternative Loans were introduced to students in 1995.  Key Alternative Loans are not guaranteed by any federal or private guarantor, or by any other party or governmental agency.

(1)

Eligibility Requirements.  In order to qualify for a Key Alternative Loan, the borrower must generally meet the following eligibility requirements:

·

At least half-time post-secondary student at an institution determined by the seller to be eligible under the program.  (Prior to the 1998-1999 program year, the borrower had to be a full-time student.)

·

U.S. citizen, or eligible non-citizen.

·

Generally meets the following credit criteria with such material exceptions as noted in the related prospectus supplement, if any:

o

no account has been 90 or more days delinquent in the past two years;

o

no record of unpaid prior educational loan default;

o

no record of an open judgment or suit, unsatisfied tax lien, bankruptcy, foreclosure, repossession, skips or wage garnishment;

o

any unresolved major derogatory requires a manual review by an underwriter; and

o

applicant that does not meet credit criteria above is not eligible regardless of qualified cosigner.

·

Applicant must have minimum of two year credit history with two open trade lines (student loans do not qualify as open trade lines).

·

Applicant that does not meet minimum credit history may be approved with a qualified cosigner.

·

Cosigner, if any, must pass the credit review process that considers the above criteria.

(2)

Loan Limits.  The minimum loan amounts and the annual and aggregate maximum loan limits for Key Alternative Loans are set forth in the table below entitled “Key Alternative Loan; Loan Limits, Interest Rate and Fee Table.”

(3)

Interest.  Interest is payable on each Key Alternative Loan monthly until the principal amount is repaid in full.  Borrowers may defer interest payments during the interim period.  The deferred interest will be capitalized once on the last day of the interim period and after any period of forbearance.  The applicable interest rates for Key Alternative Loans are set forth in the table below entitled “Key Alternative Loan; Loan Limits, Interest Rate and Fee Table”:

KEY ALTERNATIVE LOAN
LOAN LIMITS, INTEREST RATE AND FEE TABLE

Program Year	Year in School	Minimum Loan Amount	Annual Maximum*	Aggregate Maximum*	Interest Margin*		Applicable Index	Fees
					Interim (1)	Repayment(2)		Cosigned	Non-Cosigned
1998-1999	First year 2nd – 5th year	$1,000	$7,500 $10,000	$47,500	3.10%	3.25%	52 Week T-Bill	4% deducted from disb	9% deducted from disb
					2.72%(3)	2.87%(3)	3 M LIBOR
1999-2000	All	$1,000	$10,000	$50,000	3.10%	3.25%	52 Week T-Bill	4% deducted from disb	9% deducted from disb
					2.72%(3)	2.87%(3)	3 M LIBOR
2000-2001	All	$500	$10,000 Undergraduate $20,000 Graduate	$60,000 Undergraduate $100,000 Graduate	3.10%(4)	3.25%(4)	52 Week T-Bill	4% deducted from disb	9% deducted from disb
					2.72%	2.87%	3 M LIBOR
2001-2002	All	$500	COELA**	$60,000 Undergraduate $100,000 Graduate	2.75%	2.90%	3 M LIBOR	4% added after final disb	9% added after final disb
2002-2003	All	$500	COELA**	$80,000 Undergraduate $100,000 Graduate	2.75%	2.90%	3 M LIBOR	4% added after final disb	9% added after final disb
2003-2004	All	$500	COELA**	$80,000 Undergraduate $100,000 Graduate	2.75%	2.90%	3 M LIBOR	4% added after final disb	9% added after final disb
2004-2005	All	$500	COELA**	$100,000 Combined Undergraduate and Graduate	Cosigned	Non-cosigned	3 M LIBOR	0%	0%
					3.30%	3.85%
2005-2006	All	$500	COELA**	$125,000 Combined Undergraduate and Graduate	Cosigned	Non-cosigned	3 M LIBOR	0%
					3.30%	3.85%
2006-2007	All	$500	COELA**	$125,000 Combined Undergraduate and Graduate	Cosigned	Non-cosigned	3 M LIBOR	0%	2004-2005
					3.30%	3.85%

*

Annual and aggregate loan limits and interest rates for Key Alternative Loans originated before 1998 differ from the annual and aggregate loan limits in the table above.  If Key Alternative Loans originated before 1998 constitute a significant portion of the private loans sold to any trust, these limits will be described in the related prospectus supplement.

**

COELA – Cost of education less aid.

(1)

“Interim” represents any period while the borrower is attending school or any period that is a specified grace period.

(2)

“Repayment” represents the period after the specified grace period, in which the borrower is required to make payments or enter into some type of deferment or forbearance period.

(3)

Beginning in 1998, most loans were transitioned from three-month LIBOR but certain loans maintained pricing to the 52-week Treasury Bill index.

(4)

The 52 week Treasury Bill index was discontinued by the federal government. All loans were converted to the 3 Month LIBOR.

(4)

Repayment.  In general, borrowers must repay each Key Alternative Loan in monthly installments until the loan is paid in full, with a maximum repayment term of 20 years.  The repayment term is 10 years if the balance at repayment is less than $15,000; 15 years if the balance at repayment is at least $15,000 but less than $60,000; or 20 years if the balance is greater than $60,000.  There is a minimum payment amount of $50 per month and there is no prepayment penalty.

(5)

Grace Periods, Deferral Periods, Forbearance Periods.  The repayment period on a Key Alternative Loan usually begins after the grace period, which is defined as six months after the student graduates or ceases to be enrolled at least half-time at an accredited institution or five years from the date of the first Key Alternative Loan disbursement.  Deferral periods are permitted for the following reasons:  during the in-school and grace periods, for internship/residency and for military active duty.  Such deferments are granted in 12-month increments with a 48-month maximum.  During such deferments the borrower is still responsible for the accrued interest.  Borrowers may request periods of forbearance related to the following areas:  unemployment, underemployment and economic hardship.  Forbearances are generally granted in six month increments with an 18-month maximum.  Accrued interest will be capitalized and applied to principal at the end of any deferral or forbearance period.

(6)

Incentive Programs.  There are no incentive programs for the Key Alternative Loans.  See the private loans incentive programs table in “The Student Loan Financing Business—Private Loan Incentive Programs” in this prospectus.

Campus Door Loans

The Campus Door Private Loan Program was designed by and is sponsored by Campus Door, Inc., a Delaware corporation, to provide private undergraduate and graduate loans to students (or the sponsors or parents of students) enrolled in a Department of Education approved school offering associate, bachelor or graduate degrees.  Campus Door loans are underwritten using criteria established by Campus Door, Inc. and not the seller.  While these criteria are currently similar to the underwriting criteria used by the seller in connection with Key Alternative Loans and the terms of Campus Door loans are currently similar to the terms of Key Alternative Loans, we can give you no assurance as to what Campus Door, Inc.’s underwriting criteria will be, or what the terms of Campus Door loans will be, in the future.  Campus Door loans are not guaranteed by any guaranty agency or any private guarantor.  Pursuant to an agreement with the seller, Campus Door, Inc. is entitled to an origination fee for each loan originated by the seller under this loan program and an annual fee in an amount based on the aggregate default experience of such loans.

Key CareerLoans

Key CareerLoans are adult post-secondary education loans that provide financing for students enrolled part-time (including less than half-time) and full-time in undergraduate, graduate, evening, weekend, certificate or continuing education programs.  The student must be listed as the applicant on a Key CareerLoan application, and may apply with or without a co-applicant.  Key CareerLoans were introduced to students in 1997.  Key CareerLoans are not guaranteed by any federal or private guarantor, or by any other party or governmental agency.  Certain continuing education loans originated by the seller as Key CareerLoans may differ in some ways from the description below.  If a material amount of such loans are included in the pool of loans sold to a given trust, the prospectus supplement for that trust will include a description summarizing the significant differences and disclosing the approximate amount of such loans included.

(1)

Eligibility Requirements.  In order to qualify for a Key CareerLoan, the borrower must generally meet the following eligibility requirements:

·

Both applicant and co-applicant (if applicable) must be a U.S. citizen or eligible non-citizen.

·

Generally meets the following credit criteria with such material exceptions as noted in the related prospectus supplement, if any:

·

applicant must have minimum of two year credit history with two open trade lines (student loans do not qualify as open trade lines);

·

all of the originator’s experience must be positive;

·

any unresolved major derogatory requires a manual review by an underwriter;

·

applicant that does not meet minimum credit history requirements but has no negative credit may be approved with a cosigner that does meet credit criteria; and

·

applicant and cosigner must have manageable balance and payment burdens.

(2)

Loan Limits.  The minimum loan amounts and the annual and aggregate maximum loan limits for Key CareerLoans are set forth in the table below entitled “Key CareerLoan; Loan Limits, Interest Rate and Fee Table.”  Borrowers who have received the minimum loan amount are eligible for additional incidental loan funds.  There is no minimum incidental loan funds amount.

(3)

Interest.  Interest rates for Key CareerLoans are variable and are adjusted on a quarterly basis.  The applicable interest rates for Key CareerLoans are set forth in the table below entitled “Key CareerLoan; Loan Limits, Interest Rate and Fee Table.”

KEY CAREER LOAN

LOAN LIMITS, INTEREST RATE AND FEE TABLE

Program Year	Minimum Loan Amount	Annual Maximum	Incidental	Aggregate Maximum	Applicable Index	Interest Margin	Fees
1998-1999	$1,000	$7,800 – Undergraduate $10,000 – Graduate	N/A	$35,000	13 Week T-Bill	4.75%	5% added to each disbursement
1999-2000	$1,000	$15,000	N/A	$40,000 $60,000 – IT	13 Week T-Bill	4.75%	5% added to each disbursement
2000-2001	$1,000	$15,000	N/A	$40,000 $60,000 – IT	13 Week T-Bill	4.75%	2%, 5% or 9.90% added to each disbursement depending on creditworthiness & presence of qualified co-applicant
2001-2002	$1,000	$15,000	$3,000	$50,000	3 M LIBOR	Immediate Repay: 4.25% Deferment: 5.25%	2%, 5% or 9.90% added to each disbursement depending on creditworthiness & presence of qualified co-applicant
2002-2003	$1,000	$15,000	$3,000	$50,000	3 M LIBOR	Immediate Repay: 4.25% Deferment: 5.25%	2%, 5% or 9.90% added to each disbursement depending on creditworthiness & presence of qualified co-applicant
2003-2004	$1,000	$15,000	$3,000	$50,000	3 M LIBOR	Immediate Repay: 4.25% Deferment: 5.25%	2%, 5% or 9.90% added to each disbursement depending on creditworthiness & presence of qualified co-applicant
2004-2005	$500	$15,000	$3,000	$50,000	3 M LIBOR	Immediate Repay: 4.50% Deferment: 5.50%	2%, 5% or 9.90% added to each disbursement depending on creditworthiness & presence of qualified co-applicant
2005-2006	$500	$15,000	$3,000	$50,000	3 M LIBOR	Immediate Repay: 4.50% Deferment: 5.50%	2%, 5% or 9.90% added to each disbursement depending on creditworthiness & presence of qualified co-applicant
2006-2007	$500	$15,000	$3,000	$50,000	3 M LIBOR	Immediate Repay: 4.50% Deferment: 5.50%	2%, 5% or 9.90% added to each disbursement depending on creditworthiness & presence of qualified co-applicant

(4)

Repayment.  In general, borrowers must repay each Key CareerLoan in monthly installments until the loan is repaid in full.  The maximum repayment term is 15 years.  There is a minimum payment amount of $50 per month and there is no prepayment penalty.

(5)

Grace Periods, Deferral Periods and Forbearance Periods.  Key CareerLoan borrowers are not eligible for any grace periods.  Loans originated before April 25, 2001 began repayment within 30 days of initial disbursement.  A deferment option was usually not available to customers prior to this date.  Loans originated on or after April 25, 2001 begin repayment within 15 to 45 days after initial disbursement if the deferment option is not selected, or approximately one year after initial disbursement if the deferment option is selected.  The applicant must request the deferment option at the time the loan application is submitted.  Requests for forbearance may be granted on a case by case basis for the following reasons:  unemployment, underemployment and economic hardship.  Forbearances may be granted in 90 day increments with a 6-month maximum.

(6)

Incentive Programs.  There are no incentive programs for the Key CareerLoans.  See the private loans incentive programs table in “The Student Loan Financing Business—Private Loan Incentive Programs” in this prospectus.

Private Graduate Loans

General.  The seller originates or acquires unguaranteed private graduate loans through multiple programs, including the A+ Funds Private Loan Program, the Med Funds Private Loan Program and the Professional Graduate Loan Programs.    The seller may in the future originate private graduate loans, or acquire private graduate loans originated under other similar loan programs.  This prospectus or the prospectus supplement for each trust will contain a description of the loan programs under which the seller or another lender originated a substantial portion of the private loans sold to that trust.

Private graduate loans are made to provide educational financing to help pay for the costs of:

·

attending law, medical, dental, business, or other graduate school,

·

taking/passing one or more state bar examinations upon graduation from law school, or

·

participating in one or more medical or dental residency programs upon graduating from medical or dental school.

Private graduate loans consist of loans associated with the above-mentioned fields of study (including bar exam and residency loans) and are unguaranteed.  The unguaranteed private graduate loans are not guaranteed in any respect by any federal or private guarantor or by any other party or governmental agency.

(1)

Eligibility Requirements.  In order to qualify for an unguaranteed private graduate loan, the borrower must generally meet the following eligibility requirements:

·

Must be at least half-time student enrolled at an institution determined by seller or originator to be eligible under the program;

·

Must be a U.S. citizen or an eligible non-citizen;

·

Generally meets the following credit criteria with such material exceptions as noted in the related prospectus supplement, if any:

·

no more than three accounts rated 30 days delinquent in the past two years;

·

no more than two accounts rated 60 days delinquent in the past two years;

·

no account has been more than 90 or more days delinquent in the past five years;

·

no record of bankruptcy in past seven years;

·

any unresolved major derogatory requires a manual review by an underwriter; and

·

applicant must have manageable balance and payment burdens.

·

Borrower that does not meet credit criteria is not eligible, regardless of qualified cosigner.

(2)

Loan Limits.  We have summarized in the following table the annual, aggregate and cumulative loan limits for each private graduate loan:

UNGUARANTEED PRIVATE GRADUATE LOAN PROGRAM LOAN LIMIT TABLE(1)

Program Year	Law Loan	Bar Loan	Dental Loan	Dental Residency	Medical Loan	Medical Residency	Business Loan	Other Graduate Loans	MedFunds/A+ Funds
1998-1999
Annual Maximum	Up to the cost of attendance	$7,500	Up to the cost of attendance	$7,500	Up to the cost of attendance	$7,500	Up to the cost of attendance	Up to the cost of attendance	N/A
Aggregate Maximum	N/A	$7,500	N/A	$7,500	N/A	$7,500	N/A	N/A	N/A
Cumulative Maximum (2)	$130,000	$7,500	$175,000 (pre-doctoral) $200,000 (post-doctoral)	$7,500	None	$7,500	$130,000	$130,000	N/A
1999-2000
Annual Maximum	Up to the cost of attendance	$8,000	Up to the cost of attendance	$8,000	Up to the cost of attendance	$8,000	Up to the cost of attendance	Up to the cost of attendance	N/A
Aggregate Maximum	N/A	$8,000	N/A	$8,000	N/A	$8,000	N/A	N/A	N/A
Cumulative Maximum (2)	$130,000	$8,000	$175,000 (pre-doctoral) $200,000 (post-doctoral)	$8,000	None	$8,000	$130,000	$130,000	N/A
2000-2001
Annual Maximum	Up to the cost of attendance	$8,000	Up to the cost of attendance	$8,000	Up to the cost of attendance	$8,000	Up to the cost of attendance	Up to the cost of attendance	N/A
Aggregate Maximum	N/A	$8,000	N/A	$8,000	N/A	$8,000	N/A	N/A	N/A
Cumulative Maximum (2)	$130,000	$8,000	$195,000 (pre-doctoral) $230,000 (post-doctoral)	$8,000	None	$8,000	$130,000	$130,000	N/A
2001-2002
Annual Maximum	Up to the cost of attendance	$10,000	Up to the cost of attendance	$10,000	Up to the cost of attendance	$10,000	N/A	Up to the cost of attendance	N/A
Aggregate Maximum	N/A	$10,000	N/A	$10,000	N/A	$10,000	N/A	N/A	N/A
Cumulative Maximum (2)	$130,000	$10,000	$230,000 (pre-doctoral) $250,000 (post-doctoral)	$10,000	None	$10,000	N/A	$130,000	N/A
2002-2003
Annual Maximum	Up to the cost of attendance	$10,000	Up to the cost of attendance	$10,000	Up to the cost of attendance	$10,000	N/A	N/A	N/A
Aggregate Maximum	N/A	$10,000	N/A	$10,000	N/A	$10,000	N/A	N/A	N/A
Cumulative Maximum (2)	$150,000	$10,000	$230,000 (pre-doctoral) $250,000 (post-doctoral)	$10,000	None	$10,000	N/A	N/A	N/A
2003-2004
Annual Maximum	Up to the cost of attendance	$10,000	Up to the cost of attendance	$10,000	Up to the cost of attendance	$10,000	N/A	N/A	Up to the cost of attendance
Aggregate Maximum	N/A	$10,000	N/A	$10,000	N/A	$10,000	N/A	N/A	N/A
Cumulative Maximum (2)	$150,000	$10,000	$230,000 (pre-doctoral) $250,000 (post-doctoral)	$10,000	None	$10,000	N/A	N/A	None
2004-2005
Annual Maximum	Up to the cost of attendance	$15,000	Up to the cost of attendance	$15,000	Up to the cost of attendance	$15,000	N/A	N/A	Up to the cost of attendance
Aggregate Maximum	N/A	$15,000	N/A	$15,000	N/A	$15,000	N/A	N/A	N/A
Cumulative Maximum (2)	$150,000	$15,000	$230,000 (pre-doctoral) $250,000 (post-doctoral)	$15,000	None	$15,000	N/A	N/A	None
2005-2006
Annual Maximum	Up to the cost of attendance	$15,000	Up to the cost of attendance	$15,000	Up to the cost of attendance	$15,000	N/A	N/A	Up to the cost of attendance
Aggregate Maximum	N/A	$15,000	N/A	$15,000	N/A	$15,000	N/A	N/A	N/A
Cumulative Maximum (2)	$150,000	$15,000	$250,000 (pre-doctoral) $275,000 (post-doctoral)	$15,000	$375,000	$15,000	N/A	N/A	$375,000
2006-2007
Annual Maximum	Up to the cost of attendance	$15,000	Up to the cost of attendance	$15,000	Up to the cost of attendance	$15,000	N/A	N/A	Up to the cost of attendance
Aggregate Maximum	N/A	$15,000	N/A	$15,000	N/A	$15,000	N/A	N/A	N/A
Cumulative Maximum (2)	$150,000	$15,000	$250,000 (pre-doctoral) $275,000 (post-doctoral)	$15,000	$375,000	$15,000	N/A	N/A	$375,000

(1)

Loan limits for private graduate loans originated before 1998 differ from the loan limits in the table above.  If private graduate loans originated before 1998 constitute a significant portion of the private loans sold to any trust, these limits will be described in the related prospectus supplement.

(2)

Including graduate and undergraduate debt.

(3)

Interest.  Interest accrues on each private graduate loan at an annual rate, reset quarterly, equal to the 91-day Treasury Bill rate or three-month LIBOR plus a margin, depending on the type of loan.  The deferred interest related to the in-school interim period and approved periods of deferral and forbearance will be capitalized once on the last day of the interim period and after any period of deferral or forbearance.

Interest accrues on the outstanding principal amount of each private graduate loan from the date the lender makes the private graduate loan and is payable monthly by each borrower starting on a repayment start date which is a specified number of months after the borrower graduates or otherwise ceases to be enrolled at least half-time in an approved institution.  We have set forth in the following table the applicable interest rate for each type of private graduate loan:

UNGUARANTEED PRIVATE GRADUATE LOAN INTEREST RATE TABLE(1)

	Law Loan	Bar Loan	Dental Loan	Dental Residency	Medical Loan	Medical Residency	Business Loan	Other Graduate Loans	A+Funds	MedFunds
1998-1999
Interest Interim Margin (2)	3.25%	3.25%	2.50%	2.50%	2.50%	2.50%	3.25%	3.25%	N/A	N/A
Interest Repayment Margin (3)(4)	2.50% - 3.25%	2.50% - 3.25%	2.25% - 3.00%	2.25% - 3.00%	2.25% - 2.85%	2.25% - 2.85%	2.50% - 3.25%	2.50% - 3.25%	N/A	N/A
Applicable Index	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	N/A	N/A
1999-2000
Interest Interim Margin (2)	2.90%	2.90%	2.50%	2.50%	2.50%	2.50%	3.25%	3.25%	N/A	N/A
Interest Repayment Margin (3)(4)	2.50% - 3.25%	2.50% - 3.25%	2.00% - 2.85%	2.00% - 2.85%	2.00% - 2.85%	2.00% - 2.85%	2.50% - 3.25%	2.50% - 3.25%	N/A	N/A
Applicable Index	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	N/A	N/A
2000-2001
Interest Interim Margin (2)	2.90%	2.90%	2.50%	2.50%	2.75%	2.75%	3.25%	3.25%	N/A	N/A
Interest Repayment Margin (3)(4)	2.50% - 3.25%	2.50% - 3.25%	2.00% - 2.85%	2.00% - 2.85%	2.00% - 2.85%	2.00% - 2.85%	2.50% - 3.25%	2.50% - 3.25%	N/A	N/A
Applicable Index	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	91 Day T-Bill	N/A	N/A
2001-2002
Interest Interim Margin (2)	2.30%	2.30%	2.30%	2.30%	2.30%	2.30%	N/A	2.30%	N/A	N/A
Interest Repayment Margin (3)(4)	2.20% - 3.10%	2.20% - 3.10%	2.00% - 2.70%	2.00% - 2.70%	2.00% - 2.70%	2.00% - 2.70%	N/A	2.20% - 3.10%	N/A	N/A
Applicable Index	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	N/A	3 M LIBOR	N/A	N/A
2002-2003
Interest Interim Margin (2)	2.30%	2.30%	2.30%	2.30%	2.30%	2.30%	N/A	N/A	N/A	N/A
Interest Repayment Margin (3)(4)	2.20% - 3.10%	2.20% - 3.10%	2.00% - 2.70%	2.00% - 2.70%	2.00% - 2.70%	2.00% - 2.70%	N/A	N/A	N/A	N/A
Applicable Index	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	N/A	N/A	N/A	N/A
2003-2004
Interest Interim Margin (2)	2.30%	2.30%	2.30%	2.30%	2.30%	2.30%	N/A	N/A	2.55%	2.55%
Interest Repayment Margin (3)(4)	2.20% - 3.10%	2.20% - 3.10%	2.00% - 2.70%	2.00% - 2.70%	2.00% - 2.70%	2.00% - 2.70%	N/A	N/A	2.45% - 3.35%	2.25% - 2.95%
Applicable Index	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	N/A	N/A	3 M LIBOR	3 M LIBOR
2004-2005
Interest Interim Margin (2)	2.65%	2.65%	2.65%	2.65%	2.65%	2.65%	N/A	N/A	2.90%	2.90%
Interest Repayment Margin (3)(4)	3.00% - 3.75%	3.00% - 3.75%	2.75% - 3.50%	2.75% - 3.50%	2.75% - 3.50%	2.75% - 3.50%	N/A	N/A	3.25% - 4.00%	3.00% - 3.75%
Applicable Index	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	N/A	N/A	3 M LIBOR	3 M LIBOR
2005-2006
Interest Interim Margin (2)	2.65%	2.65%	2.65%	2.65%	2.65%	2.65%	N/A	N/A	2.90%	2.90%
Interest Repayment Margin (3)(4)	3.00% - 4.10%	3.00% - 4.10%	2.75% - 3.50%	2.75% - 3.50%	2.75% - 3.50%	2.75% - 3.50%	N/A	N/A	3.25% - 4.25%	3.00% - 3.75%
Applicable Index	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	N/A	N/A	3 M LIBOR	3 M LIBOR
2006-2007
Interest Interim Margin (2)	2.65%	2.65%	2.65%	2.65%	2.65%	2.65%	N/A	N/A	2.90%	2.90%
Interest Repayment Margin (3)(4)	3.00% - 4.10%	3.00% - 4.10%	2.75% - 3.50%	2.75% - 3.50%	2.75% - 3.50%	2.75% - 3.50%	N/A	N/A	3.25% - 4.25%	3.00% - 3.75%
Applicable Index	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	3 M LIBOR	N/A	N/A	3 M LIBOR	3 M LIBOR

(1)

Interest rates for private graduate loans originated before 1998 differ from the interest rates in the table above.  If private graduate loans originated before 1998 constitute a significant portion of the private loans sold to any trust, these terms will be described in the related prospectus supplement.

(2)

“Interim” represents any period while the borrower is attending school or during a specified grace period.

(3)

“Repayment” represents the period after the specified grace period, in which the borrower is required to make payments or enter into some type of deferment or forbearance period.

(4)

The margin is fixed during the interim period and is determined based on the borrower’s choice of repayment terms, which range from 10 to 25 years (the “Keys2Repay Program”), during the repayment period.

(4)

Repayment.  After the applicable repayment start date, each student with an outstanding private graduate loan is obligated to make scheduled payments of principal at the same time that he or she makes interest payments in an amount sufficient to repay the private graduate loan in accordance with the terms of the applicable program (except with respect to private graduate loans made under the Keys2Repay repayment program, where the repayment term can be 10, 15 or 25 years at the borrower’s option).  Any borrower may at any time voluntarily prepay all or any portion of his or her outstanding private graduate loans without premium or penalty.  Also, any borrower may pay accrued interest before the applicable repayment start date on a quarterly basis in lieu of capitalizing those amounts without premium or penalty.

(5)

Grace Periods, Deferral Periods, Forbearance Periods.  For all private graduate loans, the grace period is approximately nine months, except that in the case of Medical or Residency loans, the period, generally, is extended to nine months after the borrower completes any required residency (generally, up to a maximum of 57 months after graduation), subject to deferral or forbearance as discussed below.  Deferral periods are permitted for the following reasons: during in-school grace periods, for internship/residency and for military active duty.  Such deferral periods are granted in 12 month increments with a 48-month maximum.  Borrowers may also request periods of forbearance related to the following areas:  unemployment, underemployment and economic hardship.  Forbearances are generally granted in six-month increments with an 18-month maximum.  During such deferrals and forbearances the borrower is still responsible for the accrued interest which will be capitalized at the end of any such deferral or forbearance period.

(6)

Loan Fees.  With respect to each private graduate loan made, a fee equal to a percentage of the original principal amount of the private graduate loan is charged to the borrower on the last day before the applicable repayment start date.  These fees may vary by the type of loan, the program year and the borrower’s credit (including credit history), and can range from 2% to 6.9%.  Unless this fee is paid, the seller will make an additional loan as a fee advance to the borrower in an amount equal to this fee, which will be added to the principal balance of the related private graduate loan and repaid over its term.  Beginning on July 1, 2005, all loan fees were eliminated.  We have set forth in the following table the applicable fee for each type of private graduate loan:

UNGUARANTEED PRIVATE GRADUATE LOAN FEE TABLE

	Law Loan	Bar Loan	Dental Loan	Dental Residency	Medical Loan	Medical Residency	Business Loan	Other Graduate Loans	A+Funds	MedFunds
1998-1999
At Disbursement	6% deducted	6% deducted	6% deducted	6% deducted	6% deducted	6% deducted	6% deducted	6% deducted	N/A	N/A
At Repayment	Up to 3% added	Up to 3% added	2% added	2% added	2% added	2% added	Up to 2% added	3% added	N/A	N/A
1999-2000
At Disbursement	5.5% deducted	5.5% deducted	6% deducted	6% deducted	6% deducted	6% deducted	6% deducted	6% deducted	N/A	N/A
At Repayment	Up to 3% added	Up to 3% added	2% added	2% added	2% added	2% added	Up to 1.5% added	2.5% added	N/A	N/A
2000-2001
At Disbursement	5.5% added after final	5.5% added after final	6% added after final	6% added after final	6% added after final	6% added after final	6% added after final	6% added after final	N/A	N/A
At Repayment	Up to 3% added	Up to 3% added	2% added	2% added	2% added	2% added	Up to 1.5% added	2.5% added	N/A	N/A
2001-2002
At Disbursement	5.5% added after final	5.5% added after final	6% added after final	6% added after final	6% added after final	6% added after final	6% added after final	6% added after final	N/A	N/A
At Repayment	Up to 3% added	Up to 3% added	2% added	2% added	2% added	2% added	Up to 1.5% added	2.5% added	N/A	N/A
2002-2003
At Disbursement	5.5% added after final	5.5% added after final	6% added after final	6% added after final	6% added after final	6% added after final	N/A	N/A	N/A	N/A
At Repayment	Up to 3% added	Up to 3% added	2% added	2% added	2% added	2% added	N/A	N/A	N/A	N/A
2003-2004
At Disbursement	5.5% added after final	5.5% added after final	6% added after final	6% added after final	6% added after final	6% added after final	N/A	N/A	6% added after final	6% added after final
At Repayment	Up to 3% added	Up to 3% added	2% added	2% added	2% added	2% added	N/A	N/A	2.50% added	2.50% added
2004-2005
At Disbursement	0%	0%	0%	0%	0%	0%	N/A	N/A	0%	0%
At Repayment	0%	0%	0%	0%	0%	0%	N/A	N/A	0%	0%
2005-2006
At Disbursement	0%	0%	0%	0%	0%	0%	N/A	N/A	0%	0%
At Repayment	0%	0%	0%	0%	0%	0%	N/A	N/A	0%	0%
2006-2007
At Disbursement	0%	0%	0%	0%	0%	0%	N/A	N/A	0%	0%
At Repayment	0%	0%	0%	0%	0%	0%	N/A	N/A	0%	0%

(7)

Incentive Programs.  The incentive programs for the private graduate loans are set forth in the private loans incentive programs table in “The Student Loan Financing Business−Private Loan Incentive Programs”.

AchieverLoans®

The AchieverLoan is a private loan product designed by the seller for parents and sponsors of students attending K-12 private school, undergraduate or graduate institutions. The seller introduced the AchieverLoan to parents and sponsors of students in 1996.

(1)

Eligibility Requirements.  In order to qualify for the AchieverLoan, the borrower must generally meet the following eligibility requirements:

·

Creditworthy parents or sponsors on behalf of an enrolled student taking education courses at eligible institutions;

·

Applicant and co-applicant (if applicable) must be a US citizen or eligible non-citizen;

·

Generally meets the following credit criteria with such material exceptions as noted in the related prospectus supplement, if any:

·

must have a minimum of four years of satisfactory credit history on two trade lines;

·

must not have a 90 day delinquency in the past two years;

·

must not have a bankruptcy, foreclosure, repossession or garnishment in the past seven years;

·

previous KBNA experience must be positive;

·

any unresolved major derogatory requires a manual review by the underwriter;

·

must have manageable balance and payment burdens; and

·

personal financial statement and income verification may be requested by the credit department.

(2)

Loan Limits.  The minimum loan amounts and the annual and aggregate maximum loan limits for the AchieverLoan are set forth in the table below entitled “AchieverLoan Loan Limits, Interest Rate and Fee Table”.

(3)

Interest.  Interest is payable on each AchieverLoan monthly until the principal amount is repaid in full. Interest begins to accrue on outstanding principal balance at time of first disbursement. The applicable interest rates for the AchieverLoan are set forth in the table below entitled “AchieverLoan: Loan Limits, Interest Rate and Fee Table”.

(4)

Repayment:  In general, borrowers must repay the AchieverLoan in monthly installments until the loan is paid in full.  The repayment term is up to 20 years. There is a minimum payment amount of $50 per month and there is no prepayment penalty.  From 1996 through 2000 the borrower had a choice of three repayment options:

·

Multiple-Year Option:  Borrowers may reserve funds to cover the cost of two to four years of college and make level monthly principal and interest payments.

·

Annual Option:  Borrowers may apply for one year of education costs at a time and immediately begin making principal and interest payments.

·

Interest-Only Option:  Borrowers may pay for one year of education costs and defer payment of principal during the student’s in-school period.

·

Beginning in 2001/2002 principal and interest payments begin 15-45 days after first disbursement and continues for the remainder of the repayment period.

(5)

Grace Periods, Deferral Periods, Forbearance Periods:  AchieverLoan borrowers are not eligible for any grace periods.  Repayment begins 15 to 45 days after initial disbursement.  Borrowers may be eligible to standard collection tools, such as extensions or modifications, as opposed to deferments or forbearances.

(6)  Incentive Programs:  There are no incentive programs for the AchieverLoan.

ACHIEVERLOAN

LOAN LIMITS, INTEREST RATE AND FEE TABLE

Program Year	Minimum Loan Amount	Annual Maximum	Aggregate Maximum	Interest Margin			Applicable Index	Fees(4)
				Option A(1)	Option B (2)	Option C (3)		Option A (1)	Option B (2)	Option C (3)
1996-1997	$2,000	COELA*	None	3.95%	4.50%	4.50%	13 Week T-Bill	3%	3%	4%
1997-1998	$2,000	COELA*	None	3.95%	4.50%	4.50%	13 Week T-Bill	3%	3%	4%
1998-1999	$2,000	COELA*	None	3.95%	4.50%	4.50%	13 Week T-Bill	2%	3%	4%
1999-2000	$2,000	COELA*	None	3.95%	4.50%	4.50%	13 Week T-Bill	2%	3%	4%
2000-2001	$2,000	COELA*	None	3.95%	4.50%	4.50%	13 Week T-Bill	2%	3%	4%

Program Year	Minimum Loan Amount	Annual Maximum	Aggregate Maximum	Interest Margin	Applicable Index	Fees(4)
2001-2002	$2,000	COELA*	None	3.85%	3 M LIBOR	2%
2002-2003	$2,000	COELA*	None	3.85%	3 M LIBOR	2%
2003-2004	$2,000	COELA*	None	3.85%	3 M LIBOR	2%
2004-2005	$2,000	COELA*	None	3.85%	3 M LIBOR	2%
2005-2006	$2,000	COELA*	None	3.85%	3 M LIBOR	2%
2006-2007	$2,000	COELA*	None	3.85%	3 M LIBOR	2%

* COELA – Cost of education Less Aid

(1)

Multiple-Year Option:  Borrower may reserve funds to cover the cost of two to four years of college and make level monthly principal and interest payments.  Financing multiple years provides substantial cost savings when compared to financing one year at a time.

(2)

Annual Option:  Borrowers may apply for one year of education costs at a time and immediately begin making principal and interest payments.

(3)

Interest-Only Option:  Borrowers may pay for one year of education costs and defer payment of principal during the student’s in-school period.  Repayment of principal and interest begins after graduation and continues for the remainder of the repayment period.

(4)

Added to each disbursement.

Key Education Consolidation Loans

The seller’s private consolidation loan program allows the consolidation of education related debt (excluding credit card debt) into a single Key Education Consolidation Loan® that is not guaranteed by any federal or private guarantor, or by any other party or governmental agency.  Borrowers of these unguaranteed private consolidation loans will be required to satisfy certain conditions, including limitations on the timing and payment of principal and interest with respect to these private consolidation loans and a requirement that the proceeds of the private consolidation loan be used to repay all the underlying student loans or education loans of the borrower that were consolidated.

(1)

Eligibility Requirements.  In order to qualify for a Key Education Consolidation Loan®, the borrower must generally meet the following eligibility requirements:

·

Loans must be in grace or repayment status.

·

Generally meets the following credit criteria with such material exceptions as noted in the related prospectus supplement, if any:

·

no account that has been 90 or more days delinquent in the past two years;

·

no account is rated currently 60 days delinquent;

·

no more than one account rated 30 days delinquent in the past two years;

·

no record of unpaid collections, charged-off accounts or written-off accounts;

·

no unresolved bankruptcy, foreclosure, repossession, skip or wage garnishment in the past six years;

·

no record of an open judgment, suit, unsatisfied tax lien or other negative public record item; and

·

any unresolved major derogatory requires a manual review by an underwriter.

·

Applicant must have minimum of two year credit history with two open trade lines (student loans do not qualify as open trade lines);

·

Cosigner, if any, must pass the credit review process which considers the above criteria.

(2)

Loan Limits.  The minimum annual loan amount for a Key Education Consolidation Loan® is $7,500.  There is no maximum loan limit for education related debt owed to the seller or its affiliates, and a $75,000 maximum for other education related debt.

(3)

Interest.  Interest is payable on each Key Education Consolidation Loan® monthly until the principal amount is repaid in full.  The interest rate is calculated based on 3-month LIBOR plus a margin.  The interest rate is reset quarterly in January, April, July, and October on the 20th of the month prior to the effective date.  The applicable margin for year of disbursement and term option is set forth in the table below under “—(4) Repayment.”

(4)

Repayment.  In general, borrowers must repay each Key Education Consolidation Loan® in monthly installments until the loan is paid in full.  The repayment term is made under the Keys2Repay program, where the repayment term can be 10, 15 or 30 years at the borrower’s option with a minimum payment amount of $50 per month.  Any Key Education Consolidation Loan® may be prepaid in full or in part without premium or penalty.

We have set forth in the following table the various repayment terms and the applicable interest rates, based on Keys2Repay repayment term chosen, for the Key Education Consolidation Loans:

Program Year	Term Chosen	Interest Margin	Applicable Index
2001-2002	10	3.15%	3 M LIBOR
	15	3.45%
	20	3.75%
2002-2003	10	3.15%	3 M LIBOR
	15	3.45%
	20	3.75%
2003-2004	10	3.15%	3 M LIBOR
	15	3.45%
	20	3.75%
2004-2005	10	3.15%	3 M LIBOR
	15	3.45%
	20	3.75%
2005-2006	10	3.75%	3 M LIBOR
	15	4.25%
	20	5.00%
2006-2007	10	3.75%	3 M LIBOR
	15	4.25%
	20	5.00%

.

(5)

Grace Periods, Deferral Periods, Forbearance Periods.  There are no grace, deferral or forbearance periods offered, but borrowers may be eligible for standard collection tools, such as extensions or modifications.

(6)

Loan Fees.  Fees are added to the principal of a Key Education Consolidation Loan® at the time of disbursement.  This fee is based on the borrower’s credit (including credit history) and can range from 0.5% to 8%.  Effective as of July 1, 2005, loan fees were eliminated.

(7)

Incentive Programs.  There are no incentive programs for the Key Education Consolidation Loans®.  See the private loans incentive programs table in “The Student Loan Financing Business—Private Loan Incentive Programs” in this prospectus.

Private Loan Incentive Programs

The seller has offered, and may continue to offer, incentive programs to certain student loan borrowers.  Incentive programs that are applicable to the private loans in a trust are described below.  Any incentive program not in existence as of the date of this prospectus that effectively reduces borrower payments on student loans will be applicable to the private loans only if and to the extent that the applicable trust receives payment from the seller or the depositor, as applicable (or the seller or the depositor, as applicable, deposits or causes a deposit to be made into the related collection account), in an amount sufficient to offset these effective yield reductions.  Some private loans are eligible for certain incentives as follows:

PRIVATE LOANS INCENTIVE PROGRAMS TABLE

	Products	Borrower Benefits 2000-01	Borrower Benefits 2001-02	Borrower Benefits 2002-03	Borrower Benefits 2003-04	Borrower Benefits 2004-05	Borrower Benefits 2005-06	Borrower Benefits 2006-07
1	Key Alternative Loan	None	None	None	None	None	None	None
2	Key CareerLoan	None	None	None	None	None	None	None
3	Law Loan	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH
4	Bar Loan	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH
5	Medical Loan	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH
6	Medical Residency	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH
7	Dental Loan	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH
8	Residency Loan	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH	.25% ACH
9	Business Loan	.25% ACH	N/A	N/A	N/A	N/A	N/A	N/A
10	Graduate Loan	.25% ACH	.25% ACH	N/A	N/A	N/A	N/A	N/A
11	A+ Funds	None	None	None	.25% ACH	.25% ACH	.25% ACH	.25% ACH
12	MedFunds	None	None	None	.25% ACH	.25% ACH	.25% ACH	.25% ACH
13	AchieverLoan	None	None	None	None	None	None	None
14	Key Education Consolidation Loan	None	None	None	None	None	None	None

Federal Guarantors of Student Loans

The Higher Education Act authorizes federal guarantors to support education financing and credit needs of students at post-secondary schools.  The Higher Education Act encourages every state either to establish its own agency or to designate another federal guarantor in cooperation with the Secretary of Education.  Under various programs throughout the United States of America, federal guarantors insure and sometimes service guaranteed student loans.  The federal guarantors are reinsured by the federal government, 98% of each default claim paid, depending on their claims experience, for loans disbursed on or after October 1, 1993 and prior to October 1, 1998, and 95% of each default claim paid, depending on their claims experience, for loans disbursed on or after October 1, 1998.  Federal guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid.  Loans guaranteed under the lender of last resort provisions of the Higher Education Act are also 100% guaranteed and reinsured.  See “—Federal Insurance and Reinsurance of Federal Guarantors” below.

For loans for which the date of guarantee of principal occurs prior to July 1, 2006, federal guarantors collect a one time insurance premium of up to 1% of the principal amount of each guaranteed loan.  The Higher Education Reconciliation Act, P.L. 109-171, replaced this one-time fee with a requirement that a Federal default fee equal to 1% of the principal amount be deposited in the guarantor’s Federal Fund.  The default fee is deducted and collected from the proceeds of the loan or by payment from other non-federal sources.

Each FFELP loan to be sold to an eligible lender trustee on behalf of a trust will be guaranteed as to principal and interest by a federal guarantor under a guarantee agreement between that federal guarantor and the applicable eligible lender trustee.  The applicable prospectus supplement for each trust will identify each related federal guarantor for the FFELP loans held by that trust as of the applicable closing date and the amount of the FFELP loans it is guaranteeing for that trust.

Federal Insurance and Reinsurance of Federal Guarantors.  A FFELP loan is considered to be in default for purposes of the Higher Education Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure continues for 270 days in the case of a loan repayable in monthly installments or for 330 days in the case of a loan repayable in less frequent installments.  Under certain circumstances a loan deemed ineligible for federal reinsurance may be restored to eligibility.  Procedures for this restoration of eligibility are discussed below.

If the loan in default is covered by FFELP loan insurance in accordance with the provisions of the Higher Education Act, the Department of Education is to pay the applicable federal guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of this amount, within 90 days of that notification, subject to reduction as described below.

If a loan guaranteed by a federal guarantor is disbursed on or after October 1, 1993 and for which the first disbursement of principal is made prior to July 1, 2006, the eligible lender is reimbursed by the federal guarantor for not less than 98% of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as an eligible lender has properly originated and serviced that loan.  Loans for which the first disbursement of principal is made on or after July 1, 2006, are insured 97%, subject to specified exceptions.  For claims submitted by a lender or lender servicer designated as an exceptional performer under section 428I of the Higher Education Act, prior to July 1, 2006, are eligible for 100% payment.  Claims submitted by designated exceptional performers on or after July 1, 2006 are eligible for 99% payment.

Under these agreements, the Department of Education also agrees to reimburse a federal guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; these claims are not included in calculating a federal guarantor’s claims rate experience for federal reinsurance purposes.  The Department of Education also agrees to reimburse a federal guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions.  The Department of Education is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and has been in repayment for more than 7 years or commences an action for a determination of dischargeability under Section 523(a)(8)(b) of the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department of Education.  See “Certain Legal Aspects of the Student Loans – Bankruptcy Considerations” in this prospectus.

The amount of this reinsurance payment to the federal guarantor for default claims is subject to reduction based upon the annual default claims rate of the federal guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department of Education to the federal guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year.  The formula is summarized as follows:

Claims Rate of Federal Guarantors	Reimbursement by the Department of Education (1)
0% to and including 5%	98%
Greater than 5% to and including 9%	98% of claims to and including 5%; 88% of claims greater than 5%
Greater than 9%	98% of claims to and including 5%; 88% of claims greater than 5% to and including 9%; and 78% of claims greater than 9%

___________________

(1)

Each of the reimbursement percentages listed above is increased by two percentage points for a loan made prior to October 1, 1993 and decreased by three percentage points for a loan made on or after October 1, 1998.

The claims experience for any federal guarantor is not accumulated from year to year for purposes of this test but is determined solely on the basis of claims filed in any one federal fiscal year.  The Higher Education Act provides that, subject to compliance with the Higher Education Act, federal guarantors are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions.

Each federal guarantor is required to maintain a current minimum reserve level of at least 0.25% of the aggregate principal amount of all outstanding FFELP loans guaranteed by that federal guarantor.  Annually, the Department of Education will collect information from each federal guarantor to determine the amount of that federal guarantor’s reserves and other information regarding its solvency.  If a federal guarantor’s current reserve level falls below the required minimum for any two consecutive years, that federal guarantor’s annual claims rate exceeds 5% or the Department of Education determines that a federal guarantor’s administrative or financial condition jeopardizes that federal guarantor’s continued ability to perform its responsibilities, then that federal guarantor must submit and implement a management plan acceptable to the Department of Education.  The 1992 amendments to the Higher Education Act also provide that under certain circumstances the Department of Education is authorized, on terms and conditions satisfactory to the Department of Education, but is not obligated, to terminate its reimbursement agreement with any federal guarantor.  If that happens, however, the Department of Education is required to assume the functions of that federal guarantor and as a result is authorized to do one or more of the following: to assume the guarantee obligations of, to assign to other guarantors the guarantee obligations of, or to make advances to, a federal guarantor in order to assist that federal guarantor in meeting its immediate cash needs and to ensure uninterrupted payment of default claims to lenders or to take any other action the Department of Education deems necessary to ensure the continued availability of student loans and the full honoring of guarantee claims thereunder.  In addition, the 1992 amendments to the Higher Education Act provide that if the Department of Education determines that a federal guarantor is unable to meet its guarantee obligations, holders of FFELP loans covered thereby may submit guarantee claims directly to the Department of Education until those guarantee obligations are transferred to a new guarantor capable of meeting those obligations or until a successor guarantor assumes those obligations.  We can give you no assurance that the Department of Education would under any given circumstances assume the obligation to ensure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a federal guarantor or by making a determination that the federal guarantor is unable to meet its guarantee obligations.

Private Guarantors of Student Loans

Private loans are not entitled to any federal reinsurance or assistance from the Department of Education or any other governmental entity.  Although each private guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, we can give you no assurance that the amount of this reserve will be sufficient to cover the obligations of a private guarantor over the term of the related private loans.  Subject to the satisfaction of the conditions imposed by the applicable loan program and the applicable guarantee agreement, the guaranteed private loans are fully guaranteed against nonpayment of principal and interest as a result of a borrower’s default, death, disability or bankruptcy by the private guarantors.  Private guarantors are not reinsured by the Department of Education or any other governmental entity.  Borrowers of guaranteed private loans must meet the credit underwriting standards established by the applicable private guarantor as well as the requirements imposed by the applicable loan program, including the credit underwriting standards established by the lender.

Claims and Recovery Rates

Certain historical information concerning guarantee claims and recovery rates of the guarantors for the student loans held by the related trust as of the applicable closing date with respect to each series of securities will be set forth in each prospectus supplement.  We can give you no assurance that the claim and recovery experience on any pool of student loans with respect to a given trust will be comparable to prior experience or to any such information.

Origination Process

The Higher Education Act, including its implementing regulations, imposes specified requirements, guidelines and procedures with respect to originating and servicing FFELP loans which lenders must comply with in order for the loans to be guaranteed and to be eligible to receive federal assistance.  Generally, those procedures require that (i) completed loan applications be processed, (ii) a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis) be made, (iii) the borrower’s responsibilities under the loan be explained to him or her, (iv) the promissory note evidencing the loan be executed by the borrower and (v) the loan proceeds be disbursed in a specified manner by the lender.  After the loan is made, the lender or servicing agent must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made.  If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent.  The master servicer has agreed under the related sale and servicing agreement to perform (or to cause a sub-servicer to perform) collection and servicing procedures on behalf of the related trust.  However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any FFELP loans could result in adverse consequences.  Any such failure could result in the Department of Education’s refusal to make reinsurance payments to the federal guarantors or to make interest subsidy payments and special allowance payments to the eligible lender trustee with respect to those FFELP loans or in the federal guarantors’ refusal to honor their guarantee agreements with the eligible lender trustee with respect to those FFELP loans.  Failure of the federal guarantors to receive reinsurance payments from the Department of Education could adversely affect the federal guarantors’ ability or legal obligation to make guarantee payments to the related eligible lender trustee with respect to those FFELP loans.

Lenders and guarantors are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guaranty agency or individual in order to secure loan applications.  No lender or guarantor may conduct unsolicited mailings of student loan applications to students who have not previously received student loans from that lender or, in the case of a guarantor, guaranteed by the guarantor.

With respect to all student loans, whether FFELP loans or private loans (other than consolidation loans and Key Alternative Loans discussed below), the seller forwards each application for the student loans (which should include an executed promissory note) to either a marketing agent or the seller’s origination department.  On behalf of the seller, either the marketing agent or the origination department reviews each application to confirm its completeness, to confirm that the applicant is an eligible student and that the loan complies with certain other conditions of the applicable program.  Also, a credit report of each applicant for private graduate loans is obtained from an authorized credit reporting service, which the seller then uses to determine, in consultation with the private guarantors, if applicable, whether the applicant satisfies certain specified credit underwriting criteria.

Under the Higher Education Act, the creditworthiness of borrowers is not considered on Stafford, SLS, and FFELP consolidation loans.  Borrowers with adverse credit histories, however, are generally not eligible to receive PLUS loans.

Any borrower inquiries concerning federal consolidation loans or private consolidation loans are forwarded to the appropriate sub-servicer, who contacts the borrower and prepares and sends to the borrower an application (which includes a promissory note) for a consolidation loan for the borrower’s review and signature.  Each sub-servicer is required to obtain certifications from the lenders of the loans to be consolidated and to review the loan application and the certifications to confirm that the borrower is eligible for a federal consolidation loan or private consolidation loan, as the case may be.  Upon approval of an application for a consolidation loan, the applicable lender causes the proceeds of the consolidation loan to be disbursed to each lender of the loans being consolidated in amounts sufficient to retire each of these loans.  For each consolidation loan that is made by the seller, a sub-servicer retains the completed loan application and executed promissory note as custodian.

Applications for Key Alternative Loans are entered into the processing system and are checked for completeness.  If the borrower is ineligible for the loan due to a processing denial reason an ineligibility letter is sent to the borrower.  Great Lakes Educational Loan Services Inc. sends an electronic transmission of applicant information on each complete application to the seller’s system for credit review.  Approved applications are transmitted back to Great Lakes Educational Loan Services Inc. on a daily basis, where an approval letter is generated and sent to the applicant, cosigner and the school.  Denied applicants are sent an adverse action letter from the credit department after the application is denied.  If an applicant feels they have been denied based on inaccurate or incomplete information contained in a credit report, they can request a review (within 60 days of initial denial).  Denied applicants may have their loan reconsidered with a written request and supporting documentation.  A credit representative will review denied loan applicants documentation and approve or deny the request.  Each appeal is handled based on its individual merits.

The seller has implemented a program that permits borrowers to apply for a student loan through an online process and to complete all the related documentation, including the signing of the application and promissory note, online through a completely electronic transaction.  The program includes a process for the archiving and storage of the electronic records created in the course of the transaction with a borrower and includes the promissory note with the borrower’s electronic signature.

The origination process and loan documentation used by KBNA in connection with these student loans were developed in recent years to capitalize on the potential benefits of conducting business using electronic means, including over the internet.  As such, these processes and the related loan documentation raise issues that do not exist in customary student loan origination programs and may give rise to challenges by borrowers based on consumer protection or other laws relating to issues that are currently untested in the courts, or to challenges by a guarantor to its obligation to make guarantee payments.

Third-Party Originators

With respect to FFELP loans, the identity of the actual originator of any particular student loan is not material, as the requisite underwriting criteria are in all cases prescribed by provisions of the Higher Education Act.  In addition, to the extent FFELP loans are purchased in secondary market transactions the identities of the related originators are often not available.

To the extent private student loans in a pool are originated by a third-party originator, which were purchased by the sponsor or one of its affiliates, and are not underwritten to the sponsor’s student loan criteria set forth above, if the initial amount of such private student loans is 10% or more of the related pool, the related prospectus supplement will identify such third-party originator and if the initial amount of such student loans is 20% or more of the pool, the related prospectus supplement will also identify the originator’s form of organization and, to the extent material, describe such third-party originator’s student loan origination experience and underwriting standards.

The prospectus supplement for a series may also contain additional information concerning the sellers and/or third-party originators and other underwriting criteria regarding the related pool of student loans.

Servicing and Collections Process

The Higher Education Act, the programs relating to private loans and the applicable guarantee agreements require the holder of student loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the student loans that are designed to ensure that the student loans are repaid on a timely basis by or on behalf of borrowers.  Each sub-servicer performs these procedures on behalf of the seller or the depositor, as applicable, and the master servicer and will agree, under the related sub-servicing agreement, to perform specified and detailed servicing and collection procedures with respect to the student loans on behalf of the related trust.  These procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with a written notice after the tenth day of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency.  All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in each sub-servicer’s loan file for the borrower.  Each sub-servicer also will be required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting that borrowers’ schools and references.  A sub-servicer’s failure to comply with the established procedures could adversely affect the ability of the applicable eligible lender trustee, as holder of legal title to the applicable student loans on behalf of the related trust, to realize the benefits of any guarantee agreement or to receive the benefits of federal assistance from the Department of Education with respect thereto.  A sub-servicer’s failure to comply with certain of the established procedures with respect to a FFELP loan may also result in the denial of coverage under a guarantee agreement for certain accrued interest amounts, in circumstances where that failure has not caused the loss of the guarantee of the principal of that FFELP loan.

At prescribed times before submitting a claim for payment under a guarantee agreement for a delinquent student loan, each sub-servicer is required to notify the applicable guarantor of the existence of the delinquency.  These requests notify the guarantors of seriously delinquent accounts and allow the guarantors to make additional attempts to collect on these loans prior to the filing of claims.  If a loan is delinquent for 180 days (in the case of FFELP loans made prior to the enactment date of the 1998 Reauthorization Bill, October 7, 1998), 270 days (in the case of FFELP loans made on or after October 7, 1998), or 150 days (in the case of private guaranteed loans), the applicable sub-servicer may file a default claim with the respective guarantor.  Failure to file a claim within 270 days (in the case of FFELP loans made prior to the enactment date of the 1998 Reauthorization Bill, October 7, 1998), 360 days (in the case of FFELP loans made on or after October 7, 1998), or 180 days (in the case of private guaranteed loans) of delinquency may result in denial of the guarantee claim with respect to that loan.  A sub-servicer’s failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and create an obligation of that sub-servicer to purchase the applicable student loan.  See “The Transfer and Servicing Agreements—Master Servicer Covenants” in this prospectus.

Loss of any guarantee payments, interest subsidy payments or special allowance payments could adversely affect the amount of Available Funds (as defined in the related prospectus supplement) on any distribution date and the related trust’s ability to pay principal and interest on the notes of the related series and to make distributions in respect of the certificates of the related series.  Under certain circumstances, unless otherwise specified in the related prospectus supplement, the related trust has the right, under the related sale and servicing agreement, to cause the seller and/or the depositor, as applicable, to repurchase or replace any student loan, or to cause the master servicer to arrange for the purchase or substitution of any student loan, if a breach of the representations, warranties or covenants of the seller and/or the depositor and/or the master servicer or another entity identified in the related prospectus supplement, as the case may be, with respect to that student loan has a material adverse effect on the interest of the trust therein and the breach is not cured within any applicable cure period.  See “The Transfer and Servicing Agreements—Sale of Student Loans; Representations and Warranties” and “—Master Servicer Covenants” in this prospectus.  The failure of the seller (or of the depositor to cause the seller or the master servicer or such other entity identified in the related prospectus supplement, as applicable) to purchase or replace, or of the master servicer to arrange for the purchase or substitution of, a student loan, if so required, would constitute a breach of the related sale and servicing agreement, enforceable by the related eligible lender trustee on behalf of the related trust or by the related indenture trustee on behalf of the noteholders of the related series, but would not constitute an event of default under the indenture.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

The rate of payment of principal of the notes and the certificates of any series and the yield on the notes and the certificates of any series will be affected by prepayments of the student loans that may occur as described below.  All the student loans are prepayable in whole or in part by the borrowers at any time (including by means of federal consolidation loans, private consolidation loans or consolidation loans made under the Federal Direct Student Loan Program as discussed below) or as a result of a borrower’s default, death, disability or bankruptcy and subsequent liquidation or collection of related guarantee payments.  We cannot predict the rate of these prepayments and they may be influenced by a variety of economic, social and other factors, including those described below.  In general, the rate of prepayments may tend to increase if alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the student loans.  However, because many of the student loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the student loans.

Several bills have been introduced in Congress that would permit borrowers of existing federal consolidation loans to refinance those loans.  Should this legislation be enacted, the prepayment risk on loans would be increased.  We can provide you no information as to the prospects for enactment of this legislation.

To the extent borrowers of student loans elect to borrow consolidation loans with respect to those underlying student loans:

·

from the seller, after the funding period, or

·

from another lender at any time

noteholders of a series (and after the notes have been paid in full, certificateholders of that series) will collectively receive as a prepayment of principal the aggregate principal amount of these student loans.  Any such prepayments will result in a more rapid amortization of the securities of a series than would otherwise be the case.  At this time, we cannot determine the volume of existing loans that may be repaid in this fashion.  However, if the seller or a third party transferor of student loans to the depositor makes any consolidation loans during a funding period (in which case the seller will then sell that consolidation loan to the applicable owner trustee or eligible lender trustee, or the seller or the applicable transferor will sell that consolidation loan to the depositor who will then sell the consolidation loan to the applicable eligible lender trustee), to the extent that funds are available in the applicable escrow account and during the funding period, the pre-funding account, for the purchase thereof, the aggregate outstanding principal balance of student loans (after giving effect to the addition of the consolidation loans) will be at least equal to and in most cases greater than that balance prior to the prepayment, although the portion of the loan guaranteed will be 98% with respect to any federal consolidation loan made on or after October 1, 1993, even if the underlying FFELP loans were 100% guaranteed.  See “The Student Loan Pools—Description of Student Loans” in this prospectus.  We can give you no assurance that borrowers with student loans will not seek to obtain consolidation loans with respect to their student loans or, if they do so, that the consolidation loans will not be made by the seller after the end of a funding period when pre-funding amounts are not available to purchase the consolidation loans or by another lender at any time.

In addition, the seller, the depositor, the master servicer or another entity identified in the related prospectus supplement, as applicable, will be obligated to repurchase any student loan under the applicable sale and servicing agreement or provide a qualified substitute therefor, as a result of a breach of any of its representations and warranties, and the master servicer will be obligated to purchase any student loan under the sale and servicing agreement or provide a qualified substitute therefor, as a result of a breach of certain covenants with respect to that student loan, in each case where the breach materially adversely affects the interests of the certificateholders or the noteholders of a series in that student loan and is not cured within the applicable cure period (it being understood that, in the case of any guaranteed student loan, any breach that does not affect the related guarantor’s obligation to guarantee or insure payment of that student loan will not be considered to have a material adverse effect).  See “The Transfer and Servicing Agreements—Sale of Student Loans; Representations and Warranties” and “—Master Servicer Covenants” in this prospectus.  See also “The Transfer and Servicing Agreements—Additional Fundings” in this prospectus regarding the prepayment of principal to noteholders and certificateholders of a series if as of the date specified in the applicable prospectus supplement the amount on deposit in the related pre-funding account has not been reduced to zero and the prepayment of principal to noteholders of a series as a result of excess funds remaining on deposit in the pre-funding account at the end of the funding period, “—Insolvency Event” regarding the sale of the student loans if a Seller Insolvency Event occurs and “—Termination” regarding the master servicer’s option to purchase the student loans when the aggregate Pool Balance (as defined in the applicable prospectus supplement) is less than or equal to the percentage of the initial Pool Balance of a series specified in the related prospectus supplement and the auction of the student loans occurs on or after the date specified in the related prospectus supplement.

On the other hand, scheduled payments with respect to, and maturities of, the student loans may be extended, including pursuant to grace periods, deferral periods and, under certain circumstances, forbearance periods or of refinancings through consolidation loans to the extent these consolidation loans are sold to an eligible lender trustee on behalf of a trust as described above.  In that event, the fact that these consolidation loans will likely have longer maturities than the student loans they are replacing may lengthen the remaining term of the student loans and the average life of the notes and the certificates of a series.  The rate of payment of principal of the notes and the certificates of a series and the yield on the notes and the certificates of a series may also be affected by the rate of defaults resulting in losses on defaulted student loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make related guarantee payments.  Also, the maturity of many of the student loans will extend well beyond the final scheduled distribution dates of the notes and the certificates of a series.

We cannot predict the rate of prepayment on the student loans, and any reinvestment risks resulting from a faster or slower incidence of prepayment of student loans will be borne entirely by the securityholders of a series.  These reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time securityholders of a series receive payments from the related trust than the interest rates and the spreads would otherwise have been had these prepayments not been made or had these prepayments been made at a different time.

POOL FACTORS AND TRADING INFORMATION

Each of the “note pool factor” for each class of notes and the “certificate pool factor” for each class of certificates will be a seven-digit decimal which the administrator will compute for each distribution date indicating the remaining outstanding principal amount of that class of notes or the remaining principal balance for that class of certificates (referred to as the certificate balance), respectively, as of that distribution date (after giving effect to distributions to be made on that distribution date), as a fraction of the initial outstanding principal amount of that class of the notes or the initial certificate balance for that class of certificates, respectively.  Each pool factor will be 1.0000000 as of the closing date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of notes or reductions of the certificate balance of the applicable class of certificates.  A securityholder’s portion of the aggregate outstanding principal amount of the related class of notes or of the aggregate outstanding certificate balance for the related class of certificates, as applicable, is the product of (x) the original denomination of that securityholder’s note or certificate and (y) the applicable pool factor.

Under the related indenture and the related trust agreement, the securityholders will receive reports on or about each distribution date about the payments received on the student loans, the Pool Balance (as defined in the related prospectus supplement), the applicable pool factor and various other items of information.  Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  See “Certain Information Regarding the Securities—Reports to Securityholders.”

DESCRIPTION OF THE NOTES

General

With respect to each trust, one or more classes of notes of a given series will be issued under an indenture between the trust and the indenture trustee for that series, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  The following summary describes the material terms of the notes and the indenture.  The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the notes and the indenture.

Unless otherwise specified in the related prospectus supplement, each class of notes will initially be represented by one or more notes, in each case registered in the name of the nominee of The Depository Trust Company (commonly referred to as “DTC”) or any successor depository selected by the administrator, except as set forth below.  Unless otherwise specified in the related prospectus supplement, the notes will be available for purchase in minimum denominations of $100,000 and multiples of $1,000 in book-entry form only.  The trust has been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement.  Accordingly, this nominee is expected to be the holder of record of the notes of each class.  Unless and until definitive notes are issued under the limited circumstances described in this prospectus, no noteholder will be entitled to receive a physical certificate representing a note.  All references in this prospectus and in the related prospectus supplement to actions by noteholders of notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (or participants) and all references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the notes for distribution to noteholders in accordance with DTC’s procedures.  See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Principal of and Interest on the Notes

The timing and priority of payment, seniority, allocations of losses, interest as a per annum interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be described in the related prospectus supplement.  The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the related prospectus supplement.  Payments of interest on the notes of that series will be made before payments of principal thereon.  Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing.  The related prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining that interest rate.  See also “Certain Information Regarding the Securities—Fixed Rate Securities” and “—Floating Rate Securities” in this prospectus.  One or more classes of the notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the master servicer or such other party as may be named in the related prospectus supplement, of its option to purchase the related student loans.

Unless otherwise specified in the related prospectus supplement, noteholders of all classes within a series will have the same priority with respect to payments of interest.  Under certain circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any of the distribution dates specified in the related prospectus supplement, in which case each class of noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of noteholders) of the aggregate amount available to be distributed in respect of interest on the notes of that series.  See “The Transfer and Servicing Agreements—Distributions” and “—Credit Enhancement and Other Support” in this prospectus.

In the case of a series of notes which includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to their determination, of each such class will be set forth in the related prospectus supplement.  Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

In the case of a series of notes relating to a trust having a pre-funding account or escrow account, the notes of that series will be redeemed in part on the distribution date on or immediately following the last day of the related funding period if any amount remains on deposit in the applicable account after giving effect to all additional fundings on or prior to that date, in an aggregate principal amount described in the related prospectus supplement.

See “The Transfer and Servicing Agreements—Credit Enhancement and Other Support—Reserve Account” in this prospectus for a description of the reserve account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement).

The Indenture

Modification of Indenture.  With respect to each trust, with the consent of the holders of a majority of the specified class(es) of outstanding notes of the related series, the indenture trustee and the trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the notes, or to modify (except as provided below) in any manner the rights of the related noteholders.

Unless otherwise specified in the related prospectus supplement with respect to a series of notes, however, without the consent of the holder of each such outstanding note affected thereby, no supplemental indenture will:

·

change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such note or any interest thereon is payable,

·

impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment,

·

reduce the percentage of the aggregate amount of the outstanding notes of that series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in that indenture,

·

modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, the seller or the depositor, as applicable, an affiliate of either of them or any obligor on those notes,

·

reduce the percentage of the aggregate outstanding amount of those notes, the consent of the holders of which is required to direct the related eligible lender trustee or owner trustee, as applicable, on behalf of the applicable trust to sell or liquidate the student loans if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of that series,

·

decrease the percentage of the aggregate principal amount of those notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the related indenture or certain other related agreements, or

·

permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for the notes of that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of that indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of that indenture.

The applicable trust and the related indenture trustee may also enter into supplemental indentures without obtaining the consent of noteholders, but with prior notice to the rating agencies, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of noteholders so long as that action will not, in the opinion of counsel satisfactory to the applicable indenture trustee, materially and adversely affect the interest of any noteholder of that series.

Events of Default; Rights upon Event of Default.  With respect to the notes of a given series, an event of default under the related indenture will include the following:

·

a default for three business days or more in the payment of any interest on any note after the same becomes due and payable, subject, however, to the existence of any note interest trigger;

·

a default in the payment of the principal of or any installment of the principal of any note (x) when the same becomes due and payable (but only to the extent there exist sufficient group I or group II available funds, as applicable, therefor), or (y) on the final maturity date with respect thereto;

·

a default in the observance or performance of any covenant or agreement of the applicable trust made in the related indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the applicable trust by the applicable indenture trustee or to the applicable trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes of the related group then outstanding;

·

any representation or warranty made by the applicable trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to that trust by the applicable indenture trustee or to that trust and the applicable indenture trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding; or

·

certain events of bankruptcy, insolvency, receivership or liquidation of that trust.

However, the amount of principal required to be distributed to noteholders of that series under the related indenture on any distribution date will generally be limited to amounts available after payment of all prior obligations of that trust.  Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled distribution date for that class of notes.

If, with respect to any series of notes, interest is paid at a variable rate based on an index, the related prospectus supplement may provide that if, for any distribution date, the interest rate as calculated based on the index is less than an alternate rate calculated for that distribution date based on interest collections on the student loans, the interest rate for that distribution date will be the alternate rate and the interest index carryover (generally equal to the difference between that alternate rate and the rate based on an index) will be payable as described in that prospectus supplement.  Payment of the interest index carryover generally will be lower in priority than payment of interest on the notes at the interest rate (whether the interest rate is based on the index or the alternate rate) and, accordingly, the nonpayment of the interest index carryover on any distribution date will not generally constitute a default in the payment of interest on the notes.

If an event of default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the specified senior class(es) of those notes then outstanding may declare the principal of those notes to be immediately due and payable.  Unless otherwise specified in the related prospectus supplement, the declaration may be rescinded by the holders of a majority in principal amount of the specified senior class(es) of the notes then outstanding if (x) the related trust has paid or deposited with the indenture trustee a sum equal to all amounts then due with respect to the notes (without giving effect to the acceleration) and (y) all events of default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or, under the circumstances described below, waived.

If the notes of any series have been declared to be due and payable following an event of default relating to them, the related owner trustee or indenture trustee may, in its discretion, exercise remedies as a secured party, require the related eligible lender trustee to sell the student loans or elect to have the related eligible lender trustee maintain possession of the student loans and continue to apply collections with respect to the student loans as if there had been no declaration of acceleration.  Unless otherwise specified in the related prospectus supplement, however, the related indenture trustee is prohibited from directing the related eligible lender trustee to sell the student loans following an event of default, other than a default in the payment of any principal or a default for three business days or more in the payment of any interest on any note with respect to any series, unless:

·

the holders of all such outstanding notes consent to the sale;

·

the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

·

the related indenture trustee determines that the collections on the student loans would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the related indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the notes then outstanding;

provided that the indenture trustee may not sell or otherwise liquidate the student loans following an event of default, other than a default in the payment of any principal on the final scheduled distribution date for a class of notes or a default of three business days or more on the payment of any interest on any note when due, unless:

·

the proceeds of the sale or liquidation of the student loans distributable to the certificateholders are sufficient to pay to the certificateholders the outstanding certificate balance plus accrued and unpaid interest thereon; or

·

after receipt of notice from the eligible lender trustee that the proceeds of the sale or liquidation distributable to the certificateholders would not be sufficient to pay to the certificateholders the outstanding certificate balance plus accrued and unpaid interest thereon, the certificateholders of at least a majority of the outstanding certificate balance consent thereto;

provided further that the indenture trustee may not sell or otherwise liquidate the student loans following an event of default, other than a default in the payment of any principal on the final scheduled distribution date for a class of notes or a default of three business days or more on the payment of any interest on any note when due unless:

·

proceeds of the sale or liquidation of the student loans distributable from the sale are sufficient (1) to pay to noteholders, the outstanding principal balance of the notes (other than the Noteholders’ Interest Carryover Shortfall (as defined in each prospectus supplement)) and (2) to pay to certificateholders, the outstanding certificate balance plus accrued and unpaid interest thereon (other than the Certificateholders’ Interest Carryover Shortfall (as defined in each prospectus supplement)); or

·

after receipt of notice from the eligible lender trustee that the proceeds of the sale or liquidation would not be sufficient (1) to pay to noteholders, the outstanding principal balance of the notes (other than the Noteholders’ Interest Carryover Shortfall) and (2) to pay to certificateholders the outstanding certificate balance plus accrued and unpaid interest thereon (other than the Certificateholders’ Interest Carryover Shortfall).

Following the occurrence and continuation of an event of default (other than an event of default that occurs due solely to a default in the observance or performance of any covenant or agreement of the applicable trust) or following the acceleration of the applicable notes, available funds or proceeds, as applicable, will be distributed to pay first interest and then principal on the related classes of senior notes, in either case on a pro rata basis, based on the amount then owing on each class of notes, until paid in full, with any remaining available funds or proceeds, as applicable, then being distributed to pay accrued interest and principal on each related class of subordinated notes in sequential order until each such class is paid in full.

Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an event of default should occur and be continuing with respect to a series of notes, the related indenture trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any of the holders of those notes, if that indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.  Subject to these provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the specified senior class(es) of outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to that indenture trustee and the holders of a majority in principal amount of the specified senior class(es) of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of these outstanding notes or more junior class of notes.

Unless otherwise specified in the related prospectus supplement, no noteholders of any series will have the right to institute any proceeding with respect to the related indenture, unless:

·

that holder previously has given to the applicable indenture trustee written notice of a continuing event of default,

·

the holders of not less than 25% in principal amount of those outstanding notes have requested in writing that the indenture trustee institute the proceeding in its own name as indenture trustee,

·

such holder or holders have offered the indenture trustee reasonable indemnity,

·

the indenture trustee has for 60 days failed to institute the proceeding, and

·

no direction inconsistent with the written request has been given to the indenture trustee during that 60-day period by the holders of a majority of the specified senior class(es) of outstanding notes.

Also, each indenture trustee and the related noteholders will covenant that they will not at any time institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to any trust, none of the related indenture trustee, the seller, any third party transferor of student loans to the depositor or the depositor, as applicable, the administrator, the master servicer, the sub-servicers or the eligible lender trustee or owner trustee, as applicable, in its individual capacity, or any holder of a certificate representing an ownership interest in the applicable trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Certain Covenants.  Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

·

the entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,

·

that entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes of the related series and the performance or observance of every agreement and covenant of the trust under the related indenture,

·

no event of default shall have occurred and be continuing immediately after the consolidation or merger,

·

the trust has been advised that the ratings of the notes and the certificates of the related series would not be reduced or withdrawn by the rating agencies as a result of the consolidation or merger, and

·

the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal tax consequence to the trust or to any certificateholder or noteholder of the related series.

Each trust will not, among other things:

·

except as expressly permitted by the applicable indenture, the applicable sale and servicing agreements or certain related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust,

·

claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon that trust,

·

except as contemplated by the related documents, dissolve or liquidate in whole or in part,

·

permit the validity or effectiveness of the applicable indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the applicable indenture except as may be expressly permitted thereby, or

·

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the related documents.

No trust may engage in any activity other than financing, purchasing, owning, selling and managing student loans and the other assets of the trust and making additional fundings, in each case in the manner contemplated by the related documents and activities incidental thereto.  No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes of the related series and the applicable indenture or otherwise in accordance with the related documents.

Annual Compliance Statement.  Each trust will be required to file annually with the applicable indenture trustee a written statement relating to the fulfillment of its obligations under the related indenture.

Indenture Trustee’s Annual Report.  Each indenture trustee will be required to mail each year to all related noteholders a brief report relating to, among other things, its eligibility and qualification to continue as indenture trustee under the applicable indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the applicable indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture.  An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all related notes.

The Indenture Trustee.  The indenture trustee for a series of notes will be identified in the related prospectus supplement.  The indenture trustee may also serve as the eligible lender trustee for a trust, but only if a separate owner trustee is appointed in such case.  The indenture trustee for any series may resign at any time, in which case the trust will be obligated to appoint a successor trustee for that series.  The trust may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as such under the related indenture or if that indenture trustee becomes insolvent.  In those circumstances, the trust will be obligated to appoint a successor trustee for the applicable series of notes.  Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of notes does not become effective until acceptance of the appointment by the successor trustee for that series.

DESCRIPTION OF THE CERTIFICATES

General

With respect to each trust, one or more classes of certificates of a given series will, unless otherwise specified in the related prospectus supplement, be issued under a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.  The following summary describes the material terms of the certificates and the trust agreement.  The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the certificates and the trust agreement.

Unless otherwise specified in the related prospectus supplement, each class of certificates will initially be represented by a single certificate registered in the name of the seller, the depositor, a third party transferor of student loans to the depositor or an affiliate of any of them or, if beneficial interests therein are to be sold, in the name of DTC or its nominee, except as described below.  Unless otherwise specified in the related prospectus supplement publicly offered certificates will be available for purchase in minimum denominations of $100,000 and multiples of $1,000 in book-entry form only.  The seller and the depositor have been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement.  Accordingly, that nominee is expected to be the holder of record of the certificates of any series that are not purchased by the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or an affiliate of any of them.  Unless and until definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder of a publicly offered certificate will be entitled to receive a physical certificate representing a certificate.  All references in this prospectus and in the related prospectus supplement to actions by certificateholders (other than the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or an affiliate of any of them, as applicable) refer to actions taken by DTC upon instructions from its participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders (other than the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or an affiliate of any of them, as applicable) refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered certificateholders, for distribution to certificateholders in accordance with DTC’s procedures.  See “Certain Information Regarding the Securities— Book-Entry Registration” and “—Definitive Securities” in this prospectus.  Unless otherwise specified in the related prospectus supplement, certificates of a given series owned by the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or its respective affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that, assuming that all certificates of a given series are not all owned by the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, and its respective affiliates, the certificates owned by the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, and its respective affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the related documents (other than the commencement by the related trust of a voluntary proceeding in bankruptcy as described under “The Transfer and Servicing Agreements—Insolvency Event”).

Principal and Interest in Respect of the Certificates

The timing and priority of distributions, seniority, allocations of losses, interest at a per annum pass-through rate and amount of or method of determining distributions with respect to principal and interest of each class of certificates of a given series will be described in the related prospectus supplement.  Distributions of interest on the certificates will be made on each distribution date and will be made prior to distributions with respect to principal of the certificates.  Each class of certificates may have a different pass-through rate, which may be a fixed, variable or adjustable pass-through rate or any combination of the foregoing.  The related prospectus supplement will specify the pass-through rate for each class of certificates of a given series or the method for determining the pass-through rate.  See also “Certain Information Regarding the Securities—Fixed Rate Securities” and “—Floating Rate Securities” in this prospectus.  Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement.  Distributions of interest on and principal of any class of certificates will be made pro rata among all the certificateholders of that class.

In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to their determination, of each class will be as set forth in the related prospectus supplement.

See “The Transfer and Servicing Agreements—Credit Enhancement and Other Support—Reserve Account” in this prospectus for a description of the reserve account and the distribution of amounts in excess of the Specified Reserve Account Balance.

CERTAIN INFORMATION REGARDING THE SECURITIES

Each class of securities may be fixed rate securities, bearing interest at a fixed annual rate, or floating rate securities, bearing interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Securities

Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the applicable prospectus supplement.  Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months.  See “Description of the Notes—Principal of and Interest on the Notes” and “Description of the Certificates—Principal and Interest in Respect of the Certificates” in this prospectus.

Floating Rate Securities

Each class of floating rate securities will bear interest for each applicable interest period at a rate per annum determined by reference to an interest rate basis (or base rate), plus or minus the spread, if any, or multiplied by the spread multiplier, if any, in each case as specified in the related prospectus supplement.  The spread is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to that class, and the spread multiplier is the percentage that may be specified in the applicable prospectus supplement as being applicable to that class.

The applicable prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate (referred to as “LIBOR”), commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate or rates as set forth in that prospectus supplement.

As specified in the applicable prospectus supplement, floating rate securities of a given class may also have either or both of the following (in each case expressed as an annual rate): (a) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (b) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.  In addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law, as may be modified by United States law of general application.

Each trust that issues a class of floating rate securities will appoint, and enter into agreements with, a calculation agent, which, unless specified in the related prospectus supplement, will be the administrator, to calculate interest rates on each class of floating rate securities issued by it.  The applicable prospectus supplement will identify the calculation agent for each class of floating rate securities of a given series, which may be the administrator, the eligible lender trustee or owner trustee, as applicable, or the indenture trustee with respect to that series.  All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.  Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

Persons acquiring beneficial ownership interests in the notes may hold their interests through DTC in the United States or Clearstream Banking, société anonyme (or “Clearstream”) or The Euroclear System (or “Euroclear”) in Europe and persons acquiring beneficial ownership interests in the certificates may hold their interests through DTC.  Securities will be registered in the name of Cede & Co.  as nominee for DTC.  Clearstream and Euroclear will hold omnibus positions with respect to the notes on behalf of Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s name on the books of their respective depositaries which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the UCC and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its participants, some of which (and/or their representatives) own DTC, and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to other indirect participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Noteholders and certificateholders that are not participants or indirect participants but wish to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants.  Also, securityholders will receive all distributions of principal and interest from the applicable indenture trustee or eligible lender trustee or owner trustee, as applicable, through participants and indirect participants.  Under a book-entry format, securityholders may experience some delay in their receipt of payments, since those payments will be forwarded by the applicable trustee to DTC’s nominee.  DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders.  Except for the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or an affiliate of any of them, as applicable, with respect to any series of securities, it is anticipated that the only “securityholder,” “certificateholder“ and “noteholder“ will be DTC’s nominee.  Securityholders will not be recognized by the applicable trustee as noteholders or certificateholders, as those terms are used in each indenture and each trust agreement, respectively, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in these securities settled during this processing will be reported to the relevant Euroclear participants or Clearstream participants on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Cross-market transfers between persons holding notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities.  Participants and indirect participants with which securityholders have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective securityholders.  Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those securities, may be limited due to the lack of a physical certificate for those securities.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary.  Clearstream holds securities for its participating organizations.  Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates.  Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (CSSF).  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the U.S. depositary for Clearstream, with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash.  Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.  Euroclear is operated by Euroclear Bank S.A./NV (known as the Euroclear Operator), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (known as the Cooperative).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative.  The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis.  As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law.  The foregoing govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the foregoing terms and conditions and applicable Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions, to the extent received by the U.S. depositary for Euroclear, with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions described above and applicable Belgian law.

If definitive notes are issued, a paying agent and transfer agent in Luxembourg will be accepted.  Holders of definitive notes will be able to receive payments and effect transfers at the offices of the Luxembourg paying and transfer agent.

DTC has advised the administrator that it will take any action permitted to be taken by a securityholder under the related indenture or the related trust agreement, as the case may be, only at the direction of one or more participants to whose accounts with DTC the securities are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include those undivided interests.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

NONE OF THE TRUST, THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, ANY SUB-SERVICERS, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE OR OWNER TRUSTEE, AS APPLICABLE, THE INDENTURE TRUSTEE NOR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CLEARSTREAM PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CLEARSTREAM OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CLEARSTREAM OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF OR INTEREST ON THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CLEARSTREAM PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.

Definitive Securities

Except with respect to the certificates of a given series that may be purchased by the seller, the depositor or a third party transferor of student loans to the depositor, as applicable, or an affiliate of any of them, as applicable, the notes and the certificates of a given series will be issued as definitive notes or definitive certificates in fully registered, certificated form to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

·

the related administrator advises the applicable trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the administrator is unable to locate a qualified successor,

·

the administrator, at its option, elects to terminate the book-entry system through DTC, or

·

after the occurrence of an event of default or a master servicer default, securityholders representing at least a majority of the outstanding principal amount of the applicable class of notes or the certificates, as the case may be, of that series advise the applicable trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the notes of that class or certificates of that series is no longer in the best interest of the holders of those securities.

Following any of these events, the applicable trustee will be required to notify all applicable securityholders of a given series through DTC participants of the availability of definitive securities.  Upon surrender by DTC of the definitive securities representing the corresponding securities and receipt of instructions for re-registration, the applicable trustee will reissue those securities as definitive securities to those securityholders.

Distributions of principal of, and interest on, definitive securities will thereafter be made by the applicable trustee in accordance with the procedures in the related indenture or the related trust agreement, as the case may be, directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date (which will be the business day preceding each distribution date, unless otherwise specified in the related prospectus supplement) specified for those securities in the related prospectus supplement.  Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee.  The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final distribution to applicable securityholders.

Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities.  No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other related governmental charge.

List of Securityholders

Three or more holders of notes or one or more holders of notes evidencing not less than 25% of the aggregate outstanding principal balance of those notes may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by that indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or those notes.

Three or more certificateholders of a series or one or more holders of those certificates evidencing not less than 25% of the certificate balance of those certificates may, by written request to the related eligible lender trustee or owner trustee, as applicable, obtain access to the list of all certificateholders for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under those certificates.

The indenture trustee may elect not to provide the list of noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of that series.

Reports to Securityholders

With respect to each series of securities, on each distribution date, the applicable trustee will provide to securityholders of record as of the related record date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related indenture trustee and the related trust described under “The Transfer and Servicing Agreements—Statements to Indenture Trustee and Trust.”  These statements will be filed with the SEC during the period required by Rule 15d-1 under the Exchange Act and will not be filed with the SEC thereafter.  The statements provided to securityholders will not be financial statements prepared in accordance with generally accepted accounting principles.

Unless and until definitive notes or definitive certificates are issued, quarterly and annual unaudited reports containing information concerning the student loans will be prepared by KBNA and sent on behalf of the related trust only to Cede & Co., as nominee of DTC and registered holder of the notes and the certificates, but will not be sent to any beneficial holder of the securities.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee will mail to each person who at any time during that calendar year was a securityholder with respect to that trust and received any related payment, a statement containing certain information for the purposes of that securityholder’s preparation of federal income tax returns.  See “Income Tax Consequences” in this prospectus and in the related prospectus supplement.

THE TRANSFER AND SERVICING AGREEMENTS

General

The following is a summary of the material terms of:

·

each sale and servicing agreement, under which the related owner trustee or eligible lender trustee on behalf of a trust will purchase student loans from the seller or the depositor, as applicable, and the master servicer will (or will cause the related sub-servicers to) service the student loans;

·

each administration agreement, under which the administrator will undertake certain administrative duties with respect to a trust and the student loans;

·

each trust agreement, under which a trust will be created and the related certificates will be issued;

·

and, when the depositor is selling the student loans relating to any given series to the eligible lender trustee, one or more student loan transfer agreements, under which the depositor will purchase the student loans from the seller, one or more affiliates of the seller and/or one or more third party originators of student loans or their affiliates to the extent specified in the related prospectus supplement.

These agreements are referred to collectively in this prospectus as the transfer and servicing agreements.

A form of the sale and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.  Following the closing of a given series, a Form 8-K will be filed with the SEC containing copies of each of the transfer and servicing agreements for the related series.  This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the related transfer and servicing agreements.

If stated in the related prospectus supplement, the master servicer may directly assume servicing responsibilities for some or all of a pool of student loans without a sub-servicer.  KBNA may also choose not to act as master servicer with respect to a trust, in which case the related trust may contract directly with one or more sub-servicers, under the related sale and servicing agreement, to perform all of the required servicing responsibilities with respect to the related pool of student loans without the appointment of a master servicer, on the terms and conditions described in this prospectus and the related prospectus supplement.

Sale of Student Loans; Representations and Warranties

On or before the closing date specified with respect to any given trust in the related prospectus supplement, the depositor and/or the seller, as applicable, will sell and assign to the related eligible lender trustee on behalf of that trust, without recourse, except as provided in the student loan transfer agreement and/or the sale and servicing agreement, as applicable, its entire interest in the student loans, all collections received and to be received on the student loans for the period on and after the cutoff date and all the related assigned rights under the sale and servicing agreement.  Each student loan will be identified in a schedule appearing as an exhibit to that sale and servicing agreement.  Each eligible lender trustee or owner trustee, as applicable, will, concurrently with the execution of that sale and assignment, execute, authenticate (or cause the authentication of) and deliver the related certificates and notes.  The net proceeds received from the sale of the related notes and certificates will be applied to the purchase of the student loans.

In each sale and servicing agreement, the depositor and/or the seller and/or with respect to those student loans purchased from one or more affiliates of the seller or third parties, the master servicer or another entity identified in the related prospectus supplement, as applicable, will make certain representations and warranties with respect to the student loans to a trust for the benefit of the certificateholders and the noteholders of a given series, including, among other things, that:

·

each student loan, on the date on which it is transferred to the trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

·

the information provided with respect to the student loans is true and correct, in all material respects, as of the cutoff date; and

·

each student loan, at the time it was originated, complied and, at the closing date, complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act) and applicable restrictions imposed by the programs or any applicable guarantee agreement.

Following the discovery by or notice to the seller, the master servicer, such other entity identified in the related prospectus supplement or the depositor, as applicable, of a breach of any representation or warranty with respect to any student loan that materially and adversely affects the interests of the related certificateholders or the noteholders in the student loans in the trust (it being understood that, in the case of any guaranteed student loan, any breach that does not affect the related guarantor’s obligation to guarantee or insure payment of that student loan will not be considered to have a material adverse effect), the seller will (or the depositor will cause the seller or the master servicer or such other entity identified in the related prospectus supplement, as applicable, to), unless the breach is cured within 60 days, repurchase that student loan from the related eligible lender trustee, or replace it with a qualified substitute student loan, as of the first day following the end of the 60-day period that is the last day of a collection period at, with respect to loans that are repurchased, a repurchase price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest to the day of repurchase.  In addition, the seller will (or the depositor shall cause the seller or the master servicer or such other entity identified in the related prospectus supplement, as applicable, to) reimburse the related trust with respect to a FFELP loan for any accrued interest amounts that a federal guarantor refuses to pay under its guarantee agreement because of, or for any interest subsidy payments and special allowance payments that are lost or that must be repaid to the Department of Education because of, a breach of any such representation or warranty by the seller, the master servicer, such other entity identified in the related prospectus supplement or the depositor, as applicable.  The repurchase/substitution and reimbursement obligations of the seller, the master servicer, such other entity identified in the related prospectus supplement or the depositor, as applicable, will constitute the sole remedy available to or on behalf of the related trust, the certificateholders or the noteholders for any uncured breach.  The repurchase/substitution and reimbursement obligations are contractual obligations under the sale and servicing agreement that may be enforced against the seller, the master servicer, such other entity specified in the related prospectus supplement or the depositor, as applicable, but the breach of which will not constitute an event of default.

To assure uniform quality in servicing and to reduce administrative costs, the master servicer will appoint each sub-servicer the custodian of the promissory notes representing the student loans which that sub-servicer is servicing and any other related documents on behalf of the master servicer with respect to each trust.  The seller’s and/or the depositor’s, as applicable, the master servicer’s and the sub-servicers’ records and computer systems will reflect the sale and assignment by the seller or the depositor, as applicable, of the student loans to the related eligible lender trustee on behalf of the related trust, and UCC financing statements reflecting the sale and assignment will be filed.

Additional Fundings

In the case of a trust having a pre-funding account or an escrow account, that trust will use funds on deposit in that account from time to time during the related funding period (1) in some circumstances, to cover any shortfalls in payments of master servicer fees, and to make interest payments to noteholders and certificateholders in lieu of collections of interest on certain of the student loans if that interest is not paid currently but is capitalized and added to the principal balance of those student loans and (2) to add student loans to the trust through additional fundings under the circumstances and having the characteristics described in the related prospectus supplement.

Pre-funding Account.  The related prospectus supplement will disclose whether a pre-funding account will exist for a particular trust.  If applicable, the prospectus supplement will also disclose:

·

the amount in the pre-funding account on the closing date,

·

the length of the funding period, and

·

the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.

If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, securityholders will receive any remaining amounts.

Supplemental Purchase Period.  The related prospectus supplement will disclose whether a supplemental purchase account will exist for a particular trust as a component of pre-funding.  If applicable, the prospectus supplement will also disclose:

·

the amount in the supplemental purchase account on the closing date,

·

the length of the funding period, and

·

the uses to which the funds in the supplemental purchase account can be applied and the conditions to the application of those funds.

Consolidation Loan Add-on Period.  With respect to trusts where the student loans contain consolidation loans, the related prospectus supplement will disclose whether an add-on consolidation loan account will exist for that particular trust as a component of pre-funding.  If applicable, the prospectus supplement will also disclose:

·

the amount in the add-on consolidation loan account on the closing date,

·

the length of the funding period (not to exceed the lesser of (A) the maximum number of days from the closing date when borrowers may add additional student loans to an existing consolidation loan pursuant to the terms of the Higher Education Act, or (B) the maximum permitted pre-funding period), and

·

the uses to which the funds in the add-on consolidation loan account can be applied and the conditions to the application of those funds.

The additional student loans may be purchased by the trust from the seller or the depositor, as applicable, if and to the extent specified in the related prospectus supplement.

We can give you no assurance as to the portion of the amounts on deposit in any pre-funding account, escrow account supplemental purchase account or add-on consolidation loan account that will be spent during the related funding period.  If the amount initially deposited into any such account for a series has not been reduced to zero by the end of the related funding period, the amounts remaining on deposit in the applicable account will be distributed to the related securityholders in the amounts described in the related prospectus supplement.

If and to the extent specified in the related prospectus supplement, the related trust may use distributions on the student loans, or may exchange student loans with the seller or the depositor, as applicable, in order to pay for additional fundings after any funding period.

Accounts

With respect to each trust, and to the extent provided in the related prospectus supplement, the administrator will establish and maintain one or more accounts in the name of the indenture trustee on behalf of the noteholders and the trust including, as appropriate, any collection account, pre-funding account, escrow account, cap account, demand deposit account, negative carry account, accumulation account and reserve account.  These accounts are referred to together as the trust accounts.

Each trust may invest sums on deposit in trust accounts in “eligible investments” which are book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

·

direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

·

demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each distribution date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a credit rating specified by each of the rating agencies rating those securities;

·

commercial paper having an original maturity of less than 365 days and having, at the time of the investment or contractual commitment to invest therein, a rating from each of the rating agencies rating the applicable notes in the highest investment category granted thereby;

·

investments in money market funds (including funds for which the Indenture Trustee or the Eligible Lender Trustee or any of their respective Affiliates or any of KBNA’s Affiliates is an investment manager or advisor) that (i) maintain a stable $1.00 net asset value per share, (ii) are freely transferable on a daily basis, (iii) invest only in other Eligible Investments, and (iv) have a rating from each of the rating agencies rating the applicable notes in the highest investment category granted thereby;

·

bankers’ acceptances having an original maturity of less than 365 days and issued by any depository institution or trust company referred to in the second bullet point above;

·

investments in the money market fund known as “The Victory Fund U.S. Government Obligations Fund” or any comparable or successor money market fund provided that (a) KBNA or one of its affiliates is the investment manager or advisor of such money market fund, (b) such money market fund seeks to maintain a stable $1.00 net asset value, per share, (c) the shares of such money market fund are freely transferable, (d) such money market fund invests only in other eligible investments, and (e) such money market fund otherwise satisfies the requirements of Rule 2a-7 of the Investment Company Act of 1940, and

·

any other investment permitted by each of the Rating Agencies as set forth in writing delivered to the Indenture Trustee; provided that such investments also are not inconsistent with the definition of assets which may be held by a "qualifying special purpose entity" as described in paragraph 35(c)(6) of FASB Statement No. 140.

A proposed investment not rated by Fitch but rated in the highest investment category by Moody’s Investors Service and Standard & Poor’s shall be considered to be rated by each of the rating agencies in the highest investment category granted thereby.

The administrator will prepare a monthly account reconciliation; however, there will be no independent verification of the accounts or the transaction activity therein by either the indenture trustee or the eligible lender trustee.

The trust accounts will be maintained as eligible deposit accounts.  Eligible deposit account means (a) a segregated account with an eligible institution, or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade, or (c) an account or accounts maintained with KBNA, so long as KBNA has the ratings specified as acceptable by the rating agencies rating the securities issued by the trust, or (d) any other account acceptable to the rating agencies rating the securities issued by the trust.  Any of these accounts may be maintained with the seller or any of its affiliates, if these accounts meet the requirements described above.  An eligible institution is a depository institution (which may be, without limitation, the seller or its affiliate, or the indenture trustee or its affiliate) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has a long-term unsecured debt rating acceptable and/or a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and the deposits of which are insured by the Federal Deposit Insurance Corporation (or FDIC).

Servicing Procedures

Under each sale and servicing agreement, the master servicer will agree to service, and perform all other related tasks with respect to, all the student loans acquired from time to time on behalf of each trust.  However, the master servicer may designate one or more sub-servicers to perform some or all of the requisite duties listed below, but the master servicer shall not be relieved of its responsibilities and obligations under the sale and servicing agreement.  The master servicer will hold as custodian on behalf of the trust, or will designate the related sub-servicer (if any) to hold as custodian on its behalf and on behalf of the trust, the notes evidencing, and other documents relating to, that student loan.  Under the related sale and servicing agreement, the master servicer is responsible for performing all services and duties customary to the servicing of student loans (including all collection practices), and to (or to cause the sub-servicers to) manage, service, administer and make collections on the student loans with reasonable care, using that degree of skill and attention that the master servicer exercises with respect to comparable student loans held in securitization trusts that it services but in any event, in accordance with customary and usual standards of practice of prudent loan servicers administering similar student loans.

The duties of the master servicer (any or all of which may be delegated by the master servicer to a sub-servicer) with respect to each trust under the related sale and servicing agreement will include, but not be limited to, the following: collecting and depositing into the collection account (or if daily deposits are not required, paying to the administrator) all payments, including claiming and obtaining any guarantee payments, but excluding these tasks with respect to any interest subsidy payments and special allowance payments with respect to the student loans (which the administrator and the eligible lender trustee will perform, see “—Administrator” below), responding to inquiries from borrowers under the student loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers.

If any of those activities require any consents, approvals or licenses under the Higher Education Act or otherwise, any sub-servicers designated by the master servicer will possess the required consents, approvals and licenses to perform those duties.  The master servicer will be responsible for any failure of a sub-servicer to perform these activities.  Also, the master servicer will (or will cause each sub-servicer to) keep ongoing records with respect to the student loans and collections thereon and will furnish quarterly and annual statements with respect to this information to the administrator, in accordance with the master servicer’s or that sub-servicer’s customary servicing practices, as applicable, with respect to student loans and as otherwise required in the related sale and servicing agreement.

Payments on Student Loans

With respect to each trust, except as provided below, the master servicer will (or will cause each sub-servicer to) deposit all payments on student loans (from whatever source), and all proceeds of student loans collected by it during each collection period into the collection account within two business days of receipt.  Except as provided below, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments with respect to the student loans received by it during each collection period into the collection account within two business days of receipt.

However, for so long as KBNA is the administrator, and provided that(x) there exists no administrator default (as described below), (y) each other condition to making quarterly deposits as may be specified by the rating agencies is satisfied, and (z) the administrator maintains certain minimum required ratings on its short-term and long-term debt obligations, the eligible lender trustee and the master servicer will (and the master servicer will cause each sub-servicer to) pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the collection account to the administrator, and the administrator will not be required to deposit these amounts into the collection account until on or before the business day immediately preceding each monthly servicing payment date described in the related prospectus supplement (to the extent of the master servicing fee payable on that date) and on or before the business day immediately preceding each distribution date (to the extent of the remainder of such amounts).  In that case, the administrator will deposit the aggregate repurchase price of any student loans repurchased by the depositor (or by the seller at the direction of the depositor, if applicable) and purchased by the master servicer (or a sub-servicer), and any substitution shortfall resulting from a substitution made in lieu of such purchase or repurchase, into the collection account on or before the business day before each distribution date.  Pending deposit into the collection account, collections may be invested or utilized by the administrator at its own risk and for its own benefit, and will not be segregated from funds of the administrator.

No servicing agreement will require the master servicer or any sub-servicer to make advances to any trust and no such advances have been made by the master servicer or any sub-servicer with respect to any trust student loans.

Master Servicer Covenants

With respect to each trust, the master servicer will covenant in the related sale and servicing agreement that:

·

it will (or will cause each sub-servicer to) duly satisfy all obligations on its part to be fulfilled under or in connection with servicing the student loans, maintain in effect all qualifications required in order to service the student loans and comply in all material respects with all requirements of law in connection with servicing the student loans, the failure to comply with which would have a materially adverse effect on the related certificateholders or noteholders;

·

it will not permit (nor will it allow any sub-servicer to permit) any rescission or cancellation of a student loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related eligible lender trustee or owner trustee, as applicable, and the related indenture trustee;

·

except as otherwise set forth in the sale and servicing agreement, it will do nothing to (nor will it permit any sub-servicer to) impair the rights of the related certificateholders and the related noteholders in the student loans; and

·

it will not (nor will it permit any sub-servicer to) reschedule, revise, defer or otherwise compromise with respect to payments due on any student loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with practices employed by the master servicer with respect to comparable student loans held in securitization trusts that it services but in any event, in accordance with customary and usual standards of practice of prudent loan servicers administering similar student loans.

Under the terms of the related sale and servicing agreement, unless otherwise specified in the related prospectus supplement, if the applicable seller, the depositor, or the master servicer, as applicable, discovers, or receives written notice, that any covenant of the master servicer described above has not been complied with by the master servicer in all material respects and this noncompliance has not been cured within 60 days and has a materially adverse effect on the interest of the related certificateholders or noteholders in the student loans in the trust (it being understood that, in the case of any guaranteed student loan, any breach that does not affect the related guarantor’s obligation to guarantee or insure payment of that student loan will not be considered to have a material adverse effect), unless the breach is cured, the master servicer will purchase the student loan, or replace it with a qualified substitute student loan, as of the first day following the end of the 60-day period that is the last day of a collection period, or replace it with a qualified substitute student loan.  In the case of such purchase, the master servicer will be obligated to deposit into the collection account an amount equal to the repurchase price of that student loan and the related trust’s interest in any purchased student loan will be automatically assigned to the master servicer.  Also, the master servicer will reimburse the related trust with respect to any FFELP loan for any accrued interest amounts that a federal guarantor refuses to pay under its guarantee agreement because of, or for any interest subsidy payments and special allowance payments that are lost or that must be repaid to the Department of Education because of, a breach of any such covenant of the master servicer.

Master Servicing Compensation

With respect to any trust, the master servicer will be entitled to receive a master servicing fee monthly in an aggregate amount equal to a specified amount per annum of the Pool Balance as of the last day of the preceding calendar month as set forth in the related prospectus supplement and, if applicable, certain one-time fixed fees for each student loan, together with other administrative fees, late fees and similar charges specified in the related prospectus supplement as compensation for performing the functions as master servicer for the related trust.  The master servicing fee (together with any part of the master servicing fee that remains unpaid from prior distribution dates) will be paid as specified in the applicable prospectus supplement.  The master servicing fee and any portion of the master servicing fee that remains unpaid from prior dates will be payable before any payments are made on the related securities unless any portion of the master servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement.

The master servicing fee will compensate the master servicer for performing (or for arranging the performance by the sub-servicers of) the functions of a third party servicer of student loans as agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the student loans, investigating delinquencies, pursuing, filing and collecting any guarantee payments, accounting for collections and furnishing monthly and annual statements to the administrator.  The master servicing fee also will reimburse the master servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred by the master servicer in connection with administering the student loans.  The monthly fees of the sub-servicers will be paid solely by the master servicer under the terms of the applicable sub-servicing agreement.

If provided in the related prospectus supplement, in the event of (x) any sale of the student loans on behalf of the trust to any person (other than the seller or the depositor, as applicable, the master servicer, the administrator, or the sub-servicers) in which the purchaser elects to deconvert the student loans and not retain the applicable sub-servicer as the servicer of those student loans, or (y) any termination of the applicable sub-servicer of the student loans, except for any termination for cause or as a result of any unremedied defaults by the applicable sub-servicer, the trust will pay to the master servicer, as an additional part of the master servicing fee, a deconversion fee per loan based on the status of the loan at the time of deconversion, in the amount set forth in the related prospectus supplement, but only to the extent that the master servicer is obligated to pay these amounts to the applicable sub-servicer.

Distributions

With respect to each series of securities, beginning on the distribution date specified in the related prospectus supplement, distributions of principal and interest on each class of securities entitled thereto will be made by the applicable trustee to the noteholders and the certificateholders of that series.  The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders of that series will be set forth in the related prospectus supplement.

With respect to each trust, collections on the related student loans will be distributed from the collection account on each distribution date to noteholders and certificateholders to the extent provided in the related prospectus supplement.

Credit Enhancement and Other Support

General.

Credit enhancement and other support, such as a reserve account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the related prospectus supplement.  As more fully described in the related prospectus supplement, and unless otherwise specified in that prospectus supplement, distributions of principal and/or interest on a class of securities of a given series will be subordinate to distributions of interest on one or more other classes of that series, and distributions on the certificates of that series may be subordinate to payments on the notes of that series.  The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series.  If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

·

subordination of one or more classes of securities,

·

reserve accounts,

·

capitalized interest accounts,

·

cash capitalization or cash collateral accounts,

·

supplemental interest accounts,

·

investment premium purchase accounts,

·

overcollateralization,

·

letters of credit,

·

liquidity agreements,

·

pool insurance policies,

·

financial guaranty insurance policies or surety bonds,

·

repurchase bonds, or

·

any combination of the foregoing.

The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.  However, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions.  If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

Subordination of Securities.  If specified in the related prospectus supplement one or more classes of securities of a series may be subordinate securities.  The rights of the holders of subordinate securities to receive distributions of principal and interest from the collection account on any distribution date will be subordinated, to the extent provided in the related prospectus supplement, to those rights of the holders of senior securities.  The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Reserve Accounts.  The related prospectus supplement will describe how amounts in any reserve account will be available to cover shortfalls in payments due on the securities.  It will also describe how amounts on deposit in the reserve account in excess of the specified reserve account balance will be distributed to the depositor or the holder of the residual interest.

Capitalized Interest Accounts.  If specified in the related prospectus supplement, the depositor may deposit cash or eligible investments on the closing date into a capitalized interest account maintained by the indenture trustee for the purpose of providing additional available funds to pay interest on the securities for a limited time period following the closing date.  Any amount remaining in the capitalized interest account at the end of such limited time period will be remitted as specified in the related prospectus supplement.

Cash Capitalization or Cash Collateral Accounts.  If specified in the related prospectus supplement, the depositor may be required to deposit cash into a cash capitalization or cash collateral account maintained by the indenture trustee for the purpose of assuring the availability of funds to pay interest on the securities.  Amounts in the cash capitalization or cash collateral account will be remitted as specified in the related prospectus supplement.

Supplemental Interest Accounts.  If specified in the related prospectus supplement and with respect to one or more classes of reset rate securities, on each applicable distribution date, the indenture trustee, subject to sufficient available funds therefor, will deposit into one or more supplemental interest accounts the related supplemental interest account deposit amount for the purpose of providing additional available funds to pay interest on the securities.  Amounts in the supplemental interest account will be remitted as specified in the related prospectus supplement.

Investment Premium Purchase Accounts.  If specified in the related prospectus supplement and with respect to one or more classes of reset rate securities, on each applicable payment date, the indenture trustee, subject to sufficient available funds therefor, will deposit amounts into the investment premium purchase account which may be utilized to purchase eligible investments at a price greater than par.  Amounts in the investment premium purchase account will be remitted as specified in the related prospectus supplement.

Overcollateralization.  If specified in the related prospectus supplement, subordination provisions of a trust may be used to accelerate, to a limited extent, the amortization of one or more classes of securities relative to the amortization of the related student loans.  The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of securities.  This acceleration feature creates overcollateralization, which is the excess of the total principal balance of the related student loans, over the principal balance of the related class or classes of securities.  This acceleration may continue for the life of the related securities, or may be limited.  In the case of limited acceleration, once the required level of overcollateralization is reached, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Letters of Credit.  If specified in the related prospectus supplement, credit support for a series of securities may be provided by the issuance of a letter of credit by the bank or financial institution that is specified in such prospectus supplement.  The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of securities will be set forth in the related prospectus supplement.

Liquidity Agreements.  If specified in the related prospectus supplement, credit or liquidity support for a series of securities may be provided by advances made to the issuing entity by a liquidity provider(s) under the terms and conditions of a liquidity agreement(s).  The amount, frequency and other material terms of any advances made by a liquidity provider to the issuing entity related to a series of securities will be set forth in the related prospectus supplement.  Disclosure regarding the identity and description of the liquidity providers, to the extent required, will be presented in the related prospectus supplement.  The related prospectus supplement will also disclose the amounts and priority of payment of reimbursements, to the extent applicable, to be made by the issuing entity to the liquidity provider(s) for advances made under the terms of the related liquidity agreement(s).

Pool Insurance Policies.  If specified in the related prospectus supplement, a pool insurance policy for the student loans may be obtained.  The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related student loan is not covered by any guaranty agency or guarantor.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.  All required disclosure regarding the provider of such policy will be presented in the related prospectus supplement.

Financial Guaranty Insurance Policies or Surety Bonds.  If specified in the related prospectus supplement, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer specified in such prospectus supplement.  All required disclosure regarding the provider of such policy or bond will be presented in the related prospectus supplement.

Repurchase Bonds.  If specified in the prospectus supplement, the depositor or master servicer will be obligated to repurchase any student loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the student loan.  This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the master servicer.

The prospectus supplement relating to the series of notes also will set forth information relating to the applicable significance estimate and significance percentage (as such terms are defined in Regulation AB under the Securities Act), and, to the extent required, the corporate status, ownership and credit quality of the provider of any such liquidity agreement, pool insurance policy, financial guaranty insurance policy or surety bonds or repurchase bond, in accordance with the provisions of Regulation AB of the Securities Act.

Swap Agreements, Cap Agreements or other Financial or Derivative Instruments

If so specified in the prospectus supplement relating to a series of notes, the related trust will enter into, or obtain an assignment of, one or more interest rate and/or currency swap agreements, cap agreements, floor agreements, collar agreements or liquidity agreements pursuant to which the trust will have the right to receive particular payments of interest or foreign currency, or other payments, as set forth or determined and as described in the related agreement, as applicable.  The related prospectus supplement will describe the material terms of each such derivative agreement and the particular risks associated with each, including market and credit risk, the effect of counterparty defaults and other risks, if any.  The prospectus supplement relating to the series of notes also will set forth information relating to the applicable significance estimate and significance percentage (as such terms are defined in Regulation AB under the Securities Act), and, to the extent required, the corporate status, ownership and credit quality of the counterparty or counterparties to each such derivative instrument in accordance with the provisions of Regulation AB of the Securities Act.

Statements to Indenture Trustee and Trust

Before each distribution date with respect to each series of securities, the administrator (based on the periodic statements and other information provided to it by the master servicer or the sub-servicers) will provide to the indenture trustee and the trust, as of the close of business on the last day of the preceding collection period, a statement which will include the following information (and any other information so specified in the related prospectus supplement) with respect to that distribution date or the preceding collection period as to the notes and the certificates of that series, to the extent applicable:

1.

the amount of the distribution allocable to principal of each class of securities;

2.

the amount of the distribution allocable to interest on each class of securities;

3.

the amount of the distribution, if any, allocable to any interest index carryover together with the outstanding amount, if any, thereof after giving effect to any such distribution;

4.

the Pool Balance as of the close of business on the last day of the preceding collection period, after giving effect to payments allocated to principal reported as described in clause (1) above;

5.

the aggregate outstanding principal balance of each class of notes, the certificate balance and each pool factor as of that distribution date, after giving effect to payments allocated to principal reported under clause (1) above;

6.

the amount of the master servicing fee and any excess master servicing fee paid to the master servicer and the amount of the administration fee paid to the administrator with respect to that collection period;

7.

the interest rate or pass-through rate applicable for any class of notes or certificates of that series with variable or adjustable rates;

8.

the amount of the aggregate realized losses, if any, for that collection period and the balance of student loans that are delinquent in each delinquency period as of the end of that collection period;

9.

the Certificateholders’ Index Carryover Shortfall, the Noteholders’ Index Carryover Shortfall, the Noteholders’ Interest Carryover Shortfall, the Noteholders’ Principal Carryover Shortfall, the Certificateholders’ Interest Carryover Shortfall and the Certificateholders’ Principal Carryover Shortfall (each as defined in the related prospectus supplement), if any, in each case as applicable to each class of securities, and the change in such amounts from the preceding statement;

10.

the aggregate repurchase price for student loans, if any, that were purchased in that collection period;

11.

the balance of the reserve account (if any) on that distribution date, after giving effect to changes on that distribution date;

12.

for distribution dates during the funding period (if any), the remaining pre-funded amount on that distribution date, after giving effect to changes during the related collection period;

13.

any amounts paid to any credit enhancement provider or swap counterparty;

14.

to the extent applicable, any amount of available credit enhancement drawn upon with respect to such distribution date;

15.

any material modifications, extensions or waivers to the terms of the trust student loans, fees, penalties or payments during the related collection period or that cumulatively become material over time;

16.

any material breaches of representations and warranties regarding the trust student loans or if any applicable triggers or asset tests are then in effect;

17.

if applicable, the amount of trust student loans added during any pre-funding period (including any add-on consolidation loans or revolving period), and the amount of any required repurchases or substitutions of trust student loans, to the extent material, and the balance of any related trust accounts as of both the prior and current distribution dates; and

18.

the uses of available funds to the extent not otherwise set forth above.

Each amount described in subclauses (1), (2), (5) and (6) with respect to the notes or the certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes or the initial certificate balance of the certificates, as applicable.

Evidence as to Compliance

Each sale and servicing agreement will provide that a firm of independent public accountants will furnish to the trust and the indenture trustee annually a statement (based on a limited examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the master servicer and the sub-servicers during the preceding calendar year (or, in the case of the first certificate, the period from the applicable closing date) with certain standards under the related sale and servicing agreement relating to the servicing of the student loans.

Each sale and servicing agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the trust and the indenture trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the administrator during the preceding calendar year (or, in the case of the first certificate, the period from the applicable closing date) with all applicable standards under the related sale and servicing agreement and the administration agreement relating to the administration of the trust and the student loans.

Each sale and servicing agreement will also provide for delivery to the trust and the indenture trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the master servicer or the administrator, as the case may be, stating that, to his knowledge, the master servicer or the administrator, as the case may be, has fulfilled its obligations under the sale and servicing agreement throughout the preceding calendar year (or, in the case of the first certificate, the period from the applicable closing date) or, if there has been a default in the fulfillment of any obligation, describing each default.  Each of the master servicer, the administrator and the sub-servicers will agree to give the indenture trustee and the eligible lender trustee or owner trustee, as applicable, notice of certain master servicer defaults and administrator defaults under the sale and servicing agreement.

Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Master Servicer and the Sub-Servicers

Each sale and servicing agreement will provide that the master servicer may not resign from its obligations and duties as master servicer, except upon determination that the master servicer’s performance of those duties is no longer permissible under applicable law.  No resignation will become effective until the related indenture trustee or a successor servicer has assumed the master servicer’s servicing obligations and duties under the sale and servicing agreement.

Each sub-servicing agreement will provide that the sub-servicer may not resign from its obligations and duties as sub-servicer without the consent of the master servicer, except upon determination that a sub-servicer’s performance of those duties is no longer permissible under applicable law.  No resignation will become effective until the master servicer, the related indenture trustee or a successor servicer has assumed that sub-servicer’s servicing obligations and duties under the sub-servicing agreement.  The master servicer may remove a sub-servicer at its discretion and may either undertake those servicing responsibilities itself or substitute one or more new sub-servicers; provided that each such new sub-servicer has been approved, to the extent provided in the related prospectus supplement and required by the related sale and servicing agreement, by the eligible lender trustee or owner trustee, as applicable, and each rating agency.  Unless otherwise set forth in the related prospectus supplement, the master servicer will be solely responsible for any termination payments due to the removed sub-servicer.

Each sale and servicing agreement will further provide that neither the master servicer nor any of its directors, officers, employees or agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under the related sale and servicing agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related prospectus supplement, neither the master servicer nor any of these persons will be protected against any liability that would otherwise be imposed because of willful misfeasance, bad faith or negligence in the performance of the master servicer’s duties thereunder or because of reckless disregard of its obligations and duties thereunder.  In addition, each sale and servicing agreement will provide that the master servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each sale and servicing agreement, any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, which corporation or other entity in each of the cases described above assumes the obligations of the master servicer, will be the successor of the master servicer under that sale and servicing agreement; and under the circumstances specified in each sub-servicing agreement, any entity into which a sub-servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the sub-servicer is a party, or any entity succeeding to the business of the sub-servicer, which corporation or other entity in each of the cases described above assumes the obligations of the sub-servicer, will be the successor of the sub-servicer under that sub-servicing agreement.

Master Servicer Default; Administrator Default

Except as otherwise provided in the related prospectus supplement, a master servicer default under each sale and servicing agreement will consist of:

·

any failure by the master servicer to deliver (or to cause a sub-servicer to deliver) to the indenture trustee for deposit in any of the trust accounts (or, if daily deposits into the collection account are not required, to the administrator) any collections, guarantee payments or other amounts received with respect to the student loans, which failure continues unremedied for three business days after written notice from the indenture trustee or the eligible lender trustee or owner trustee, as applicable, is received by the master servicer or after discovery by the master servicer;

·

any failure by the master servicer to duly observe or perform in any material respect any other covenant or agreement in the related sale and servicing agreement, which failure materially and adversely affects the rights of noteholders or certificateholders and which continues unremedied for 60 days after the giving of written notice of the failure (1) to the master servicer by the indenture trustee, the eligible lender trustee or owner trustee, as applicable, the master servicer or the administrator or (2) to the master servicer and to the indenture trustee and the eligible lender trustee or owner trustee, as applicable, by noteholders or certificateholders, as applicable, evidencing not less than 25% in principal amount of the outstanding notes or certificates;

·

certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the master servicer and certain actions by the master servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

·

if the master servicer is directly servicing FFELP loans, failure by the master servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third party servicer.

Except as otherwise provided in the related prospectus supplement, an administrator default under each sale and servicing agreement or each administration agreement will consist of:

·

if daily deposits into the collection account are not required, any failure by the administrator to deliver to the indenture trustee for deposit in any of the trust accounts any required payment on or before the business day prior to any monthly servicing payment date or distribution date, as applicable, or (B) any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, which failure in case of either clause (A) or (B) continues unremedied for three business days after written notice from the indenture trustee or the eligible lender trustee or owner trustee, as applicable, is received by the administrator or after discovery by the administrator;

·

any failure by the administrator duly to observe or perform in any material respect any other covenant or agreement in each administration agreement or each sale and servicing agreement which failure materially and adversely affects the rights of noteholders or certificateholders and which continues unremedied for 60 days after the giving of written notice of the failure (1) to the administrator by the indenture trustee or the eligible lender trustee or owner trustee, as applicable, or (2) to the administrator, the master servicer and to the indenture trustee and the eligible lender trustee or owner trustee, as applicable, by holders of notes or certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding notes or certificates; and

·

certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the administrator and certain actions by the administrator indicating its insolvency or inability to pay its obligations.

Rights Upon Master Servicer Default and Administrator Default

As long as a master servicer default under a sale and servicing agreement or an administrator default under a sale and servicing agreement or an administration agreement, as the case may be, remains unremedied, the indenture trustee or holders of the specified senior class(es) of notes evidencing not less than 25% in aggregate outstanding principal amount of the specified senior class(es) of notes may terminate all the rights and obligations of the master servicer under that sale and servicing agreement and/or the administrator under that sale and servicing agreement or administration agreement, as the case may be, and a successor master servicer or administrator appointed by the related indenture trustee, or the related indenture trustee, will succeed to all of the responsibilities, duties and liabilities of the applicable master servicer under that sale and servicing agreement or the administrator under that sale and servicing agreement and administration agreement, as the case may be, and will be entitled to similar compensation arrangements.  If, however, a bankruptcy trustee or similar official has been appointed for the master servicer or the administrator, as applicable, and no master servicer default or administrator default, as the case may be, other than this appointment has occurred, that trustee or official may have the power to prevent the indenture trustee or the specified senior noteholders from effecting this transfer.  If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor master servicer whose regular business includes the servicing of student loans or a successor administrator whose regular business includes administering trusts containing pools of loans or receivables.  The indenture trustee may make these arrangements for compensation to be paid, which may not be greater than the compensation to the master servicer under that sale and servicing agreement or the administrator under that sale and servicing agreement and administration agreement, as the case may be, unless the compensation arrangements will result in a downgrading of any related class of notes or certificates by any rating agency.  If a master servicer default or an administrator default, as the case may be, occurs and is continuing, the indenture trustee or the holders of the specified senior class(es) of notes, as described above, may cause the removal of the master servicer or the administrator, as the case may be, without the consent of the related eligible lender trustee or owner trustee, as applicable, or any of the holders of any other class(es) of notes or certificates.  Also, only the indenture trustee or the holders of the specified senior class(es) of notes, and not the eligible lender trustee or owner trustee, as applicable, or the holders of any other class(es) of notes or certificates, have the ability to remove the master servicer or the administrator, as the case may be, if a master servicer default or an administrator default, as the case may be, occurs and is continuing.

Waiver of Past Defaults

With respect to each trust, the holders of notes evidencing at least a majority in principal amount of the then specified senior class(es) of outstanding notes (or the holders of a more junior class of notes evidencing not less than a majority of the outstanding principal balance of those class of notes, in the case of any master servicer default which does not adversely affect the indenture trustee or the noteholders of each more senior class of notes of the related series, or the holders of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any master servicer default which does not adversely affect the indenture trustee or the noteholders of any class of the related series), may, on behalf of all noteholders and certificateholders, waive any default by the master servicer, in the performance of its obligations under the related sale and servicing agreement, or any default by the administrator of its obligations under the related sale and servicing agreement and the related administration agreement, as the case may be, and their respective consequences, except a default in making any required deposits to or payments from any of the trust accounts or giving instructions regarding those matters in accordance with the sale and servicing agreement.  Therefore, the noteholders have the ability, except as noted above, to waive defaults by the master servicer or the administrator, as the case may be, which could materially adversely affect the certificateholders.  No waiver will impair the noteholders’ or the certificateholders’ rights with respect to subsequent defaults.

Unless and until definitive securities are issued, holders of notes and certificates will not be recognized by the indenture trustee or the eligible lender trustee or owner trustee, as applicable, as “noteholders” or “certificateholders,” as the case may be.  Hence, until definitive securities are issued, holders of those securities will only be able to exercise the rights of securityholders indirectly through DTC, Clearstream or Euroclear and their respective participating organizations.

Insolvency Event

If specified in a related prospectus supplement, if a seller insolvency event occurs, the student loans will be liquidated and the related trust will be terminated 90 days after the date of the seller insolvency event, unless, before the end of that 90-day period, the eligible lender trustee or owner trustee, as applicable, has received written instructions from the certificateholders (other than the seller or the depositor, as applicable) representing more than 50% of the aggregate unpaid principal amount of the certificates (not including the principal amount of certificates held by the seller or the depositor, as applicable) to the effect that the group disapproves of the liquidation of the student loans and termination of the related trust.  Promptly after the occurrence of any seller insolvency event, notice is required to be given to noteholders and certificateholders; provided that any failure to give the required notice will not prevent or delay termination of the related trust.  Upon termination of the related trust, the eligible lender trustee and/or owner trustee, as applicable, will direct the indenture trustee promptly to sell the assets of the related trust (other than the trust accounts) in a commercially reasonable manner and on commercially reasonable terms.  Each of the guarantors and certain other unrelated third parties will be given the opportunity, upon 30 days’ prior notice of any such proposed sale, to bid to purchase the student loans and, if any of these entities is the highest bidder, the student loans must be sold to that entity.  The proceeds from any sale, disposition or liquidation of the student loans will be treated as collections thereon and deposited in the collection account.  If the proceeds from the liquidation of the student loans and any amounts on deposit in the reserve account (if any) are not sufficient to pay the notes in full, the amount of principal returned to the holders of notes will be delayed and the holders of notes will incur a loss.  If these amounts are not sufficient to pay the notes and the certificates in full, the amount of principal returned to the holders of certificates will be delayed and the holders of certificates will incur a loss.

A seller insolvency event will be the occurrence of any of certain events of insolvency or receivership, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the applicable seller, the depositor, or a special purpose affiliate of the seller or certain actions by the seller or the depositor or this affiliate indicating its insolvency or inability to pay its obligations.

Each trust agreement will provide that the eligible lender trustee or owner trustee, as applicable, does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the unanimous prior approval of all holders of certificates and the delivery to the eligible lender trustee or owner trustee, as applicable, by each holder of certificates of a certificate certifying that the holder reasonably believes that the related trust is insolvent.

Amendment

Each of the transfer and servicing agreements may be amended by the parties to them, with the consent of the indenture trustee, without the consent of the related noteholders or the certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of those transfer and servicing agreements or of modifying in any manner the rights of the noteholders or certificateholders as long as this action will not, in the opinion of counsel satisfactory to the related indenture trustee and the related eligible lender trustee or owner trustee, as applicable, materially and adversely affect the interest of any noteholder or certificateholder.  Each of the transfer and servicing agreements may also be amended by the seller or the depositor, as applicable, the administrator, the master servicer, the related eligible lender trustee or owner trustee, as applicable, and the related indenture trustee, as applicable, with the consent of the holders of notes of the specified classes evidencing at least a majority in principal amount of such classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreements or of modifying in any manner the rights of the holders of notes or the holders of certificates, but no amendment may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any guarantee payments) with respect to the student loans or distributions that are required to be made for the benefit of the holders of notes or (y) reduce the percentage of the notes described above which are required to consent to any amendment, without the consent of the holders of all the outstanding notes.

Payment of Notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related indenture, the eligible lender trustee or owner trustee, as applicable, will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement, except as otherwise provided in that sale and servicing agreement.

Termination

With respect to each trust, the obligations of the seller or the depositor, as applicable, the master servicer, the administrator, the related eligible lender trustee or owner trustee, as applicable, and the related indenture trustee under the related transfer and servicing agreements will terminate upon (x) the maturity or other liquidation of the last related student loan and the disposition of any amount received upon liquidation of any such remaining student loans and (y) the payment to the noteholders and the certificateholders of the related series of all amounts required to be paid to them under those transfer and servicing agreements.

If specified in the related prospectus supplement, in order to avoid excessive administrative expense, the master servicer will be permitted at its option to purchase from the related eligible lender trustee or owner trustee, as applicable, as of the end of any collection period immediately before a distribution date, if the then outstanding Pool Balance is less than the percentage specified in the related prospectus supplement of the initial Pool Balance, all remaining related student loans at a price equal to their aggregate repurchase prices as of the end of that collection period, which will be used to retire the related notes and certificates at the same time.  Upon termination of a trust, as more fully described in the related prospectus supplement, all right, title and interest in the student loans and other funds of that trust, after giving effect to any final distributions to noteholders and certificateholders of the related series, will be conveyed and transferred to the seller or the depositor, as applicable, or the other party identified in the prospectus supplement.

If so provided in the related prospectus supplement, any student loans remaining in the related trust as of the end of the collection period immediately before the put date, which will be the distribution date occurring immediately after the 10th anniversary of the closing date, will be sold upon a vote by the holders of more than 50% of all then outstanding securities of that series (excluding for this purpose all securities owned by the seller or any of its affiliates or agents) to an affiliate of the seller, on terms and at a price provided in the related prospectus supplement (who will be contractually required to purchase those student loans); and if that affiliate does not purchase the student loans, then the student loans will be offered for sale on the auction date, which will be the next distribution date following the put date, in one or more pools by the related indenture trustee if so instructed by the holders of more than 50% of all then outstanding securities of that series (excluding for such purpose all securities owned by the seller or any of its affiliates or agents).  Neither the seller nor any of its affiliates may offer bids to purchase the student loans on that auction date.  If at least two bids are received, the indenture trustee will solicit and resolicit bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids.  The indenture trustee will accept the highest remaining bids if it or they, if for separate pools, are equal to or greater than the minimum purchase amount.  The minimum purchase amount is the greatest of:

·

the aggregate unpaid principal balance owed by the applicable borrowers on the student loans plus accrued interest to the date of purchase less the amount on deposit in the applicable reserve account as of that date,

·

the fair market value of those student loans as of the end of the collection period immediately preceding that distribution date, and

·

the aggregate unpaid principal amount of the related notes and principal balance of the related certificates plus, in each case, accrued and unpaid interest payable on that distribution date (other than any interest index carryover).

If at least two bids are not received or the highest bid or combination of bids after the resolicitation process is completed is not equal to or in excess of the minimum purchase amount, the indenture trustee will not consummate the sale.  In connection with the determination of the minimum purchase amount, the indenture trustee may consult and, at the direction of the seller or the depositor, as applicable, shall consult, with a financial advisor, including the underwriters or the administrator, to determine if the fair market value of the student loans has been offered.  The net proceeds of any sale will be used to redeem any outstanding notes and to retire any outstanding certificates on that distribution date.  If the sale is not consummated as described above, the indenture trustee will, if instructed by holders of more than 50% of all then outstanding securities of that series (excluding for such purpose all securities owned by the seller or any of its affiliates or agents), solicit bids to purchase the student loans on future distribution dates upon terms similar to those described above.  We can give you no assurance as to whether the indenture trustee will be successful in soliciting acceptable bids to purchase the student loans on either the auction date or any subsequent distribution date.  The related prospectus supplement will specify what will happen if the student loans are not sold as described above.

Administrator

The administrator will enter into an administration agreement with each trust and the related indenture trustee and a sale and servicing agreement with the related trust, the seller and/or the depositor, as applicable, the master servicer and the eligible lender trustee or owner trustee, as applicable, under which the administrator will agree, to the extent provided therein,

·

if daily deposits into the collection account are not required, to deliver to the indenture trustee for deposit in any of the trust accounts any required payment on or before the business day prior to any monthly servicing payment date or any distribution date, as applicable,

·

to direct the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date,

·

to prepare and file with the Department of Education all appropriate claim forms and other documents and filings on behalf of the eligible lender trustee or owner trustee, as applicable, in order to claim any interest subsidy payments and special allowance payments that may be payable in respect of each collection period with respect to the FFELP loans,

·

to prepare (based on the periodic reports received from the master servicer or the sub-servicers) and provide periodic statements to the eligible lender trustee or owner trustee, as applicable, and the indenture trustee with respect to distributions to noteholders and certificateholders and any related federal income tax reporting information as required by the related sale and servicing agreement, and

·

to provide the notices and to perform other administrative obligations required by the indenture, the trust agreement and the sale and servicing agreement.

As compensation for the performance of the administrator’s obligations under the administration agreement and the sale and servicing agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount set forth in the related prospectus supplement.  It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement.  These amounts will be payable before any payments are made on the related securities, as specified in the related prospectus supplement.

Student Loan Transfer Agreement

If the depositor is selling the student loans with respect to any given series, on or prior to the closing date specified with respect to any given trust in the related prospectus supplement, the seller, certain affiliates of the seller, certain third party originators and/or affiliates of these third party originators will sell and assign to the depositor, without recourse, except as provided in the student loan transfer agreement, their respective entire interest in the student loans, all collections received and to be received with respect to those student loans for the period on and after the cutoff date and all the related assigned rights under the related student loan transfer agreement.  Each student loan will be identified in a schedule appearing as an exhibit to that student loan transfer agreement.  The seller will make certain representations and warranties with respect to the student loans transferred by it to the depositor in the related student loan transfer agreement.  If one or more affiliates of the seller, or a third party originator or one or more of its affiliate(s), is selling student loans to the depositor with respect to a given series, those persons may not make any representations or warranties with respect to those student loans.  However, in that case, the master servicer or another entity identified in the related prospectus supplement will make certain representations and warranties relating to the student loans transferred by those persons to the depositor and the owner trustee and/or eligible lender trustee in the related sale and servicing agreement.  All representations, warranties and covenants made by the seller in, and all rights of the depositor in and to each student loan transfer agreement will be assigned by the depositor to the owner trustee in the sale and servicing agreement.  The proceeds of the sale of the related notes and certificates received by the depositor will be applied to the purchase of the student loans.

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

The seller (and any other transferor of student loans to the depositor) intends that the transfer of the student loans by it to the related eligible lender trustee or owner trustee, as applicable, on behalf of each trust or to the depositor under the related student loan transfer agreement and by the depositor to the related eligible lender trustee or owner trustee, as applicable, if applicable, will each be a valid sale and assignment of those student loans.  Also, the seller (and any other transferor of student loans to the depositor) has taken and will take all actions that are required under applicable state law to perfect the depositor’s and/or the eligible lender trustee’s, as applicable, ownership interest in the student loans and the related collections.  Notwithstanding the foregoing, if the transfer of the student loans is deemed to be an assignment of collateral as security for the benefit of a trust, a security interest in the student loans may, under the provisions of 20 U.S.C.  § 1087-2(d)(3), be perfected either through the taking of possession of the loans or by the filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code (or UCC) for perfection of security interests in accounts.  A financing statement or statements covering the student loans will be filed under the UCC to protect the interest of the depositor, the owner trustee and/or the eligible lender trustee, as applicable, if the transfer by the seller or another transferor is deemed to be an assignment of collateral as security for the benefit of the trust.

If the transfer of the student loans is deemed to be an assignment as security for the benefit of a trust, there are certain limited circumstances under the UCC in which past or future transferees of student loans coming into existence after the closing date could have an interest in the student loans with priority over the related eligible lender trustee’s interest.  A tax or other government lien on property of the seller arising before the time a student loan comes into existence may also have priority over the interest of the depositor and/or the related eligible lender trustee, as applicable, in that student loan.  Also, if the FDIC were appointed as a receiver or conservator of the seller, the FDIC’s administrative expenses may also have priority over the interest of the depositor and/or the eligible lender trustee, as applicable, in those student loans.  Under the related sale and servicing agreement or student loan transfer agreement, however, the seller will warrant that it has caused the student loans to be transferred to the related eligible lender trustee on behalf of a trust or the depositor, as applicable, free and clear of the lien of any third party.  In addition, the seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or the depositor (or any interest therein) other than to the related eligible lender trustee on behalf of a trust or the depositor, as applicable, except as provided below.

Under each sale and servicing agreement, the master servicer as custodian on behalf of the related trust, or the sub-servicer as custodian on behalf of the master servicer and the related trust, will have custody of the promissory notes evidencing the student loans following the sale of the student loans to the depositor and the related eligible lender trustee.  Although the accounts and computer records of the seller, the depositor, if applicable, and the master servicer and the related sub-servicer will be marked to indicate the sale and although the seller and the depositor, if applicable, will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor or that eligible lender trustee, as applicable.  If, through inadvertence or otherwise, any of the student loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of those student loans in the ordinary course of its business and took possession of those student loans, then the purchaser (or secured party) might acquire an interest in the student loans superior to the interest of the depositor or the eligible lender trustee, as applicable, if the purchaser (or secured party) acquired (or took a security interest in) the student loans for new value and without actual knowledge of the depositor’s or related eligible lender trustee’s interest, as applicable.  See “The Transfer and Servicing Agreements—Sale of Student Loans; Representations and Warranties” in this prospectus.

With respect to each trust, if a master servicer default occurs resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the seller, the depositor, the master servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related indenture trustee or noteholders of the related series from appointing a successor master servicer.  See “The Transfer and Servicing Agreements—Rights Upon Master Servicer Default and Administrator Default” in this prospectus.

Certain Matters Relating to Receivership

The Federal Deposit Insurance Act (or “FDIA”), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (or “FIRREA”), sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the seller.

Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the seller, would not interfere with the timely transfer to the trust of collections with respect to the student loans.  To the extent that the transfer of the student loans is deemed to create a security interest, and that interest was validly perfected before the seller’s insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by that depository institution, that security interest should not be subject to avoidance and payments to the trust with respect to the student loans and should not be subject to recovery by the FDIC as receiver or conservator of the seller.  If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid that security interest, thereby resulting in possible delays and reductions in payments on the notes and the certificates.  In addition, if the FDIC were to require the depositor, the indenture trustee or the eligible lender trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the notes and the certificates and possible reductions in the amount of those payments could occur.

In the event of a master servicer default or an administrator default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the master servicer or the administrator, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or noteholders from appointing a successor master servicer or administrator, as the case may be.  See “The Transfer and Servicing Agreements—Rights Upon Master Servicer Default and Administrator Default” in this prospectus.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance.  Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions.  These requirements are generally inapplicable to FFELP loans, but in certain circumstances, a trust may be liable for certain violations of consumer protection laws that may apply to the student loans, either as assignee or as the party directly responsible for obligations arising after the transfer.  For a discussion of a trust’s rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see “The Transfer and Servicing Agreements—Sale of Student Loans; Representations and Warranties” and “—Master Servicer Covenants” in this prospectus.

In addition, the so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission, 16 C.R.R. § 433.2, the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, requires lenders to include language in loan documents that waives the holder in due course defenses, which could have the effect of subjecting a lender (and specified creditors and their assignees, including a trust) in a consumer credit transaction to all claims and defenses that the borrower in the transaction could assert against the seller of the related goods or services (in this case, the related school as a seller of educational services).

Certain litigation has arisen under which the related borrowers of student loans have asserted that the “Holder-in-Due-Course” Rule applies to student loans made by lenders in instances where the related educational institution (the seller of educational services) went out of business before the completion of such borrowers’ education.  The borrowers are asserting this even when the waiver language was not included in the related promissory notes.  Beginning in 2005, KBNA has included “Holder-in-Due-Course” waiver language in the promissory notes related to certain group II student loans.  As a result, the “Holder-in-Due Course” Rule would apply with respect to such group II student loans, alleviating the need for a borrower to prove that the “Holder-In-Due Course” Rule should apply.  The result of finding the “Holder-in-Due-Course” Rule to be applicable to these borrowers is that the number of defenses available to such borrowers to challenge their obligation to repay the lender is increased.

These borrowers argue that since the applicable schools did not provide the borrowers with the educational services they contracted for using the related student loan proceeds, they claim that they should be able to raise as a defense to a claim for payment by the lender all defenses or claims they have against the school, including but not limited to failure of consideration (i.e.  the failure to provide the contracted educational services).  If a borrower is successful in his or her claims, and if the related student loan is included in the related trust, the trust may not be able to require repayment from the borrower and given that the related educational institution no longer exists, it is likely that the trust would suffer a realized loss on that student loan.

Failure to Comply with Third Party Servicer Regulations May Adversely Affect Loan Servicing

The Secretary of Education has defined a third party servicer at 34 C.F.R. 668.2 and specified requirements for third party servicers and lenders of FFELP loans.  These regulations, among other things, establish requirements governing contracts between holders of FFELP loans and third party servicers, establish standards of administrative and financial responsibility for third party servicers that administer any aspect of a guaranty agency’s or lender’s participation in the FFELP and establish sanctions for third party servicers.

Under these regulations, a third party servicer (such as one of the sub-servicers) is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from the servicer’s violation of applicable requirements.  Also, if the servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other FFELP requirements, the regulations authorize the Department of Education to fine the servicer and/or limit, suspend, or terminate the servicer’s eligibility to contract to service FFELP loans.  The effect of this type of limitation or termination on the servicer’s eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear.  We can give you no assurance that a sub-servicer will not be fined or held liable by the Department of Education for liabilities arising out of its FFELP activities for the master servicer or other client lenders, or that its eligibility will not be limited, suspended, or terminated in the future.  If a sub-servicer were fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the FFELP loans and to satisfy its obligation to purchase FFELP loans with respect to which it breaches its representations, warranties or covenants under its related sub-servicing agreement could be adversely affected.  However, in the event of a termination of eligibility, each sub-servicing agreement will provide for the removal of the applicable sub-servicer and the appointment of a successor sub-servicer.

Bankruptcy Considerations

Effective for bankruptcy actions commenced on or after October 8, 1998, FFELP loans are generally not dischargeable by a borrower in bankruptcy pursuant to the United States Bankruptcy Code, as amended, as codified in 11 U.S.C.  §§101-1330 (or Bankruptcy Code), unless excepting such debt from discharge will impose an undue hardship on the debtor and the debtor’s dependents.  Private student loans are also generally not dischargeable in bankruptcy under the Bankruptcy Abuse Prevention and Consumer Protection Act of 2005, set forth in P.L. 109-8, which became effective October 17, 2005 (the “2005 Bankruptcy Act Revisions”).  The 2005 Bankruptcy Act Revisions expanded the existing prohibition of non-dischargeability applicable to private loans made under any program funded in whole or in part by a governmental unit or a non-profit institution and applied it to any other education loan that is a qualified education loan under section 221(d)(1) of the Internal Revenue Code of 1986.  Undue hardship remains an exception to non-dischargeability under the 2005 Bankruptcy Act Revisions.

Other Applicable Legislation

Emergency Student Loan Consolidation Act of 1997.  On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997 (P.L. No.  105-78), which made significant changes to the Federal Consolidation Loan Program.  These changes included:

·

providing that federal direct student loans are eligible to be included in a federal consolidation loan;

·

changing the borrower interest rate on new federal consolidation loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum);

·

providing that the portion of a federal consolidation loan that is comprised of subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and

·

establishing prohibitions against various forms of discrimination in the making of federal consolidation loans.

Except for the last of the above changes, all of these provisions expired on September 30, 1998.  The combination of the change to a variable rate and the 8.25% interest cap reduced the lender’s yield in most cases below the rate that would have been applicable under the previous weighted average formula.

1997 Budget Reconciliation Act.  In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Higher Education Act that impact the FFELP.  These provisions include, among other things, requiring federal guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by federal guarantors and a continuation of the administrative cost allowance payable to federal guarantors (which is a fee paid to federal guarantors equal to 0.85% of new loans guaranteed).

Student Loan Provisions in the Intermodal Surface Transportation Efficiency Act of 1998.  On May 22, 1998, Congress passed, and on June 9, 1998, President Clinton signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 (P.L.  No.  105-178) that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998.  For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans was reduced to a rate of 91-day Treasury Bill rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%.  As described below, the formula for special allowance payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill rate plus 2.80% (2.20% during school, grace and deferment).

1998 Reauthorization Bill.  On October 7, 1998, President Clinton signed into law the 1998 Reauthorization Bill, which enacted significant reforms in FFELP.  The major provisions of the 1998 Reauthorization Bill include the following:

·

All references to a “transition” to full implementation of the Federal Direct Student Loan Program were deleted from the FFELP statute.

·

Guarantor reserve funds were restructured so that federal guarantors are provided with additional flexibility in choosing how to spend certain funds they receive.

·

Additional recall of reserve funds by the Secretary of Education was mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007.  However, certain minimum reserve levels were protected from recall.

·

The administrative cost allowance was replaced by two (2) new payments, a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans.

·

The percentage of collections on defaulted student loans a federal guarantor is permitted to retain was reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the student loan.

·

Federal reinsurance provided to federal guarantors was reduced from 98% to 95% for student loans first disbursed on or after October 1, 1998.

·

The delinquency period required for a loan to be declared in default was increased from 180 days to 240 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

·

Federal consolidation loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%.  When the 91-day Treasury Bill rate plus 3.1% exceeds the borrower’s interest rate, special allowance payments are made to make up the difference.

·

The lender-paid offset fee on federal consolidation loans of 1.05% was reduced to .62% for loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

·

Lenders were required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after that date outstanding loans under FFELP totaling more than $30,000, under these extended schedules the repayment period may extend up to 25 years subject to certain minimum repayment amounts.

·

The Secretary of Education was authorized to enter into six (6) voluntary flexible agreements with federal guarantors under which various statutory and regulatory provisions can be waived.

·

Federal consolidation loan lending restrictions were revised to allow lenders who do not hold one of the borrower’s underlying FFELP loans to issue a federal consolidation loan to a borrower whose underlying FFELP loans are held by multiple holders.

·

Inducement restrictions were revised to permit federal guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary of Education under the Federal Direct Student Loan Program.

·

The Secretary of Education was required to pay off student loan amounts owed by borrowers due to failure of the borrower’s school to make a tuition refund allocable to the student loan.

·

Discharge of FFELP and certain other student loans in bankruptcy was limited to cases of undue hardship regardless of whether the student loan has been due for more than seven (7) years prior to the bankruptcy filing.

Departments of Labor, Health and Human Services, and Education, and Related Agencies Appropriations Act, 2001.  On December 21, 2000, former President Clinton signed into law the Departments of Labor, Health and Human Services, and Education, and Related Agencies Appropriations Act, 2001 (P.L. No.  106-554) (or Consolidated Appropriations Act).  In response to the Department of Treasury’s announced intention to discontinue auctions of new 52-week Treasury Bills, the Consolidated Appropriations Act amended the Higher Education Act to tie the calculation of interest rates on variable rate SLS and PLUS Loans for periods beginning on or after July 1, 2001 to the weekly average 1-year constant maturity Treasury yield.

Electronic Signatures in Global and National Commerce Act.    The Electronic Signatures in Global and National Commerce Act (P.L.  106-229), commonly referred to as the “E-Sign Act,” became law on June 30, 2000.  The E-Sign Act generally covers all transactions and related records required to be in writing.  Under the E-Sign Act, FFELP guaranty agencies, lenders, schools and borrowers are authorized to use electronic records and electronic signatures in lieu of traditional paper records and handwritten signatures.  This authority took effect June 30, 2001.  In April 2001, the Department of Education issued standards for electronic signatures in electronic student loan transactions.  In these standards, the Department of Education stated that a lender or holder whose processes for electronic signatures and related electronic records satisfy the standards will be protected from the loss of Federal benefits on a student loan if the student loan is determined to be legally unenforceable by a court based solely on the processes used for the electronic signature or related records.

2002 Student Loan Interest Rate Legislation.  On February 8, 2002, President Bush signed legislation (P.L. No.  107-139) that extends currently applicable borrower interest rates for Stafford and PLUS Loans until loans disbursed on or after July 1, 2006.  The legislation establishes a fixed borrower interest rate of 6.8 % on Subsidized Stafford Loans and Unsubsidized Stafford Loans made on or after July 1, 2006 and a fixed borrower interest rate of 7.9% on PLUS Loans made on or after July 1, 2006.  The legislation also provides that as of July 1, 2006, a lender would not receive a special allowance payment on a PLUS Loan until the 3-month commercial paper rate plus 2.64% exceeds 9.0%.

Higher Education Extension Act of 2004.  President Bush signed the Higher Education Extension Act of 2004, P.L. 108-366, on October 25, 2004.  The legislation extended the Higher Education Act without change through September 30, 2005.

The Taxpayer Teacher Protection Act of 2004.  On October 30, 2004, President Bush signed the Taxpayer-Teacher Protection Act of 2004, P.L. 108-409.  The bill certain special allowance payments to holders of student loans financed through tax-exempt bond estates created prior to October 1, 1993.  The bill also increased to $17,500 the maximum amount of loan forgiveness for qualifying teachers under the FFELP and Direct Loan programs.  Sets a quarterly rate of special allowance for holders of loans that meet certain criteria.

Higher Education Extension Act of 2005.  President Bush signed the Higher Education Extension Act of 2005, P.L. 109-81, on September 30, 2005.  The legislation extended the Higher Education Act through December 31, 2005.

Second Higher Education Extension Act of 2005.  President Bush signed the Second Higher Education Extension Act of 2005, P.L. 109-150, on December 30, 2005.  The legislation extended the Higher Education Act through March 30, 2006.  The bill also extended the increased teacher loan forgiveness amounts enacted as part of P.L. 108-409 through June 30, 2007.

Higher Education Extension Act of 2006.  President Bush signed the Higher Education Extension Act of 2006, P.L. 109-212, on April 1, 2006.  The legislation extended the Higher Education Act through June 30, 2006.

Deficit Reduction Act of 2005.  President Bush signed the Deficit Reduction Act, P.L. 109-171, on February 8, 2006.  The provisions of Title VII, Subpart A of the bill are commonly referred to as the Higher Education Reconciliation Act of 2005.  This legislation included the following major provisions that:

·

extends through September 30, 2012 of the authority for the making and insuring of FFELP and Direct Loans;

·

increases, beginning July 1, 2007, Stafford Loan limits for first-year students from $2,625 to $3,500 and second-year students from $3,500 to $4,500 and the annual unsubsidized Stafford Loan limit from $10,000 to $12,000 for graduate and professional students;

·

reduces insurance paid to holders of FFELP loans from 98% to 97% for loans for which the first disbursement is made on or after July 1, 2006;

·

reduces the reimbursement on claims made by entities designated by the Department of Education as “exceptional performers” from 100% to 99% for all claims filed on or after July 1, 2006, regardless of when the loan was made or the default occurred;

·

requires payment by lenders of any interest paid by borrowers on student loans first disbursed on or after April 1, 2006 that exceeds the special allowance support level applicable to the loan to the Department of Education;

·

provides, for loans with a first disbursement made on or after July 1, 2001, new deferment eligibility for up to three years for a borrower who is serving on active duty during a war or other military operation or national emergency, or performing qualifying National Guard duty during a war or other military operation or national emergency;

·

increases the borrower interest rate on FFELP PLUS loans for which the first disbursement is made on or after July 1, 2006 from 7.9% to 8.5%;

·

makes math, science, and special education teachers, with loans disbursed on or after October 1, 1998, eligible for increased loan forgiveness up to $17,5000;

·

provides that graduate an professional students are eligible to borrow PLUS loans certified in the FFELP program or originated in the Direct Loan program on or after July 1, 2006;

·

eliminates in-school loan consolidation on or after July 1, 2006;

·

eliminates the ability of borrowers to receive a second consolidation loan after receiving a consolidation loan on or after July 1, 2006, except in certain situations; and

·

requires guarantors to deposit a 1% default fee in the Federal Reserve Fund for Stafford and PLUS loans with a first disbursement on or after July 1, 2006.

Emergency Supplemental Appropriations Act for Defense, the Global War on Terror, and Hurricane Recovery, 2006.  On June 15, 2006, President Bush signed the Emergency Supplemental Appropriations Act for Defense, the Global War on Terror, and Hurricane Recovery, 2006, P.L. 109-234.  The bill repealed a provision in the Higher Education Act commonly known as the “single holder rule” that limited borrowers of FFELP loans held by a single holder to consolidating their loans with that holder in most instances.  The bill also modified qualifications for FFELP borrowers to consolidate their loans with the Direct Loan program.

Second Higher Education Extension Act of 2006.   President Bush signed the Second Higher Education Extension Act of 2006, P.L. 109-238, on June 30, 2006.  The legislation extends the Higher Education Act through September 30, 2006.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates.  Thompson Hine LLP, federal tax counsel to the trusts, has reviewed this discussion with respect to federal income tax matters and is of the opinion that the descriptions of the law and legal conclusions contained in this prospectus are correct in all material respects and the discussions in this prospectus fairly summarize the federal income tax considerations that are likely to be material to noteholders and certificateholders.  The discussion is intended as an explanatory discussion of the possible effects of certain federal income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder’s specific tax circumstances that would be provided by a holder’s own tax advisor.  For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities.  Also, any discussion regarding the notes is limited to the federal income tax consequences of the initial noteholders and not a purchaser in the secondary market.  Furthermore, there are no cases or Internal Revenue Service (or IRS) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates.  As a result, the IRS may disagree with all or a part of the discussion below.  Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

With respect to federal tax matters, the following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (or the Code), the Treasury Regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each trust will be provided with an opinion of federal tax counsel regarding certain federal income tax matters discussed below, which opinion will be filed with the Commission on a Form 8-K prior to the sale of the securities issued by that trust.  An opinion of federal tax counsel, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  For purposes of the following discussion, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust.  Each prospective investor should consult with its tax advisor as to the federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of securities specific to that prospective investor.

FEDERAL TAX CONSEQUENCES FOR TRUSTS
FOR WHICH A PARTNERSHIP ELECTION IS MADE

Tax Characterization of the Trust

Federal tax counsel will deliver its opinion that the trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.  There is, however, no specific authority with respect to the characterization for federal income tax purposes of securities having the same terms as the notes and the certificates.

Possible Alternative Treatment of the Trust.  If, contrary to the opinion of federal tax counsel, the trust were taxable for federal income tax purposes as a corporation, the income from the student loans (reduced by deductions, possibly including interest on the notes) would be subject to federal income tax at corporate income tax rates, which could materially reduce or eliminate the cash that would otherwise be available to make payments on the notes and the certificates (and the certificateholders could be liable for any tax that is unpaid by the trust).

Tax Consequences to Noteholders

Treatment of the Notes as Indebtedness.  Federal tax counsel will deliver an opinion to the trust that the notes will be classified as debt for federal income tax purposes.  The seller or the depositor, as applicable, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.  The discussion below assumes this characterization of the notes is correct.

Original Issue Discount.  The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the interest formula for the notes meets the requirements for “qualified stated interest” under the Treasury Department’s OID Regulations relating to original issue discount (or OID), and that any OID on the notes (i.e., any excess of the stated redemption price at maturity of the notes, generally the principal amount of the notes, over their issue price) is less than a de minimis amount (i.e., 0.25% of their principal amount multiplied by the weighted number of full years included in their term), all within the meaning of the OID Regulations.  If these conditions are not satisfied with respect to any given series of notes, additional federal income tax considerations with respect to those notes will be disclosed in the related prospectus supplement.

Interest Income on the Notes.  The stated interest on the notes will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting.  Based on the above assumptions, the notes will not be considered issued with OID.  However, because of limitations on the payment of interest on the notes to the extent of the trust’s having insufficient Available Funds, the IRS may contend that the notes should be treated as having been issued with OID.  In this case, noteholders (regardless of whether they otherwise use the cash or accrual method of accounting) would be required to include interest on the notes in taxable income on a constant-yield accrual basis.  However, until the IRS determines otherwise, the trust intends to take the position that the notes are not issued with OID.

Under the OID Regulations, a holder of a note that was issued with a de minimis amount of OID must include this OID generally in income, on a pro rata basis, as principal payments are made on the note.  Alternatively, a noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant-yield method.  A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

Sale or Other Disposition.  If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note.  The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by that noteholder with respect to that note.  Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Any such gain or loss would be long-term capital gain or loss if the noteholder’s holding period exceeded one year.  Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Foreign Holders.  Interest paid (or accrued) to a noteholder who is a foreign person (a nonresident alien, foreign corporation or other person that is not a United States person as defined in the Code and the Treasury Regulations under the Code) generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding tax, provided, that

·

the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person

·

the foreign person is not actually or constructively a “10 percent shareholder” of the trust or the seller or the depositor, as applicable (including a holder of 10% of the outstanding certificates), or a “controlled foreign corporation” with respect to which the trust or the seller or the depositor, as applicable, is a “related person” within the meaning of the Code, and

·

the foreign person provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or other successor form), signed under penalty of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address.

In the case of a note held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, the financial institution:

·

files with the withholding agent a statement that it has received the Form W-8BEN or other successor form from the holder and furnishes the withholding agent with a copy thereof, or

·

files Form W-8IMY and has entered into an agreement with the IRS to be treated as a qualified intermediary.

For purposes of the certification requirements, the beneficial owners of payments on a note are those persons that, under United States tax principles, are the taxpayers with respect to which such payments, rather than persons such as nominees or agents legally entitled to such payments.

With respect to notes held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership will generally be required to provide a Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner.  With respect to a note held by a United States partnership, payments on the note are treated as payments to a United States payee, even if the partnership has one or more foreign partners.

Prospective investors, including foreign partnerships and their partners, should consult their tax advisers regarding possible additional reporting requirements.

If this interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that (x) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (y) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement on Form W-8ECI), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.  Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate setting forth the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a nonexempt noteholder fail to provide the required certification, the related trust will be required to withhold 28% through 2010 and 31% thereafter of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of federal tax counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust.  If so treated, the trust might be treated as a publicly traded partnership but it would not be taxable as a corporation because it would meet certain qualifying income tests.

Nonetheless, even if the trust were not taxable as a corporation, the treatment of notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders of those notes.  For example, income from certain classes of notes to certain tax-exempt entities (including pension funds) might be “unrelated business taxable income,” income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.  Furthermore, this characterization could subject noteholders to state or local taxation in jurisdictions in which they are not currently subject to tax.  If one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described below under “Federal Tax Consequences For Trusts For Which a Partnership Election is Made—Tax Consequences to Certificateholders” would generally apply to the holders of those notes.

Tax Consequences to Certificateholders

The following discussion only applies to a trust which issues one or more classes of certificates and assumes that all payments on the certificates are denominated in U.S. dollars, that a series of securities includes a single class of certificates and that the certificates are sold to both the seller or the depositor, as applicable, and to persons other than the seller or the depositor, as applicable.  If these conditions are not satisfied with respect to any given series of certificates, any additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Classification as a Partnership

Treatment of the Trust as a Partnership.  The seller or the depositor, as applicable, and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the seller or the depositor, as applicable, both in its capacity as owner of certificates and as recipient of distributions from the reserve account, if any), and the notes being debt of the partnership.  There is, however, no specific authority with respect to the proper characterization of the arrangement involving the trust, the certificateholders, the noteholders, the seller or the depositor, as applicable, and the master servicer.

Under the provisions of Subchapter K of the Code, a partnership is not considered a separate taxable entity.  Instead, partnership income is allocated to each of the partners and taxed in each partner’s hands.  The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest.

Partnership Taxation.  As a partnership, the trust will not be subject to federal income tax.  Rather, each certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the trust.  The trust’s income will consist primarily of interest and finance charges earned on the student loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related trust Accounts and any gain upon collection or disposition of student loans.  The trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of student loans.

Guaranteed Payments.  Under the trust agreement, payments on the certificates at the pass-through rate (including accruals on amounts previously due on the certificates but not yet distributed) will be treated as “guaranteed payments” under Section 707(c) of the Code.  Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and ordinary income to the certificateholders.  The trust will have a calendar year and will deduct the guaranteed payments under the accrual method of accounting.  Certificateholders with a calendar tax year are required to include the payments in income in their taxable year that corresponds to the year in which the trust deducts the payments, and the certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31st of the year in which the trust deducts the payments.  It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

Allocation of Tax Items.  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Regulations and the partnership agreement (here, the trust agreement and related documents).  The trust agreement will provide, in general, that in addition to the guaranteed payments described above, the certificateholders will be allocated the following tax items of the trust for each interest period:

·

any trust income attributable to discount on the student loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

·

any trust expense attributable to the amortization by the trust of premium on student loans that corresponds to any excess of the issue price of certificates over their principal amount; and

·

all other amounts of income payable to the certificateholders for that interest period.

All remaining taxable income of the trust will be allocated to the seller or the depositor, as applicable.  Losses will generally be allocated in the manner in which they are borne.  Based on the economic arrangement of the parties, this approach for allocating trust tax items should be permissible under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders.  Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire amount of interest accruing on the certificates for an interest period, based on the pass-through rate plus the other items described above, even though the trust might not make (or have sufficient cash to make) current cash distributions of such amount.  Thus, cash basis holders will, in effect, be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes.  In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

Also, all of the guaranteed payments and the taxable income allocated to a certificateholder that is a tax-exempt entity may constitute “unrelated business taxable income,” which, under the Code, is generally taxable to such a holder despite the holder’s tax exempt status.

An individual taxpayer’s share of expenses of the trust (including fees to the master servicer but not interest expenses) are miscellaneous itemized deductions which are deductible only to the extent they exceed two percent of the individual’s adjusted gross income (and not at all for alternative minimum tax purposes).  Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.  These deductions may also be subject to reduction under Section 68 of the Code if an individual taxpayer’s adjusted gross income exceeds certain limits.

The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis.  If the IRS were to require that these calculations be made separately for each of the student loans, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

Computation of Income.  Taxable income of the trust will be computed at the trust level and the portion allocated to the certificateholders will be allocated to them pro rata.  Consequently, the method of accounting for taxable income will be chosen by, and any elections (such as those described below with respect to the market discount rules) will be made by the trust rather than the certificateholders.  The trust intends, to the extent possible, to (x) have the taxable income of the trust computed under the accrual method of accounting and (y) adopt a calendar-year taxable year for computing the taxable income of the trust.  The tax year of the trust, however, is generally determined by reference to the tax years of the certificateholders.  An owner of a certificate is required to include its pro rata share of trust income for a taxable year as determined by the trust in such certificateholder’s gross income for its taxable year in which the taxable year of the trust ends.

Section 708 Termination.  Under Section 708 of the Code, if 50% or more of the outstanding interests in the trust are sold or exchanged within any 12-month period, the trust will be deemed to terminate and then be reconstituted for federal income tax purposes.  If a termination occurs, the trust will be considered to contribute all of its assets and liabilities to the trust, as a new partnership, for an interest in the new partnership; and immediately thereafter, the trust, as the former partnership, will be considered to distribute interests in the new partnership to the certificateholders in proportion to their respective interests in the former partnership in liquidation of the former partnership.  If a sale of the certificates terminates the trust under Section 708 of the Code, a certificateholder’s basis in its ownership interest would not change.  The trust’s taxable year would also terminate as a result of a constructive termination and, if the certificateholder’s taxable year is different from the trust’s, the termination could result in the “bunching” of more than 12 month’s income or loss of the trust in such certificateholder’s income tax return for the year in which the trust was deemed to terminate.  A liquidation of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule.

The trust will not comply with certain technical requirements that might apply if a constructive termination were to occur.  As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the trust might not be able to comply due to a lack of data.

Discount and Premium.  To the extent that OID, if any, on the student loans exceeds a de minimis amount, the trust would have OID income.  As indicated above, a portion of this OID income may be allocated to the certificateholders.

Also, the purchase price paid by the trust for the student loans may be greater or less than the remaining aggregate principal balances of the student loans at the time of purchase.  If so, the student loans will have been acquired at a premium or discount, as the case may be.  (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust acquires the student loans at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the student loans or to offset any such premium against interest income over the life of the student loans.  As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s adjusted tax basis in the certificates sold.  Any such gain or loss generally would be long-term capital gain or loss if the certificateholder’s holding period exceeded one year.  However, if at the time of sale, the trust holds “unrealized receivables” or “inventory items” (as those terms are defined in Section 751 of the Code), the seller of the certificates will recognize ordinary income (or loss) under Section 751 of the Code equal to the seller’s allocable share of income (or loss) attributable to “unrealized receivables” or “inventory items” that would result from a hypothetical asset sale by the trust.  In this situation, the excess of the amount of capital gain (or loss) that the seller of the certificates would have realized in the absence of Section 751 of the Code over the amount of ordinary income (or loss) that the seller must recognize under Section 751 of the Code will be treated as capital gain (or loss) from the sale of the certificates.  A certificateholder’s adjusted tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to the certificate.  In addition, both the adjusted tax basis in the certificate and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust.  A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of this aggregate adjusted tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the student loans would generally be treated as ordinary income to the holder.  Since the trust will make an election to include market discount, if any, in income currently as it accrues over the life of the student loans, there may be little, if any, unrecognized accrued market discount at the time a certificate is sold.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be allocated among the certificateholders in proportion to the principal amount of certificates owned by each of them as of the close of the last day of such month.  As a result, a purchaser of certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

The use of such a monthly convention may not be permitted by existing laws and regulations.  If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust might be reallocated among the certificateholders.  The seller or the depositor, as applicable, is authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

Section 754 Election.  If a certificateholder sells a certificate at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificate than the selling certificateholder had.  The adjusted tax basis of the trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make this election.  As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.  The eligible lender trustee or owner trustee, as applicable, is required to keep or cause to be kept complete and accurate books of the trust.  The eligible lender trustee or owner trustee, as applicable, will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1.  The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates.  Generally, holders must file tax returns that are consistent with the information returns filed by the trust or be subject to penalties unless the holder timely notifies the IRS of all of these inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held.  This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and taxpayer identification number of the person, (b) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year.  Also, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Exchange Act that holds certificates as a nominee is not required to furnish this information statement to the trust.  The information referred to above for any calendar year must be furnished to the trust on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The seller or the depositor, as applicable, will be designated as “tax matters partner” in the related trust agreement and, as such, will be responsible for representing the certificateholders in certain disputes with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing such return for such year (determined without regard to extensions).  Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust.  An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Foreign Certificateholders.  It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign certificateholders because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.  Accordingly, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold.  The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and at the highest marginal rate set forth in Section 1(c) of the Code for all other foreign holders.  The adoption and publication of Treasury Regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures.

In determining a certificateholder's withholding status, the trust may rely on a valid Form W-8 (e.g., Form W-8BEN) or Form W-9.  A certificateholder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding a certificate on its own behalf may have increased reporting requirements.

With respect to a foreign partnership that is a certificateholder of the trust, such foreign partnership's allocable share of effectively connected taxable income of the trust shall be treated as allocable to the partners of such foreign partnership (as if such partners were directed certificateholders in the trust), to the extent that (i) the foreign partnership provides a valid Form W-8IMY to the trust, and (ii) the trust can reliably associate effectively connected items allocable to the foreign partnership with valid Forms W-8 provided by the foreign partnership which establish the withholding status of the partners in such foreign partnership.  Otherwise, the trust will withhold tax pursuant to Section 1446 of the Code on the foreign partnership’s allocable share of effectively connected taxable income of the trust at a rate equal to the higher of (i) 35% or (ii) the highest marginal rate set forth in Section 1(c) of the Code.

Each foreign certificateholder may be required to file a U.S. individual or corporate income tax return and pay U.S. federal income tax (including in the case of a corporation, the branch profits tax) on its share of the trust’s income.  Each foreign certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the trust in order to assure appropriate crediting of the taxes withheld pursuant to Section 1446 of the Code.

If it were determined that the trust is not engaged in a U.S. trade or business, each foreign certificateholder’s allocable share of trust income generally would not be effectively connected with a U.S. trade or business.  Consequently, each foreign certificateholder generally would not be liable for U.S. federal income tax as described in the immediately preceding paragraphs.  But, instead, each foreign certificateholder likely would be subject to United States federal income tax and withholding tax at a rate of 30 percent on the certificateholder’s share of guaranteed payments (unless reduced or eliminated pursuant to an applicable treaty) because the guaranteed payments likely would be U.S. source income.  A foreign certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust in excess of those that are withheld with respect to guaranteed payments, taking the position that those taxes were not due because the trust was not engaged in a U.S. trade or business.

Each potential foreign certificateholder should consult its tax advisor as to whether the tax consequences of holding a certificate make it an unsuitable investment.

Backup Withholding.  Distributions made on the certificates will be subject to a “backup” withholding tax (at a rate of 28% through 2010 and 31% thereafter) if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.  Proceeds from the sale of certificates may also be subject to “backup” withholding tax.

FEDERAL TAX CONSEQUENCES FOR TRUSTS IN WHICH ALL
CERTIFICATES ARE RETAINED BY THE SELLER, THE DEPOSITOR OR A THIRD PARTY ORIGINATOR

Tax Characterization of the Trust

Federal tax counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the seller, the depositor, a third party transferor of student loans to that trust or an affiliate of any of them, as applicable, will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that no election will be made to treat the trust as a corporation for federal income tax purposes.  In this case, the seller, the depositor, the third party transferor or the applicable affiliate, and the master servicer will agree to treat the trust as a division of the seller, the depositor or the third party transferor, as applicable, for purposes of federal, state and local income and franchise tax and any other tax measured in whole or in part by income; consequently, the trust will be disregarded as an entity separate from the seller, the depositor or the third party transferor, as applicable.

Tax Consequences to Noteholders

Treatment of the Notes as Indebtedness.  As discussed above, federal tax counsel will deliver an opinion to the trust that the notes will be classified as debt for federal income tax purposes.  The seller, the depositor or an affiliate of the seller or the depositor, as applicable, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.  Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described above under “Federal Tax Consequences For Trusts For Which a Partnership Election is Made—Tax Consequences to Noteholders” would apply to the noteholders.

The federal tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s or certificateholder’s particular tax situation.  Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (or ERISA), and/or the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which these plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (collectively referred to as plans) and on persons who are fiduciaries with respect to these plans in connection with the investment of plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.  Accordingly, assets of these plans may be invested in notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan.  In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a plan and persons (generally referred to as parties in interest) who have certain specified relationships to the plan unless a statutory, regulatory or administrative exemption is available.  Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

The Notes

Unless otherwise specified in the related prospectus supplement, the notes of each series may be purchased by a plan.  The trust, any underwriter, the eligible lender trustee or owner trustee, as applicable, the indenture trustee, the master servicer, the administrator, any provider of credit support or any of their affiliates may be considered to be or may become parties in interest with respect to certain plans.  Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a plan with respect to which such persons are parties in interest unless these transactions are subject to one or more statutory or administrative exemptions, such as:

·

Prohibited Transaction Class Exemption (or PTCE) 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”;

·

PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

·

PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

·

PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; or

·

PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager.”

We can give you no assurance that any of these class exemptions will apply with respect to any particular plan investment in notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.  Accordingly, prior to making an investment in the notes, investing plans should determine whether the trust, any underwriter, the eligible lender trustee or owner trustee, as applicable, the indenture trustee, the master servicer, the administrator, or any provider of credit support or any of their affiliates is a party in interest with respect to that plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

The purchaser of notes is deemed to have represented that either: (A) the purchaser is not acquiring the notes directly or indirectly for, or on behalf of, a benefit plan or any entity whose underlying assets are deemed to be plan assets of that benefit plan, or (B) the acquisition and holding of the notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

Any plan fiduciary considering whether to invest in notes on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.  Each plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, considering the overall investment policy of the plan and the composition of the plan’s investment portfolio, as well as whether such investment is permitted under the governing plan instruments.

The Certificates

Unless otherwise specified in the prospectus supplement, the certificates of each series may not be purchased by a benefit plan.  A benefit plan is a plan or any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity.  The purchase of an equity interest in the trust will result in the assets of the trust being deemed assets of a benefit plan for the purposes of ERISA and the Code and certain transactions involving the trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code.  A violation of the “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons.

By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a benefit plan.

If a given series of certificates may be acquired by a benefit plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, such exception will be discussed in the related prospectus supplement.

* * *

A plan fiduciary considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

PLAN OF DISTRIBUTION

On the terms and conditions set forth in an underwriting agreement relating to the notes of a given series and an underwriting agreement relating to the certificates of that series, the seller or the depositor, as applicable, will agree to cause the related trust to sell to the underwriters named in the underwriting agreements and in the related prospectus supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the underwriting agreements and in the related prospectus supplement.

In each of the underwriting agreements relating to any given series of securities, the several underwriters will agree, subject to the terms and conditions of the underwriting agreements, to purchase all the notes and certificates, as the case may be, described therein which are offered by this prospectus and by the related prospectus supplement if any of those notes and certificates, as the case may be, are purchased.

Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the prospectus supplement will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.  After the initial public offering of any notes and certificates, as the case may be, these public offering prices and these concessions may be changed.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the securities.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities.  These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If an underwriter creates a short position in the securities in connection with the offering (i.e., if it sells more securities than are set forth on the cover page of the related prospectus supplement), the underwriter may reduce that short position by purchasing securities in the open market.

An underwriter may also impose a penalty bid on certain underwriters and selling group members.  This means that if the underwriter purchases securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

Neither the seller or the depositor, as applicable, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the securities.  Also, neither the seller or the depositor, as applicable, nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Each underwriting agreement will provide that the seller or the depositor, as applicable, will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

Under each of the underwriting agreements with respect to a given series of securities, the closing of the sale of any class of securities subject to either of those underwriting agreements will be conditioned on the closing of the sale of all other classes subject to either of those underwriting agreements.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL MATTERS

Certain legal matters relating to the securities of any series will be passed upon for the related trust, the seller and/or the depositor, as applicable, the master servicer and the administrator by Forrest F.  Stanley, Esq., Deputy General Counsel and Senior Vice President of KBNA, as counsel for the seller and the depositor, and by Thompson Hine LLP, Ohio.  Certain federal income tax and other matters will be passed upon for the trust by Thompson Hine LLP.

[KEY SYMBOL]

$[                    ]

KeyCorp Student Loan Trust 200  -

Issuer

Key Consumer Receivables LLC

Depositor

Asset-Backed Notes

PROSPECTUS SUPPLEMENT

Joint Lead Managers and Bookrunners

[            ]

[            ]

Co-Manager

[            ]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and base prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.  Until         , 200   (90 days after the date of this prospectus supplement), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required, if requested by a potential investor, to deliver a written copy of this prospectus supplement and base prospectus.  This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and base prospectus, if so requested, when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the offering of the securities being registered herein.  They are estimated as follows:

SEC registration fee	$ 107.00
Legal fees and expenses	*
Accounting fees and expenses	*
Blue Sky fees and expenses	*
Rating agency fees	*
Trustee fees and expenses	*
Indenture Trustee fees and expenses	*
Printing expenses	*
Miscellaneous	*
Total	$ *

______________________

* To be completed by amendment

Item 15.

Indemnification of Directors and Officers

Section 18-108 of the Delaware Limited Liability Company Act, as amended (6 Del.  C.  Section 18-101 et seq.), empowers a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Paragraphs (a), (b) and (c) of Section 19 of the Amended and Restated Limited Liability Company Agreement of Key Consumer Receivables LLC (the “Company” for this Item 15 only) provide as follows:

(a) Neither the Member nor the Special Member nor any Officer, Director, Independent Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 19 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 19 shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19.

For the full text of Section 19 of the Company's Amended and Restated Limited Liability Company Agreement, reference is hereby made to Exhibit 4.3 hereto.

Item 16.

Exhibits

The following exhibits are filed herewith, incorporated by reference or to be filed by amendment:

Exhibit No.	Description of Document
1.1*	Form of Underwriting Agreement for Notes
1.2*	Form of Underwriting Agreement for Certificates
4.1*	Form of Indenture between KeyCorp Student Loan Trust ____-__ (the “Trust”) and the Indenture Trustee (including as exhibits thereto a form of Asset Backed Note
4.2*	Form of Amended and Restated Trust Agreement between Key Consumer Receivables LLC and the Owner Trustee (including as an exhibit thereto a form of Asset Backed Certificate).
4.3†	Amended and Restated Limited Liability Company Agreement of Key Consumer Receivables LLC
5.1***	Opinion of Forrest F. Stanley, Esq. with respect to legality
8.1***	Opinion of Thompson Hine LLP with respect to federal tax matters
10.1*

Form of Sale and Servicing Agreement among KeyBank National

Association (as Seller), Key Consumer Receivables LLC (as Depositor), the Master Servicer (or the Servicers), the Administrator and the Eligible Lender Trustee

10.2*	Form of Administration Agreement among the Administrator, the Trust and the Indenture Trustee
23.1***	Consent of Forrest F. Stanley, Esq. (included as part of Exhibit 5.1)
23.2***	Consent of Thompson Hine LLP (included as part of Exhibit 8.1)
24.1**	Power of Attorney of directors and officers of Key Consumer Receivables LLC
25.1††	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee

___________________
†

Incorporated by reference from Registration Statement file number 333-114367.

*

Filed herewith.

**

Previously filed.

***

To be filed by amendment.

††

to be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.

Item 17.

Undertakings.

(a) As to Rule 415:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (i) paragraphs (a)(1)(A), (a)(1)(B) and (a)(1)(C) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and (ii) paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned or used or referred to by the undersigned;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned or its securities provided by or on behalf of the undersigned; and

(D) Any other communication that is an offer in the offering made by the undersigned to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is relying on Rule 430B of the Securities Act:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial "bona fide" offering thereof.

(c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d)  As to Rule 430A: The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial "bona fide" offering thereof.

(e)  Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939.

The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(f)  The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)  The registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Key Consumer Receivables LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on August 23, 2006.

KEY CONSUMER RECEIVABLES LLC

By:  /s/ Michael W. Dvorak

Michael W. Dvorak

Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated.

SIGNATURE	TITLE
PRINCIPAL EXECUTIVE OFFICER: * Richard L. Vonk	President and Director
PRINCIPAL ACCOUNTING OFFICER: * Michael W. Dvorak	Chief Financial Officer and Director
* Joseph M. Vayda	Director
* Evelyn Echevarria/.	Director

By:  /s/ Forrest F. Stanley

Forrest F. Stanley

Attorney-in-Fact

*

Forrest F. Stanley by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to power of attorney duly executed by such person and previously filed.

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1*	Form of Underwriting Agreement for Notes
1.2*	Form of Underwriting Agreement for Certificates
4.1*	Form of Indenture between KeyCorp Student Loan Trust ____-__ (the “Trust”) and the Indenture Trustee (including as exhibits thereto a form of Asset Backed Note)
4.2*	Form of Amended and Restated Trust Agreement between Key Consumer Receivables LLC and the Owner Trustee (including as an exhibit thereto a form of Asset Backed Certificate)
4.3†	Amended and Restated Limited Liability Company Agreement of Key Consumer Receivables LLC
5.1***	Opinion of Forrest F. Stanley, Esq. with respect to legality
8.1***	Opinion of Thompson Hine LLP with respect to federal tax matters
10.1*

Form of Sale and Servicing Agreement among KeyBank National

Association (as Seller), Key Consumer Receivables LLC (as Depositor), the Master Servicer (or the Servicers), the Administrator and the Eligible Lender Trustee

10.2*	Form of Administration Agreement among the Administrator, the Trust and the Indenture Trustee
23.1***	Consent of Forrest F. Stanley, Esq. (included as part of Exhibit 5.1)
23.2***	Consent of Thompson Hine LLP (included as part of Exhibit 8.1)
24.1**	Power of Attorney of directors and officers of Key Consumer Receivables LLC
25.1††	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee

___________________
†

Incorporated by reference from Registration Statement file number 333-114367.

*

Filed herewith.

**

Previously filed.

***

To be filed by amendment.

††

to be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.